                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (sec.) 240.14a-11(c) or (sec.) 240.14a-12

                                  SYLVAN INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                 Not Applicable
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
        Common Stock, $0.001 par value per share, of Sylvan Inc.
          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
          ----------------------------------------------------------------------

     (5)  Total fee paid:
          ----------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:
          ----------------------------------------------------------------------

     (3)  Filing Party:
          ----------------------------------------------------------------------

     (4)  Date filed:
          ----------------------------------------------------------------------

                                 [SYLVAN LOGO]

                                333 Main Street
                              Saxonburg, PA 16056

                                                                     May 5, 2004

To Our Stockholders:

     You are cordially invited to attend a special meeting of stockholders, including any adjournment or postponement of the special meeting, of Sylvan Inc. ("Sylvan") to be held on June 9, 2004, at the Hyatt Regency (Pittsburgh International Airport), 1111 Airport Boulevard, Pittsburgh, Pennsylvania 15231, at 10:00 a.m.

     At the meeting, you will be asked to consider and vote on a proposal to approve the agreement and plan of merger dated November 16, 2003, as amended as of April 1, 2004 (the "merger agreement") entered into among Sylvan, Snyder Associated Companies, Inc. ("Snyder") and SAC Holding Co. ("Merger Sub"), and the merger contemplated thereby. The merger agreement provides for the merger of Merger Sub with and into Sylvan, with Sylvan continuing as the surviving corporation. Merger Sub is an entity formed by Snyder for purposes of the merger. It is anticipated that, after the merger, Dennis C. Zensen, the president, chief executive officer and chairman of the board of directors of Sylvan, will agree to invest and acquire an approximately 14% equity ownership interest in Sylvan, the surviving corporation in the merger. Mr. Zensen is not obligated contractually or otherwise to make that investment.

     Upon completion of the merger, Sylvan stockholders (other than Merger Sub) will be entitled to receive $12.25 in cash for each share of Sylvan common stock they own. Except for certain persons associated with Snyder whose Sylvan common stock will be contributed to Merger Sub prior to closing and Mr. Zensen, after his anticipated investment in the surviving corporation, existing Sylvan stockholders will no longer be stockholders of Sylvan. Also, each Sylvan stock option granted under any employee stock option or compensation plan or other arrangement will be canceled, and the holders will be entitled to receive, for each option surrendered, an amount in cash determined by multiplying (i) the excess (if any) of $12.25 over the applicable exercise price of the stock option by (ii) the number of shares of common stock the holder could have purchased (assuming full vesting of all options) had the holder of the stock option exercised the option in full immediately prior to the effectiveness of the merger.

     Our Board of Directors, acting on the unanimous recommendation of the Special Committee of independent directors, has adopted and approved the merger agreement and approved the proposed merger and recommends that you vote "FOR" approval of the merger agreement and approval of the merger. In arriving at its recommendation, our Board of Directors gave careful consideration to a number of factors described in the accompanying proxy statement, including the written opinions of Lane, Berry & Co. International, LLC and Morgan Joseph & Co. Inc. stating that the $12.25 per share to be received by you for each share of Sylvan common stock as a result of the merger is fair from a financial point of view.

     The affirmative vote of the majority of all of the outstanding shares of Sylvan common stock, including those beneficially owned by Snyder, Merger Sub and Dennis C. Zensen, whether in person or by proxy, is required to approve the merger agreement and the merger. Snyder, Merger Sub and their respective controlling persons, together with Mr. Zensen, beneficially own approximately 25.4% of the outstanding shares of common stock, all of which will be voted in favor of the merger agreement and the proposed merger. In addition, a group of entities controlled by one of our directors, Nelson Obus, which owns approximately 20.8% of the outstanding shares of common stock, has agreed to vote their shares in favor of the merger agreement and the proposed merger. All of our other directors and executive officers, who collectively own less than 1% of our outstanding common stock, have also indicated that they intend to vote in favor of the merger agreement and proposed merger.

     Because we need the affirmative vote of the majority of the outstanding shares of Sylvan common stock to approve the merger agreement and the proposed merger, if you fail to vote your shares it will have the same effect as a vote against the proposal. If you return a signed proxy card but do not provide voting instructions, the persons named as proxies on the proxy card will vote "FOR" approval of the merger agreement and the merger.

     The enclosed proxy statement explains the proposed merger and provides specific information concerning the special meeting. It also includes copies of the merger agreement and the written opinions of Lane Berry and Morgan Joseph. We urge you to read all of these materials carefully.

     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND RETURN YOUR PROXY AS SOON AS POSSIBLE IN THE ENCLOSED, POSTAGE PREPAID (IF MAILED WITHIN THE UNITED STATES) SELF-ADDRESSED RETURN ENVELOPE, OR VOTE IN ONE OF THE OTHER PERMITTED METHODS, PRIOR TO THE MEETING SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. RETURNING THE PROXY OR VOTING IN ONE OF THE OTHER METHODS DOES NOT DEPRIVE YOU OF YOUR RIGHT TO ATTEND THE MEETING AND TO VOTE YOUR SHARES IN PERSON.

     We hope to see you at the meeting.

                                          Sincerely yours,

                                          LOGO
                                          Dennis C. Zensen
                                          Chairman, President & CEO
                                          Sylvan Inc.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION, OR PASSED UPON THE MERITS OR FAIRNESS OF THIS TRANSACTION, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE ENCLOSED PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  This proxy statement is first being mailed to stockholders of Sylvan Inc. on
                                 May 10, 2004.

                                  SYLVAN INC.
                                333 MAIN STREET
                              SAXONBURG, PA 16056

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 9, 2004

To Our Stockholders:

     Notice is hereby given that the Board of Directors of Sylvan has called a special meeting of stockholders of Sylvan Inc. The details of the meeting are as follows:

PLACE:   Hyatt Regency (Pittsburgh International Airport)
         1111 Airport Boulevard
         Pittsburgh, Pennsylvania 15231
DATE:    June 9, 2004
TIME:    10:00 a.m.

     The purposes of the special meeting are to:

          1. Consider and vote on a proposal to approve the agreement and plan of merger dated November 16, 2003, as amended as of April 1, 2004, among Sylvan Inc. ("Sylvan"), Snyder Associated Companies, Inc. and SAC Holding Co. ("Merger Sub"), pursuant to which Merger Sub will be merged with and into Sylvan, and to approve the merger contemplated by the merger agreement, as amended.

          2. Transact such other business as may properly come before the special meeting.

     The Board of Directors has fixed the close of business on April 12, 2004 as the record date for the special meeting. Accordingly, only holders of record of Sylvan common stock as of the close of business on that date will be entitled to notice of and to vote at the special meeting and any adjournments or postponements of that meeting. If your shares are held of record through a bank, broker or other nominee, you will be required to follow the instructions you receive from it regarding how to vote your shares. A form of proxy and a proxy statement containing more detailed information with respect to matters to be considered at the special meeting accompany and form a part of this notice.

     Your vote is very important. You may vote in any of the following manners:
(a) over the Internet at the address shown on your proxy card; (b) by telephone using the number shown on your proxy card; (c) by completing, signing, dating and returning the enclosed proxy card; or (d) by attending the meeting and voting your shares in person. Even if you plan to attend the meeting, we encourage you to vote your shares by one of the first three methods. Prior to being voted, your proxy may be withdrawn in the manner described in the attached proxy statement.

                                          By Order of the Board of Directors,

                                        LOGO
                                          Fred Y. Bennitt
                                          Secretary

Saxonburg, Pennsylvania
May 5, 2004

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SUMMARY TERM SHEET..........................................    1
  Transaction Participants..................................    1
     Sylvan.................................................    1
     Snyder.................................................    1
     Merger Sub.............................................    1
     Dennis C. Zensen.......................................    2
  Executive Officers and Directors of the Parties...........    2
     Sylvan.................................................    2
     Snyder Associated Companies, Inc. .....................    2
     SAC Holding Co. .......................................    2
  The Merger................................................    2
  Consequences of the Merger................................    3
  Vote Required.............................................    3
  Voting Agreement with Wynnefield Group....................    3
  Recommendations of the Sylvan Board of Directors..........    3
  The Snyder Entities' Position as to the Fairness of the
     Merger.................................................    4
  Dennis C. Zensen's Position as to the Fairness of the
     Merger.................................................    4
  Purpose of the Merger; Certain Effects of the Merger......    4
  Background of the Merger..................................    4
  The Snyder Entities' Reasons for the Merger...............    4
  Dennis C. Zensen's Reasons for the Merger.................    5
  No Dissenters' or Appraisal Rights........................    5
  Fairness Opinions.........................................    5
  Interests of Certain Persons in the Merger................    5
  Conditions to the Merger..................................    6
  Termination of the Merger Agreement.......................    6
  Termination Fees..........................................    6
  Material Federal Income Tax Consequences..................    7
  Pre-Merger Structure Diagram..............................    8
  Transactions Occurring Prior to Merger Involving Merger
     Sub Diagram............................................    9
  Merger Diagram............................................   10
  Post-Merger Diagram.......................................   11
QUESTIONS AND ANSWERS ABOUT THE MERGER......................   11
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING.............   13
WHO CAN HELP ANSWER YOUR QUESTIONS..........................   14
FORWARD-LOOKING AND CAUTIONARY STATEMENTS...................   14
SPECIAL FACTORS.............................................   15
  Background of the Merger..................................   15
  Purpose and Reasons for the Merger; Fairness of the
     Merger.................................................   25
     Determinations and Recommendations of the Special
      Committee and Sylvan Board of Directors; Fairness of
      the Merger............................................   25
     Determinations and Recommendations of the Board of
      Directors.............................................   28
     Sylvan's Reasons for the Merger........................   29
     The Snyder Entities' Position as to the Fairness of the
      Merger................................................   30
     The Snyder Entities' Reasons for the Merger............   32
     Dennis C. Zensen's Position as to the Fairness of the
      Merger................................................   33
     Dennis C. Zensen's Reasons for the Merger..............   34

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                              PAGE
                                                              ----
  Opinions of the Financial Advisors for the Special
     Committee..............................................   35
     Lane, Berry & Co. International, LLC...................   35
     Morgan Joseph & Co. Inc................................   40
  Unaudited Financial Projections...........................   44
     Important Information About the Projections............   44
  Interests of Certain Persons in the Merger................   46
     Directors and Executive Officers of the Surviving
      Corporation...........................................   46
     Indemnification........................................   46
     Change in Control Considerations.......................   46
     Merger Consideration to be Received by Our Officers and
      Directors.............................................   48
     Option Vesting.........................................   48
     Voting Agreement with Wynnefield Group.................   49
     Agreement with Wynnefield Group Regarding Annual
      Meeting...............................................   49
     Employment and Benefits................................   49
     Equity Ownership in Surviving Corporation..............   49
     Stockholders Agreement.................................   50
  Certain Benefit Plans.....................................   50
     Treatment of Existing Options..........................   50
  Indemnification and Insurance.............................   51
  Consequences of the Merger................................   51
  Plans for Sylvan After the Merger.........................   54
  Plans for Sylvan if the Merger is Not Completed...........   55
  Material Federal Income Tax Consequences..................   55
     Treatment of Holders of Common Stock (other than Merger
      Sub, Continuing Stockholders and Dennis C. Zensen)....   56
     Backup Withholding.....................................   56
     Treatment of Continuing Stockholders...................   56
     Treatment of Sylvan and Snyder.........................   57
     Treatment of Merger Sub................................   57
     Treatment of Dennis C. Zensen..........................   57
  Source and Amount of Funds; Financing for the Merger......   57
     Snyder Loans to Merger Sub.............................   59
     Snyder Line of Credit..................................   60
  Fees and Expenses.........................................   61
  Regulatory Requirements...................................   62
  Provisions for Unaffiliated Securityholders...............   62
INFORMATION CONCERNING THE SPECIAL MEETING..................   62
  Time; Place; and Purpose..................................   62
  Record Date; Voting Rights................................   62
  Voting Procedures; Vote Required..........................   62
     Voting by Proxy........................................   63
     Telephone and Internet Voting..........................   63
     Revoking Your Proxy....................................   63
     Assistance with Your Proxy.............................   63
     Voting at the Special Meeting..........................   63
     How Shares are Voted...................................   63
     Vote Required..........................................   63

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                              PAGE
                                                              ----
  Proxy Solicitation........................................   63
  Annual Meeting of Stockholders............................   64
THE MERGER AGREEMENT........................................   64
  The Merger................................................   64
  Time of Closing...........................................   64
  Exchange and Payment Procedures...........................   64
  Transfers of Shares.......................................   65
  Treatment of Stock Options................................   65
  Representations and Warranties............................   65
  Covenants of Sylvan.......................................   66
     Interim Conduct of Sylvan's Business...................   66
     No Solicitation........................................   67
     Covenants Relating to the Special Meeting and Proxy
      Materials.............................................   67
  Covenants of Snyder.......................................   68
     Obligations of Merger Sub..............................   68
     Voting of Shares.......................................   68
     Indemnification of and Insurance for Sylvan's Directors
      and Officers..........................................   68
  Additional Agreements.....................................   68
  Conditions -- Mutual Closing Conditions...................   68
  Additional Closing Conditions for Snyder's and Merger
     Sub's Benefit..........................................   69
  Additional Closing Conditions for Sylvan's Benefit........   69
  Termination of the Merger Agreement.......................   69
  Termination Fees..........................................   70
  Expenses..................................................   71
  Amendments; Waivers.......................................   71
VOTING AGREEMENT WITH WYNNEFIELD GROUP......................   71
  Scope of Voting Agreement.................................   71
  Representations and Warranties............................   71
  Voting; Proxy.............................................   72
  Prohibition on Transfer of Shares.........................   72
  No Solicitation...........................................   72
  Profit Sharing and Put Right..............................   72
  Reimbursement of Legal Expenses...........................   72
  Termination of the Voting Agreement.......................   72
AGREEMENT WITH WYNNEFIELD CAPITAL REGARDING ANNUAL
  MEETING...................................................   73
STOCK PURCHASE AGREEMENT AMONG STEEL PARTNERS, MERGER SUB
  AND SNYDER................................................   73
  Scope of Stock Purchase Agreement.........................   73
  Representations and Warranties............................   73
  Indemnification...........................................   73
  Recoupment Right..........................................   73
  Expenses..................................................   74
CERTAIN AGREEMENTS AND UNDERSTANDINGS RELATED TO MERGER SUB
  AND THE SURVIVING CORPORATION.............................   74
  Master Capitalization Agreement...........................   74
  Executive Stock Purchase Agreement........................   76
  Stockholders Agreement....................................   76

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                              PAGE
                                                              ----
  Reimbursement of Legal Fees...............................   77
  Waiver of Certain Change of Control Rights and Elimination
     of Certain Employee Benefits...........................   77
NO DISSENTERS' OR APPRAISAL RIGHTS..........................   77
INFORMATION ABOUT SYLVAN....................................   78
  Sylvan's Business.........................................   78
     Personnel..............................................   79
     Financial Information About Industry Segments..........   79
     Financial Information About Foreign and Domestic
      Operations and Export Sales...........................   80
     Major Customer.........................................   80
     Competitive Conditions.................................   80
     Seasonality............................................   80
     Research...............................................   81
     Patents................................................   81
     Environmental Matters..................................   81
  Properties................................................   81
  Litigation Challenging the Merger.........................   82
  Other Legal Proceedings...................................   82
  Market for Registrant's Common Equity and Related
     Stockholder Matters....................................   83
  Selected Financial Data...................................   83
  Consolidated Statement of Operations......................   84
  Consolidated Balance Sheet Data...........................   84
MANAGEMENT'S DISCUSSION AND ANALYSIS SYLVAN INC. AND
  SUBSIDIARIES..............................................   84
  Results of Operations Comparison of 2003 with 2002........   85
     Net Sales..............................................   85
     Cost of Sales..........................................   85
     Selling and Administrative Expenses....................   86
     Research and Development Expenses......................   86
     Depreciation Expense...................................   86
     Operating Income.......................................   86
     Interest Expense.......................................   86
     Income Tax Expense.....................................   86
  Results of Operations Comparison of 2002 With 2001........   87
     Net Sales..............................................   87
     Cost of Sales..........................................   87
     Selling and Administrative Expenses....................   88
     Research and Development Expenses......................   88
     Depreciation Expense...................................   88
  Operating Income..........................................   88
     Interest Expense.......................................   88
     Income Tax Expense.....................................   88
  Liquidity and Capital Resources...........................   88
  Contractual Obligations and Off-Balance Sheet
     Arrangements...........................................   89
  Recent Accounting Pronouncements..........................   90
  Critical Accounting Policies..............................   90
COMMON STOCK PURCHASE INFORMATION...........................   93
  Purchases by Sylvan.......................................   93
  Purchases by Snyder and its Controlling Persons...........   93

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                              PAGE
                                                              ----
  Purchases by Merger Sub and its Controlling Persons.......   93
  Purchases by Dennis C. Zensen.............................   93
  Prior Public Offerings....................................   93
CURRENT DIRECTORS AND EXECUTIVE OFFICERS OF SYLVAN..........   94
  Board of Directors........................................   94
  Executive Officers........................................   95
MANAGEMENT OF SYLVAN FOLLOWING THE MERGER...................   96
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.............   97
SECURITY OWNERSHIP OF MANAGEMENT............................   99
SECURITY OWNERSHIP OF THE SNYDER ENTITIES AND THEIR
  CONTROLLING PERSONS.......................................  100
INFORMATION CONCERNING SNYDER, MERGER SUB AND THEIR
  CONTROLLING PERSONS.......................................  101
  Snyder and its Controlling Persons........................  101
  Merger Sub and its Controlling Persons....................  102
INFORMATION CONCERNING DENNIS C. ZENSEN.....................  103
WHERE YOU CAN FIND MORE INFORMATION.........................  103
  Consolidated Financial Statements.........................  F-1
  Appendix A -- Agreement and Plan of Merger and the
     Amendment to the Agreement and Plan of Merger..........  A-1
  Appendix B -- Voting Agreement and the Amendment to the
     Voting Agreement.......................................  B-1
  Appendix C -- Opinion of Lane, Berry & Co. International,
     LLC....................................................  C-1
  Appendix D -- Opinion of Morgan Joseph & Co. Inc..........  D-1
  Appendix E -- Form of Master Capitalization Agreement.....  E-1

                               SUMMARY TERM SHEET

     The following summary term sheet describes the material terms of the proposed merger and provides an overview of all material matters presented in the proxy statement and other documents we have incorporated by reference. We urge you to read the entire proxy statement and the other documents we have incorporated by reference before voting. The actual terms of the merger are contained in the agreement and plan of merger and the amendment to the agreement and plan of merger, copies of which are attached as Appendix A to this proxy statement.

             ------------------------------------------------------

  TRANSACTION PARTICIPANTS

     Sylvan
     Sylvan Inc.
     333 Main Street, P.O. Box 249
     Saxonburg, PA 16056
     Telephone: (724) 352-7520

     Sylvan Inc. ("Sylvan", the "company", "we", "us", or "our") was organized as a Delaware corporation on March 27, 1989, under the name of Sylvan Foods Holdings, Inc. The company changed its name to Sylvan Inc. in July 1994 in conjunction with the change of its state of incorporation from Delaware to Nevada. Sylvan is an international producer and distributor of products for the mushroom industry, specializing in spawn and spawn-related products and services, and is a major grower of fresh mushrooms in the United States.

     Snyder
     Snyder Associated Companies, Inc.
     P.O. Box 1022, One Glade Park East
     Kittanning, PA 16201
     Telephone: (724) 548-8101

     Snyder Associated Companies, Inc ("Snyder") was incorporated in Pennsylvania on March 24, 1975. Snyder is a privately held company involved in the production of oil, natural gas, mineral aggregates and fresh mushrooms, the mining of coal and limestone and the manufacture of cement and concrete products, among other businesses. Snyder will provide a significant portion of the financing for the merger, and it and its affiliated entities and related individuals will own approximately 83.8% of the outstanding shares of Sylvan, as the surviving corporation of the merger, immediately following the merger and after giving effect to the anticipated investment by Dennis C. Zensen in the surviving corporation.

     Merger Sub
     SAC Holding Co.
     P.O. Box 1022, One Glade Park East
     Kittanning, PA 16201
     Telephone: (724) 548-8101

     SAC Holding Co. ("Merger Sub") was incorporated in Pennsylvania on November 6, 2003 for the purpose of merging with and into Sylvan. It has not carried on any activities to date other than those incidental to its incorporation and completion of the merger, including purchasing, on November 17, 2003, 537,771 shares of Sylvan common stock from Steel Partners II, L.P. See "Stock Purchase Agreement among Steel Partners, Merger Sub and Snyder" beginning on page 73. All of the outstanding stock of Merger Sub is currently owned by Snyder. Prior to the merger, Snyder and its affiliates and related individuals will invest a total of $31,967,424 in cash and will contribute approximately 19,800 shares of Sylvan common stock to Merger Sub as equity and a total of approximately $26.5 million as indebtedness, of which indebtedness approximately $20.5 million is anticipated to be repaid promptly following the closing of the merger. It is anticipated that NEAR L.P., an entity controlled by Roger H. Claypoole and his spouse, will purchase shares of Merger Sub's stock for $1.0 million in cash prior to the merger. See "Certain Agreements and Understandings Related to Merger Sub and the Surviving

Corporation -- Master Capitalization Agreement" beginning on page 74. As a result of the foregoing, immediately prior to the merger, and prior to Dennis C. Zensen's anticipated investment in the surviving corporation, it is anticipated that Merger Sub will be owned as follows:

Snyder and affiliates and related individuals...............   97.8%
NEAR L.P. ..................................................   2.2%
TOTAL:......................................................   100%

     It is anticipated that, after the merger, Dennis C. Zensen (jointly with his spouse) will agree to invest $6.5 million and acquire an approximately 14.0% equity ownership interest in Sylvan, the surviving corporation. Mr. Zensen is not obligated contractually or otherwise to make this investment, and it is anticipated that he will not make a final decision whether to invest in the surviving corporation until after the merger has occurred. See "Certain Agreements and Understandings Related to Merger Sub and the Surviving Corporation -- Executive Stock Purchase Agreement" beginning on page 76. For more information on Sylvan, Merger Sub and their respective controlling persons, see "Information Concerning Snyder, Merger Sub and Their Controlling Persons" beginning on page 101.

  Dennis C. Zensen

     Dennis C. Zensen is currently Sylvan's president, chief executive officer and chairman of its board of directors. It is anticipated that Mr. Zensen (jointly with his spouse) will become an equity owner in Sylvan, as the surviving corporation in the merger, and that he will also be the chief executive officer and a director of the surviving corporation. Accordingly, Mr. Zensen may be deemed a participant in the transaction and therefore required to provide certain information in this proxy statement, including information as to his identity and background (see "Current Directors and Executive Officers of Sylvan" beginning on page 94), his reasons for engaging in the transaction (see "Special Factors -- Dennis C. Zensen's Reasons for the Merger" beginning on page
34) and his belief as to the fairness of the transaction to Sylvan's unaffiliated public stockholders (see "Special Factors -- Dennis C. Zensen's Position as to the Fairness of the Merger" beginning on page 33). Mr. Zensen's address is c/o Sylvan Inc., 333 Main Street, P.O. Box 249, Saxonburg, PA 16056,
Telephone: (724) 352-7520.

  EXECUTIVE OFFICERS AND DIRECTORS OF THE PARTIES

     Sylvan

     Sylvan's officers and directors are set forth under "Current Directors and Executive Officers of Sylvan" beginning on page 94.

     Snyder Associated Companies, Inc.

     Snyder's officers and directors are set forth under "Information Concerning Snyder, Merger Sub and Their Controlling Persons -- Snyder and its Controlling Persons" beginning on page 101.

     SAC Holding Co.

     Merger Sub's officers and directors are set forth under "Information Concerning Snyder, Merger Sub and Their Controlling Persons -- Merger Sub and its Controlling Persons" beginning on page 102.

  THE MERGER

     On November 16, 2003, Sylvan, Snyder and Merger Sub entered into an agreement and plan of merger, as amended as of April 1, 2004 (the "merger agreement"), pursuant to which Merger Sub will be merged with and into Sylvan, with Sylvan being the surviving corporation. Upon completion of the merger, each share of Sylvan common stock held as treasury stock or owned by Snyder or any subsidiary of Snyder, including Merger Sub, immediately prior to the merger will be canceled, and no payment will be made for such canceled shares. All remaining shares of Sylvan's common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive in cash from the surviving corporation an amount equal to

$12.25 per share. Holders of options to purchase shares of Sylvan common stock will receive, for each option, an amount in cash equal to the product of (i) the excess (if any) of $12.25 over the per share exercise price for the option multiplied by (ii) the number of shares of common stock the holder could have purchased (assuming full vesting of all options) had the holder exercised the stock option in full immediately prior to the effectiveness of the merger. Each share of common stock of Merger Sub issued and outstanding immediately prior to the effective time of the merger will be converted into and become one share of common stock of the surviving corporation.

  CONSEQUENCES OF THE MERGER

     This is a "going private" transaction. Upon completion of the merger, Merger Sub will be merged with and into Sylvan, with Sylvan being the surviving corporation. After the merger, and after Mr. Zensen's anticipated investment in Sylvan, it is expected that Sylvan will be owned approximately 83.8% by Snyder and certain affiliates of Snyder including family members, 14.0% by Dennis C. Zensen, and 2.2% by NEAR L.P. Sylvan will no longer be a publicly-traded company. Current holders of Sylvan common stock (other than certain persons associated with Snyder whose Sylvan common stock is contributed to Merger Sub prior to closing and, after his anticipated investment in the surviving corporation, Mr. Zensen) will no longer have any interest in Sylvan and will not participate in the future earnings or growth of Sylvan, if any.

  VOTE REQUIRED

     Under Nevada law, the affirmative vote of the holders of at least a majority of the shares of Sylvan common stock outstanding, including the shares held by Merger Sub, is required to approve the merger. As of the record date, there were 5,155,131 shares of Sylvan common stock outstanding. Accordingly, the affirmative vote of the holders of at least 2,577,566 shares is required to approve the merger. Because a majority of the outstanding shares is required, abstentions and broker nonvotes will be equivalent to a vote "against" the merger. Broker nonvotes occur when a broker returns a proxy, but does not have authority to vote on a particular proposal. As of the record date, Snyder, Merger Sub, and their respective controlling persons, together with Dennis C. Zensen, beneficially owned 1,308,699 shares of Sylvan common stock, or approximately 25.4% of the outstanding shares of Sylvan common stock. Snyder, Merger Sub, and their respective controlling persons intend to vote all of their shares in favor of the merger agreement and proposed merger. Mr. Zensen is also expected to vote all of his shares in favor of the merger agreement and proposed merger.

  VOTING AGREEMENT WITH WYNNEFIELD GROUP

     On November 16, 2003, Snyder entered into a voting agreement with Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P. I, Wynnefield Partners Small Cap Value Offshore Fund, Ltd. and Nelson Obus, the president of Wynnefield Capital, Inc. and one of Sylvan's directors (collectively, the "Wynnefield Group"). Pursuant to the voting agreement, the Wynnefield Group agreed to vote all shares of Sylvan common stock over which they have direct or indirect voting or investment power in favor of the approval of the merger and against any other proposal to acquire Sylvan. As of the record date for the special meeting, the Wynnefield Group had voting power over 1,069,886 shares of Sylvan common stock, which represents approximately 20.8% of the outstanding shares of Sylvan common stock as of the record date. The voting agreement also sets forth other agreements between the Wynnefield Group and Snyder, including a prohibition on the Wynnefield Group selling or otherwise disposing of any of its shares of Sylvan common stock. The voting agreement is attached to this proxy statement as Appendix B. The voting provisions of the voting agreement terminate upon the earliest to occur of (i) the termination of the merger agreement, (ii) the consummation of the merger, or (iii) April 15, 2004. By an amendment dated April 1, 2004, Snyder and the Wynnefield Group extended the April 15, 2004 date to June 15, 2004. In connection with the amendment, Snyder agreed to reimburse the Wynnefield Group for a portion of its legal expenses in the amount of $20,000. For more information on the voting agreement, see "Voting Agreement with Wynnefield Group" beginning on page 71.

  RECOMMENDATIONS OF THE SYLVAN BOARD OF DIRECTORS

     The Sylvan board of directors (the "Board") believes that the terms of the proposed merger and the terms and provisions of the merger agreement are advisable, fair to, and in the best interests of, Sylvan's stockholders and recommends that the stockholders vote "FOR" the approval of the merger agreement and the merger. In making the determination to approve and recommend the merger and the merger agreement, the Board considered, among other factors, the following:

     -- a special committee of the Board, consisting of independent non-employee directors, William L. Bennett and Jeanine C. Heller (the "Special Committee"), unanimously determined that the merger agreement and the merger are advisable, fair to, and in the best interests of, the stockholders;

     -- the Special Committee unanimously recommended to the Board that the merger agreement and the merger be adopted and approved; and

     -- the additional factors described in detail under "Special
        Factors -- Purpose and Reasons for the Merger; Fairness of the Merger" beginning on page 25.

  THE SNYDER ENTITIES' POSITION AS TO THE FAIRNESS OF THE MERGER

     Each of Snyder and Merger Sub (the "Snyder Entities") believes that the terms of the merger agreement and the proposed merger are substantively and procedurally fair to Sylvan's unaffiliated public stockholders. For a description of the bases for these beliefs, see "Special Factors -- The Snyder Entities' Position as to the Fairness of the Merger," beginning on page 30.

  DENNIS C. ZENSEN'S POSITION AS TO THE FAIRNESS OF THE MERGER

     Mr. Zensen believes that the terms of the merger agreement and the proposed merger are substantively and procedurally fair to Sylvan's unaffiliated public stockholders. For a description of the bases for these beliefs, see "Special Factors -- Dennis C. Zensen's Position as to the Fairness of the Merger" beginning on page 33.

  PURPOSE OF THE MERGER; CERTAIN EFFECTS OF THE MERGER

     The principal purpose of the merger is to enable the stockholders of Merger Sub and Dennis C. Zensen (after his anticipated investment in the surviving corporation) to acquire all of the equity interests in Sylvan and to provide you with the opportunity to receive a cash price for your shares at a premium over the market prices at which Sylvan common stock traded before announcement of the merger agreement.

     The merger will terminate all common equity interests in Sylvan held by our current stockholders (other than Mr. Zensen, after his anticipated investment in the surviving corporation, and those stockholders who are or will be stockholders of Merger Sub). The stockholders of Merger Sub immediately prior to the merger (i.e., Snyder and certain of its affiliates and related individuals and NEAR L.P., an entity controlled by Roger H. Claypoole and his spouse) and Mr. Zensen (after his anticipated investment in the surviving corporation) will be the sole owners of Sylvan and its business, including the sole beneficiaries of any earnings and growth, if any, of Sylvan following the merger.

     Upon completion of the merger, Sylvan will remove its common stock from listing on the Nasdaq Stock Market, and Sylvan's common stock will no longer be publicly traded.

  BACKGROUND OF THE MERGER

     For a description of the events leading to the approval of the merger by Sylvan's Board, see "Special Factors -- Background of the Merger" beginning on page 15 and "Special Factors -- Purpose and Reasons for the Merger; Fairness of the Merger -- Determinations and Recommendations of the Special Committee and Sylvan Board of Directors; Fairness of the Merger" beginning on page 25.

  THE SNYDER ENTITIES' REASONS FOR THE MERGER

     Snyder's, Merger Sub's, and their respective controlling entities' reasons for entering into the merger agreement and consummating the merger were their perception that the merger represents an attractive investment opportunity, and their belief that Sylvan's future business prospects could be improved through their active participation in Sylvan's strategic direction and by eliminating the costs and regulatory burdens of the Securities and Exchange Commission registration and Nasdaq Stock Market listing of Sylvan's common stock. For more information on their reasons for the merger, see "Special Factors -- The Snyder Entities' Reasons for the Merger" beginning on page 32.

  DENNIS C. ZENSEN'S REASONS FOR THE MERGER

     Mr. Zensen's reasons for entering into the merger agreement and consummating the merger were his belief that the merger will improve Sylvan's business prospects and his perception that the Snyder Entities will provide valuable support to the surviving corporation in its implementation of future business strategies. For more information on Mr. Zensen's reasons for the merger, see "Special Factors -- Dennis C. Zensen's Reasons for the Merger" beginning on page 34.

  NO DISSENTERS' OR APPRAISAL RIGHTS

     Sylvan is a corporation organized under Nevada law and its common stock is listed on the Nasdaq Stock Market. Under Nevada law, because the Sylvan common stock is listed on the Nasdaq Stock Market and the merger consideration is all cash, holders of Sylvan common stock do not have dissenters' rights or any other right to a judicial appraisal of the fair market value of their common stock in connection with the merger. Stockholders who object to the proposed merger may seek to pursue remedies that may be available to them under applicable federal and state laws, including seeking monetary damages, if any, or injunctive relief by filing a lawsuit in an appropriate court.

  FAIRNESS OPINIONS

     The Board and Special Committee received written opinions dated November 16, 2003 from Lane, Berry & Co. International, LLC ("Lane Berry") and Morgan Joseph & Co. Inc. ("Morgan Joseph") as to the fairness, as of the date of their opinions and based on and subject to the assumptions, limitations and qualifications contained in each opinion, from a financial point of view of the merger consideration to be received by Sylvan's stockholders (other than the continuing stockholders, the Wynnefield Group, Steel Partners, and their respective affiliates) pursuant to the merger. The full texts of the written opinions of Lane Berry and Morgan Joseph are attached to this proxy statement as Appendices C and D, respectively. We urge you to read them carefully in their entirety. For more information concerning the opinions of Lane Berry and Morgan Joseph, see "Special Factors -- Opinions of the Financial Advisors for the Special Committee" beginning on page 35.

  INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendations of the Special Committee and the Board, you should be aware that some of Sylvan's officers, directors and affiliates have interests in the merger that are different from or in addition to your interests as a Sylvan stockholder generally, including the following:

     -- Dennis C. Zensen, president, chief executive officer and chairman of the board of directors of Sylvan, will receive $12.25 in cash for each of his shares of Sylvan common stock in the merger, for an aggregate amount equal to approximately $8,503,000, and will receive payments for his stock options in an aggregate amount of approximately $163,000. It is anticipated that Mr. Zensen (jointly with his spouse) will agree to invest $6,500,000 in Sylvan following the merger to purchase approximately 530,612 shares of the surviving corporation's common stock, as a result of which he will own approximately 14.0% of the surviving corporation. Mr. Zensen is not obligated contractually or otherwise to make this investment (see "Certain Agreements and Understandings Related to Merger Sub and the Surviving
        Corporation -- Executive Stock Purchase Agreement" beginning on page
        76);

     -- it is expected that Virgil H. Jurgensmeyer, one of our directors, along with a yet to be determined member of our management, will become directors of the surviving corporation;

     -- it is expected that, if Mr. Zensen invests in the surviving corporation, Mr. Zensen will become a director of the surviving corporation and will be entitled to remain a director for so long as he remains the chief executive officer of the surviving corporation or continues to own (together with his spouse) at least 50%
of the stock he acquired of the surviving corporation, and that Mr. Zensen will enter into an executive stock purchase agreement, pursuant to which Mr. Zensen will have the right, among other things, to sell his shares in the surviving corporation to the surviving corporation at certain times based upon a certain valuation formula that will apply if he and the surviving corporation are unable to agree on a purchase price (see "Certain Agreements and Understandings Related to Merger Sub and the Surviving Corporation -- Executive Stock Purchase Agreement" beginning on page 76);

     -- the executive officers (excluding executive officers who are directors) of Sylvan will receive $12.25 for each of their shares of Sylvan common stock as part of the merger, for an aggregate amount equal to approximately $160,800;

     -- the directors of Sylvan (including directors who are executive officers) and their affiliates will receive $12.25 for each of their shares of Sylvan common stock as part of the merger, for an aggregate amount equal to approximately $22,245,400;

     -- the Wynnefield Group will receive $12.25 for each of their shares of Sylvan common stock as part of the merger, for an aggregate amount equal to approximately $13,106,100. Snyder will also reimburse the Wynnefield Group for a portion of its legal expenses in the amount of $20,000;

     -- as of the record date, executive officers and directors of Sylvan held options to purchase an aggregate of 270,002 shares of Sylvan common stock with an exercise price less than $12.25, all of which will become fully vested prior to the effectiveness of the merger. Based on the number of outstanding options on the record date, the aggregate amount to be paid to the executive officers and directors in connection with the conversion of the options will be approximately $678,660;

     -- Sylvan will be obligated to continue to provide indemnification and related insurance coverage to former directors and officers of Sylvan following the merger;

     -- it is expected that all of Sylvan's current executive officers will be offered employment and will become executive officers of the surviving corporation (see "Management of Sylvan Following the Merger" beginning on page 96); and

     -- it is anticipated that all of Sylvan's current employees, including all of Sylvan's executive officers, will be offered employment and the opportunity to participate in the surviving corporation's benefit plans.

These and additional similar interests are described in more detail in the section entitled "Special Factors -- Interests of Certain Persons in the Merger" beginning on page 46.

  CONDITIONS TO THE MERGER

     The obligations of Sylvan, Snyder and Merger Sub to complete the merger are subject to the satisfaction or waiver of certain conditions, including approval of the merger agreement and the merger by Sylvan's stockholders. For more information on these conditions, see "The Merger
Agreement -- Conditions -- Mutual Closing Conditions" beginning on page 68, "The Merger Agreement -- Additional Closing Conditions for Sylvan's Benefit" beginning on page 69, and "The Merger Agreement -- Additional Closing Conditions for Snyder's and Merger Sub's Benefit" beginning on page 69.

  TERMINATION OF THE MERGER AGREEMENT

     The merger agreement may be terminated before the merger is completed in certain specified events. For more information on these termination rights, see "The Merger Agreement -- Termination of the Merger Agreement" beginning on page 69.

  TERMINATION FEES

     Sylvan has agreed to pay Snyder a fee equal to $2,000,000 plus out-of-pocket expenses reasonably incurred by Snyder or Merger Sub or their affiliates not to exceed $500,000 if the merger agreement is terminated under certain specified circumstances. In addition, if the merger agreement is terminated by either Sylvan or Snyder because the merger agreement is not approved by Sylvan's stockholders, Sylvan must reimburse Snyder for all of the out-of-pocket expenses reasonably incurred by Snyder, Merger Sub and their affiliates up to a maximum reimbursement amount of $500,000. For more information on these termination fees, see "The Merger Agreement -- Termination Fees" beginning on page 70.

  MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The exchange of your Sylvan shares for cash in the merger will be a taxable event for federal income tax purposes, and may also be a taxable transaction under state, local and foreign tax laws. For federal income tax purposes, you generally will recognize gain or loss in an amount equal to the difference between the cash you receive and your tax basis in the shares of Sylvan common stock you surrender in the merger. That gain or loss will be a capital gain or loss if you hold the shares of Sylvan common stock as a capital asset. We urge you to review the information on the tax consequences of the merger set forth in "Special Factors -- Material Federal Income Tax Consequences" beginning on page 55 and we recommend that you consult your tax advisor with respect to the particular tax consequences to you of the merger, including the applicability and effect of any state, local or foreign tax laws, and of changes in applicable tax laws. The summary set forth above does not describe the tax consequences to Snyder, Merger Sub and Mr. Zensen, or any other person who will or may own or constructively own Sylvan common stock after the merger.

     The following diagrams illustrate the proposed merger in general terms and are not comprehensive. For a more complete description of the proposed merger, see "Summary Term Sheet -- The Merger" beginning on page 2, "The Merger Agreement" beginning on page 64 and "Certain Agreements and Understandings Related to Merger Sub and the Surviving Corporation" beginning on page 74.

                                    DIAGRAMS

                                    DIAGRAMS

                                    DIAGRAMS

                                    DIAGRAMS

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

  Q: WHAT IS THE PROPOSED TRANSACTION ON WHICH I AM BEING ASKED TO VOTE?

  A: You are being asked to vote to approve the merger agreement by which Merger Sub will be merged with and into Sylvan.

  Q: WHAT WILL HAPPEN IN THE MERGER?

  A: Merger Sub will be merged with and into Sylvan and Sylvan will be the surviving corporation. After the merger, Sylvan will become a privately-held company.

  Q: WHAT WILL I RECEIVE IN THE MERGER?

  A: You will be entitled to receive $12.25 in cash for each of your shares of Sylvan common stock.

  Q: WHO WILL OWN SYLVAN AFTER THE MERGER?

  A: As a result of the merger, immediately after the merger but prior to Dennis
  C. Zensen's anticipated investment in the surviving corporation, Sylvan will be owned by the stockholders of Merger Sub, in proportion to their relative shareholdings in Merger Sub. In addition, it is anticipated that after the merger, Mr. Zensen (jointly with his spouse) will invest approximately $6.5 million in Sylvan. Mr. Zensen is not obligated contractually or otherwise to make this investment. Following the merger and subsequent anticipated investment by Mr. Zensen, it is expected that Sylvan's capital stock will be owned approximately as follows:

Snyder and its affiliates and related individuals...........   83.8%
Dennis C. Zensen (jointly with his spouse)..................   14.0%
NEAR L.P. ..................................................    2.2%
TOTAL.......................................................    100%

  Q: WHAT WILL HAPPEN TO THE MARKET FOR SYLVAN COMMON STOCK AFTER THE MERGER?

  A: Upon consummation of the merger, trading in Sylvan common stock on the Nasdaq Stock Market will cease and Sylvan common stock will no longer be eligible for listing or trading on any exchange. The registration of Sylvan's common stock under the Securities Exchange Act of 1934 will terminate.

  Q: WHY IS THE BOARD OF DIRECTORS RECOMMENDING THAT I VOTE FOR THE MERGER PROPOSAL?

  A: Sylvan's Board, based on the unanimous recommendation of the Special Committee, believes that the terms of the proposed merger agreement are advisable, fair to and in the best interests of Sylvan stockholders. Accordingly, the Board unanimously approved the merger agreement and recommends that you vote "FOR" approval of the merger proposal.

  Q: WHY WAS THE SPECIAL COMMITTEE FORMED?

  A: The Board formed the Special Committee of independent directors, who are not employees of Sylvan or otherwise interested in the merger, to protect your interests in evaluating and negotiating proposals to acquire Sylvan. The Special Committee is composed of independent directors William L. Bennett and Jeanine C. Heller. The Special Committee independently selected and retained legal and financial advisors to assist it in its deliberations and sought to achieve the best price and terms reasonably available for Sylvan's stockholders.

  Q: WHAT WILL HAPPEN TO MY STOCK OPTIONS?

  A: At the effective time of the merger, all outstanding options to purchase shares of Sylvan common stock will be canceled. If you own options to purchase shares of Sylvan common stock, your options will be converted into the right to receive, for each share subject to an option the excess (if any) between $12.25 and the per share exercise price of that option, regardless of whether the option is fully vested. The amount you will receive, however, will be reduced to the extent of any federal and state income and payroll tax withholding that is due. You will not receive anything in respect of the conversion of any option with a per share exercise price greater than or equal to $12.25.

  Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

  A: We are working to complete the merger as quickly as reasonably possible. We expect to complete the merger (if it is approved by the stockholders of Sylvan) within several days after the special meeting, which is scheduled for June 9, 2004.

  Q: WHAT HAPPENS IF I SELL MY SYLVAN SHARES BEFORE THE SPECIAL MEETING?

  A: The record date for the special meeting is April 12, 2004, which is earlier than the expected date of the merger. If you transfer your Sylvan shares after the record date but before the merger, you will retain your right to vote at the special meeting but the right to receive $12.25 in cash per share will pass to the person to whom you transfer your shares.

  Q: WHAT DO I NEED TO DO NOW?

  A: You have four options for completing and submitting a proxy or voting: (1) over the Internet at the address shown on your proxy card; (2) by telephone using the number shown on your proxy card; (3) by completing, signing, dating and returning the enclosed proxy card; or (4) by attending the meeting and voting your shares in person. Even if you plan to attend the meeting, we encourage you to vote your shares by one of the first three methods.

  Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

  A: No. If the merger is completed, you will receive written instructions explaining how to exchange your Sylvan share certificates for cash.

                QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

  Q: WHAT ARE THE DATE, TIME AND PLACE OF THE MEETING?

  A: The special meeting of stockholders will be held on June 9, 2004, at 10:00 a.m., local time, at the Hyatt Regency (Pittsburgh International Airport), 1111 Airport Boulevard, Pittsburgh, Pennsylvania 15231.

  Q: WHO IS ENTITLED TO VOTE AT THE SPECIAL MEETING?

  A: Stockholders of record as of the close of business on April 12, 2004 are entitled to vote at the special meeting.

  Q: HOW DO I VOTE?

  A: You can vote by telephone, via the Internet or by signing and mailing your proxy card. See the proxy card for specific instructions for telephone or Internet voting. You may also vote in person at the special meeting.

  Q: IF MY SHARES ARE HELD IN "STREET NAME", WILL MY BANK, BROKER OR OTHER NOMINEE VOTE MY SHARES FOR ME?

  A: Generally, your bank, broker or other nominee will not have the power to vote your shares. Such nominee will vote your shares only if provided with instructions on how to vote. Because we need the affirmative vote of a majority of the outstanding shares, any failure to instruct your nominee on how to vote will have the effect of a vote "against" the merger proposal for purposes of determining whether the approval requirement under Nevada law has been satisfied. You should follow the directions provided by your nominee on how to instruct your nominee to vote your shares.

  Q: MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD OR VOTED BY TELEPHONE OR VIA THE INTERNET?

  A: Yes. You may change or revoke your proxy at any time before the meeting by:
  (1) entering a new vote by Internet or telephone; (2) returning a later dated proxy card; (3) sending written notice of revocation to Sylvan's corporate secretary; or (4) completing a written ballot at the meeting. Your attendance at the meeting will not automatically revoke your proxy -- you must specifically revoke your proxy in order for a revocation to be effective.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

     If you have more questions about the merger or would like additional copies of this proxy statement, you should contact Fred Y. Bennitt at the following address:

     333 Main Street
     P.O. Box 249
     Saxonburg, PA 16056
     (724) 352-7520

                   FORWARD-LOOKING AND CAUTIONARY STATEMENTS

     This proxy statement contains certain forward-looking statements. These statements are based on our current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in this proxy statement and we cannot assure you that the merger will be consummated. The forward-looking statements contained in this proxy statement include, but are not limited to, statements about the merger and expectations as to our future results and certain unaudited projections. The following factors, among others, could cause actual and projected results to differ materially from those described herein: failure of the requisite number of our stockholders to approve the merger; the costs related to the merger; the effect of litigation challenging the merger; and other economic, business, competitive and/or regulatory factors affecting our business generally, including mushroom growing process inconsistencies, specific pricing or product initiatives of the company's spawn business competitors, competitive conditions in the mushroom market in general, and changes in currency and exchange risks. More detailed information about those factors is set forth below and in our annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC. Unless required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                                SPECIAL FACTORS

  BACKGROUND OF THE MERGER

     The terms and conditions of the merger were determined through negotiations between the Special Committee of Sylvan and Snyder. The following is a brief discussion of the background of the transaction.

     Sylvan's Board has periodically evaluated the business and operation of Sylvan as well as its strategic direction and the prospects of Sylvan and its businesses. In the course of such an evaluation in early 2002, Sylvan's Board considered the adverse impact on Sylvan's market valuation caused by Sylvan's limited growth opportunities, Sylvan's relative inability to exploit its market share further and the complexity in the operation of Sylvan's international businesses. In addition, the Board also considered the limited trading volume in Sylvan's stock and the resulting illiquidity, the lack of research coverage of Sylvan's stock by market analysts in the financial markets and concerns voiced by Sylvan's stockholders regarding the relative illiquidity of Sylvan's stock. As a result of its evaluation, in March 2002, Sylvan's Board began to explore a number of alternatives in order to maximize stockholder value.

     At a meeting of the Board held on March 5, 2002, the Board formed a strategic evaluation committee consisting of non-employee directors to assist the Board in the formulation and exploration of long-term corporate strategic alternatives. In connection with this review, the strategic evaluation committee engaged Lane Berry to act as its financial advisor and assist it in conducting a strategic evaluation.

     During April and May 2002, Lane Berry conducted due diligence with respect to Sylvan and met with Sylvan's management. Lane Berry also visited several of Sylvan's facilities and held discussions with certain employees of Sylvan.

     At a meeting of the board of directors on May 30, 2002, Lane Berry in its presentation reviewed with Sylvan's Board and management the key findings of its due diligence and evaluation analysis. Lane Berry in its presentation further discussed the unique nature of the mushroom business in the agriculture sector and the lack of synergies with larger agricultural entities. Lane Berry noted that certain Sylvan-specific factors, such as declining financial performance, limited growth opportunities, substantial capital expenditure requirements and inadequate stockholder liquidity were contributing to Sylvan's stockholders' increasing dissatisfaction. The Lane Berry presentation displayed the current trading status of Sylvan's common stock and the relative trading performance of Sylvan's common stock over the past two years as compared with certain agricultural, fresh produce and food processing companies as well as with the broader market as represented by the Russell 2000(R) Index, trademarked by the Frank Russell Company and considered representative of the performance of the U.S. small capitalization securities market. Finally, in its review of the current situation, Lane Berry displayed in its presentation 13 entities that had made inbound calls to Lane Berry requesting more information about Sylvan and its review of strategic alternatives as announced in Sylvan's press release dated May 14, 2002.

     In the subsequent portions of Lane Berry's presentation dated May 30, 2002, Lane Berry performed theoretical valuation analyses using preliminary forecasts prepared in conjunction with Sylvan management and reviewed with the Board and management various strategic alternatives. For purposes of its preliminary theoretical valuation analyses performed including public company comparable analysis, M&A comparable analysis, discounted cash flow analysis, and leveraged buyout analysis, Lane Berry developed, in conjunction with Sylvan's management, three preliminary forecasts of Sylvan's financial performance entitled "base case," "downside case" and "upside case." The preliminary theoretical valuation analyses that Lane Berry presented to Sylvan's Board on May 30, 2002 indicated a preliminary valuation range for Sylvan common stock of approximately $9.50-$15.00 per share using the base case projections, approximately $10.00-$15.00 per share using the upside case projections and approximately $8.00-$13.00 per share using the downside case projections. As these analyses were prepared in May 2002, the analyses were based upon forecasts of future results for the remainder of calendar year 2002 and all of calendar year 2003 whereas the valuation analyses presented on November 16, 2003 in conjunction with the merger were based on Sylvan's actual performance for calendar year 2002 and at least nine months of Sylvan's actual performance for calendar year 2003. The preliminary theoretical valuation analyses presented on May 30, 2002 were not indicative of Sylvan's actual performance which declined in calendar years 2002 and 2003 and was significantly less favorable than suggested in the downside case projections prepared in May 2002. The foregoing summary of the preliminary theoretical valuation analyses presented in the materials dated May 30, 2002 does not represent a complete description of the analyses performed by Lane Berry, and the quantitative information, to the extent it is based on market data, is based on market data that existed on or before May 30, 2002. Lane Berry stated that as part of any future next steps further evaluation and refinement of a forecast should be performed.

     In the sections of the Lane Berry presentation relating to strategic alternatives, Lane Berry reviewed certain advantages, potential issues, other factors or potential results relating to maintaining the status quo or pursuing other alternatives consisting of a self-financed partial tender offer, sale alternatives, split-offs, spin-offs, equity infusions, joint ventures and a recapitalization of Sylvan. In determining how to proceed, the Board limited its consideration to the strategic alternatives and conclusions presented by Lane Berry. In evaluating the option of maintaining the status quo, the Board determined that this option would result in the increasing deterioration of Sylvan's performance due to the anticipated continued effect of the negative Sylvan-specific factors that Lane Berry had identified. With respect to the consideration of a partial tender offer, the Board concluded that, while it might alleviate some of the illiquidity concerns of Sylvan's stockholders, it would be short-term relief and, therefore, not adequate to address stockholders' concerns. Moreover, such a transaction would consume cash that the Board believed could be more productively used to maintain plant and equipment and enable the company to explore growth opportunities if and as they arise. In evaluating the options of split-offs or spin-offs, the Board concluded that the whole of the company is of higher value than the sum of its parts would be. As it relates to Sylvan's spawn and bioproducts businesses, this is due in large measure to the reliance of each spawn plant on predictable supplies of pure inoculum from the company's laboratories in France and the United States along with the availability of related microbiological technology at each laboratory. Conversely, the laboratories are very specialized in nature and depend on the existence of spawn plants to use their products. The Board also observed that a similar synergy exists with respect to the mushroom production sector of Sylvan's business because of its reliance on stable supplies of spawn and the importance that it has to the Sylvan's business as a prominent example of the value of the company's products in a commercial production environment.

     In rejecting the options of equity infusions and joint venture arrangements, the Board concluded that they would be dilutive to current stockholdings, costly and could not by themselves ameliorate the factors that contributed to stockholder dissatisfaction. The Board noted that cash generation has not been a problem for Sylvan. Together with cash supplied through the revolving credit arrangement, Sylvan's operations generated sufficient cash to meet its needs and were expected to be capable of doing so in the foreseeable future. Equity infusions and joint venture arrangements were likely to be costly in the current interest rate environment because the returns that equity or joint venture investors were likely to expect from the company would be significantly higher than those required under the current revolving credit arrangement. The Board also rejected the recapitalization alternative because it did not believe that changes in its capital structure would substantially reduce stockholder dissatisfaction and eliminate or reduce the costs associated with being a public company. The Board believed that continuing its policy of retaining earnings to fund operations was the most productive use to which it could put its cash, particularly in light of the limitation on dividend payments under Sylvan's revolving credit agreement.

     The Board considered that a sale of Sylvan was likely to maximize the value of Sylvan's common stock and that the other alternatives were less likely to result in a long range enhancement of stockholder value which would be superior to a sale of Sylvan. As part of this process, the Board considered the long and short term prospects of Sylvan, including its stock price, growth opportunities, competitive cost and information disadvantages, expectations of higher compliance costs and additional complexities related to being a publicly traded company. In light of these factors, the Board considered that the risks and costs of Sylvan continuing to conduct its business on a stand-alone basis as a public company were sufficiently high to conclude that the long and short term prospects did not justify continuation of the status quo and that it would be prudent to explore a sale of Sylvan.

     After reviewing the strategic alternatives presented by Lane Berry and discussing the alternatives with the management of Sylvan, the Board authorized Lane Berry to explore a sale of the company.

     During June and July 2002, Lane Berry conducted additional due diligence and worked with management to prepare offering materials describing Sylvan and its businesses. In addition, Lane Berry made a total of 31 inquiries to different strategic and financial entities to determine interest. Fourteen of the entities were potential strategic buyers and the others were potential financial buyers. Generally speaking, Lane Berry considered the entities that might be interested in a potential transaction with Sylvan due to their existing operations, which the business of Sylvan might supplement or complement, as "strategic" and considered the entities that might be interested in a potential transaction with Sylvan due to their expectations for financial returns from such investment as "financial." A summary of information based on publicly available sources and/or a confidentiality agreement was sent out to 19 entities (which requested the same) of which 7 entities executed a confidentiality agreement and subsequently received the executive summary. During this process, Lane Berry also had several discussions with potential bidders and responded to their requests for information. The search for a potential buyer resulted in no significant indications of interest from any potential strategic buyer and one indication of interest from a potential financial buyer (offering a price per share that was below the market price for Sylvan common stock at that time). This sole indication of interest was also subject to significant contingencies. The strategic evaluation committee considered this indication of interest as well as other potential options and concluded that a sale of the company was not a viable option at that time.

     In September 2002, the strategic evaluation committee and Lane Berry reported to the Board the results of their search for a potential buyer of Sylvan. In its presentation dated September 18, 2002, Lane Berry reviewed in detail the results of each of the inquiries made to the 31 financial and strategic parties as described above. Lane Berry in its presentation further provided some of the consistent themes found in many of the parties' reasons for declining interest including that Sylvan's business was not core to the business of a potential acquiror, high levels of required capital expenditure with a potentially low associated rate of return, the perception that the stock price already reflected the full value of the Company, lack of perceived quality growth opportunities and the size of the potential transaction. For the sole indication of interest received at that time, Lane Berry, in its presentation, provided relevant details of the bid and the bidding party. In the remainder of its presentation dated September 18, 2002, Lane Berry reviewed certain alternatives including continuing to pursue a sale process or conducting a self-financed stock repurchase. For each alternative presented, Lane Berry reviewed certain advantages, potential issues, other factors or potential results relating to each alternative. Advantages of continuing the sale process included the likelihood of providing the greatest liquidity for existing stockholders but the potential issues included the fact that the sole bid received was below the current trading value and that additional bids were unlikely. A self-financed stock repurchase would provide some liquidity for stockholders while allowing other stockholders to continue to participate in the future results of operations. On the negative side, a self-financed stock repurchase would exacerbate the low levels of float and liquidity for remaining stockholders and would not alleviate the increasing costs of public company administrative expenses for Sylvan.

     The strategic evaluation committee informed the Board that while a sale of the company on acceptable terms did not appear to be possible at that time, Sylvan should consider other options, in particular, an aggressive stock repurchase plan. The Board accepted the recommendations of the strategic evaluation committee and subsequently disbanded the committee. The stock repurchase plan was thereafter implemented. It authorized the company to purchase its shares as long as such acquisitions were accretive to earnings per share and not limited by covenants in Sylvan's revolving credit agreement. Sylvan purchased 310,000 of its shares during the remainder of 2002. The 310,000 shares were purchased for $3,262,000, at an average price of $10.52 per share, and represented 5.7% of the total outstanding shares prior to the repurchase.

     Subsequent to the disbanding of the strategic evaluation committee, Sylvan received four incoming inquiries from potential buyers. In October 2002, one of these parties submitted an indication of interest in acquiring Sylvan. However, in the course of performing a due diligence review, this potential buyer rescinded its bid citing Sylvan's continued declining financial performance.

     On March 31, 2003, a group consisting of the Wynnefield Group (collectively owning approximately 21% of Sylvan's outstanding shares) and Steel Partners (then owning approximately 10% of Sylvan's outstanding shares) filed an amendment to their existing Schedule 13D filing with the Securities and Exchange Commission in which they urged Sylvan's management to consider certain strategic options for enhancing stockholder value, including a financial restructuring or other similar transaction. The Wynnefield Group and Steel Partners also expressed a desire for greater representation on Sylvan's Board and stated that if they were unable to cause Sylvan to nominate directors acceptable to them, they would consider taking such further action as they deemed appropriate. Nelson Obus, a director of Sylvan, is a managing member of the Wynnefield Group.

     At a meeting on April 4, 2003, the Board discussed the Wynnefield/Steel Partners filing. The Board was also informed that Sylvan had received two oral indications of interest in acquiring all of Sylvan's outstanding shares. The first indication of interest offered a combination of $8.00 cash and preferred stock valued at $2.00 for each of Sylvan's shares. The second proposal offered $11.00 per share in cash and envisioned management participation in the acquisition. Although neither indication had been formally submitted to Sylvan, the Board determined that it was advisable to form a Special Committee consisting of independent non-employee directors, William L. Bennett, Jeanine C. Heller and Nelson Obus, to examine the proposals in the event that they were formally submitted. The Special Committee was granted authority to entertain any formal proposals to acquire Sylvan and to consider the implications of such proposals in the context of assessing a course of action that would be in the best interests of Sylvan and its stockholders. The Special Committee was also charged with making recommendations to the Board as to the most appropriate course of action with respect to any such proposals. In furtherance of these duties, the Special Committee was given authority to retain its own independent financial and legal advisors.

     Shortly thereafter, the Special Committee held organizational meetings, during which it discussed the process of examining the offers. The Special Committee noted Lane Berry's familiarity with Sylvan and the benefits that its prior engagement would bring to the process. The Special Committee also considered the benefits of having an additional financial advisor being involved in assisting the Special Committee with its tasks, including potential solicitation of interest and evaluation of the offers. The Special Committee determined that it would engage two independent financial advisors in order to ensure that it had sufficient information, advice and expertise to assist it in evaluating the offers and any subsequent negotiations. The Special Committee engaged Lane Berry and Morgan Joseph to serve as its independent financial advisors. In addition, the Special Committee retained Davis Polk & Wardwell to act as its independent legal counsel. The Special Committee also discussed the process of examining the offers.

     On April 15, 2003, in furtherance of the previously described $11.00 per share oral indication of interest, Sylvan's Board received a written offer to buy Sylvan's outstanding common stock for $11.00 per share in cash, subject to certain conditions. The offer was made by a group consisting of Snyder and certain other investors including Roger Claypoole, Chas. A. Neal & Company, Dennis C. Zensen, Sylvan's president, chief executive officer and chairman of its board of directors, Donald Smith, Sylvan's chief financial officer, and Virgil Jurgensmeyer, a Sylvan director (collectively, the "Original Snyder Group").

     On April 16, 2003, the Special Committee held a meeting, which was attended by its legal counsel. The meeting started with Mr. Donald Smith reporting on the Original Snyder Group's financing arrangements. Mr. Smith reported that Snyder had committed $30 million of equity to the financing, that the group was in discussions with sources of additional financing, and that the group had initial commitments from two banks that were potentially willing to commit to $45 million of senior financing. The Special Committee excused Mr. Smith from the meeting and proceeded to discuss its evaluation process for the Original Snyder Group offer. On the advice of its counsel, the Special Committee also considered whether it was appropriate for Mr. Obus to serve as a member of the Special Committee given his position as a managing member of the Wynnefield Group and the Wynnefield Group's expressed desire for greater board representation which might result in the Wynnefield Group becoming one of the controlling stockholders of Sylvan. The Special Committee determined that it was appropriate to request a meeting of the Board to reconsider the membership of the Special Committee.

     At a meeting of the board of directors held on April 18, 2003, after discussing the concerns regarding the independence of Mr. Nelson Obus, the Board resolved that the Special Committee would be reconstituted such that its members would consist of two independent non-employee directors, William L. Bennett and Jeanine C. Heller. The Board determined to postpone the annual meeting pending completion of the Special Committee's evaluation.

     On April 23, 2003, the Special Committee held meetings with its financial advisors and legal counsel to discuss the Original Snyder Group offer and related issues. The financial advisors reviewed the various methods for valuing Sylvan in connection with their evaluation of the Original Snyder Group's offer and discussed the procedures they would follow if the Special Committee decided to commence a marketing process for Sylvan. The financial advisors noted that in connection with a marketing process they would perform a valuation analysis of Sylvan, assemble an extensive list of potential buyers and contact those potential buyers to determine interest. The financial advisors indicated that once the parties interested in acquiring Sylvan were identified, they would propose to conduct an auction process with such parties. The financial advisors further indicated that conducting this process was instrumental in order to obtain the maximum value for Sylvan. The financial advisors also advised the Special Committee that it should continue to negotiate with the Original Snyder Group for an increase in its offer. After discussions with its advisors, the Special Committee decided to continue to negotiate with the Original Snyder Group regarding its offer and instructed its financial advisors to concurrently begin a coordinated full marketing process to determine if there were other potential buyers for Sylvan. Upon being informed of the determination of the Special Committee regarding the process it would follow, Charles Cohen of Cohen & Grigsby (counsel to the Original Snyder Group), expressed dissatisfaction on behalf of the Original Snyder Group with the time it would take to conduct such a process and indicated that $11.00 per share was the maximum that the Original Snyder Group would be willing to pay for Sylvan's common stock.

     At the request of Dennis C. Zensen and Donald Smith, on May 8, 2003, members of the Special Committee, its legal counsel and financial advisors, joined, at the invitation of the Special Committee, by Mr. Obus, met in New York with representatives of the Original Snyder Group including Donald Smith, Roger Claypoole and Charles Neal, together with its counsel, Mr. Cohen and Dan Wessels of Cohen & Grigsby. The representatives of the Original Snyder Group provided information on the members of their group, discussed the background of the group's offer and provided further details regarding the financing for the proposed offer. After the conclusion of the meeting, the Special Committee met with its advisors to discuss the financial advisors' marketing process and further communications with the Original Snyder Group. The financial advisors updated the Special Committee on the marketing process and the time required to complete the marketing process. The financial advisors also discussed the terms of the original Snyder Group offer. In subsequent communications to the Special Committee, including oral communications from counsel to the Original Snyder Group to the counsel to the Special Committee during May 2003, the Original Snyder Group reiterated its dissatisfaction with the length of the marketing process. In addition, on behalf of the Original Snyder Group, its counsel indicated that the Original Snyder Group was unwilling to increase its offer. The Special Committee determined to proceed with its process notwithstanding the Original Snyder Group's views.

     Lane Berry and Morgan Joseph thereafter continued with the marketing process and prepared an executive summary of non-public information. On June 13, 2003, the Special Committee was informed through a letter from Dennis C. Zensen, on behalf of the Original Snyder Group, that the group was withdrawing its $11.00 offer citing dissatisfaction with the delays caused by the Special Committee's marketing process. During June and July 2003, the financial advisors made a total of approximately 70 inquiries to different strategic and financial entities to determine interest. A summary of information based on publicly available sources and/or a confidentiality agreement was sent out to approximately 40 entities (which requested the same) of which 13 entities (12 of which were financial entities and one was a strategic entity) executed a confidentiality agreement and subsequently received the executive summary. During this process, the financial advisors also had several discussions with potential bidders in order to explain the sale process, discuss potential offers and provide information regarding Sylvan and its operations. The financial advisors also provided frequent updates to the Special Committee on the status of the marketing process, including the level of bidder interest, bidder concerns and the timing of the process.

     During mid June and early July 2003, the financial advisors received non-binding expressions of interest to acquire Sylvan from four financial buyers, including one from Lake Pacific Partners, LLC ("Lake Pacific"). These offers contained per share purchase prices ranging from $7 to $11.50, subject to various conditions. At the Special Committee's direction, the financial advisors held further discussions with each of these potential bidders. Several meetings between Sylvan's management and these potential bidders took place and the potential bidders also conducted due diligence on Sylvan. During this period, the Special Committee met frequently with its financial advisors and its legal counsel to monitor the process.

     The Special Committee requested that the four potential bidders submit bid letters by July 2, 2003. Lake Pacific submitted a non-binding bid letter on July 2, 2003. Its initial offer was to purchase 100% of Sylvan's common stock for $11.50 per share. Following such purchase, Sylvan would become a privately held company controlled by Lake Pacific. Of the bid letters received from the four financial entities, Lake Pacific's represented the highest price per share offered for Sylvan's common stock.

     Lake Pacific's offer was subject to several conditions including:

     -- completion of due diligence;

     -- certain members of Sylvan management entering into management agreements;

     -- Dennis C. Zensen entering into an agreement to contribute a portion of his Sylvan stock as part of Lake Pacific's financing in exchange for an equity interest in Sylvan following the consummation of the acquisition;

     -- obtaining sufficient equity financing commitments;

     -- arranging suitable bank financing for Sylvan's existing bank debt; and

     -- the Wynnefield Group entering into a voting agreement pursuant to which it would agree in favor of the transaction.

     At a meeting on July 3, 2003, the financial advisors to the Special Committee reviewed the financial aspects of the Lake Pacific offer and compared the Lake Pacific offer to the other offers that had been received. The financial advisors informed the Special Committee that the Lake Pacific bid was relatively attractive from a financial perspective. The financial advisors also noted that as Lake Pacific had already completed extensive due diligence on Sylvan prior to its July 2nd offer, it was likely that a transaction with Lake Pacific could be consummated relatively quickly.

     Following several discussions in July among Lane Berry, Morgan Joseph and the potential buyers regarding the terms and valuation associated with their respective offers, on July 16, 2003, the Special Committee determined that the Lake Pacific proposal, offering the highest per share consideration of the four outstanding offers, was the most attractive offer. William Voss of Lake Pacific further indicated that it was not prepared to engage in further due diligence investigations or incur other expenses unless the Special Committee granted an adequate period of exclusivity to Lake Pacific. After further discussions between counsel to the Special Committee and counsel to Lake Pacific, the parties entered into an exclusivity agreement on July 24, 2003 providing that Sylvan would negotiate exclusively with Lake Pacific until September 5, 2003. Thereafter, the Special Committee and Lake Pacific conducted numerous negotiations in August 2003 with respect to the terms of the proposed transaction. While substantial progress was made during this period, a number of issues, including pricing terms and certain terms of the merger agreement including the scope of Sylvan's representations and warranties and the aggregate amount of, and events which would lead to the payment of, the termination fee that would be payable if Sylvan terminated the merger agreement, were not resolved. Further discussions ensued and Lake Pacific eventually indicated its willingness to pay $11.50 cash per share to certain "insider" stockholders (i.e., the Wynnefield Group, members of Sylvan's management and members of the Board) for their shares of common stock and $12.00 cash per share to all other stockholders. Lake Pacific submitted a revised bid on August 28, 2003 reflecting the new terms. In light of this revised offer, the Special Committee and Lake Pacific agreed to extend the period of exclusivity to October 7, 2003.

     On September 15, 2003 the Original Snyder Group filed an amendment to its existing Schedule 13D indicating that it had disbanded as a group.

     During September 2003, the Special Committee and its legal and financial advisors conducted numerous negotiations with William Voss of Lake Pacific and its counsel to finalize the transaction documentation. All material outstanding issues were resolved during the course of that month and at a meeting on September 29, 2003, the Special Committee decided that the negotiations with Lake Pacific were sufficiently advanced such that it was appropriate for the Special Committee to schedule a meeting on October 7, 2003 to determine whether to recommend the transaction with Lake Pacific to Sylvan's Board. In addition, at the meeting of the Special Committee on September 29, 2003, each of Lane Berry and Morgan Joseph made separate preliminary presentations to enable the members of the Special Committee to evaluate the then current offer of $12.00 per share from Lake Pacific. The financial advisors discussed the key terms of Lake Pacific's offer including the details of the consideration to be received by certain "insider" stockholders (i.e., the Wynnefield Group, members of Sylvan's management and members of the Board) for their shares of Sylvan common stock and by all other holders of Sylvan common stock, the transaction structure, the principal conditions to completing the transaction and the termination fee. Other than the price per share offered by Lake Pacific, the information with respect to the valuation analyses in the preliminary presentations made by the financial advisors to the Special Committee at this meeting was substantially similar to the information described in the section entitled "Opinions of the Financial Advisors for the Special Committee" beginning on page 35.

     On October 3, 2003, William Voss of Lake Pacific informed the Special Committee that one of its equity co-investors, who had previously agreed to invest $15 million, was no longer planning to participate in the Lake Pacific transaction. As a result, William Voss of Lake Pacific informed the Special Committee that Lake Pacific would be unable to execute a merger agreement on October 7, 2003 unless it included additional financing contingencies. At its meeting on October 7, 2003, the Special Committee discussed the status of Lake Pacific's financing, including its concerns with recommending to Sylvan's Board that Sylvan enter into a sale transaction that lacked adequate financing. The Special Committee was informed by William Voss of Lake Pacific that Lake Pacific was in the process of attempting to find alternative sources of equity financing. The Special Committee, in consultation with its financial advisors and legal counsel, decided not to pursue a definitive agreement with Lake Pacific unless Lake Pacific had a fully financed proposal. The Special Committee agreed to request weekly status reports from Lake Pacific on its progress in obtaining its financing. The period of exclusivity expired on October 7, 2003 and was not renewed.

     During the month of October 2003, the Special Committee and its financial advisors maintained regular contact with Lake Pacific regarding the status of Lake Pacific's efforts to obtain sufficient financing for the transaction.

     On October 27, 2003, Dan Wessels of Cohen & Grigsby (counsel to Snyder), on behalf of Snyder, informed the Special Committee that Snyder, one of the members of the Original Snyder Group, together with one or more other investors (the "New Snyder Group"), was interested in purchasing the company at a price in excess of $12.00 per share. Sylvan management was not a part of the New Snyder Group for purposes of this offer. Mr. Wessels further informed the counsel to the Special Committee that the New Snyder Group's offer would not be subject to any financing contingencies, nor would it require additional time to conduct due diligence on Sylvan. In addition, Mr. Wessels informed the counsel to the Special Committee that although Sylvan management was not part of its investor group, the New Snyder Group expected that some members of the management would roll over a portion of their Sylvan shares into a New Snyder Group-controlled private entity in connection with the transaction. However, management participation was not a condition to the New Snyder Group offer. Thereafter, the Special Committee requested that the New Snyder Group provide a definitive proposal. Discussions continued simultaneously with Lake Pacific regarding the status and terms of its offer.

     On November 5, 2003, through its counsel, the New Snyder Group informed the Special Committee that it was making an offer to pay $12.25 cash per share of Sylvan common stock. The offer was conditioned on the execution of a voting agreement by the Wynnefield Group and Steel Partners reflecting their agreement to vote their shares in favor of a sale of Sylvan to Snyder. The transaction structure contemplated a merger which would result in Sylvan becoming a private company. This offer was not subject to a financing contingency and had fewer other conditions to consummation than the Lake Pacific proposal. The financial advisors and legal counsel to the Special Committee began negotiations with the New Snyder Group. Counsel to the New Snyder Group also informed the counsel to the Special Committee that it had already begun negotiating a voting agreement with each of the Wynnefield Group and Steel Partners and substantial progress had been made on those agreements. From November 5, 2003 through November 10, 2003, the Special Committee and its advisors negotiated the transaction documentation, including the amount of the termination fee, with representatives of the New Snyder Group. By November 10, 2003, there existed general agreement on principal documentation issues relating to the New Snyder Group offer. In addition, counsel to the New Snyder Group informed counsel to the Special Committee that the New Snyder Group was relatively close to reaching an agreement on the principal issues with the Wynnefield Group and Steel Partners.

     At a meeting of the Special Committee on November 9, 2003, each of Lane Berry and Morgan Joseph made separate preliminary presentations which highlighted the key terms of the proposed transaction with the New Snyder Group including details of the consideration to be received by holders of Sylvan common stock, the transaction structure, the principal conditions to completing the transaction and the termination fee. The financial advisors also reviewed with the members of the Special Committee the sales process and the fairness of the merger consideration from a financial point of view. The information in the preliminary presentations made by the financial advisors to the Special Committee at this meeting was substantially similar to the information described in the section entitled "Opinions of the Financial Advisors for the Special Committee" beginning on page 35. Subsequent to the financial advisors' presentations to the Special Committee, on November 9, 2003, William Voss of Lake Pacific informed the Special Committee that it was increasing its offer to $12.50 cash for each share of Sylvan common stock owned by all stockholders of Sylvan. This offer continued to be subject to a financing contingency and was also conditioned on the agreement of Dennis C. Zensen to roll over a portion of his Sylvan common stock (that is, to contribute a portion of his Sylvan common stock to Lake Pacific and not receive cash for these shares in the merger). The Special Committee requested that Lake Pacific provide revised financing commitment letters reflecting the ability to finance the entire amount of consideration implied by the increased per share price. In light of the fact that Lake Pacific's revised offer was conditioned on the participation of Mr. Zensen, representatives of the Special Committee, including its chairman, Mr. Bennett, held discussions with Mr. Zensen on November 10, 2003 to determine the status of his negotiations with Lake Pacific. During these discussions, Mr. Zensen informed the Special Committee that several important issues were unresolved with respect to his equity contribution in connection with the Lake Pacific offer. Specifically, Mr. Zensen noted that he was having difficulty reaching agreement with Lake Pacific on the size of his equity contribution, the terms of that contribution and the restrictions proposed by Lake Pacific on his ability to sell his contributed equity following the consummation of the merger. In addition, Mr. Zensen indicated that, due to the difficult nature of the negotiations with Lake Pacific, he had developed reservations regarding his ability and willingness to be employed by an entity controlled by Lake Pacific following the merger or become an investor in such entity. Mr. Zensen stated that in light of these outstanding issues and Lake Pacific's position on the issues, it was unlikely that he would be able to reach an agreement with Lake Pacific within a reasonable period of time, if at all. Later on November 10, 2003, the Special Committee met and discussed the status of the New Snyder Group and Lake Pacific offers. The Special Committee noted that it had not received the revised financing commitment letters it had requested from Lake Pacific and that, based on the discussions with Mr. Zensen, it was apparent that significant uncertainty existed regarding his participation in the Lake Pacific transaction. At this meeting, the Special Committee expressed concern that the New Snyder Group would withdraw its offer if the Special Committee did not reach a decision quickly. The Special Committee noted the negotiating history with the Old Snyder Group and, in particular, the repeated complaints about delays from the representatives of the Old Snyder Group, culminating in the Old Snyder Group withdrawing its offer, citing the delays of the Special Committee process. The Special Committee also noted that the merger agreement in connection with the New Snyder Group transaction had been finalized and that the New Snyder Group appeared to have nearly completed negotiating a voting agreement with the Wynnefield Group and Steel Partners. After considering these factors, the Special Committee determined that it was appropriate to schedule a meeting for the following day to determine which offer to recommend to the Board.

     At a meeting on November 11, 2003, the Special Committee considered Lake Pacific's revised $12.50 per share offer price, the lack of information with respect to the offer's financing and Mr. Zensen's unresolved equity contribution issues that were associated with the Lake Pacific offer. The Special Committee and its advisors also reviewed the terms, price and status of the New Snyder Group offer. The financial advisors noted that, based on the negotiating history with the Old Synder Group, there was a risk that the New Synder Group would withdraw its offer if the Special Committee did not act quickly. The Special Committee considered the fact that Lake Pacific has increased its offer to $12.50 per share, which exceeded the New Snyder Group's offer of $12.25 per share. The Special Committee noted that the Lake Pacific offer was subject to a financing contingency and was conditioned on Mr. Zensen's contribution of a portion of his Sylvan shares and considered Mr. Zensen's statements that he was unlikely to reach an agreement with Lake Pacific within a reasonable period of time, if at all. The Special Committee further noted that the New Snyder Group offer was not subject to a financing contingency and did not require agreements with Sylvan management. The Special Committee concluded that the

New Snyder Group offer had a higher likelihood of successful consummation than the Lake Pacific offer. Given the greater likelihood of consummating the New Snyder Group offer, the Special Committee, in consultation with its financial advisors and legal counsel, determined that the New Snyder Group offer was superior to the Lake Pacific offer, even taking into consideration that Lake Pacific's offer exceeded the New Snyder Group's offer by $0.25 per share.

     The Special Committee then began deliberating whether to recommend the transaction with the New Snyder Group to the Board. Legal counsel to the Special Committee reviewed with the Special Committee its fiduciary duties, the terms of the New Snyder Group transaction and the structure of the New Snyder Group transaction, including the terms of the New Snyder Group's proposed arrangements with the Wynnefield Group and Steel Partners. Each of Lane Berry and Morgan Joseph made preliminary presentations to the members of the Special Committee and reviewed the sales process and the fairness of the merger consideration from a financial point of view. The financial advisors discussed the key terms of the proposed transaction including details of the consideration to be received by holders of Sylvan common stock, the transaction structure, the principal conditions to completing the transaction and the termination fee. The information in the preliminary presentations made by the financial advisors to the Special Committee at this meeting was substantially similar to the information described in the section entitled "Opinions of the Financial Advisors for the Special Committee" beginning on page 35. Representatives of Lane Berry and Morgan Joseph also rendered to the members of the Special Committee their respective oral opinions that, as of that date and based on and subject to the factors and assumptions described in their respective opinions, the merger consideration was fair, from a financial point of view, to the holders of Sylvan common stock (other than the continuing stockholders, the Wynnefield Group, Steel Partners, and their respective affiliates). After extensive discussion and consideration, the Special Committee unanimously determined that the merger agreement with the New Snyder Group and the related merger were advisable and in the best interests of the stockholders of Sylvan and that the consideration to be received in the merger by the Sylvan stockholders (other than the continuing stockholders, the Wynnefield Group, Steel Partners, and their respective affiliates) was fair. The Special Committee unanimously resolved to recommend to the Board that it approve the merger agreement with Snyder and the related merger.

     Thereafter, at its meeting on November 11, 2003, the Board considered the Special Committee's recommendations. Legal counsel to the Special Committee presented the terms of the New Snyder Group transaction. The financial advisors reviewed the sales process and rendered their respective oral opinions that, as of that date and based on and subject to the factors and assumptions described in their respective opinions, the merger consideration was fair, from a financial point of view, to the holders of Sylvan common stock (other than the continuing stockholders, the Wynnefield Group, Steel Partners, and their respective affiliates). After discussion and deliberation, the Board determined that the merger agreement with the New Snyder Group and the related merger were advisable and in the best interests of the stockholders of Sylvan and that the consideration to be received in the merger by the stockholders (other than the continuing stockholders, the Wynnefield Group, Steel Partners, and their respective affiliates) was fair. The Board resolved that the merger agreement and the related merger should be submitted to a special meeting of the stockholders and resolved to recommend to the stockholders that they approve the merger agreement and the related merger. William L. Bennett, Jeanine C. Heller and Nelson Obus voted in favor of the merger agreement and the related merger. Dennis C. Zensen, Virgil H. Jurgensmeyer and Monir K. Elzalaki abstained from the vote on the merger agreement and the related merger due to their potential conflicts of interest. All of the abstaining directors indicated that they were supportive of the transaction.

     On November 11, 2003, after the meetings of the Special Committee and the Board, counsel to the Special Committee was informed by the New Snyder Group's counsel that Steel Partners was unwilling to enter into a voting agreement with the New Snyder Group and, as a result, the New Snyder Group would not execute the merger agreement until an agreement was reached with Steel Partners. The New Snyder Group informed the Special Committee it would make all efforts to reach an agreement with Steel Partners and execute the merger agreement as quickly as possible.

     In light of the uncertainty surrounding the transaction, on the morning of November 12, 2003, each of the Special Committee and the Board met and rescinded the resolutions passed at their respective meetings on November 11, 2003.

     The Special Committee continued to monitor the negotiations between the New Snyder Group and Steel Partners and objected to certain provisions in the arrangements between Snyder and the Wynnefield Group which, in light of other circumstances, the Special Committee believed might discourage a possible superior proposal. Specifically, the Special Committee objected to a provision in the proposed draft agreement that provided that the New Snyder Group would be entitled to 100% of the excess over $12.25 per share payable to the Wynnefield Group in the event the Special Committee or the Board terminated the merger agreement and entered into an alternative transaction that provided higher per share value to Sylvan stockholders. The Special Committee objected to this provision because it felt that such a provision, combined with Wynnefield Group's right to "put" all of its stock to Snyder upon such alternative transaction, would result in the Wynnefield Group being indifferent to a superior proposal from another party. Subsequently, in response to the Special Committee's concerns, the voting agreement was revised so that the New Snyder Group was only entitled to 50% of the excess over $12.25 per share paid to Wynnefield Group in the event Sylvan entered into an alternative transaction that provided higher per share value to Sylvan stockholders.

     On November 15, 2003, the New Snyder Group informed the Special Committee that it had reached a new agreement with Steel Partners and also had revised its agreement with the Wynnefield Group to address the concerns of the Special Committee. With respect to Steel Partners, in lieu of the voting agreement Snyder entered into an agreement to purchase all but one of the shares of Sylvan common stock owned by Steel Partners for $12.25 cash per share substantially contemporaneously with the execution of the merger agreement between Sylvan and Snyder. That agreement also provided that if Merger Sub subsequently agreed to increase the merger consideration payable in connection with the merger such that Sylvan stockholders were entitled to receive in excess of $12.25 per share of common stock (the amount of any such excess per share being referred to herein as the "Overage"), Merger Sub would, within three business days following the actual consummation of such merger, pay to Steel Partners an amount equal to the product obtained by multiplying (i) the Overage, by (ii) the number of shares purchased from Steel Partners. In addition, Snyder agreed to reimburse Steel Partners $60,000 for its expenses. With respect to the Wynnefield Group, the parties agreed that the Wynnefield Group's voting agreement would require the Wynnefield Group to vote its Sylvan shares in favor of the transaction with the New Snyder Group. In the event that the merger agreement was terminated, the Wynnefield Group's voting obligations would also terminate. In addition, the Wynnefield Group's voting agreement would contain profit sharing provisions pursuant to which, subject to certain conditions, the Wynnefield Group would pay Snyder 50% of the amount exceeding $12.25 per share if any shares of Sylvan common stock held by the Wynnefield Group were sold to any person other than Snyder in an alternative transaction. The voting agreement also provided the Wynnefield Group with the option to sell all of its shares of Sylvan common stock at $12.25 cash per share to the New Snyder Group within 30 days of the merger agreement being terminated as a result of Sylvan entering into an alternative agreement with a third party to purchase Sylvan. In light of this progress, meetings of the Special Committee and the Board were scheduled for November 16, 2003 to evaluate the proposed transaction.

     At a meeting on November 16, 2003, legal counsel to the Special Committee again reviewed the Special Committee's fiduciary duties, the terms of the transaction with the New Snyder Group and its structure and the terms of the agreements the New Snyder Group was entering into with Steel Partners and the Wynnefield Group. Each of Lane Berry and Morgan Joseph, financial advisors to the Special Committee, once again commented on the fairness of the merger consideration from a financial point of view. The information in the presentations made by the financial advisors to the Special Committee at this meeting was substantially similar to the information described in the section entitled "Opinions of the Financial Advisors for the Special Committee" beginning on page 35. Representatives of Lane Berry and Morgan Joseph rendered to the members of the Special Committee their respective oral opinions, that, as of that date and based on and subject to the factors and assumptions described in their respective opinions, the merger consideration was fair, from a financial point of view, to the holders of Sylvan common stock (other than the continuing stockholders, the Wynnefield Group, Steel Partners, and their respective affiliates). After discussion and deliberation, the Special Committee unanimously determined that the merger agreement and the related merger were advisable and in the best interests of the stockholders of Sylvan and that the consideration to be received in the merger by the Sylvan stockholders (other than the continuing stockholders, the Wynnefield Group, Steel Partners, and their respective affiliates) was fair. The Special Committee unanimously resolved to recommend to the Board that it approve the merger agreement and the related merger.

     Thereafter, at its meeting on November 16, 2003, the Board considered the Special Committee's recommendations. Legal counsel to the Special Committee presented the terms of the revised New Snyder Group transaction. Each of the financial advisors to the Board rendered their opinion that, as of that date and based on and subject to the factors and assumptions described in their respective opinions, the merger consideration was fair, from a financial point of view, to the holders of Sylvan stock (other than the continuing stockholders, the Wynnefield Group, Steel Partners, and their respective affiliates). After discussion and deliberation, the Board determined that the merger agreement with the New Snyder Group and the related merger were advisable and in the best interests of the stockholders of Sylvan and that the consideration to be received in the merger by the stockholders (other than the continuing stockholders, the Wynnefield Group, Steel Partners, and their respective affiliates) was fair. The Board resolved that the merger agreement and the related merger should be submitted to a special meeting of the stockholders and resolved to recommend to the stockholders that they approve the merger agreement and the related merger. William L. Bennett, Jeanine C. Heller and Nelson Obus voted in favor of the merger agreement and the related merger. Dennis C. Zensen, Virgil H. Jurgensmeyer and Monir K. Elzalaki abstained from the vote on the merger agreement and the related merger because of their potential conflicts of interest. All of the abstaining directors indicated that they were supportive of the transaction.

     Subsequent to the meeting of the Board, the parties executed the merger agreement described in this proxy statement, Snyder and the Wynnefield Group entered into the voting agreement, and the stock purchase agreement between Snyder and Steel Partners, which had been executed on November 15, 2003 but was subject to execution of the merger agreement, became effective. Immediately thereafter, Sylvan issued a press release announcing the execution of the merger agreement.

     On March 30, 2004, the Special Committee met with its advisors and considered the need to extend the end date of May 1, 2004 in the merger agreement in light of the inability to complete the regulatory process and the proxy solicitation prior to May 1, 2004. After discussions with its advisors, the Special Committee decided that it was advisable and in the best interest of unaffiliated stockholders of Sylvan to approve an extension of the end date in the merger agreement and resolved to recommend that the Board approve the proposed extension. Thereafter, at its meeting on March 30, 2004, the Board discussed the Special Committee's recommendation and the proposed extension of the end date in the merger agreement. The Board unanimously determined that the extension was fair to and in the best interests of unaffiliated Sylvan stockholders and approved the extension of the end date in the merger agreement. William L. Bennett, Jeanine C. Heller and Nelson Obus voted in favor of the amendment to the merger agreement. Dennis C. Zensen, Virgil H. Jurgensmeyer and Monir K. Elzalaki abstained from the vote on the amendment to the merger agreement or did not participate in the meeting because of their potential conflicts of interest.

     Following this meeting, the amendment to the merger agreement was executed. Concurrently with this amendment to the merger agreement, Snyder and the Wynnefield Group held discussions to extend the termination date of the voting agreement. The parties agreed to amend the voting agreement and extend the April 15, 2004 termination date to June 15, 2004. Sylvan and the Wynnefield Group also agreed to amend the agreement regarding the annual meeting, extending the May 26, 2004 and May 27, 2004 dates to July 12, 2004 and July 13, 2004, respectively. Promptly thereafter, Sylvan issued a press release announcing the execution of the amendment to the merger agreement.

  PURPOSE AND REASONS FOR THE MERGER; FAIRNESS OF THE MERGER

     Determinations and Recommendations of the Special Committee and Sylvan Board of Directors; Fairness of the Merger

     At its meeting on November 16, 2003, the Special Committee voted to recommend to the Board that it approve and vote to enter into the merger agreement and the merger. In addition, the Special Committee voted to recommend to Sylvan's stockholders that they vote to approve and adopt the merger agreement and the merger.

     In the course of reaching its decisions regarding the merger agreement and the merger, the Special Committee consulted with its legal counsel and financial advisors and considered the value to be received by Sylvan's stockholders in connection with the merger and Sylvan's current position as a whole, including its current and projected financial condition, its potential for future growth and the current industry, economic and market conditions generally. Specifically, the Special Committee considered the following positive factors which it viewed as supporting its recommendation as to the fairness and advisability of the merger:

     -- The Special Committee's capability to assess the fairness of the merger based on the committee members' familiarity with Sylvan's business, operations, competitive position and prospects and the nature of the industries in which Sylvan participates, both on a historical and a prospective basis.

     -- The Special Committee considered the fact that procedures, including an extensive marketing process, to elicit proposals to acquire Sylvan had been implemented and that numerous discussions had been conducted with likely interested parties in the context of a prolonged and comprehensive process to maximize value.

     -- The Special Committee considered the financial analyses presented by Morgan Joseph and Lane Berry on November 16, 2003, as well as the opinions of Morgan Joseph and Lane Berry delivered to the Special Committee on November 16, 2003, that, as of that date and based on and subject to the factors and assumptions set forth in their respective opinions, the $12.25 cash per share merger consideration was fair, from a financial point of view, to the holders of Sylvan's common stock (other than the continuing stockholders, the Wynnefield Group, Steel Partners, and their respective affiliates). We have described Lane Berry's and Morgan Joseph's opinions in detail under the heading "Special Factors -- Opinions of the Financial Advisors for the Special Committee" beginning on page 35.

     -- The Special Committee considered the historical market prices and recent trading activity of Sylvan's common stock compared to the $12.25 per share merger consideration, including the ten business day average of reported closing bids for Sylvan's common stock ending with the business day prior to November 16, 2003, the day of the public announcement that Snyder had agreed to acquire the shares held by Sylvan's stockholders for $12.25 cash per share, which was $10.05; and that the $12.25 cash per share merger consideration represented a 21.89% premium over such ten business day average price and a 19.34% premium over the average of the closing prices during the 120 business days prior to such announcement. The historical market prices of Sylvan's common stock for these periods were deemed relevant because they indicate the arm's-length trading prices of Sylvan's common stock as determined in the open market.

     -- The Special Committee considered that the $12.25 per share merger consideration exceeded the $10.60 average per share price paid by Sylvan for the 333,321 shares of Sylvan common stock it repurchased over the past two years.

     -- The Special Committee considered alternatives to the merger. None of the alternatives appeared to the Special Committee to be as favorable to the holders of Sylvan common stock as the merger.

     -- The Special Committee considered the competing offer from Lake Pacific of $12.50 cash per share of Sylvan common stock. The Special Committee considered that this offer was subject to financing contingencies and was conditioned on Dennis C. Zensen entering into an agreement with Lake Pacific whereby he would contribute a portion of his Sylvan shares in connection with the proposed transaction in exchange for an equity interest in Sylvan following the consummation of the proposed transaction. The Special Committee considered Mr. Zensen's statements that it was unlikely that he would reach agreement with Lake Pacific regarding his stock contribution within a reasonable period of time, if at all.

     -- The Special Committee considered the fact that consummation of the merger would preclude holders of Sylvan common stock from having the opportunity to participate in Sylvan's future growth prospects, but determined that this lost opportunity was appropriately reflected in the $12.25 per share merger consideration to be paid in connection with the merger, and the immediate liquidity available to Sylvan's stockholders.

     -- The Special Committee reviewed presentations by, and discussion of the terms and conditions of the merger agreement with, its legal counsel and financial advisors.

     -- The Special Committee considered the terms of the merger, including
        Sylvan's right to terminate the merger agreement if the Special Committee or the Board determines in good faith, after receiving the advice of its legal counsel, that a competing transaction is more favorable to Sylvan's stockholders and the fact that the terms of the merger were the product of extensive and vigorous negotiations.

     -- The Special Committee considered the high probability that Snyder would be able to consummate the merger.

     The Special Committee also considered potentially negative factors in its deliberations concerning the merger, including:

     -- The Special Committee considered that Sylvan's stockholders will not participate in any future growth of Sylvan. If Sylvan increases its profitability following the merger, Sylvan's stockholders (other than the stockholders of Merger Sub and Dennis C. Zensen, if he invests in the surviving corporation, as anticipated) will not benefit from any increases in Sylvan's value.

     -- The Special Committee considered that a vote of a majority of Sylvan's unaffiliated stockholders was not required under the terms of the merger agreement in order to approve the merger agreement and the merger. However, because the Special Committee is comprised of independent non-employee directors and retained independent legal counsel and two independent financial advisors to assist it in soliciting interest for Sylvan and negotiating on behalf of the unaffiliated stockholders, the Special Committee believed that it was able to adequately represent the interests of the unaffiliated stockholders.

     -- On November 9, 2003, Lake Pacific increased its offer up to $12.50 cash for each share of Sylvan common stock owned by all stockholders of Sylvan.

     -- The Special Committee considered that Sylvan would be required to pay
        Snyder a termination fee if the merger agreement is terminated under some circumstances, including if Sylvan terminates the merger agreement to accept a superior proposal, and that Sylvan's obligation to pay the termination fee might discourage competing acquisition proposals.

     -- The Special Committee considered the terms of the arrangements with Steel Partners and the Wynnefield Group and the potentially negative effect that these terms have on the ability of the Special Committee or the Board to consider and accept a competing transaction.

     -- The Special Committee considered the fact that there is the possibility that the merger may not be completed even if approved by Sylvan's stockholders as a result of a breach of the merger agreement or the failure of a party to satisfy all applicable conditions to complete the merger. A failure to complete the merger would likely adversely impact Sylvan's stock price.

     In light of the factors considered above, the Special Committee determined that the transaction is substantively and procedurally fair to the unaffiliated stockholders of Sylvan. In particular, the Special Committee believed that the factors described above supported its conclusion that the transaction was procedurally fair, despite the absence of a requirement that a majority of unaffiliated stockholders approve the merger, because the Special Committee was composed of the independent non-employee directors, has retained independent legal counsel and two independent financial advisors to assist in its representation of the unaffiliated stockholders, has conducted an extensive process in soliciting interest in Sylvan and vigorously negotiated on behalf of the unaffiliated stockholders of Sylvan.

     The Special Committee adopted the analyses and conclusions reached by Lane Berry and Morgan Joseph that the going concern value of Sylvan was appropriately accounted for in the discounted cash flow analysis, as described in "Opinions of Financial Advisors for the Special Committee -- Lane, Berry & Co. International LLC"; and "Opinions of Financial Advisors for the Special Committee -- Morgan Joseph & Co. Inc." beginning on pages 35 and 40, respectively. The Special Committee did not consider Sylvan's book value ($10.33 per share as of September 28, 2003, considerably below the $12.25 per share merger consideration), because it believed that the book value, which is based on the historical cost value of the company's assets, would not provide a fair value for the business as compared to current period measurements of the company's operational performance. The Special Committee did not consider Sylvan's liquidation value to be a relevant measure of valuation given the stated intention of Snyder to continue the business as a going concern. Continuation of the business as a going concern makes any consideration of liquidation of Sylvan or values that ultimately might be obtained from such a liquidation highly speculative in that such liquidation would require sales of the Sylvan's assets over an extended period of time at prices that would vary subject to market conditions at the time of each such sale. As such, the Special Committee determined that liquidation value would not provide a useful comparison for assessing the fairness of the $12.25 per share merger consideration. Consequently, the Special Committee did not request that Lane Berry or Morgan Joseph evaluate Sylvan's liquidation value.

     In view of the number and wide variety of factors considered in connection with its evaluation of the merger, and the complexity of these matters, the Special Committee did not find it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered. In addition, the Special Committee did not undertake to make any specific determination or to assign any particular weight to any factor, but conducted an overall analysis of the factors described above. In considering the factors described above, individual members of the Special Committee may have given different weight to different factors. The Special Committee considered all these factors together and, on the whole, considered them to be favorable to, and to support, its decisions regarding the merger.

     Determinations and Recommendations of the Board of Directors

     At its meeting on November 16, 2003, the Board, including a majority of the directors who are not employees of Sylvan, voted to approve the merger agreement and the merger and voted to recommend to Sylvan's stockholders that they vote to approve and adopt the merger agreement and the merger. The Board believes that the merger is fair to and in the best interests of our unaffiliated stockholders, has declared that the merger agreement is advisable and recommends adoption and approval of the merger agreement and approval of the merger by our stockholders at the special meeting. In reaching its determination that the merger is fair to and in the best interests of our unaffiliated stockholders, the Board adopted the analysis of the Special Committee as to the fairness of the merger, including the positive and negative factors described above. The Board also adopted the discounted cash flow analysis performed by Lane Berry and Morgan Joseph, as described beginning on pages 39 and 43, respectively, and determined that the going concern value of Sylvan was properly accounted for in that analysis. The Board did not consider Sylvan's book value or liquidation value for the same reasons as those of the Special Committee described above.

     The Board considered the following factors, among others, in deciding to recommend that our stockholders vote "FOR" the adoption and approval of the merger agreement and approval of the merger:

     -- the process conducted by the Special Committee in considering the merger;

     -- the recommendation of the Special Committee;

     -- the factors referred to above as having been taken into account by the Special Committee; and

     -- the fact that the merger consideration and the terms of the merger were the result of vigorous negotiations between the Special Committee, assisted by its two independent financial advisors and independent legal counsel, and representatives of Snyder and their respective advisors.

     In light of the variety of factors considered by the Board and the complexity of these matters, the Board did not find it practicable to, and it did not, quantify, rank or otherwise attempt to assign relative weights to the specific factors considered in reaching its decision, nor did it evaluate whether these factors were of equal importance. In addition, each member of the Board may have given different weights to the various factors.

     Although a vote of a majority of the Company's unaffiliated stockholders is not required to approve the merger agreement and the merger, the Board believes that the merger is procedurally fair to the unaffiliated stockholders because, among other things:

     -- the Special Committee consisted entirely of disinterested directors appointed by the Board to represent solely the interests of our stockholders not affiliated with Snyder, the investors in the New Snyder Group (including Dennis C. Zensen, if he invests in the surviving corporation as anticipated, and Roger Claypoole), the Wynnefield Group or Steel Partners;

     -- committees of disinterested directors are a commonly used mechanism that is recognized under applicable law to help ensure fairness in transactions of this type;

     -- the Special Committee was advised by its independent financial advisors, Lane Berry and Morgan Joseph, to assist its evaluation of the merger and provide it with financial advice;

     -- the Special Committee retained independent legal counsel to advise it in connection with the merger;

     -- the Special Committee engaged in extensive negotiations and deliberations in evaluating the merger and merger consideration; and

     -- the merger consideration and the other terms and conditions of the merger agreement resulted from active bargaining between the Special Committee, assisted by its two independent financial advisors and independent legal counsel, and representatives of Snyder and their respective advisors.

     In addition, the voting provisions of the voting agreement between the Wynnefield Group and Snyder, requiring the Wynnefield Group to vote its shares of Sylvan common stock in favor of the merger, terminate upon termination of the merger agreement. The merger agreement terminates, among other events, if the Special Committee or the Board authorizes Sylvan to enter into a transaction that constitutes a superior proposal. As a result, if the Special Committee or the Board approves a superior proposal, the Wynnefield Group would be free to vote its shares in the manner it deems appropriate and would have an economic incentive to vote in favor of a superior proposal.

     In view of the foregoing, the Board believes that sufficient procedural safeguards exist to ensure fairness of the merger and to permit the Special Committee to effectively represent the interests of our stockholders, and therefore, additional unaffiliated representatives to act on behalf of those stockholders are not necessary.

     Sylvan's Reasons for the Merger

     Sylvan's reasons for the merger are the reasons of the Board, set forth above in the "Determinations and Recommendations of the Board of Directors" beginning on page 28. In addition, there are significant advantages in Sylvan becoming a private company. Specifically, due to the limited liquidity of the shares of Sylvan common stock, Sylvan has not been able to realize fully the benefits of public company status. Sylvan became a public company in 1990 as the result of the spin-off of its shares to stockholders of The Prospect Group, Inc. and has never accessed the public capital markets. In addition, public company status has imposed a number of limitations on Sylvan and its management in conducting Sylvan's operations. Accordingly, as a result of the merger, Sylvan will have greater operating flexibility, allowing management to concentrate on long-term growth and reduce its attention to quarter-to-quarter performance often emphasized by the public markets. In addition, public company status imposes a number of costs on Sylvan that it will not incur as a private company, which the Company recognized when the Board initiated the process of exploring alternatives to maximize stockholder value in March 2002. Specifically, as a private company, Sylvan will not incur the continuing significant audit, legal and personnel costs and fees in order to maintain itself as a public company. Sylvan estimates that these costs totaled approximately $700,000 in 2003. Furthermore, once Sylvan is a private company, management will no longer be required to devote the significant time required to comply with public reporting obligations. In light of the Sarbanes-Oxley Act of 2002, Sylvan expects that if it is to continue as a public company, its costs to maintain itself as such will continue to increase significantly, although this factor did not impact the timing or structure of the proposed transaction. In addition, since all of Sylvan's spawn and mushroom business competitors are private companies, its expenditures of time and money for compliance-related purposes place the company at a cost disadvantage to the competition. In addition, disclosures about such things as product pricing, operating results, capital expenditures and market conditions provide useful information to Sylvan's competitors that it cannot obtain from them, thus placing Sylvan at a market disadvantage to its competitors.

     In reaching a decision as to the structure of the transaction with Snyder, the Board had the following objectives: maximization of value to Sylvan's stockholders (including unaffiliated stockholders), presence of reasonable likelihood of closing and the likelihood of limiting disruption to Sylvan's constituencies (including its customers, suppliers and employees).

     The Board believes that the cash merger contemplated by the merger agreement, pursuant to which Merger Sub will merge with and into Sylvan and Sylvan will be the surviving entity, meets the Board's objectives.

     The Snyder Entities' Position as to the Fairness of the Merger

     Under a potential interpretation of the rules governing "going private" transactions, Snyder and Merger Sub, sometimes referred to in the following text as the Snyder Entities, may be required to express their beliefs as to the fairness of the merger to Sylvan's unaffiliated public stockholders.

     The Snyder Entities have not undertaken any formal evaluation of the fairness of the merger to Sylvan's unaffiliated public stockholders. However, based on the factors noted below, taken as a whole, each of the Snyder Entities believes that the terms of the merger agreement and the proposed merger are substantively and procedurally fair to Sylvan's unaffiliated public stockholders. In forming their beliefs as to the fairness of the merger agreement and the proposed merger to Sylvan's unaffiliated public stockholders, the Snyder Entities considered, among others, the following positive factors:

     -- the approval of the merger agreement by Sylvan's Board (including a majority of the directors who are not employees of Sylvan) and the Special Committee;

     -- the fact that Sylvan's Board decided to pursue the proposed transaction following the consideration of at least one alternative proposal and attempts to identify other potential buyers over an extended period of time;

     -- the fact that Sylvan and the Special Committee, with the advice of experienced legal counsel, implemented procedures to elicit proposals to acquire Sylvan and conducted numerous discussions with likely interested parties in the context of a prolonged and comprehensive process to maximize value;

     -- the right of Sylvan, under the merger agreement, to terminate the merger agreement if the Special Committee or the Board determines in good faith, after receiving the advice of its legal counsel, that a competing transaction is more favorable to Sylvan's stockholders, and the fact that the voting provisions of the voting agreement with the Wynnefield Group would terminate upon any such termination of the merger agreement;

     -- the fact that the $12.25 per share price to be paid in the merger is (i)
        $1.25 per share higher than the offer made by the Original Snyder Group earlier in 2003, (ii) the same as the $12.25 per share paid by the Snyder Entities under the stock purchase agreement with Steel Partners, which represents the only other purchase of Sylvan common stock made by either Snyder Entity within the last two years, and (iii) between $1.75 and $0.38 per share higher than the low and high range of stock repurchases made by Sylvan within the last two years (as more fully described on page 83).

     -- the relationship between the $12.25 price per share to be paid in the merger and the recent and historical market prices of Sylvan's common stock, including the fact that the $12.25 per share merger consideration represents approximately:

          -- a 21.89% premium over $10.05, which was the ten business day average of reported closing bids for Sylvan's common stock ending with the business day prior to November 16, 2003, the day of the public announcement that Snyder had agreed to acquire the shares held by Sylvan's stockholders for $12.25 cash per share;

          -- a 19.34% premium over the average of the closing prices during the 120 business days prior to such announcement; and

          -- a 25.00% premium over $9.80, which was the closing price of Sylvan's common stock on April 15, 2003, the business day prior to the public announcement of the Original Snyder Group's nonbinding indication of interest to purchase all of Sylvan's common stock;

     -- the written opinions of Lane Berry and Morgan Joseph addressed to the Board stating that the $12.25 per share to be received by Sylvan's unaffiliated public stockholders for each share of Sylvan common stock as a result of the merger is fair from a financial point of view; and

     -- indications of support of the $12.25 purchase price per share from two of Sylvan's large and sophisticated stockholders, Steel Partners, which sold all but one of its shares of Sylvan common stock to Merger Sub at $12.25 per share, and the Wynnefield Group, which effectively supported the $12.25 per share purchase price by signing the voting agreement described in "Voting Agreement with Wynnefield Group" beginning on page 71.

     In forming their beliefs as to the fairness of the merger agreement and the proposed merger to Sylvan's unaffiliated public stockholders, the Snyder Entities also considered the following factors, which in isolation may weigh against a determination that the merger is both substantively and procedurally fair:

     -- the merger agreement was not structured so that approval of at least a majority of unaffiliated security holders is required to approve the merger;

     -- on November 9, 2003, Lake Pacific had increased its offer up to $12.50 cash for each share of Sylvan stock owned by all stockholders of Sylvan;

     -- the merger would preclude unaffiliated holders of Sylvan common stock from having the opportunity to participate in Sylvan's future growth prospects;

     -- at the time the merger agreement was signed, holders of approximately
        25.4% of the outstanding shares of Sylvan common stock had committed to vote in favor of the merger through stock ownership; and

     -- pursuant to a voting agreement, holders of an additional 20.8% of the outstanding shares of Sylvan common stock agreed to vote in favor of the merger, although the voting provisions of such voting agreement terminate upon termination of the merger agreement.

     In connection with the Original Snyder Group's $11.00 per share oral indication of interest, Snyder and the other members of the Original Snyder Group considered, among other things, Sylvan's historical revenues, earnings and EBITDA in determining a price per share the Original Snyder Group would be willing to offer. Specifically, they compared various potential offering prices for Sylvan to Sylvan's historical EBITDA to determine what multiple of EBITDA such potential offers would represent. Based on what the Original Snyder Group members believed to be reasonable EBITDA multiples based on the profile of Sylvan, such members, including Snyder, were unwilling to offer more than $11.00 per share. They offered that amount in the anticipation that it would meet with swift approval by Sylvan's major stockholders and by the Special Committee. When this expectation proved incorrect, the Original Snyder Group disbanded. EBITDA analysis played a significantly less influential role with respect to the offer by the New Snyder Group to acquire Sylvan for $12.25 per share. This offer was made in order to exceed the amount the Special Committee had already approved from another bidder (Lake Pacific). Sylvan's historical EBITDA was, however, one of many factors the New Snyder Group had to consider during the New Snyder Group's negotiations with the Special Committee. The New Snyder Group believed that Sylvan's historical EBITDA would affect the amount that Sylvan, as the surviving corporation, would be able to borrow under senior credit facilities. And the New Snyder Group needed to confirm that $12.25 per share did not represent unacceptable EBITDA multiples from a buyer's perspective. The multiples implied in the purchase price that the Snyder Entities were willing to pay relative to Sylvan's historical revenues, earnings and EBITDA support their view as to the fairness of the merger agreement and the proposed merger to Sylvan's unaffiliated stockholders.

     The Snyder Entities believe that the merger is fair to Sylvan's unaffiliated stockholders notwithstanding the higher proposal from Lake Pacific because, based on the description of such proposal as set forth on page 22 of this proxy statement, the Lake Pacific proposal was conditioned on Lake Pacific obtaining financing and reaching final commitments with Dennis C. Zensen and other members of management. By way of contrast, the Snyder Entities' offer was not, and the merger is not, subject to either of these conditions. The Snyder Entities believe it is reasonable to conclude, therefore, that their offer had a greater likelihood of consummation than the Lake Pacific proposal.

     The Snyder Entities believe that the merger is procedurally fair to Sylvan's unaffiliated stockholders notwithstanding that it was not structured to require the approval of at least a majority of unaffiliated security holders for the same reasons and conclusions reached by the Special Committee on such issue, which reasons and conclusions the Snyder Entities expressly adopt.

     The Snyder Entities considered all of the foregoing factors, positive and negative, as a whole, in making their determination that the proposed merger is fair to Sylvan's unaffiliated public stockholders. The Snyder Entities believe that the foregoing analyses and factors provide a reasonable basis upon which to form their respective beliefs that the merger is fair to Sylvan's unaffiliated public stockholders.

     In view of the number and wide variety of factors considered in connection with making a determination as to the fairness of the proposed merger to Sylvan's unaffiliated stockholders, and the complexity of these matters, the Snyder Entities did not find it practicable to, nor did they attempt to, quantify, rank or otherwise assign relative weights to the specific factors they considered.

     The Snyder Entities did not consider Sylvan's net book value or liquidation value to be material to their beliefs regarding the fairness of the merger because it is their view that neither Sylvan's book value nor its liquidation value accurately reflects Sylvan's value in light of the nature of its business and assets. The Snyder Entities' conception of the value of Sylvan relates to its value as a going concern. This would include its ability to generate revenues and cash. Valuations based on net book value and liquidation value do not measure a company's future prospects as a going concern. The Snyder Entities believed that net book value, which is based on the historical cost value of Sylvan's assets, would not provide a fair value for the business as compared to current period measurements of Sylvan's operational performance. The Snyder Entities did not have access to any established liquidation valuation for Sylvan and did not consider performing any kind of liquidation analysis of Sylvan because they did not consider Sylvan's liquidation value to be relevant. The Snyder Entities did not and do not consider it to be relevant because they intend to continue to operate the business as a going concern and because they believe that a liquidation value would be an inaccurate measure of Sylvan's actual value. The Snyder Entities believe that the sum of the likely fair market value of Sylvan's assets, including its intangible assets, minus its liabilities, would likely produce an amount less than the dollar value of the transaction. The Snyder Entities note that Sylvan's audited balance sheets as of the end of its two most recent fiscal years indicate that a substantial portion of Sylvan's assets consist of plant, property and equipment. The Snyder Entities do not know whether Sylvan's property, plant and equipment could be sold or at what price. The Snyder Entities also believe that the liquidation value of Sylvan would be reduced by transaction costs, and indemnities that buyers would typically expect, associated with sales of property, plant and equipment. The Snyder Entities considered their own analysis and the analysis performed by Lane Berry and Morgan Joseph, as reflected in the discounted cash flow analysis, to be appropriate indications of the going concern value of Sylvan. The analyses prepared by Lane Berry and Morgan Joseph indicate that $12.25 was within the range, and in fact on the high side of the range, of fairness to Sylvan's unaffiliated public stockholders. Although the Snyder Entities were not provided with the conclusions and analyses of Lane Berry and Morgan Joseph at the time the Snyder Entities offered $12.25 per share in order to acquire Sylvan, the Snyder Entities expressly adopt the conclusions and analyses of those firms, set forth on pages 35 through 44 of this proxy statement, concerning the going concern value of Sylvan as of November 13, 2003, the date the merger agreement was signed.

     The Snyder Entities do not intend that their stated beliefs as to the fairness of the proposed merger be considered a recommendation on how you should vote or act with respect to the proposed merger. Accordingly, their beliefs should not be construed as a recommendation as to how Sylvan stockholders should vote on the merger.

     The Snyder Entities' Reasons for the Merger

     Under a potential interpretation of the rules governing "going private" transactions, Snyder and Merger Sub may be deemed affiliates of Sylvan and required to express their reasons, and those of their controlling persons, for engaging in the merger with Sylvan. Unless otherwise indicated, the phrase "controlling persons," when used in reference to the Snyder Entities, is intended to include each Snyder Entity's executive officers, directors and controlling stockholders, and the executive officer and directors of each corporation that is a controlling stockholder of either Snyder Entity.

     The Snyder Entities and their controlling persons regard the acquisition of Sylvan as an attractive investment opportunity because they believe that Sylvan's future business prospects can be improved through their active participation in Sylvan's strategic direction and the support of Sylvan's management in the implementation of the business strategy resulting from this participation. The Snyder Entities have a successful history of working closely with and assisting companies in which they have substantial investments. In addition, the Snyder Entities and their controlling persons believe that their ownership of Sylvan after the merger will help provide Sylvan with managerial and ownership stability, thereby instilling greater confidence in Sylvan's customers and suppliers. They believe that their access to capital resources will provide Sylvan with additional resources to capitalize on market opportunities that may arise. These market opportunities could include acquisitions and opportunities for capital expenditures. The Snyder Entities also believe that Sylvan will benefit financially and operationally by eliminating the costs and regulatory burdens of Securities and Exchange Commission registration and Nasdaq Stock Market listing of its common stock, which they believe, based on Sylvan's estimates, to be at least $700,000 per year. The Snyder Entities and their controlling persons' assessment of the risks and benefits of the merger is based upon publicly available information regarding Sylvan, the Snyder Entities' due diligence investigation of, and information provided by, Sylvan, and the Snyder Entities' and their controlling persons' business and investment experience. Although the Snyder Entities and their controlling persons believe that there will be significant opportunities associated with their investment in Sylvan, there are also substantial risks that such opportunities may not be fully realized.

     The Snyder Entities preliminarily considered two alternative structures for acquiring Sylvan, a two-step transaction involving a cash tender offer followed by a back-end merger and the one-step cash merger described in this proxy statement. The Snyder Entities chose not to utilize the two-step method for several reasons. They believed that a two-step method would involve significant additional legal, accounting, printing and other expenses because it requires preparation not only of a proxy or information statement but also tender offer documentation required by applicable rules promulgated by the Securities and Exchange Commission. The two-step process is typically utilized by acquirors in order to obtain a controlling interest in the acquired entity, thereby assuring completion of a back-end merger, in a relatively short period of time, thereby reducing the likelihood of competing bids. The Snyder Entities believed that it was unnecessary to engage in a two-step transaction in this instance because Sylvan had searched for potential buyers over an extended period of time and it appeared unlikely that a competing bidder would emerge following public announcement of the proposed merger. In addition, at the time the Snyder Entities' made their offer of $12.25 per share, a one-step merger agreement had already been substantially negotiated between Sylvan and Lake Pacific, and the Snyder Entities' offer, based on that same structure, simplified the process. The Snyder Entities also believed that the one-step transaction they chose to pursue had a reasonable likelihood of closing because the $12.25 per share merger price, which the Snyder Entities believe is fair to Sylvan's stockholders, had been accepted by two of Sylvan's largest and financially sophisticated stockholders, the Wynnefield Group and Steel Partners.

     The Snyder Entities' primary motivation for engaging in the transaction at this time was their desire not to lose the opportunity to acquire what they perceived as an attractive investment opportunity after they became aware of the offer from Lake Pacific to acquire Sylvan.

     Dennis C. Zensen's Position as to the Fairness of the Merger

     Under a potential interpretation of the rules governing "going private" transactions, Mr. Zensen may be deemed a "participant" in this transaction and required to express his beliefs as to the fairness of the merger to Sylvan's unaffiliated public stockholders.

     Mr. Zensen has not undertaken any independent, formal evaluation of the fairness of the merger to Sylvan's unaffiliated public stockholders. However, based upon his perceptions of the reasonableness of the conclusions and analyses of Sylvan's Board and the Special Committee, which conclusions and analyses he expressly adopts as his own, and the other factors noted below, Mr. Zensen believes that the terms of the merger agreement and the proposed merger are substantively and procedurally fair to Sylvan's unaffiliated public stockholders. In forming his belief as to the fairness of the merger agreement and the proposed merger to Sylvan's unaffiliated public stockholders, Mr. Zensen also considered, as a whole, the factors considered by the Snyder Entities and their conclusions and analyses, and expressly adopts their conclusions and analyses as his own. See "Special

Factors -- The Snyder Entities' Position as to the Fairness of the Merger" beginning on page 30. In addition, he considered that the $12.25 per share purchase price represents an 19% premium over Sylvan's net book value at September 28, 2003, and a 28% premium over net book value at March 30, 2003. However, because of the period-to-period variability of the calculation in Sylvan's case, he did not assign to it any material significance. Mr. Zensen made no attempt to determine Sylvan's going concern value because he believes that a substantial portion of such value is derived from difficult-to-appraise assets, such as its spore cultures collection, proprietary spawn production refinements and microbiological know-how. Mr. Zensen did not consider Sylvan's liquidation value to be relevant because it ignores his expectation that Sylvan's operations will not be disrupted by the merger. Mr. Zensen did not consider any negative aspects of the transaction beyond those reflected in the conclusions and analyses of Sylvan's Board and the Special Committee. Mr. Zensen believes that such conclusions, analyses and factors provide a reasonable basis upon which to form his belief that the merger is fair to Sylvan's unaffiliated public stockholders. In view of the number and wide variety of factors considered in connection with making a determination as to the fairness of the proposed merger to Sylvan's unaffiliated stockholders, and the complexity of these matters, Mr. Zensen did not find it practicable to, nor did he attempt to, quantify, rank or otherwise assign relative weights to the specific factors that were considered. Mr. Zensen does not intend that his stated beliefs as to the fairness of the proposed merger be considered a recommendation on how you should vote or act with respect to the proposed merger. Accordingly, his belief should not be construed as a recommendation as to how Sylvan stockholders should vote on the merger.

     Dennis C. Zensen's Reasons for the Merger

     Under the rules governing "going private" transactions, Mr. Zensen may be deemed a "participant" in this transaction and required to express his reasons for engaging in the merger with Sylvan. Mr. Zensen's reasons for entering into and consummating the merger were his belief that the merger will improve Sylvan's business prospects for the benefit of the company's customers, suppliers and employees and his perception that the Snyder Entities will provide valuable guidance and support to the company as Sylvan develops and implements future business strategies. Mr. Zensen believes that improvements in Sylvan's business prospects will be accomplished in several ways, including by (i) applying the administrative time and costs that are now associated with being a public company, directly toward the achievement of Sylvan's operational goals;
(ii) restoring in Sylvan's customers, suppliers and employees a confidence in the company's continuity and stability that he believes has been eroded over the last few years by the publicity surrounding the company's efforts to achieve strategic changes; and (iii) rendering financial and operations information that is now required to be made public as confidential, thereby improving Sylvan's competitive position in a mushroom products industry that is dominated by privately-owned entities.

     Mr. Zensen believes that the timing of the transaction is appropriate because he anticipates that if Sylvan continues as a public company its current profit margins will continue to be adversely impacted by audit fee increases, directors and officers insurance premium increases, higher board-related costs and higher management and staffing costs incurred in connection with its compliance with the reporting and other mandates of being a public company. In addition, he believed such costs might further increase with the adoption of the Sarbanes-Oxley Act of 2002, although this factor did not impact the timing or structure of the proposed transaction. Since all of Sylvan's spawn and mushroom business competitors are private companies, its annual compliance-related expenditures of approximately $700,000, along with as-yet unestimated future increases, place Sylvan at an operating cost disadvantage to its competition. In addition, disclosures about such matters as product pricing, operations results, capital expenditures and market conditions provide useful information to its competitors that it cannot obtain from them, thus placing Sylvan at a market disadvantage in this current intensely competitive environment.

     Mr. Zensen also regards his participation in the surviving corporation as an attractive investment opportunity for substantially the same reasons as the Snyder Entities. See "Special Factors -- The Snyder Entities' Reasons for the Merger" beginning on page 32. In addition, Mr. Zensen views his participation in the surviving corporation as an attractive employment opportunity.

     Mr. Zensen had the same objectives as the Board with respect to the structure of the transaction, as described above, and he believes that the cash merger contemplated by the merger agreement, pursuant to which Merger Sub will merge with and into Sylvan and Sylvan will be the surviving entity, meets those objectives.

  OPINIONS OF THE FINANCIAL ADVISORS FOR THE SPECIAL COMMITTEE

     Lane, Berry & Co. International, LLC

     Lane Berry, as part of its engagement as a financial advisor to the Special Committee, rendered its opinion to the Special Committee and Sylvan's Board that, as of November 16, 2003 and based upon and subject to the factors and assumptions set forth in its opinion, the consideration of $12.25 per share in cash to be received by the holders of Sylvan common stock other than Dennis C. Zensen, Virgil Jurgensmeyer, Monir Elzalaki, Roger Claypoole, Nelson Obus, Wynnefield Capital, Steel Partners, Snyder, Merger Sub and their respective affiliates under the merger agreement is fair, from a financial point of view, to such holders.

     The following is a summary of the financial analyses performed by Lane Berry in connection with its opinion dated November 16, 2003. This summary does not represent a complete description of the analyses performed by Lane Berry.

     THE FULL TEXT OF THE WRITTEN OPINION OF LANE BERRY, DATED NOVEMBER 16, 2003, WHICH SETS FORTH ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS APPENDIX C TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. SYLVAN'S STOCKHOLDERS ARE URGED TO READ THE OPINION CAREFULLY AND IN ITS ENTIRETY. LANE BERRY PROVIDED ITS OPINION FOR THE INFORMATION AND ASSISTANCE OF THE SPECIAL COMMITTEE AND SYLVAN'S BOARD IN CONNECTION WITH ITS CONSIDERATION OF THE MERGER. THE FAIRNESS OPINION REFERRED TO HEREIN DOES NOT ADDRESS THE UNDERLYING MERITS OF THE UNDERLYING DECISION OF SYLVAN TO ENGAGE IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER THE STOCKHOLDER SHOULD VOTE IN FAVOR OF THE PROPOSED MERGER OR ANY MATTER RELATED THERETO. THE CONSIDERATION RECEIVED IN THE MERGER WAS DETERMINED THROUGH NEGOTIATIONS BETWEEN THE SPECIAL COMMITTEE AND SNYDER AND NOT PURSUANT TO RECOMMENDATIONS OF LANE BERRY.

     In connection with rendering the opinion and performing its related financial analyses, Lane Berry has analyzed, among other things, the following:

     -- the merger agreement;

     -- the results of the first sales process conducted by Lane Berry between April 2002 and December 2002;

     -- the results of the second sales process conducted by Lane Berry between April 2003 and November 2003;

     -- Sylvan's annual reports on Form 10-K and Sylvan's quarterly reports on Form 10-Q;

     -- certain internal information and other data relating to Sylvan, including standalone forecasts and projections prepared and provided to Lane Berry by Sylvan's management;

     -- certain other publicly available information concerning Sylvan and the trading markets for Sylvan's common stock;

     -- certain publicly available information concerning other companies engaged in businesses which Lane Berry believes to be generally comparable to Sylvan and the trading markets for certain of these other companies; and

     -- certain publicly available information concerning the terms of recent business combinations which Lane Berry believes to be relevant.

     Lane Berry also interviewed certain members of senior management of Sylvan concerning Sylvan's business and operations, present condition and future prospects and undertook other studies, analyses and investigations as it deemed appropriate under the circumstances.

     In conducting its review and arriving at its opinion, Lane Berry assumed and relied on the accuracy and completeness of the financial and other information supplied or otherwise made available to it from public sources or by Sylvan and did not independently verify this information. Lane Berry further relied on the assurances of Sylvan's management that the information supplied or otherwise made available by Sylvan was prepared on a reasonable basis in accordance with industry practice, and with respect to unaudited or financial planning data, reflected the best currently available estimates and good faith judgments of Sylvan's management as to the future competitive, operating and regulatory environments and Sylvan's expected future financial performance, and that Sylvan's management was not aware of any information or facts that would make the information provided to Lane Berry incomplete or misleading. In addition, Lane Berry did not make or obtain an independent evaluation or appraisal of the assets and liabilities (including any derivative or off-balance-sheet assets and liabilities) of Sylvan or any of its subsidiaries. Lane Berry also assumed that the merger would be consummated in accordance with the terms of the merger agreement. Furthermore, Lane Berry was not requested to, nor did Lane Berry perform a liquidation or net book value analysis.

     Lane Berry's opinion is necessarily based on the economic, market, financial and other conditions as in effect on, and the information and agreements made available to Lane Berry as of the date of the Lane Berry opinion. Subsequent developments may affect the conclusions contained in the written opinion, dated November 16, 2003, and Lane Berry does not have any obligation to update, revise or reaffirm its opinion.

     The following is a summary of the material financial analyses used by Lane Berry in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the financial analyses performed by Lane Berry. In addition, the order of analyses described does not indicate the relative importance or weight given to those analyses conducted by Lane Berry. Some of the summaries of the financial analyses include information presented in tabular format. These tables must be read together with the full text of each summary and are alone not a complete description of Lane Berry's financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before November 16, 2003 and is not necessarily indicative of current market conditions.

     Historical Stock Trading Analysis

     Lane Berry reviewed the historical trading prices and volumes for the Sylvan common stock for the two-year period ended November 14, 2003. Lane Berry analyzed the consideration to be received by holders of Sylvan common stock pursuant to the merger agreement in relation to the closing market price of Sylvan common stock on November 14, 2003. This analysis indicated that the price per share to be paid to Sylvan stockholders pursuant to the merger agreement represented a premium of 21.3% based on the November 14, 2003 closing market price of $10.10 per share. Additionally, the stock trading activity analysis indicated that of the 4.0 million shares that traded during the two-year period ended November 14, 2003:

     -- 207,000, or 5.2%, traded below $10.00 per share;

     -- 995,000, or 25.0% traded between $10.00 and $10.99 per share;

     -- 1,980,000, or 49.7% traded between $11.00 and $11.99 per share;

     -- 170,000, or 4.3% traded between $12.00 and $12.25 per share; and

     -- 634,000, or 15.9%, traded above $12.25 per share.

     Selected Publicly Traded Comparable Companies Analysis

     Using publicly available information and estimates of future financial results published by Wall Street equity research analysts, Lane Berry reviewed and compared certain financial information for Sylvan to the correspond-ing financial information and public market multiples for the following publicly traded corporations in the food processing, fresh produce and agricultural industries:

     -- Archer-Daniels-Midland Company;

     -- Bunge Limited;

     -- Chiquita Brands International, Inc.;

     -- Fresh Del Monte Produce Inc.;

     -- Delta and Pine Land Company; and

     -- Hines Horticulture, Inc.

     Although none of the selected companies is directly comparable to Sylvan, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of Sylvan.

     With respect to the selected comparable companies, Lane Berry calculated:

     -- Fully diluted equity market capitalization;

     -- Total enterprise value, which is equity market capitalization plus net debt and preferred stock (the book value of debt, preferred stock and minority interest less cash, marketable securities and investments in unconsolidated affiliates);

     -- Total enterprise value as a multiple of latest twelve months, or LTM, and estimated calendar years 2003 and 2004 sales;

     -- Total enterprise value as a multiple of latest twelve months and estimated calendar years 2003 and 2004 earnings before interest, taxes and depreciation and amortization, or EBITDA; and

     -- Estimated price to earnings ratios for the latest twelve months and estimated calendar years 2003 and 2004.

     The results of these analyses are summarized as follows:

                                                               TOTAL ENTERPRISE VALUE AS A MULTIPLE OF:
                           EQUITY         TOTAL      -------------------------------------------------------------
                           MARKET       ENTERPRISE                REVENUE                         EBITDA
                       CAPITALIZATION     VALUE      ---------------------------------   -------------------------
                         (000,000)      (000,000)       LTM        2003        2004       LTM    2003      2004
                       --------------   ----------   ---------   ---------   ---------   -----   -----   ---------
Selected Companies
 Range...............  $92-$9,221        $  334-     0.2x-3.0x   0.2x-2.9x   0.2x-2.6x   5.1x-   4.7x-   4.3x-9.3x
                                         $11,054                                         13.0x   11.6x
Selected Companies
 Median..............      $1,229        $ 1,215          0.5x        0.4x        0.4x   6.4x     6.5x        5.2x
The "Transaction"....      $   64        $    94          1.0x        1.0x        1.0x   6.9x     7.2x        6.7x
Sylvan...............      $   52        $    84          0.9x        0.9x        0.9x   6.2x     6.4x        6.0x

                            STOCK PRICE AS A
                              MULTIPLE OF:
                       --------------------------
                                  EPS
                       --------------------------
                        LTM    2003       2004
                       -----   -----   ----------
Selected Companies
 Range...............  6.5x-   2.4x-   6.5x-18.2x
                       28.9x   24.6x
Selected Companies
 Median..............   9.6x   11.3x         9.5x
The "Transaction"....  18.3x   20.0x        16.6x
Sylvan...............  15.1x   16.5x        13.7x

---------------

(1) Net debt plus minority interest assumed to be $29.5 million as of 12/31/03 per Sylvan management's guidance.

     Based upon the selected comparable companies analysis, Lane Berry obtained a range of valuation for Sylvan. Based upon LTM EBITDA and earnings per share as well as projections provided by management of Sylvan of estimated EBITDA and earnings per share for the fiscal years 2003 and 2004, Lane Berry determined that an appropriate range of valuation for Sylvan was $6.00 to $10.55 per share.

     None of the selected comparable companies is identical to Sylvan. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of the results and involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies, and other factors that could affect the public trading dynamics of the comparable companies, as well as that of Sylvan. In addition, the financial projections upon which the multiples of share price to estimated earnings for the calendar years 2003 and 2004 and the multiples of enterprise value to estimated EBITDA for the calendar years 2003 and 2004 for the selected comparable companies are based, depend upon projections prepared by research analysts using only publicly available information. Accordingly, these estimates may or may not prove to be accurate.

     Selected Precedent Transactions Analysis

     Lane Berry analyzed certain publicly available information relating to the following selected transactions in the food processing, fresh produce and agricultural industries since September 1998 listed in reverse chronological order beginning with the most recently announced transaction:

TARGET                                                  ACQUIRER           ANNOUNCEMENT DATE
------                                                  --------           -----------------
Seminis Inc...................................  Fox Paine & Company, LLC   June 2, 2003
ACH Food Companies, Inc.'s Rice Specialties
  Division....................................  Riviana Foods Inc.         February 4, 2003
Dole Food Company, Inc........................  Investor Group             December 18, 2002
Cereol S.A....................................  Bunge Ltd.                 July 22, 2002
Stearns & Lehman, Inc.........................  Kerry Group PLC            January 7, 2002
Gorton's Seafood & Bluewater Seafood..........  Nippon Suisan Kaisha,      August 17, 2001
                                                Ltd.
Sensient Technologies Corp.'s Red Star Yeast &
  Products....................................  Lesaffre et Compagnie      February 20, 2001
Michael Foods, Inc............................  Investor Group             December 21, 2000
ConAgra Foods Inc.'s Armour Food
  Ingredients.................................  Kerry Group PLC            October 17, 2000
Vlasic Foods International, Inc.'s Vlasic
  Farms Fresh Mushrooms Business..............  Moneys Mushrooms Ltd.      December 17, 1999
United Foods, Inc.............................  Pictsweet LLC              September 16, 1998

     Although none of the selected precedent transactions is directly comparable to the Sylvan transaction, the precedent transactions selected, including both going private transactions and other transactions, were chosen because they have target companies with operations that for purposes of analysis may be considered similar to certain operations of Sylvan.

     For each of the selected precedent transactions, Lane Berry calculated and compared total transaction value, which is equity market capitalization plus net debt (the book value of debt and minority interest less cash and marketable securities) as a multiple of the last twelve months revenue and EBITDA.

     The following table presents the results of this analysis:

                                                             TRANSACTION          TV/LTM
                                                                VALUE      ---------------------
                                                              (000,000)     REVENUE     EBITDA
                                                             -----------   ---------   ---------
Selected Companies Range...................................   $24-$2,500   0.3x-1.3x   4.9x-8.8x
Selected Companies Median..................................         $122        0.7x        6.4x

     Based upon the selected precedent transactions analysis, Lane Berry obtained a range of valuation for Sylvan. Based upon Sylvan LTM revenue and EBITDA, Lane Berry determined that an appropriate range of valuation for Sylvan was $6.75 to $13.90 per share.

     LBO Analysis

     Lane Berry also performed a leveraged buyout analysis in which it analyzed the price per share a financial buyer might be willing to offer to purchase Sylvan, assuming a capital structure and required rate of return on the buyer's investment. Lane Berry based its analyses on Sylvan management's estimates and Lane Berry's knowledge of attainable leverage multiples by companies similar in certain respects to Sylvan as well as commitment letters by reputable financial institutions received by potential acquirers of Sylvan. Assuming senior leverage of 3.25x 2003 estimated EBITDA, total leverage of 4.25x 2003 estimated EBITDA, an exit multiple of 5.50x to 6.50x 2008 EBITDA and targeted investor returns of 20% to 30%, the range of present values per share of Sylvan's common stock was $10.25 to $11.50.

     Discounted Cash Flow Analysis

     Lane Berry performed a discounted cash flow analysis on Sylvan using Sylvan management's projections should Sylvan remain a public company. Lane Berry calculated an implied net present value of unlevered free cash flows for Sylvan for the years 2004 through 2008 using discount rates ranging from 12.0% to 14.0%. Lane Berry's selection of the discount rate was based upon the weighted average cost of capital observed by certain selected publicly traded comparable companies, including Archer-Daniels-Midland Company; Bunge Limited; Chiquita Brands International, Inc.; Fresh Del Monte Produce Inc.; Delta and Pine Land Company; and Hines Horticulture, Inc. Although none of the selected companies is directly comparable to Sylvan, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of Sylvan. Lane Berry calculated the implied value per share ranges of Sylvan common stock using Sylvan management's projections and implied terminal value indications in the year 2008 based on multiples ranging from 5.50x EBITDA to 6.50x EBITDA and discounting these terminal values to an implied present value using discount rates ranging from 12.0% to 14.0%. A subset of this analysis focused on discount rates ranging from 12.5% to 13.5% and terminal value multiples ranging from 5.75x to 6.25x indicated a range of implied present values for shares of Sylvan common stock of $11.45 to $13.15 per share.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Lane Berry's opinion. In arriving at its fairness determination, Lane Berry considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Lane Berry made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Sylvan or the contemplated transaction.

     Lane Berry prepared these analyses solely for purposes of Lane Berry providing its opinion to the Special Committee and Sylvan's Board as to the fairness, from a financial point of view, of the consideration to be received under the merger agreement. These analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond control, Lane Berry assumes no responsibility if future results are materially different from those forecast.

     Lane Berry's Experience and Relationship with Sylvan

     Lane Berry, as part of its investment banking business, is continually engaged in performing financial analyses with respect to businesses and their securities. Lane Berry is familiar with Sylvan, having provided certain investment banking and other services to Sylvan from time to time, including having acted as:

     -- its financial advisor in connection with the exploration of strategic alternatives as announced in May 2002; and

     -- financial advisor to the Special Committee in connection with, and having participated in certain of the negotiations leading to, the merger agreement.

     The Special Committee selected Lane Berry on the basis of, among other things, Lane Berry's experience and expertise in mergers and acquisitions matters, commitment of highly experienced senior level professionals to advising the Special Committee, sophistication in dealing with complex transactions, prior satisfactory experience with Lane Berry and its performance on the part of Sylvan in connection with Sylvan's prior efforts to identify a potential acquirer and Lane Berry's independence. Neither Sylvan nor the Special Committee imposed any limits on the scope of Lane Berry's investigations or the procedures to be followed by Lane Berry in rendering its opinion.

     Pursuant to a letter agreement, dated April 23, 2003, the Special Committee engaged Lane Berry to act as its financial advisor to analyze Sylvan's business, operations, financial condition and prospects and review strategic alternatives including a potential sale of Sylvan or other business combination. As part of this engagement, Lane Berry has among other things assisted the Special Committee in identifying and introducing potential buyers, and advised as to the financial terms of the merger. The letter agreement also requires Sylvan to pay Lane Berry a fee of $350,000 upon delivery by Lane Berry of its fairness opinion (which fee is payable regardless of the conclusions expressed therein) and an additional fee payable upon the closing of a transaction equal to 1.5% of the aggregate consideration payable in such transaction or approximately $1,425,000 (before taking into account the $350,000 fairness opinion fee). The $350,000 fairness opinion fee was paid in December 2003 and is fully creditable against the 1.5% additional transaction fee, resulting in a payment of approximately $1,075,000 being due at the closing. In addition, Sylvan has agreed to reimburse Lane Berry for its reasonable expenses, including attorneys' fees and disbursements, and to indemnify Lane Berry and related persons against certain liabilities, including certain liabilities under the federal securities laws. Sylvan paid Lane Berry a total of $115,762 in 2002 and $375,123 in 2003.

     Morgan Joseph & Co. Inc.

     Morgan Joseph rendered its opinion to the Special Committee that, as of November 16, 2003, and based upon and subject to the factors and assumptions set forth in its opinion, the consideration of $12.25 per share in cash to be received by the stockholders of the common stock of Sylvan in the merger, excluding Dennis C. Zensen, Virgil Jurgensmeyer, Monir Elzalaki, Roger Claypoole, Wynnefield Capital, Steel Partners, Snyder, Merger Sub and their respective affiliates, is fair to the stockholders of Sylvan, from a financial point of view.

     The full text of the Morgan Joseph opinion is attached to this proxy statement as Appendix D. The description of the opinion set forth herein is qualified in its entirety by reference to the full text of the opinion set forth in Appendix D. Sylvan stockholders are urged to read the Morgan Joseph opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Morgan Joseph in rendering its opinion. Neither Sylvan nor the Special Committee gave Morgan Joseph any instructions regarding the methodologies to be used, or imposed any limitations on, the preparation of its opinion. The consideration received in the merger was determined through negotiations between the Special Committee and Snyder and not pursuant to recommendations of Morgan Joseph.

     THE MORGAN JOSEPH OPINION IS DIRECTED TO THE SPECIAL COMMITTEE AND TO SYLVAN'S BOARD AND ADDRESSES ONLY THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE CONSIDERATION TO BE RECEIVED BY SYLVAN STOCKHOLDERS AS A RESULT OF THE PROPOSED TRANSACTION. IT DOES NOT ADDRESS THE MERITS OF THE UNDERLYING BUSINESS DECISION OF SYLVAN TO ENGAGE IN THE PROPOSED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SYLVAN STOCKHOLDER AS TO HOW A STOCKHOLDER SHOULD VOTE AT THE SYLVAN STOCKHOLDERS MEETING WITH RESPECT TO THE PROPOSED TRANSACTION OR ANY OTHER MATTER IN CONNECTION WITH THE PROPOSED TRANSACTION.

     In conducting its analysis and arriving at its opinion as described herein, Morgan Joseph reviewed and analyzed, among other things:

     -- the merger agreement;

     -- Sylvan's Annual Reports on Form 10-K for each of the fiscal years in the three-year periods ended December 31, 2002 and the Sylvan's Quarterly Report on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003, and September 28, 2003;

     -- certain financial and other information, including Sylvan's forecasts and the assumptions on which they were based, of Sylvan that was publicly available or provided to us by Sylvan;

     -- the indications of interest received by Sylvan; and

     -- certain internal information and other data relating to Sylvan, its business and prospects, including forecasts and projections, provided to us by management of Sylvan.

Morgan Joseph also met with certain officers and employees of the Sylvan concerning its business, operations, assets, present condition and prospects and undertook such other studies, analyses and investigations as Morgan Joseph deemed appropriate.

     In preparing its opinion, Morgan Joseph assumed and relied upon the accuracy and completeness of the financial and other information, including Sylvan's forecasts and the assumptions on which they were based, used by it and did not attempt independently to verify such information, nor did Morgan Joseph assume any responsibility to do so. Morgan Joseph assumed that Sylvan's forecasts and projections provided to or reviewed by it have been reasonably prepared based on the best current estimates and judgment of Sylvan's management as to the future financial condition and results of operations of Sylvan. Morgan Joseph also assumed that there were no material changes in Sylvan's assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to Morgan Joseph. Morgan Joseph did not conduct a physical inspection of the properties and facilities of Sylvan, nor did it make or obtain any independent evaluation or appraisal of such properties and facilities. Morgan Joseph has also taken into account its assessment of general economic, market and financial conditions and its experience in similar transactions, as well as its experience in securities valuation in general. Morgan Joseph relied on the advice of counsel to the Special Committee and counsel to Sylvan as to all legal matters related to Sylvan, the merger agreement and related documents. Morgan Joseph has assumed that the merger will be completed in a manner that complies in all respects with the applicable provisions of the Securities Exchange Act of 1934 and all other applicable federal and state statues, rules and regulations.

     The Morgan Joseph opinion necessarily is based upon economic, market, financial and other conditions as they exist and can be evaluated on the date of the opinion and does not address the fairness of the proceeds anticipated to be received by Sylvan's stockholders as a result of the merger on any other date.

     The following is a summary of the material financial analyses used by Morgan Joseph in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Morgan Joseph. The order of analyses described does not represent relative importance or weight given to those analyses by Morgan Joseph. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Morgan Joseph's financial analyses.

     Historical Trading Analysis

     Morgan Joseph reviewed the historical trading prices and volumes for Sylvan's common stock since March 3, 1992. Morgan Joseph analyzed the consideration to be received by holders of Sylvan's common stock pursuant to the merger agreement in relation to certain closing market prices of Sylvan. This analysis indicated that the $12.25 price per share to be paid to Sylvan stockholders pursuant to the merger agreement represented:

     -- 142% of the 52-week low trading price of $8.60 per share;

     -- 103% of the 52-week high trading price of $11.95 per share;

     -- 121% of the one-month average closing price of $10.10 per share;

     -- 120% of the 6-month average closing price of $10.21 per share;

     -- 119% of the 12-month average closing price of $10.27 per share;

     -- 65% of the all time trading high on June 17, 1998 of $18.75 per share;
        and

     -- 75% of the five-year trading high on December 28, 1998 of $16.37 per share.

     Selected Comparable Companies Analysis

     Morgan Joseph reviewed and compared certain financial information for Sylvan to the corresponding financial information, ratios and public market multiples for the following publicly traded companies in the grain handling and processing, fruits and vegetables, agriculture inputs and protein industries:

     -- Archer-Daniels-Midland Co.

     -- Bunge Limited

     -- Chiquita Brands International, Inc.

     -- Fresh Del Monte Produce Inc.

     -- Northland Cranberries, Inc.

     -- Delta and Pine Land Co.

     -- Hines Horticulture, Inc.

     -- Cal-Maine Foods, Inc.

     -- Sanderson Farms, Inc.

Although none of the selected companies are directly comparable to Sylvan, the companies included were chosen because they are publicly traded companies that may be considered comparable to Sylvan. These businesses generally operate in similar industries, have similar product lines, distribution channels and end users, and are subject to similar business risks and market dynamics. Comparability was determined based on an evaluation of these and other factors, taken as a whole. Morgan Joseph further limited these comparables to those determined to be most closely comparable to Sylvan. These comparables were:
Bunge Limited, Chiquita Brands International, Inc., Fresh Del Monte Produce Inc. and Hines Horticulture.

     Morgan Joseph also calculated and compared various financial multiples and ratios based on the most recent publicly available information and First Call estimates. The multiples of Sylvan were calculated using the closing price as of November 14, 2003. With respect to these companies, Morgan Joseph calculated:

     -- the closing price as of November 14, 2003 as a percentage of the prior
        52-week high closing market price;

     -- equity market capitalization, which is the market value of common equity
        (on a fully-diluted basis);

     -- enterprise value, which is equity market capitalization plus net debt
        (total debt less cash and cash equivalents), as a multiple of last twelve months, or LTM, revenue, earnings before interest, taxes, depreciation and amortization, or EBITDA, and earnings before interest and taxes, or EBIT; and

     -- equity market capitalization as a multiple of LTM net income and book value.

     The results of these analyses are summarized as follows:

                                                                                         EQUITY MKT CAP/
                                      % OF              ENTERPRISE VALUE/LTM          ----------------------
                                     52-WEEK     ----------------------------------      NET         BOOK
                                      HIGH         SALES      EBITDA        EBIT        INCOME       VALUE
                                   -----------   ---------   ---------   ----------   ----------   ---------
Selected Companies...............  88.3%-97.7%   0.3x-1.0x   4.8x-9.9x   6.1x-16.1x   6.0x-15.0x   1.1x-1.6x
Selected Companies...............        90.6%        0.5x        5.7x         6.9x         9.9x        1.4x
Proposed Transaction.............       121.3%        1.0x        7.1x         7.3x        14.9x        1.0x

     Selected Comparable Transactions Analysis

     Morgan Joseph analyzed certain publicly available information relating to certain relevant pending and completed acquisition transactions announced since May 14, 1999. Morgan Joseph selected transactions involving target companies with operations considered to be generally comparable to Sylvan. From the seventeen deals Morgan Joseph analyzed, four transactions were selected as the most comparable, two of which involved going private transactions:

     -- Savia, S.A. de C.V. acquiring Seminis, Inc., announced December 13, 2002

     -- Investor Group acquiring Dole Food Company, Inc., announced September
        22, 2002

     -- Cal-Maine Foods, Inc. acquiring Smith Farms, Inc., announced September
        15, 1999

     -- Investor Group acquiring Maui Land and Pineapple Co., Inc., announced
        July 2, 1999

     For each of the selected transactions, Morgan Joseph calculated and compared enterprise value as a multiple of LTM Revenue, EBITDA and EBIT.

     The following table presents the results of this analysis:

                                                                     ENTERPRISE VALUE/LTM
                                                              ----------------------------------
                                                                SALES      EBITDA        EBIT
                                                              ---------   ---------   ----------
Selected Companies Range....................................  0.6x-1.4x   6.5x-8.1x   9.1x-13.3x
Selected Companies Median...................................       0.7x        6.5x        10.4x
Proposed Transaction........................................       1.0x        7.1x         7.3x

     Discounted Cash Flow Analysis

     Morgan Joseph performed a discounted cash flow analysis using projections prepared by Sylvan management. Morgan Joseph calculated an implied net present value of free cash flows for Sylvan for the years 2004 through 2008 using discount rates ranging from 12.0% - 14.0%. The net present value in perpetuity beyond 2008 for Sylvan was estimated based on a range of terminal (exit) multiples of 5.0x - 6.5x EBITDA. The discount rates and exit multiples utilized were determined based on an analysis of the capital costs and EBITDA multiples of all selected comparable companies and an assessment of their applicability to Sylvan. These assumptions provided terminal values of $79.0 million to $101.6 million. This analysis indicated a range of implied present values for the shares of Sylvan common stock of $9.23 to $13.60 per share.

     Leveraged Buy-Out Analysis

     Based on management projections, Morgan Joseph performed a leveraged buy-out analysis. The analysis was based on management projections as of September 26, 2003 and Sylvan's balance sheet as of September 28, 2003, as well as certain assumptions regarding capital structure and required investor returns. These assumptions were based on discussions with certain agriculture lenders and Morgan Joseph's experience in transactions of this type. Utilizing these assumptions, Morgan Joseph calculated implied price per share values from $8.69 to $11.03 and implied enterprise values of $83.4 million to $95.8 million.

     Premiums Paid Analysis

     Morgan Joseph conducted an analysis of announced transactions from April 1, 2003 to November 3, 2003 in which transaction value was between $50 million and $150 million. The offer price of $12.25 per share represents a 25% premium to Sylvan's closing price of $9.82 per share on April 12, 2003, the day prior to the announcement of a receipt of an indication of interest for Sylvan's common stock from a group including Sylvan management. Morgan Joseph found the median premiums paid to be 23.9%, 24.3% and 28.6% for 1 day, 1 week and 4 weeks prior to announcement, respectively. A meaningful comparison of the premium implied by the merger to the premiums analyzed is difficult due to the lengthy and public background of the merger.

     The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to a partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Morgan Joseph's opinion. In arriving at its fairness determination, Morgan Joseph considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Morgan Joseph made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. Due to the size, operations, and product focus of Sylvan, no company or transaction used in the above analyses as a comparison is directly comparable to Sylvan or the contemplated transaction.

     Morgan Joseph prepared these analyses solely for purposes of Morgan Joseph's providing its opinion to the Special Committee and to Sylvan's Board as to the fairness from a financial point of view of the consideration under the merger agreement. These analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Sylvan, Morgan Joseph or any other person assumes responsibility if future results are materially different from those forecast.

     Morgan Joseph, as part of its investment banking business, is continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities and private placements as well as for estate, corporate and other purposes. Morgan Joseph does not hold positions in the securities of Sylvan for its own account, nor for the account of customers.

     Pursuant to a letter agreement dated April 23, 2003, the Special Committee engaged Morgan Joseph to act as its financial advisor in connection with an unsolicited proposal to acquire the outstanding common stock of Sylvan. Pursuant to the engagement letter, Sylvan will pay Morgan Joseph a fee of $400,000, to be paid as follows: (i) $100,000 upon the execution of the engagement letter; (ii) $100,000 at the time the Special Committee concludes its deliberations or requests a fairness opinion concerning any proposed transaction; and (iii) the remainder upon the closing of a transaction. The first two $100,000 payments have been made, resulting in a payment of $200,000 being due at the closing. In addition, Sylvan has agreed to reimburse Morgan Joseph for its reasonable out of pocket expenses (including reasonable legal fees and disbursements) and to indemnify Morgan Joseph and its representatives against certain liabilities relating to or arising out of its engagement, including certain liabilities under the federal securities laws. Sylvan did not make any payments to Morgan Joseph in 2002 and paid Morgan Joseph a total of $218,769 in 2003.

  UNAUDITED FINANCIAL PROJECTIONS

     We do not as a matter of course make public our projections as to future performance or earnings. However, in connection with the discussions concerning the proposed merger, we furnished to Lane Berry and Morgan Joseph certain financial forecasts prepared by our management that Lane Berry and Morgan Joseph used in connection with their financial analyses described above. Sylvan's management prepared these projections in connection with the company's consideration of strategic alternatives that resulted in the merger proposal described in this proxy statement.

     Important Information about the Projections

     We did not prepare the projections with a view to public disclosure and we include them in this proxy statement only because this information was used by Lane Berry and Morgan Joseph in connection with their role as advisors to the Special Committee and their opinions regarding the fairness of the merger described in "Special Factors -- Opinions of the Financial Advisors to the Special Committee" beginning on page 35. We did not prepare the projections with a view to compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. Neither our independent auditors nor any other independent accountants have examined or performed any procedures with respect to the projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

     In general, our management's internal financial projections are prepared for internal use and are subjective in many respects and thus susceptible to interpretations and assumptions, all made by our management, with respect to industry performance, general business, economic, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond our control. Accordingly, we cannot assure you that the assumptions made in preparing the projections will be accurate, and actual results may be materially greater or less than those contained in the projections. Therefore, this information should not be relied upon as being necessarily indicative of future results, and you are cautioned not to place undue reliance on the prospective financial information. Except to the extent required under the federal securities laws, we do not intend to make publicly available any update to other revisions to the projections to reflect circumstances existing after the date of the preparation of the projections. See "Summary Term Sheet -- Forward-Looking and Cautionary Statements" beginning on page 14.

     The following table represents the financial projections provided to Lane Berry and Morgan Joseph dated as of November 7, 2003:

                          SYLVAN INC. AND SUBSIDIARIES

                                                          PROJECTION
                                 ------------------------------------------------------------
                                  2003      2004      2005       2006       2007       2008
                                  ----     -------   -------   --------   --------   --------
                                                        (IN THOUSANDS)
Net Sales......................  $95,857   $96,852   $97,670   $100,600   $103,618   $106,727
                                 -------   -------   -------   --------   --------   --------
Operating Costs and Expenses
  Cost of sales................   61,344    61,461    61,795     61,869     62,171     64,036
  Selling and administration...   20,472    20,388    20,495     21,020     21,624     22,245
  Research and development.....    1,244     1,250     1,250      1,308      1,347      1,387
  Depreciation.................    6,268     6,323     5,996      5,726      5,510      5,340
                                 -------   -------   -------   --------   --------   --------
                                  89,328    89,422    89,536     89,923     90,652     93,008
                                 -------   -------   -------   --------   --------   --------
Operating Income...............    6,529     7,430     8,134     10,677     12,966     13,719
Interest Expense and Other.....    1,524     1,385     1,015        620        170       (335)
                                 -------   -------   -------   --------   --------   --------
Income Before Income Taxes.....    5,005     6,045     7,119     10,057     12,796     14,054
Income Taxes...................    1,656     2,116     2,492      3,520      4,479      4,919
                                 -------   -------   -------   --------   --------   --------
Income before Minority
  Interest.....................    3,349     3,929     4,627      6,537      8,317      9,135
Minority Interest..............      184       117       117        117        117        117
                                 -------   -------   -------   --------   --------   --------
Net Income.....................  $ 3,165   $ 3,812   $ 4,510   $  6,420   $  8,200      9,018
                                 =======   =======   =======   ========   ========   ========
EBITDA.........................   13,080    13,953    14,330     16,603     18,676     19,259

     The following are material assumptions relating to the November 7, 2003 projections:

     -- The U.S. mushroom industry will continue the same growth rates as experienced over the past five years. The average annual increase of Agaricus mushrooms sold in the fresh market over the past five years was 2% and the average annual increase in selling prices was 1% according to the U.S. Department of Agriculture report on mushrooms released on August 15, 2003.

     -- The overall spawn products market worldwide will increase at approximately the same rate as the U.S. fresh mushroom market.

     -- Sylvan will maintain its current spawn market share for 2004 and 2005 and increase its market share beginning in 2006. Spawn products growth rates beginning in 2006 are assumed to be 3% annually.

     -- The company's current cost of sales, selling and administrative and research and development expense structures will not be materially different than the cost structure in existence in 2003. Growth rates related to these expenses will be similar to the revenue growth rates except for expenses related to being a publicly held company, which will increase to more than $1.0 million in 2004 from approximately $0.7 million in 2002 and remain at that level for the foreseeable future.

     -- Capital expenditures will consist primarily of maintenance capital and will not exceed $4.0 million annually.

     -- The company will use all excess cash flow to reduce outstanding debt.

  INTERESTS OF CERTAIN PERSONS IN THE MERGER

     When you consider the recommendation of our Board to vote in favor of the merger and the merger agreement, you should keep in mind that our executive officers and certain members of our board have interests in the merger that are in addition to, or different from, the interests of our other stockholders generally. The additional interests of our executive officers and certain directors arise primarily because they will be employed by (in the case of our executive officers) and (in the case of Mr. Zensen) may hold capital stock of the corporation surviving the merger. Except as set forth below, neither the merger agreement nor the merger, however, provides directors or executive officers with any right of continued employment or any special bonuses.

     Directors and Executive Officers of the Surviving Corporation

     It is expected that the members of our current management will serve as members of management of the corporation surviving the merger. All of our current executive officers are expected to serve as executive officers of the corporation surviving the merger, including Dennis C. Zensen. Additionally, it is expected that Mr. Zensen, Virgil H. Jurgensmeyer and a yet to be determined member of Sylvan's management will serve as directors of the surviving corporation after the merger. See "Management of Sylvan Following the Merger" beginning on page 96. Mr. Zensen is currently the president, chief executive officer and chairman of the board of directors of Sylvan. Mr. Jurgensmeyer is currently a director of Sylvan. It is currently anticipated that each of Messrs. Jurgensmeyer, Zensen and the yet to be determined member of management will be reimbursed for expenses they incur in connection with serving on the board. In addition, it is expected that Mr. Jurgensmeyer will receive customary director's fees for such service.

     Indemnification

     Under the terms of the merger agreement, Snyder has agreed to cause the surviving corporation to indemnify and hold harmless Sylvan's present and former officers and directors for acts or omissions occurring before the close of the merger, to the fullest extent permitted by applicable law and under Sylvan's articles of incorporation and by-laws in effect as of the date of the merger agreement. In addition, Snyder or Sylvan has agreed to continue to provide, for a specified period of time, officers' and directors' liability insurance for acts or omissions occurring before the effective time of the merger covering each person currently covered by the insurance on terms, with respect to coverage and amount, no less favorable than those of the policy in effect on the date of the merger agreement. See "Special Factors -- Indemnification and Insurance" beginning on page 51 and "The Merger Agreement -- Covenants of
Snyder -- Indemnification of and Insurance for Sylvan's Directors and Officers" beginning on page 68.

     Change in Control Considerations

     Sylvan has entered into "employment continuation agreements" with certain Sylvan executive officers, Dennis C. Zensen, Monir K. Elzalaki, Donald A. Smith, Gregory J. Verhagen and Gary D. Walker, that provide for severance benefits under specified circumstances in the event of a change of control or a potential change of control. A change of control under each of the employment continuation agreements means:

     -- any person becomes the owner of Sylvan securities possessing 51% or more of the voting power of Sylvan;

     -- the completion of a tender offer of Sylvan securities entitling the holders thereof to 51% or more of the voting power of Sylvan;

     -- a change in 39% or more of the members of the board is made by other than Sylvan or less than 62% of the board members are (1) individuals who were board members immediately prior to the change of control, or
        (2) individuals whose election or nomination for election was approved by a vote of at least two-thirds of the board members then in office who either were board members immediately prior to the change of control or whose election or nomination for election was previously so approved;

     -- the occurrence of a merger, consolidation, share exchange, division, sale or other disposition of assets following which the Sylvan stockholders immediately prior to the transaction cease to hold a majority of the voting power of the surviving entity or, if an asset sale, of each surviving company which immediately following the transaction holds more than 30% of the consolidated assets of Sylvan; or

     -- any other transaction or series of transactions that the board, in its sole discretion, determines is a change of control with respect to the executive.

     A potential change of control under each of the employment continuation agreements occurs if:

     -- any person commences a tender offer for securities representing at least
        51% of the voting power of Sylvan or announces, or otherwise makes known, the intent to commence such a tender offer;

     -- Sylvan enters into agreement which, if consummated, would constitute a change of control; or

     -- a proxy solicitation is commenced by other than Sylvan for the election of Sylvan Board members that, if successful, would effect a change of control.

     If an executive officer subject to a employment continuation agreement is terminated without cause or terminates for good reason following a change of control, or if the executive officer is terminated without cause or terminates for good reason following a potential change of control and a change of control that arises out of such potential change of control occurs within 24 months of termination, Sylvan would make a lump sum payment of the following amount to the executive officer:

     -- the executive officer's earned but unpaid base salary; and

     -- $1,000,000, in the case of Mr. Zensen, and two times, in the case of Messrs. Elzalaki, Smith, Verhagen and Walker, the executive officer's annual rate of base salary in effect at the time of his termination. We refer to this amount as the "Severance Amount."

     Sylvan would also pay the executive officer any vested amounts or benefits owed to the executive officer under Sylvan's employee benefit plans, including any compensation previously deferred and not yet paid and any accrued but unpaid vacation pay, which we refer to as "Accrued Obligations." The Accrued Obligations would be paid in accordance with the terms of the applicable employee benefit plan. In addition, each employment continuation agreement provides that the executive officer and his eligible dependents would continue to be eligible to participate in Sylvan's welfare and fringe benefit plans on the same terms and conditions that would have applied had the executive officer's employment not terminated. If such participation is prohibited, Sylvan will provide comparable benefits under another plan or from its general assets. Coverage will continue until the earlier of (a) the date the executive officer becomes eligible for comparable benefits under a similar plan or program of a subsequent employer, and (b) (1) the 24-month anniversary of the date of termination in the case of Mr. Zensen, and (2) the 12-month anniversary of the date of termination in the case of Messrs. Elzalaki, Smith, Verhagen and Walker.

     Each employment continuation agreement also requires Sylvan to pay to the executive officer an amount, which we refer to as the Success Bonus, if he remains employed by Sylvan from the date on which a potential change of control occurs until the date on which the change of control occurs. Also, the executive is eligible for the Success Bonus if his employment is involuntarily terminated by Sylvan during that period for reasons other than death, disability, retirement or for cause or his employment is voluntarily terminated by him during that period for good reason. The amount of the Success Bonus is: (1) $100,000 in the case of Mr. Zensen, and (2) $50,000 in the case of Messrs. Elzalaki, Smith, Verhagen and Walker.

     The employment continuation agreement with Mr. Zensen also includes provisions for his continued retention as a consultant following his termination of employment for a 24-month period following the date of termination. Mr. Zensen would receive consulting fees of $480,000 in cash, payable in monthly installments of $20,000 for the consulting services, in addition to the reimbursement of reasonable business expenses incurred in providing such services.

     Sylvan may terminate the employment of an executive officer for cause if he is convicted of a felony, if he commits an act of dishonesty or gross misconduct that results or is intended to result in material damage to Sylvan's business or reputation, or if he willfully and continually fails to substantially perform his duties after a written demand for substantial performance is delivered. Following a change of control or potential change of control, an executive officer may terminate his employment for good reason if any of the following occurs without the executive officer's written consent:

     -- the assignment of duties to the executive officer inconsistent in any material adverse respect with respect to the executive officer's position, authority, responsibilities or status, or any removal or failure to re-elect the executive officer to any position;

     -- Sylvan's failure to comply with the compensation and employee benefit provisions of the employment continuation agreement;

     -- the purported termination of employment of the executive officer which is not due to his disability, death, retirement or voluntary termination without good reason, or is not for cause;

     -- the required relocation of the executive officer to an office by more than 50 miles or the required travel on company business to a substantially greater extent than required immediately prior to the change of control; and

     -- Sylvan's failure to obtain assumption of the executive officer's employment continuation agreement by any successor to Sylvan.

     If any amount or benefit paid to an executive officer under his employment continuation agreement or otherwise would result in an excise tax imposed by
Section 4999 of the Internal Revenue Code, then the amount payable to the executive officer under the employment continuation agreement will be increased by an amount necessary to pay the sum of the excise tax, and the amount of any other additional federal tax, including any additional income tax arising as a result of any payment, so that the executive would receive actual payments and benefits, after payment or withholding, in an amount no less than that which would have been received by him if the excise tax were not applicable.

     It is anticipated that Messrs. Zensen, Elzalaki, Smith, Verhagen and Walker will waive these change of control and potential change of control triggers with respect to the proposed merger. However, the employment continuation agreements will remain in place for five years after the merger so that, if a different change of control occurs during the five year period following the closing of the merger, these managers (to the extent their employment with the surviving corporation or its applicable subsidiary has not previously terminated) will be entitled to the benefits of those agreements and their change of control provisions.

     Merger Consideration to be Received by Our Officers and Directors

     Our executive officers and our directors will receive consideration in the merger for their shares of Sylvan common stock and for their stock options with an exercise price of less than $12.25 per share, as follows:

     -- the executive officers of Sylvan (other than those executive officers who are also directors of Sylvan) will receive $12.25 for each of their shares of Sylvan common stock as part of the merger, for an aggregate amount equal to approximately $160,800;

     -- the directors of Sylvan (including directors who are executive officers) and their affiliates will receive $12.25 for each of their shares of Sylvan common stock as part of the merger, for an aggregate amount equal to approximately $22,245,400; and

     -- as of the record date, executive officers and directors of Sylvan held options to purchase an aggregate of 270,002 shares of Sylvan common stock with an exercise price less than $12.25, all of which will become fully vested prior to the effectiveness of the merger. Based on the number of outstanding options on the record date, the aggregate amount to be paid to the executive officers and directors in connection with the conversion of the options will be approximately $678,660.

     Option Vesting

     The merger is a change of control under the Sylvan 1990 Stock Option Plan and 1993 Stock Option Plan for Non-Employee Directors. As a result, each outstanding stock option for Sylvan common stock will automatically vest. Upon the consummation of the merger, holders of the options will be entitled to receive an amount in cash equal to the excess (if any) of $12.25 minus the per share exercise price for the option, multiplied by the number of shares of common stock the holder could have purchased (with full vesting) had the holder exercised the stock option in full.

     Voting Agreement with Wynnefield Group

     One of our directors, Nelson Obus, and certain entities controlled by him (collectively referred to as the Wynnefield Group), entered into a voting agreement with Snyder and Merger Sub on November 16, 2003, pursuant to which the Wynnefield Group agreed, among other things, to vote all shares of Sylvan common stock over which they have direct or indirect voting or investment power in favor of the approval of the merger and against any other acquisition proposal.

     The Wynnefield Group agreed to pay to Snyder 50% of the profit realized by the Wynnefield Group if the merger agreement is terminated under the circumstances described in paragraphs (e), (h) or (j) under "The Merger Agreement -- Termination of Merger Agreement" above and, within 12 months of termination, Sylvan merges with or is acquired by a third party in a transaction in which the holders of Sylvan common stock receive consideration worth more than $12.25 per share.

     Snyder also granted to the Wynnefield Group a put option to sell to Snyder all the shares of Sylvan common stock owned by the Wynnefield Group on the date the voting agreement was executed (1,056,886 shares) at a price of $12.25 per share if the merger agreement is terminated under the circumstances triggering the profit sharing described above. This put option is exercisable for 30 days after the triggering termination. The voting provisions of the voting agreement will terminate upon the earliest to occur of (i) the termination of the merger agreement, (ii) the consummation of the merger, or (iii) April 15, 2004. The April 15, 2004 date was amended to June 15, 2004 by an amendment dated April 1, 2004. In connection with the amendment to the voting agreement, Snyder agreed to reimburse the Wynnefield Group for a portion of its legal expenses in the amount of $20,000. See "Voting Agreement with Wynnefield Group" beginning on page 71.

     Agreement with Wynnefield Group Regarding Annual Meeting

     On December 15, 2003, Sylvan entered into an agreement with Wynnefield Capital, whereby Wynnefield Capital agreed to consent to Sylvan holding its annual meeting on December 29, 2003 and refrain from nominating a competing slate of directors. Pursuant to the agreement, if the merger is not consummated prior to May 26, 2004, Sylvan will hold its 2004 annual meeting of stockholders on May 26, 2004. This agreement was amended on April 1, 2004 by extending the May 26, 2004 date to July 12, 2004. In addition, if the merger agreement is terminated, Sylvan will promptly cause its bylaws to be amended to permit any stockholder or group of stockholders having beneficial ownership of 15% or more of Sylvan's outstanding common stock to call a special meeting of stockholders, including for the purpose of electing directors. Sylvan also agreed that prior to the earlier of May 27, 2004 or the consummation of the merger, Sylvan will not: amend its articles of incorporation or bylaws; take or recommend any action that would impose any restriction or otherwise limit the rights of stockholders; hinder, delay or make more expensive a change in control; or otherwise serve to entrench management or the incumbent Board. The May 27, 2004 date was subsequently amended to July 13, 2004.

     Employment and Benefits

     It is anticipated that all of Sylvan's current executive officers will be offered employment and will become executive officers of the surviving corporation. See "Management of Sylvan Following the Merger" beginning on page
96. None of these executive officers, including Mr. Zensen, will receive employment agreements. It is also anticipated that all of Sylvan's current employees, including all of Sylvan's executive officers, will be offered employment and the opportunity to participate in the surviving corporation's benefit plans.

     Equity Ownership in Surviving Corporation

     Upon the consummation of the merger, each share of Merger Sub's outstanding stock will convert into one share of the surviving corporation's common stock, which will be the only outstanding shares of the surviving corporation. All of the outstanding stock of Merger Sub is currently owned by Snyder. Prior to the merger, Snyder and certain of its affiliates and related individuals are expected to invest a total of $31,967,424 in cash and to contribute approximately 19,800 shares of Sylvan common stock to Merger Sub as equity, in return for which they will receive additional shares of Merger Sub common stock. In addition, it is expected that NEAR L.P., an entity controlled by Roger H. Claypoole and his spouse, will purchase shares of Merger Sub's common stock for $1.0 million in cash prior to closing. Mr. Claypoole is a member of the New Snyder Group, is a director of Merger Sub and is expected to become a director of the surviving corporation. It is also expected that Dennis C. Zensen, president, chief executive officer and chairman of the board of directors of Sylvan, will agree to invest (jointly with his spouse) approximately $6.5 million in Sylvan following the merger in exchange for shares of the surviving corporation's common stock. As a result of these purchases and subsequent conversion and after Mr. Zensen's anticipated investment in Sylvan, the surviving corporation would be owned approximately as follows:

                        STOCKHOLDER                           OWNERSHIP
                        -----------                           ---------
Snyder, Affiliates and Related Individuals..................    83.8%
NEAR L.P. ..................................................     2.2%
Dennis C. Zensen (jointly with his spouse)..................    14.0%

     See "Certain Agreements and Understandings Related to Merger Sub and the Surviving Corporation -- Master Capitalization Agreement" beginning on page 74 and "Certain Agreements and Understandings Related to Merger Sub and the Surviving Corporation -- Executive Stock Purchase Agreement" beginning on page 76.

     Stockholders Agreement

     It is anticipated that, pursuant to the terms of the proposed master capitalization agreement, Snyder, Merger Sub, certain Snyder affiliates and related individuals and NEAR L.P. (an entity controlled by Roger H. Claypoole and his spouse) would agree to enter into a stockholders agreement, to become effective immediately following the consummation of the merger. It is also anticipated that Mr. Zensen will become a party to the stockholders agreement after his anticipated investment in the surviving corporation. The stockholders agreement would provide the stockholders of the surviving corporation, including Mr. Zensen, with certain rights and obligations, including so-called rights of first refusal, tag-along rights, drag-along rights and put and call rights with respect to the shares of the surviving corporation. See "Certain Agreements and Understandings Related to Merger Sub and the Surviving
Corporation -- Stockholders Agreement" beginning on page 76.

  CERTAIN BENEFIT PLANS

     Treatment of Existing Options

     Certain directors, officers and employees have previously received options to acquire shares of Sylvan under two Sylvan stock option plans. At the effective time of the merger, all outstanding options will be canceled. Each such option will be cashed out at the effective time of the merger, in the amount equal to the difference between $12.25 and the exercise price of the option, multiplied by the number of shares to which the option relates.

     The table below shows the number of options currently held by each of Sylvan's executive officers and directors, and all other individuals as a group, and the amounts to be paid to these individuals at the effective time of the merger (assuming vesting of all outstanding options) in exchange for cancellation of these options.

                                                                      PAYMENT AT
                                                                     THE EFFECTIVE
                                                       OUTSTANDING    TIME OF THE
                           NAME                          OPTIONS        MERGER
                           ----                        -----------   -------------
Directors                  William L. Bennett             17,000       $ 13,685
                           Jeanine C. Heller                   0              0
                           Virgil H. Jurgensmeyer          9,000          7,680
                           Nelson Obus                    12,000         23,100
Executive Officers         Dennis C. Zensen               45,000        163,125
                           Donald A. Smith                43,668        109,924
                           Fred Y. Bennitt                     0              0
                           Monir K. Elzalaki              63,334         96,893
                           Gregory J. Verhagen            35,000         80,500
                           Gary D. Walker                 60,000         96,250
                           Michael A. Walton              75,000         87,500
All Other Individuals                                    435,467        361,741

     The actual amounts to be paid to these persons will be reduced by any applicable federal and state income and payroll tax withholding.

  INDEMNIFICATION AND INSURANCE

     Sylvan, as the surviving corporation, will indemnify and hold harmless Sylvan's present and former officers and directors for acts or omissions occurring before the completion of the merger, to the fullest extent permitted by applicable law and under Sylvan's articles of incorporation and by-laws in effect as of the date of the merger agreement. For six years after the effective time of the merger, Snyder or Sylvan, as the surviving corporation, will provide officers' and directors' liability insurance for acts or omissions occurring before the effective time of the merger covering each person currently covered by the insurance on terms, with respect to coverage and amount, no less favorable than those of the policy in effect on the date of the merger agreement. However, Snyder and the surviving corporation will not be required to expend in any one year an amount in excess of 300% of the annual premiums currently paid by Sylvan for its insurance. If the annual premiums of the insurance coverage exceed this amount, Snyder or the surviving corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding this amount.

  CONSEQUENCES OF THE MERGER

     This is a "going private" transaction and upon completion of the merger, Merger Sub will be merged with and into Sylvan, with Sylvan being the surviving corporation. As a result of the merger, Sylvan will no longer be a publicly-traded company and you will no longer have any interest in, and will no longer be a stockholder of, Sylvan and will not have the opportunity to participate in Sylvan's future earnings, profits or growth, if any. If the merger is completed, the stockholders of Merger Sub and, after his anticipated investment in the surviving corporation, Mr. Zensen will own a 100% interest in the surviving corporation's book value and net earnings, if any, and will benefit from any future increases in the surviving corporation's business value. Similarly, the stockholders of Merger Sub and, after his anticipated investment in the surviving corporation, Mr. Zensen will bear the risk of any decrease in this value after the merger and you will not face the risk of a decline in this value after the completion of the merger.

     The following table sets forth the interests of each of Sylvan's existing directors and executive officers, Snyder and Merger Sub in the net book value and net income of Sylvan, based upon the approximate percentage of his, her or its beneficial ownership of Sylvan common stock as of March 24, 2004:

                                        OWNERSHIP PERCENT(1)   NET BOOK VALUE(2)   NET INCOME(3)
                                        --------------------   -----------------   -------------
William L. Bennett....................       *                             --              --
Monir K. Elzalaki.....................          1.4%              $   798,322        $ 39,746
Jeanine C. Heller.....................       *                             --              --
Virgil H. Jurgensmeyer................       *                             --              --
Nelson Obus...........................          20.9               11,917,807         593,351
Dennis C. Zensen......................          14.2                8,097,266         403,138
Donald A. Smith.......................       *                             --              --
Fred Y. Bennitt.......................       *                             --              --
Gregory J. Verhagen...................       *                             --              --
Gary D. Walker........................           1.4                  798,322          39,746
Michael A. Walton.....................           1.5                  855,345          42,585
Snyder................................          10.4(4)             5,930,392         295,256
Merger Sub............................          10.4                5,930,392         295,256

---------------

 * Less than one percent.

(1) Based on 5,155,131 shares of the company's common stock outstanding, except in the case of persons who have options exercisable within 60 days, in whose case the number of shares subject to options exercisable within 60 days are included in the number of shares outstanding in determining such person's ownership percentage in accordance with Securities and Exchange Commission rules. It is not anticipated that these options will be exercised prior to the merger.

(2) Based on Sylvan's stockholders' equity of $57,023,000 as of December 28, 2003 as set forth in the company's most recent Form 10-K.

(3) Based on Sylvan's net income of $2,839,000 for the year ended December 28, 2003 as set forth in the company's most recent Form 10-K.

(4) Represents the ownership interest of Merger Sub in Sylvan. As a controlling shareholder of Merger Sub, Snyder may be deemed to beneficially own all of the shares of Sylvan common stock owned by Merger Sub.

     The following table sets forth for each of Sylvan's existing directors and executive officers, Snyder, certain Snyder affiliates and family members, and NEAR L.P., his, her or its interest in the net book value and net income of Sylvan after the merger, based upon the percentage of his, her or its expected beneficial ownership of capital stock of the surviving corporation:

                                       OWNERSHIP PERCENT(1)   NET BOOK VALUE(2)    NET INCOME(3)
                                       --------------------   ------------------   --------------
William L. Bennett...................            0.0%                     --                 --
Monir K. Elzalaki....................            0.0                      --                 --
Jeanine C. Heller....................            0.0                      --                 --
Virgil H. Jurgensmeyer...............            0.0                      --                 --
Nelson Obus..........................            0.0                      --                 --
Dennis C. Zensen(4)..................          14.04              $6,500,000         $  450,530
Donald A. Smith......................            0.0                      --                 --
Fred Y. Bennitt......................            0.0                      --                 --
Gregory J. Verhagen..................            0.0                      --                 --
Gary D. Walker.......................            0.0                      --                 --
Michael A. Walton....................            0.0                      --                 --
Snyder(5)............................          75.18              34,805,120          2,412,424
Snyder affiliates and family
  members(6).........................           8.63               3,992,550            276,733
NEAR L.P.(7).........................           2.16               1,000,000             69,312

---------------

(1) Based on 5,155,131 shares of the Company's common stock outstanding, except in the case of persons who have options exercisable within 60 days, in whose case the number of shares subject to options exercisable within 60 days are included in the number of shares outstanding in determining such person's ownership percentage in accordance with Securities and Exchange Commission rules. It is not anticipated that these options will be exercised prior to the merger.

(2) Based on Sylvan's unaudited pro forma stockholders' equity of approximately $46.3 million as of December 28, 2003, which gives effect to the merger and related transactions as if such transactions had occurred as of December 28, 2003 and assuming that the merger is treated as a recapitalization. Pro forma stockholders' equity as of December 28, 2003 has been derived by reducing the historical December 28, 2003 stockholders' equity of $57,023,000 by the following: (a) $56.3 million distributed to stockholders to convert to cash approximately 4.6 million shares of Sylvan's common stock; (b) $1.0 million distributed to holders of options to purchase shares of Sylvan's common stock; and (c) $2.1 million of fees and expenses related to the merger. The reductions were offset by the following increases to the historical stockholders' equity: (a) the receipt of $39.5 million in new shareholder equity contributions; and (b) the increase in assets of $9.3 million representing the excess of value distributed in the merger over the net book value at December 28, 2003 prior to the effects of the merger.

(3) Based on Sylvan's unaudited pro forma net income of approximately $3.2 million for the year ended December 28, 2003, which gives effect to the merger and related transactions as if such transactions had occurred as of December 29, 2002 and assuming that the merger is treated as a recapitalization. Pro forma net income for the year ended December 28, 2003 has been derived by (a) reducing the historical December 28, 2003 net income of $2,839,000 by the following: (i) incremental interest expense on the anticipated $44 million senior indebtedness of approximately $735,000 (at an assumed 5.6% average rate); (ii) interest expense on the anticipated $6 million mezzanine financing of approximately $1,080,000 (at an assumed 18%
    rate); and (iii) increased income tax expense of approximately $183,000 (based on an estimated effective rate of 33%), and (b) increasing the historical December 28, 2003 net income by the following: (i) elimination of public and sale related expenses of approximately $1,966,000 and (ii) elimination of certain senior management benefits of approximately $402,000.

(4) Mr. Zensen is not obligated contractually or otherwise to invest in the surviving corporation.

(5) Snyder is a stockholder of Merger Sub, which will no longer be in existence after the merger.

(6) Such Snyder affiliates and family members are expected to become stockholders of Merger Sub, which will no longer be in existence after the merger.

(7) NEAR L.P., an entity controlled by Roger H. Claypoole and his spouse, is expected to become a stockholder of Merger Sub, which will no longer be in existence after the merger.

     The shares of our common stock are currently listed on the Nasdaq Stock Market under the symbol "SYLN." If the merger is completed, the number of shares of our common stock that might otherwise trade publicly will be reduced to zero and our shares will no longer be listed on the Nasdaq Stock Market.

     The shares of our common stock are currently registered under the Securities Exchange Act of 1934. If the merger is completed, Sylvan will terminate the registration of its common stock under the Exchange Act upon completion of the merger. Termination of the registration of the shares of Sylvan common stock under the Exchange Act will substantially reduce the information Sylvan is required to furnish to its stockholders because Sylvan will no longer be required to file periodic and other reports with the Securities and Exchange Commission. In addition, termination of registration under the Exchange Act means that certain provisions of the Exchange Act no longer will be applicable to Sylvan. These include the short-swing profit recovery provisions of Section 16(b), the requirement to furnish proxy statements in connection with stockholders' meetings pursuant to Section 14(a) and the related requirement to furnish an annual report to the stockholders of Sylvan.

     For a description of other effects of the merger, see "Special
Factors -- Plans for Sylvan After the Merger" beginning on page 54, "Special Factors -- Plans for Sylvan if the Merger is Not Completed" beginning on page 55, and "Special Factors -- Material Federal Income Tax Consequences" beginning on page 55.

  PLANS FOR SYLVAN AFTER THE MERGER

     Snyder, Merger Sub, and each of their controlling persons expect that, except as described in this proxy statement, Sylvan's business and operations will be continued after the merger substantially as they are currently conducted. However, these persons expect that they may, from time to time, evaluate and review Sylvan's business, operations and properties and make such changes as they consider appropriate. Except as described in this proxy statement, none of these persons has any present plans or proposals pertaining to Sylvan that relate to or would result in an extraordinary corporate transaction, such as a merger, reorganization, liquidation, sale or transfer of a material amount of assets, or any material change in the present dividend policy, indebtedness or capitalization, or any other material change in Sylvan's corporate structure or business. After the merger, these persons will review proposals or may propose the acquisition or disposition of assets or other changes in Sylvan's business, corporate structure, capitalization, management, indebtedness, or dividend policy they consider to be in Sylvan's best interests. Unless otherwise indicated, the phrase "controlling persons" when used in reference to Snyder and Merger Sub is intended to include each entity's executive officers and directors and controlling stockholders, and the executive officer and directors of each corporation that is a controlling stockholder of either entity.

     It is anticipated that, if the merger is completed, Sylvan's officers immediately prior to the effective time of the merger will be the officers of the surviving corporation at the effective time of the merger. It is anticipated that the directors of the surviving corporation following the effective time of the merger will be Elmer A. Snyder, Mark A. Snyder, Dennis Snyder, Charles Snyder, Jr., David Snyder, Dennis C. Zensen, Roger H. Claypoole, a member of Sylvan's management yet to be determined and Virgil H. Jurgensmeyer.

     Except as described in this proxy statement, Sylvan has not, and Sylvan has been advised by Snyder, Merger Sub and their respective controlling persons that they have not, approved any:

     -- plans or proposals for any extraordinary corporate transaction involving
        Sylvan or any of its subsidiaries;

     -- purchase, sale or transfer of a material amount of assets currently held by Sylvan or any of its subsidiaries after the completion of the merger;

     -- plans or arrangements regarding the indebtedness or capitalization of Sylvan; or

     -- other material change in Sylvan's corporate structure or business.

     If the merger is completed, Sylvan common stock will be removed from registration and Sylvan will cease to be a reporting company under the Exchange Act, and the Sylvan common stock will cease to be quoted through the Nasdaq Stock Market or any other interdealer quotation system.

     Although Snyder believes it is unlikely that it will do so, it reserves the right to change its plans at any time. Accordingly, Snyder may elect to sell, transfer or otherwise dispose of all or any portion of the shares of capital stock of Sylvan after the merger or may decide that, in lieu of the continuation of the business plan, Sylvan should sell, transfer or otherwise dispose of all or any portion of its assets, in any case, to one or more of Snyder's affiliates or to any other party or parties as warranted by future conditions.

  PLANS FOR SYLVAN IF THE MERGER IS NOT COMPLETED

     Our Board is not presently considering any other alternative transaction. If the merger is not completed, our Board expects to continue to operate our business substantially as presently operated. If the merger is not completed, our Board will review all alternatives as to the future strategic direction of the company, taking into account, among other things, the prior indications by the Wynnefield Group of its members' desire for greater representation on the Board.

  MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a summary of material United States federal income tax consequences of the merger to our stockholders whose shares of common stock are held as capital assets and converted into the right to receive $12.25 cash per share in the merger. Because it is a summary, it does not include an analysis of all potential tax effects of the merger.

     For example, this summary:

     -- does not consider the effect of any applicable state, local or foreign tax laws;

     -- does not address all aspects of federal income taxation that may affect particular stockholders differently in light of their particular circumstances;

     -- is not intended for stockholders that may be subject to special federal income tax rules, such as:

          -- insurance companies;

          -- tax-exempt organizations;

          -- financial institutions or broker-dealers;

          -- stockholders who hold their common stock as part of a hedge, straddle or conversion transaction;

          -- stockholders who acquired their common stock pursuant to the exercise of an employee stock option or otherwise as compensation; and

          -- stockholders who are not citizens or residents of the United States or that are foreign corporations, foreign partnerships or foreign estates or trusts as to the United States;

     -- does not address tax consequences to holders of stock options; and

     -- does not address tax consequences to any person who would be treated as constructively owning Sylvan common stock after the merger by reason of the attribution rules of Section 318 of the Internal Revenue Code.

     This summary assumes that stockholders have held their common stock as a "capital asset" under the Internal Revenue Code. This summary is based on the current provisions of the Internal Revenue Code, applicable Treasury Regulations, judicial authorities and administrative rulings and practice. Future legislative, judicial or administrative changes or interpretations could modify the discussion set forth in this summary. Any such changes or interpretations could be retroactive and could affect the tax consequences of the merger to you.

     You are urged to review the following discussion and to consult with your own tax advisor with respect to the particular tax consequences to you of the merger, including the applicability and effect of any state, local or foreign tax laws, and of changes in applicable tax laws.

     Treatment of Holders of Common Stock (other than Merger Sub, Continuing Stockholders and Dennis C. Zensen)

     The exchange of your shares of Sylvan common stock for cash in the merger will be taxable to you. You will recognize a capital gain or loss equal to the difference between (1) the amount of cash you receive in the merger and (2) your tax basis in the common stock. Generally, your tax basis in your common stock will be equal to what you paid for your stock.

     If you are an individual, (1) capital gain will be taxable at a maximum capital gains rate of 15% if you held your shares for more than one year at the time of the merger and (2) capital loss may generally only be offset against capital gains or up to $3,000 per year of ordinary income, with a carryover of capital loss to the extent unused.

     If, as the result of the constructive ownership rules of Section 318 of the Internal Revenue Code, which require that you be treated as owning Sylvan stock that is owned by your family members or by entities in which you own an interest or in which you have an option to acquire an interest, you are treated as having a continuing stock ownership in Sylvan, your tax treatment may be different than discussed above. In which case, we recommend you consult with your own tax advisor to determine the effect of the merger on your individual tax situation.

     Backup Withholding

     You may be subject to backup withholding at the rate of 28% with respect to the gross proceeds you receive from the exchange of your common stock unless you:

     -- are a corporation or other exempt recipient and, when required, establish this exemption; or

     -- provide your correct taxpayer identification number, certify that you are not currently subject to backup withholding and otherwise comply with applicable requirements of the backup withholding rules.

     If you do not provide us with your correct taxpayer identification number, you may be subject to penalties imposed by the Internal Revenue Service. Any amount withheld under these rules will be creditable against your federal income tax liability, provided that you forward appropriate information to the Internal Revenue Service. We will report to you and to the Internal Revenue Service the amount of any reportable payment made to you (including payments made to you pursuant to the merger) and any amount withheld pursuant to the merger.

     Treatment of Continuing Stockholders

     It is contemplated that the shareholders of Merger Sub immediately prior to the consummation of the merger will, as a result of the merger, become stockholders of the surviving corporation. Snyder is currently the only shareholder of Merger Sub. Prior to the merger, it is anticipated that Snyder, NEAR L.P. (an entity controlled by Roger H. Claypoole and his spouse) and certain Snyder affiliates and family members will acquire additional shares of Merger Sub, either in exchange for:

     -- an investment of cash in Merger Sub; and/or

     -- the contribution of shares of Sylvan common stock held by such persons to Merger Sub.

See "Special Factors -- Source and Amount of Funds, Financing for the Merger" beginning on page 57, and "Certain Agreements and Understandings Related to Merger Sub and the Surviving Corporation" beginning on page 74. As a result of the foregoing, certain persons who directly or indirectly owned shares of Sylvan common stock prior to the merger will continue as stockholders of the surviving corporation. Such persons are referred to in this proxy statement as the "continuing stockholders". The term "continuing stockholders" is not intended to include Mr. Zensen, who is only anticipated to become a stockholder of the surviving corporation after the merger is consummated. See "Treatment of Dennis
C. Zensen" beginning on page 57.

     The tax provisions applicable to the continuing stockholders are complex and the following discussion is intended only to provide a limited summary of the applicable tax provisions. Continuing stockholders should consult their own tax advisors to determine the effect of the merger and related transactions on their individual tax situation, including any federal, state, local or foreign tax consequences.

     The merger and related transactions will generally not be a taxable event for the continuing stockholders. The continuing stockholders who (1) contribute their shares in Sylvan to Merger Sub immediately before the merger and who subsequently receive new Sylvan shares as a result of the merger and (2) do not receive any cash for any of their shares will not recognize gain or loss on the exchange and will have a basis in their new Sylvan shares equal to the basis in their Sylvan shares contributed to Merger Sub. If a continuing stockholder does receive cash or a related party to a continuing stockholder receives cash in exchange for some or all of his/her Sylvan shares, the merger and related transactions may be taxable either (1) as a dividend to the extent of the lesser of cash received or our accumulated earnings and profits or (2) as a gain on the exchange of Sylvan shares for the cash received. Each such person's basis in the Sylvan shares will equal the cash price paid by it for Merger Sub shares.

     Treatment of Sylvan and Snyder

     The merger will cause an "ownership change" for the purposes of Section 382 of the Internal Revenue Code. As a result, Sylvan's use of pre-merger tax net operating losses and certain other tax attributes will be limited following the merger. However, because Sylvan does not expect to have significant federal net operating losses available to be carried forward to post-merger tax years, this limitation is not expected to have a material impact on Sylvan. The merger should not cause any other material federal tax consequence to Sylvan or Snyder.

     Treatment of Merger Sub

     For federal income tax purposes, the Merger Sub will have a transitory existence, and the Merger Sub should be treated as not having participated in a taxable event and as not having realized taxable income or loss as a result of its participation in the merger.

     The shares of Sylvan held by Merger Sub prior to merger as a result of (1) Merger Sub's prior acquisition of Sylvan shares and (2) the contribution of Sylvan shares by certain Snyder affiliates and family members will be cancelled in the merger. Merger Sub will not recognize a gain or loss on the transaction.

     Treatment of Dennis C. Zensen

     Dennis C. Zensen intends to report the exchange of his shares of Sylvan common stock for cash in the merger as taxable to him. He intends to recognize a capital gain or loss equal to the difference between (1) the amount of cash he receives in the merger and (2) his tax basis in his Sylvan common stock exchanged. Capital gain will be taxable to him at a maximum capital gains rate of 15% for any shares of Sylvan common stock which he has held for more than one year at the time of the merger.

     As such, with respect to any investment that Mr. Zensen might make in the surviving corporation, it is expected he will have a tax basis in the shares of stock he acquires equal to the amount of his purchase price paid for those shares.

     The exchange by Mr. Zensen of his options for shares of Sylvan common stock for cash in the merger will be taxable to him and he will recognize ordinary compensation income equal to the cash he receives. Ordinary compensation income generally is subject to a maximum federal income tax rate of 35%.

  SOURCE AND AMOUNT OF FUNDS; FINANCING FOR THE MERGER

     Snyder and Merger Sub estimate that the total amount of funds required under the merger agreement to purchase all of the outstanding shares of Sylvan's common stock (other than the 537,771 shares of Sylvan common stock currently held by Merger Sub and an additional 19,800 shares of Sylvan common stock that are expected to be contributed to Merger Sub prior to closing) and to pay the cash amounts owed in respect of stock options outstanding at the time of the consummation of the merger, and to pay related fees and expenses, will be approximately $59.5 million. This amount excludes the $6,587,695 that Merger Sub paid to Steel Partners to purchase 537,771 shares of Sylvan common stock on November 17, 2003.

     It is currently estimated that Snyder or Merger Sub will be obligated to pay an aggregate amount of approximately $57.4 million to Sylvan securityholders in the merger, consisting of an aggregate amount currently estimated to be $56,320,110 in exchange for the outstanding shares of Sylvan common stock (other than 537,771 shares of Sylvan common stock currently held by Merger Sub and an additional 19,800 shares of Sylvan common stock that are expected to be contributed to Merger Sub prior to closing), and an aggregate amount currently estimated to be $1,040,388 for all shares of Sylvan common stock subject to in-the-money stock options. The surviving entity will be responsible for an estimated $2.1 million in fees and expenses in connection with the merger and related transactions that will not have been paid prior to closing (including expenses to be reimbursed to Snyder under the terms of the master capitalization agreement). The funds necessary for consummation of the merger are expected to be obtained from the following sources:

     -- Snyder will invest approximately $28.2 million in cash in Merger Sub;

     -- Affiliates of Snyder and related persons, including family members, will invest approximately $3.8 million in cash in Merger Sub; these entities and individuals are also expected to contribute a total of 19,800 shares of Sylvan common stock currently owned by them to Merger Sub;

     -- NEAR L.P., an entity controlled by Roger H. Claypoole and his spouse, will invest $1.0 million in cash in Merger Sub; and

     -- Snyder and certain Snyder family members and trusts will make a loan to Merger Sub of approximately $26.5 million, $20.5 million of which is intended to be a bridge loan and $6.0 million of which is intended to remain outstanding as senior subordinated "mezzanine" debt. See "Snyder Loans to Merger Sub" immediately below.

See "Certain Agreements and Understandings Related to Merger Sub and the Surviving Corporation -- Master Capitalization Agreement" beginning on page 74. The above investments will provide Merger Sub with approximately $59.5 million in cash with which to fund the payments to the holders of Sylvan common stock and the holders of in-the-money Sylvan stock options under the terms of the merger agreement, which payment obligation Merger Sub is assuming from Snyder under the terms of the master capitalization agreement.

     Snyder's equity investments in Merger Sub will be provided by its existing cash resources and an available line of credit. See "Snyder Line of Credit" below. The cash equity investments in Merger Sub to be made by affiliates of Snyder and related persons, and by NEAR L.P., will be provided by existing cash resources of those investors.

     It is anticipated that concurrently with the consummation of the merger, Sylvan's outstanding senior debt of $30 million (estimated as of closing and excluding certain debt related to Sylvan's foreign subsidiaries) will be refinanced with a new senior credit facility with a national bank (in which one or more other lending institutions may participate) in the amount of $50 million. The amount necessary to refinance Sylvan's outstanding senior debt, together with the amounts necessary to purchase all of the outstanding shares of Sylvan's common stock, and pay cash amounts owed in respect of stock options and related fees and expenses will total approximately $90 million. It is anticipated that approximately $14 million of the new senior credit facility will be used to pay down a portion of the Snyder bridge loan (see "Certain Agreements and Understandings Related to Merger Sub and the Surviving Corporation -- Master Capitalization Agreement" beginning on page 74). The closing of the new senior credit facility is not a condition to the parties' respective obligations to consummate the merger.

     Although the parties are currently negotiating the terms and documentation of the new senior credit facility, it is currently contemplated that this new senior credit facility will total $50 million, the components of which will be as follows:

     -- A primary five-year revolving credit facility of $12.0 million;

     -- A secondary two-year revolving credit facility of $3.0 million; and

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

     -- A term loan of $35.0 million, which will mature five years after the closing date, with quarterly principal payments based upon annual reductions of $4.0 million in years 1, 2 and 3, and $6.0 million in years 4 and 5, with any remaining principal due at the maturity date.

     The revolving credit facilities are expected to bear interest, at Sylvan's option, at either a base rate or a rate that is based upon the London interbank offered rate (LIBOR) plus a margin that is a function of the ratio of Sylvan's senior indebtedness to its EBITDA at the time. Outstandings under the term loan will be at either a fixed rate or a variable rate, at Sylvan's option. Minimum borrowed amounts and minimum maturity periods will be required for the fixed rate borrowings. The fixed rate will be determined by the banks at the time each advance is requested. The variable rate will be calculated the same as for the revolving credit borrowings. It is contemplated that the new credit facility will be essentially unsecured although all borrowings will be guaranteed by several of Sylvan's subsidiaries and Sylvan will pledge 65% of the stock of its foreign direct subsidiaries as collateral.

     Sylvan will pay an origination fee equal to 25 basis points times the aggregate commitment and a commitment fee on the average daily un-borrowed portion of the revolvers that will be set forth in the credit agreement. A $10,000 administration fee will be due at closing and on a yearly basis thereafter. In addition, Sylvan will pay letter of credit fees equal to the applicable spread over LIBOR at the time.

     The loan agreement is expected to contain customary financial covenants, including those pertaining to maximum consolidated leverage ratio, minimum consolidated net worth, minimum consolidated interest coverage ratio, minimum fixed coverage ratio, minimum working capital and minimum current ratio.

     Approximately $6.5 million in principal amount of the Snyder bridge loan is expected to be repaid following the merger with the proceeds of Dennis C. Zensen's anticipated $6.5 million investment in the surviving entity (see "Certain Agreements and Understandings Related to Merger Sub and the Surviving Corporation -- Executive Stock Purchase Agreement" beginning on page 76). Mr. Zensen's anticipated investment will be provided by the net proceeds of his sale of Sylvan stock in the merger. If Mr. Zensen determines not to invest, $6.5 million of the bridge loan to be made by Snyder and the Snyder family members would be converted into equity in the form of additional shares of the surviving corporation at $12.25 per share. For a detailed discussion of the expenses incurred by Snyder, see "Special Factors -- Fees and Expenses" immediately below.

     The consummation of the merger is not conditioned upon obtaining the financing described above.

     The Snyder Entities do not currently have any alternative financing arrangements or alternative financing plans in the event the financing plans described above fail to materialize as anticipated. However, the Snyder Entities believe that they have sufficient working capital and/or access to additional funds sufficient to allow them to consummate the merger in the event that these primary financing plans fall through.

  Snyder Loans to Merger Sub

     As discussed above, it is contemplated that a portion of the funds necessary for consummation of the merger is expected to be obtained from Snyder and/or certain Snyder family members and trusts (referred to herein as the "Snyder Lenders") in the form of approximately $26.5 million in loans. Pursuant to the terms of the master capitalization agreement, the Snyder Lenders and Merger Sub will agree to enter into a note purchase agreement pursuant to which the Snyder Lenders will agree to loan approximately $20.5 million and such family members and trusts will agree to loan approximately $6.0 million to Merger Sub. These loans (referred to herein as "Snyder Loans") will be made simultaneously with the other investments in Merger Sub contemplated by the master capitalization agreement, as more fully described beginning on page 74. It is anticipated that the source of the funds for Snyder's $20.5 million portion of the loans will be a $20.5 million bridge loan to Snyder from a national bank. There is currently no binding commitment from this bank to make this loan, although Snyder has received a non-binding term sheet from this bank, has had ongoing discussions with this bank, and believes that this bank will make such loan. It is anticipated that the source of the funds for Snyder's family members' $6.0 million portion of the loans will be personal funds.

     It is contemplated that the Snyder Loans will be unsecured, although the Snyder Lenders may request that the loans be guaranteed by Sylvan's domestic subsidiaries. It is contemplated that Merger Sub will only make limited representations and warranties in the note purchase agreement. The note purchase agreement will contain customary reporting requirements, financial covenants and negative covenants that will be similar to those imposed by Sylvan's senior lender(s). It is expected that the following would be the material conditions to the Snyder Lenders' willingness to make the loans contemplated by the note purchase agreement:

     -- no default will have occurred and be continuing or will be caused by the consummation of the transactions contemplated by note purchase agreement and related documents;

     -- no event will have occurred and no condition will exist which, individually or in the aggregate, has had, or is likely to have, a material adverse effect on Merger Sub;

     -- the other anticipated equity investments in Merger Sub shall have closed;

     -- the representations and warranties of Merger Sub in the note purchase agreement will be true and correct; and

     -- Sylvan and its senior lender(s) shall have executed and delivered a credit agreement providing for a $50 million credit facility, in form and substance satisfactory to the Snyder Lenders, providing for the closing of the transaction contemplated thereby promptly following the closing of the merger.

     It is also contemplated by the note purchase agreement that the Snyder Lenders would agree to execute and deliver subordination agreements with Sylvan's senior lender(s), in form and substance typical for transactions of this type and reasonably approved by the Snyder Lenders, agreeing to subordinate payment of the Snyder Loans under certain circumstances to payment of the senior indebtedness under Sylvan's senior credit facility.

     In connection with the Snyder Loans, Merger Sub will sign and deliver senior subordinated promissory notes in the aggregate principal amount of $26,500,000 to the Snyder Lenders. Those promissory notes will bear interest at the rate of 18% per annum, which will be payable quarterly. The senior subordinated promissory notes will provide that, no later than two business days after the closing of the merger, $14,000,000 of the principal of the promissory notes, together with all interest on that amount, will be due and payable. It is contemplated that this payment will be made from a portion of the proceeds obtained by the surviving corporation from its senior lenders. The promissory notes will also provide that, in the event Dennis C. Zensen makes his anticipated investment in the surviving corporation, an identical amount of the principal amount, anticipated to be $6.5 million, together with interest on that amount, will become due and payable. Assuming such payments are made when due, the remaining $6 million of the senior subordinated promissory notes will remain outstanding as mezzanine debt and will be due and payable at a later date, which has not yet been determined, but no earlier than January 2007. The current forms of the note purchase agreement and senior subordinated promissory notes are attached as Exhibits D-1 and D-2, respectively, to the master capitalization agreement attached hereto as Appendix E. However, the documentation governing the Snyder Loans to Merger Sub, including the note purchase agreement and senior subordinated promissory notes, has not yet been finalized and, accordingly, remains subject to change.

     The debts of Merger Sub under the note purchase agreement will, upon consummation of the merger, become the debts of the surviving corporation. It is currently anticipated that these debts will be repaid as follows: (i) $14,000,000 of the debt will be repaid shortly following closing with proceeds from the anticipated new senior credit facility of Sylvan, (ii) $6,500,000 of the debt will be repaid with the proceeds of Mr. Zensen's anticipated $6,500,000 investment in the surviving corporation, and (iii) the remaining $6,000,000 will be repaid at some point in the future from operating income of the surviving corporation or through a refinancing. It has not yet been determined which of the Snyder Lenders would continue to hold this $6,000,000 of senior subordinated indebtedness.

  Snyder Line of Credit

     As indicated above, it is contemplated that a portion of Snyder's equity investment in Merger Sub will be provided, directly or indirectly, by an existing line of credit. Currently, Snyder intends to draw approximately $15,000,000 on an existing line of credit with Citizens Bank of Pennsylvania to fund its equity investment in Merger Sub. The credit agreement between Snyder and Citizens Bank provides for a revolving credit loan in an aggregate amount of up to $25.0 million, of which the entire amount is currently available for draw. Snyder may select from among the following interest rate options to apply simultaneously to different parts of the unpaid principal amount of the loans: (1) the Federal Funds Rate plus 1.0%, or (2) the prime rate announced by Citizens Bank from time to time. The credit agreement contains customary representations and warranties by Snyder. The commitment to provide the senior credit facility is subject to the satisfaction of customary conditions and covenants, including the accuracy in all material respects of Snyder's representations and warranties. The following is a summary of certain of the material conditions that must be satisfied in order for Citizens Bank to fund the amounts contemplated by the credit agreement:

     -- no default will have occurred and be continuing or will be caused by the consummation of the transactions contemplated by the credit agreement and related documents; and

     -- the absence of any material adverse change in the assets, business or financial condition of Snyder or in the ability of Snyder to perform its obligations under the terms of the revolving credit facility.

     The line of credit will mature on November 13, 2004 unless that maturity date is extended in accordance with the terms of the credit agreement. Advances under the line of credit may be borrowed, repaid and reborrowed until such maturity date. Snyder currently expects that the anticipated $15,000,000 draw on the line of credit to fund a portion of its equity investment in Snyder will be repaid with working capital. A copy of the credit agreement for this line of credit, as amended, is included as an exhibit to the Schedule 13E-3 filed by Snyder, Sylvan, Merger Sub and Dennis C. Zensen with the Securities and Exchange Commission on April 2, 2004.

  FEES AND EXPENSES

     Sylvan estimates that it will incur merger-related fees and expenses, consisting primarily of financial advisory fees, Securities and Exchange Commission filing fees, fees and expenses of investment bankers, attorneys and accountants and other related charges, totaling approximately $3,090,600, assuming the merger is completed. This amount consists of the following estimated fees:

Advisory fees and expenses                                     $1,800,000
Legal fees and expenses                                        $1,300,000
Accounting fees and expenses                                   $   25,000
Securities and Exchange Commission filing fee                  $    5,600
Printing, solicitation and mailing costs                       $   80,000
Miscellaneous and other expenses                               $  100,000
                                                               ----------
Total                                                          $3,310,600

     Snyder and Merger Sub estimate that they will incur merger-related expenses as follows:

Legal Fees and expenses                                        $500,000
Exchange Agent Fees                                            $ 20,000
HSR Filing Fees                                                $ 45,000
                                                               --------
Total                                                          $565,000

     Pursuant to the terms of the master capitalization agreement, which is described in more detail beginning on page 74, Merger Sub (or Sylvan, after the merger), will pay or reimburse Snyder for all reasonable fees and expenses that it incurs or has incurred in connection with the formation and capitalization of Merger Sub and the transactions contemplated by the capitalization agreement, the merger agreement and the stock purchase agreement (with Steel Partners), including reimbursing to Snyder the $60,000 that was paid to Steel Partners to cover certain expenses in connection with the stock purchase agreement. In addition, under the master capitalization agreement, Merger Sub will assume responsibility for paying the cash merger consideration required to be paid pursuant to the merger agreement and will assume the rights and obligations of Snyder under the exchange agent agreement which Snyder anticipates entering into with Mellon Investor Services LLC prior to the consummation of the merger.

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

  REGULATORY REQUIREMENTS

     In connection with the merger, Sylvan will be required to make a number of filings with and obtain a number of approvals from various federal and state governmental agencies, including:

     -- filing of articles of merger with the Secretary of State of the State of Nevada in accordance with the Nevada Revised Statutes after the approval of the merger proposal by Sylvan stockholders;

     -- filing of a certificate of merger with the Secretary of State of the Commonwealth of Pennsylvania in accordance with the Pennsylvania Business Corporation Law after the approval of the merger proposal by Sylvan stockholders;

     -- complying with federal and state securities laws; and

     -- notifying and furnishing certain information to the Federal Trade
        Commission and the Antitrust Division of the Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Under the HSR Act, the merger may not be completed until the expiration of a waiting period of 30 calendar days following the receipt of all required filings, unless the waiting period is earlier terminated by the FTC and the Antitrust Division, or unless the waiting period is extended by a request for additional information or documentary material. Sylvan and Snyder have made the requisite filings under the HSR Act. We have obtained written notification of early termination of the waiting period. Each of the filing parties believes that consummation of the merger will not violate any antitrust laws. The FTC and the Antitrust Division have the authority to challenge the merger on antitrust grounds before or after the merger is completed. Each state with applicable state antitrust laws in which Sylvan, Snyder and Merger Sub has an operation may also review the merger.

  PROVISIONS FOR UNAFFILIATED SECURITYHOLDERS

     Neither Sylvan, Snyder, nor Merger Sub has made any provision to grant their unaffiliated stockholders access to their respective corporate files, or to obtain counsel or appraisal services at their expense.

                   INFORMATION CONCERNING THE SPECIAL MEETING

  TIME; PLACE; AND PURPOSE

     The special meeting will be held on June 9, 2004, at 10:00 a.m., local time, at the Hyatt Regency (Pittsburgh International Airport), 1111 Airport Boulevard, Pittsburgh, Pennsylvania 15231. At the meeting, you will be asked to vote on the proposal to approve the agreement and plan of merger entered into among Sylvan, Snyder and Merger Sub on November 16, 2003, as amended as of April 1, 2004, and the merger contemplated by the merger agreement. A copy of the merger agreement and the amendment to the merger agreement are attached as Appendix A to this proxy statement.

  RECORD DATE; VOTING RIGHTS

     The Board has fixed the close of business on April 12, 2004 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting. Only the record holders of Sylvan common stock on that date are entitled to vote at the special meeting. On the record date, there were 5,155,131 shares of Sylvan common stock outstanding and entitled to vote at the special meeting, which were held by approximately 1,100 stockholders of record. Each share entitles the holder thereof to one vote.

  VOTING PROCEDURES; VOTE REQUIRED

     Voting by Proxy

     Holders of record can ensure that their shares are voted at the special meeting by submitting proxy instructions by telephone, by Internet, or by completing, signing, dating and delivering the enclosed proxy card in the envelope provided. Submitting instructions by any of these methods will not affect the right to attend the

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special meeting and vote. If you return a signed proxy card but do not provide voting instructions, the persons named as proxies on the proxy card will vote "FOR" the approval of the merger agreement and the merger.

     Telephone and Internet Voting

     The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that a stockholder's instructions have been recorded properly and have been authorized by the stockholder. Your telephone or Internet vote authorizes the persons named on the proxy card to vote your shares in the same manner as if you marked, signed and returned your proxy card. For telephone voting, you should call 1-800-435-6710 using a touch tone telephone. You should have your proxy card available when you call, as you will need to refer to certain information printed on the proxy card. For Internet voting, log in to http://www.eproxy.com/syln. You should have your proxy card available when you log in, as you will need to refer to the password and other information printed on the proxy card.

     Revoking Your Proxy

     You may revoke your proxy at any time before it is voted by: (a) giving notice, in person or in writing, to the corporate secretary of Sylvan; (b) delivering to the corporate secretary of Sylvan at 333 Main Street, P.O. Box 249, Saxonburg, Pennsylvania 16056, a revoking instrument or a duly executed proxy indicating a contrary vote bearing a later date; (c) voting again by telephone or via the Internet before the special meeting; or (d) attending the special meeting, revoking the proxy and voting in person.

     Assistance with Your Proxy

     If you need help in changing or revoking a proxy, please contact Fred Y. Bennitt at the address or phone number provided in this proxy statement under the caption "Where You Can Find More Information."

     Voting at the Special Meeting

     The method by which you vote now will not limit your right to vote at the special meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the special meeting.

     How Shares are Voted

     Subject to revocation, all shares represented by each properly executed proxy received by the corporate secretary of Sylvan will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the shares will be voted to approve the merger proposal. No other matters are expected to be presented for action at the special meeting. However, should any other matter properly come before the meeting, the persons named as proxies will vote in a manner as they may in their discretion determine for matters that were unknown to Sylvan a reasonable time before the solicitation.

     Vote Required

     Under Nevada law, approval by the holders of a majority of the shares of Sylvan common stock outstanding at the record date is required to approve the merger proposal and the merger.

  PROXY SOLICITATION

     Sylvan will pay the cost of the solicitation of proxies. Sylvan has retained Mellon Investor Services LLC to solicit proxies from the stockholders at a fee of $6,000, plus out-of-pocket expenses. Sylvan will, upon request, reimburse brokers and others who are only record holders of Sylvan's common stock for their reasonable expenses in forwarding proxy materials to, and obtaining voting instructions from, the beneficial owners of such stock. In addition to the solicitation of proxies by the use of the mails, management and regularly engaged Sylvan employees may, without additional compensation therefor, solicit proxies on behalf of Sylvan by personal interviews, telephone, Internet or other means, as appropriate.

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  ANNUAL MEETING OF STOCKHOLDERS

     In light of the proposed merger, it is not anticipated that Sylvan will have an annual meeting of stockholders in 2004. However, if the merger is not consummated prior to July 12, 2004, Sylvan has agreed to hold its 2004 annual meeting on July 12, 2004. See "Agreement with Wynnefield Capital Regarding Annual Meeting" beginning on page 73. Sylvan's bylaws require that stockholders who wish to make proposals or nominate directors give written notice to Sylvan's corporate secretary not less than 30 days nor more than 60 days prior to the date of the meeting. Accordingly, if we have an annual meeting, proposals or nominations must be received no earlier than May 13, 2004 and no later than June 12, 2004 to be considered for inclusion in the proxy statement for the annual meeting. Sylvan's bylaws, Nevada law and the Securities and Exchange Commission set out other requirements that stockholders must meet in order to have their proposals considered at the annual meeting or included in Sylvan's proxy materials. If you would like further information, please contact Sylvan's corporate secretary.

PLEASE DO NOT SEND ANY CERTIFICATES REPRESENTING SHARES OF SYLVAN COMMON STOCK WITH YOUR PROXY CARD. IF THE MERGER IS COMPLETED, THE PROCEDURE FOR THE EXCHANGE OF CERTIFICATES REPRESENTING SHARES OF SYLVAN COMMON STOCK WILL BE AS DESCRIBED IN THIS PROXY STATEMENT. WE REFER YOU TO THE SECTION CAPTIONED "THE MERGER AGREEMENT -- EXCHANGE AND PAYMENT PROCEDURES" BEGINNING ON PAGE 64.

                              THE MERGER AGREEMENT

     On November 16, 2003, Sylvan entered into the merger agreement with Snyder and Merger Sub. The merger agreement was amended on April 1, 2004 which extended the end date from May 1, 2004 to June 15, 2004. The following is a summary of the material provisions of the merger agreement, as amended. Because it is a summary, it does not include all of the information that is included in the merger agreement. The text of the merger agreement and the amendment to the merger agreement, which are attached as Appendix A to this proxy statement, are incorporated into this proxy statement by reference. We encourage you to read the merger agreement and the amendment to the merger agreement carefully in their entirety.

  THE MERGER

     Upon the effectiveness of the merger, Merger Sub will be merged with Sylvan, and Sylvan will continue as the surviving corporation. As the surviving corporation after the merger, Sylvan will have all the property, rights and powers of both Merger Sub and Sylvan before the merger, and it will be liable for all of the debts, liabilities and obligations of both Merger Sub and Sylvan before the merger. Upon consummation of the merger, the separate corporate existence of Merger Sub will cease.

  TIME OF CLOSING

     The merger will close as soon as possible after satisfaction or waiver of the conditions to the merger. To complete the merger, Merger Sub and Sylvan will file articles of merger with the Secretary of State of the State of Nevada and the Secretary of the Commonwealth of Pennsylvania.

  EXCHANGE AND PAYMENT PROCEDURES

     Snyder will appoint an exchange agent reasonably acceptable to Sylvan to handle the exchange of Sylvan's share certificates in the merger for cash. It is currently anticipated that Mellon Investor Services LLC will be appointed as the exchange agent. Soon after the merger becomes effective, the exchange agent will mail to you a letter of transmittal and instructions explaining how to exchange your share certificates for cash. Upon surrender to the exchange agent of a valid share certificate and a properly completed letter of transmittal, along with such other documents as the exchange agent may reasonably require, you will be entitled to receive $12.25 in cash per share, subject to certain possible tax withholdings. Until surrendered in this manner, each share certificate will represent only the right to receive the merger consideration.

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     You should not send your stock certificates now. You should send them only after you receive a letter of transmittal from the exchange agent. A letter of transmittal will be mailed to you soon after the merger becomes effective.

     Any merger consideration made available to the exchange agent that remains unclaimed by Sylvan stockholders for six months after the time the merger becomes effective will be returned to Snyder, and any stockholder who has not by that time made an exchange must then look to Snyder or the surviving corporation for payment of their claim for merger consideration without any interest. Snyder and the surviving corporation will not be liable to any stockholder for any merger consideration paid to a public official pursuant to state unclaimed property laws. Amounts unclaimed after five years will be kept by the surviving corporation, subject to state unclaimed property laws.

  TRANSFERS OF SHARES

     No transfers of shares of Sylvan common stock will be made on Sylvan's share transfer books after the merger becomes effective.

  TREATMENT OF STOCK OPTIONS

     The merger agreement provides that, at or immediately prior to the consummation of the merger, all outstanding options to purchase shares of Sylvan common stock will be canceled. In exchange, optionholders will receive, whether or not their options have vested, an amount determined by multiplying (1) the excess, if any, of $12.25 over the exercise price per share of the option by (2) the number of shares subject to the option.

  REPRESENTATIONS AND WARRANTIES

     In the merger agreement, Sylvan has represented and warranted certain matters to Snyder. These include representations and warranties relating to:

     -- its organization, standing and similar corporate matters;

     -- its authorization to enter into the merger agreement;

     -- regulatory consents required for the merger;

     -- non-contravention of its agreements as a result of the merger;

     -- its capital structure;

     -- its subsidiaries;

     -- its Securities and Exchange Commission filings;

     -- its financial statements;

     -- its proxy statement materials;

     -- the absence of certain changes or events since the date of its most recent annual financial statements filed with the Securities and Exchange Commission;

     -- the absence of material undisclosed liabilities;

     -- its compliance with applicable laws and court orders;

     -- the absence of pending or threatened material litigation;

     -- finders' fees and expenses;

     -- receipt of opinions from its financial advisors;

     -- tax matters;

     -- labor and employment matters;

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     -- employment benefit plans and related matters;

     -- environmental liabilities and compliance with environmental laws;

     -- the inapplicability of certain provisions of Nevada law and other antitakeover statutes;

     -- insurance coverage;

     -- ownership of or rights to use its intellectual property;

     -- certain contracts and commitments;

     -- owned and leased real property; and

     -- minority investments.

     The merger agreement also contains representations and warranties of Snyder relating to, among other things:

     -- its and Merger Sub's organization, standing and similar corporate matters;

     -- its and Merger Sub's authorization to enter into the merger agreement;

     -- non-contravention of its and Merger Sub's agreements as a result of the merger;

     -- the accuracy of information supplied by Snyder in connection with this proxy statement;

     -- finders' fees and expenses;

     -- its financial statements and its financial condition;

     -- availability of sufficient funds to pay the merger consideration; and

     -- absence of agreements with Sylvan stockholders, other than the voting agreement with the Wynnefield Group and the stock purchase agreement with Steel Partners.

     The representations and warranties in the merger agreement do not survive the closing of the merger or termination of the merger agreement.

  COVENANTS OF SYLVAN

     Sylvan has undertaken certain covenants in the merger agreement. The following summarizes the more significant of these covenants:

     Interim Conduct of Sylvan's Business

     From November 16, 2003 until the merger becomes effective, Sylvan has agreed to conduct its businesses in the ordinary course consistent with past practice. Sylvan has also agreed to use its reasonable commercial efforts to preserve its business and relationships with third parties, officers and employees.

     Sylvan has also agreed to certain specific restrictions during this period, which are subject to the exceptions described in the merger agreement. These include restrictions on:

     -- amending its organizational documents;

     -- declaring, setting aside or paying dividends, splitting, combining or reclassifying its stock, issuing any of its stock (except shares issued on exercise of outstanding stock options) or purchasing, redeeming or otherwise acquiring its stock;

     -- issuing, delivering or otherwise encumbering its capital stock;

     -- making acquisitions;

     -- selling, leasing or otherwise encumbering its assets;

     -- incurring debt;

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     -- making new capital expenditures;

     -- settling claims;

     -- modifying, amending or terminating material contracts;

     -- entering into new material contracts;

     -- failing to maintain material insurance policies;

     -- adopting, entering into, terminating or amending any collective bargaining agreements or employee benefit plans, or increasing any compensation arrangements or benefits;

     -- forming any new subsidiaries; and

     -- making any changes in accounting methods.

     Sylvan has also agreed not to commit to do any of these things.

     No Solicitation

     Sylvan and its subsidiaries have agreed not to, and have agreed to cause their officers, directors, employees and advisors not to:

     -- solicit, initiate, encourage, knowingly facilitate or take any action that could be reasonably expected to lead to the making of any acquisition proposal (as described below);

     -- engage in discussions or negotiations with any potential bidder, or disclose non-public information relating to Sylvan or its subsidiaries;

     -- agree to, approve or recommend an acquisition proposal or facilitate any effort to make or implement an acquisition proposal; or

     -- grant any waiver or release under any standstill or similar agreement with respect to any of Sylvan's equity securities or enter into an agreement with respect to an acquisition proposal.

     However, if Sylvan receives an unsolicited acquisition proposal which the Special Committee or the Board determines in good faith is reasonably likely to result in a superior proposal (as described below) and determines that such action is necessary to comply with its fiduciary duties, and Sylvan delivers prior written notice to Snyder, Sylvan may:

     -- engage in discussions or negotiations with the offeror;

     -- furnish non-public information pursuant to a confidentiality agreement to the offeror;

     -- amend or waive any standstill or similar agreement; and/or

     -- enter into an agreement relating to a superior proposal.

     An acquisition proposal means any offer or proposal for, or any indication of interest in, any acquisition or purchase of securities representing 20% or more of Sylvan's consolidated assets or voting power, any tender offer for 20% or more of Sylvan's voting power or consolidated assets, or any merger, reorganization, consolidation, share exchange, business combination or similar transaction involving Sylvan or any of its subsidiaries whose assets represent 20% or more of Sylvan's consolidated assets.

     A superior proposal means a proposal to acquire at least a majority of Sylvan's shares or 50% or more of Sylvan's consolidated assets which the Special Committee or Board determines in good faith is more favorable and provides greater value to Sylvan's stockholders than the merger.

     Covenants Relating to the Special Meeting and Proxy Materials

     Sylvan has agreed to call a special meeting to vote on the merger agreement and the merger. Sylvan has also agreed that its directors will recommend approval and adoption of the merger agreement and the merger by

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Sylvan's stockholders and that they will not withdraw their recommendation. This obligation is subject to the right of Sylvan's Board to not make, withdraw or modify the recommendation contained in this proxy statement if the Board determines in good faith that such action is required to comply with its fiduciary duties.

     The merger agreement provides that Sylvan must prepare and mail this proxy statement promptly after signing of the merger agreement, use its reasonable efforts to obtain stockholder approval for the merger and related matters and comply with all legal requirements at the special meeting.

  COVENANTS OF SNYDER

     Snyder has also undertaken certain covenants in the merger agreement. The following summarizes the more significant of these covenants.

     Obligations of Merger Sub

     Snyder has agreed to take any action necessary to require Merger Sub to perform its obligations under the merger agreement and enter into the merger agreement.

     Voting of Shares

     Snyder has agreed to vote all shares of common stock beneficially owned by it or any of its subsidiaries in favor of adopting the merger agreement.

     Indemnification of and Insurance for Sylvan's Directors and Officers

     After the merger, Snyder has agreed to cause the surviving corporation to indemnify the present and former officers and directors of Sylvan and its subsidiaries against matters occurring before the merger became effective. Snyder has also agreed that for six years after the closing date of the merger, Snyder or Sylvan, as the surviving corporation, will maintain in effect Sylvan's current directors' and officers' liability insurance policy or provide officers' and directors' liability insurance for each person currently covered by Sylvan's officers' and directors' liability insurance policy on terms no less favorable than Sylvan's current policy. However, if the cost of such insurance on a per annum basis exceeds 300% of the annual premium currently paid by Sylvan for such policy, then Snyder or Sylvan, as the surviving corporation, need only provide such coverage as is available at the cost of 300% of such amount.

  ADDITIONAL AGREEMENTS

     The parties to the merger agreement have agreed to use commercially reasonable efforts to do or cause to be done anything necessary or advisable to consummate the merger and related transactions. The parties have also agreed to cooperate with each other in relation to certain matters, including making the necessary Securities and Exchange Commission filings, obtaining regulatory and other consents and making public announcements.

  CONDITIONS -- MUTUAL CLOSING CONDITIONS

     The parties' obligations to consummate the merger are subject to the satisfaction or, if legally permissible, waiver at or before the time the merger becomes effective, of the following conditions:

     -- approval of the merger agreement and the merger by Sylvan's stockholders;

     -- the absence of any legal prohibition preventing completion of the merger;

     -- the expiration or termination of the HSR Act waiting period; and

     -- the receipt of approvals of any material governmental body in relation to the merger.

     With respect to the latter two conditions, we have obtained notice of early termination of the waiting period under the HSR Act and we are not aware of any other approvals of any material governmental bodies required in connection with the merger.

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  ADDITIONAL CLOSING CONDITIONS FOR SNYDER'S AND MERGER SUB'S BENEFIT

     The obligations of Snyder and Merger Sub to complete the merger are subject to the satisfaction or, if legally permissible, waiver at or before the time the merger becomes effective, of the following additional conditions:

     -- the performance by Sylvan in all material respects of its obligations under the merger agreement;

     -- Sylvan's representations and warranties being accurate as of the closing date of the merger, except for exceptions that would not in the aggregate have a material adverse effect on Sylvan;

     -- there being no change, circumstance or event which constitutes or has resulted in a material adverse effect on Sylvan since June 30, 2003;

     -- there being no suit, action or proceeding by any governmental body, among other things, seeking to place limits on ownership of Sylvan common stock by Snyder or Merger Sub or seeming to obtain from Sylvan, Snyder or Merger Sub any material damages or seeking to prohibit or material limit the ownership or operation by Sylvan, its subsidiaries or the subsidiaries of Snyder or any material portion of their business or seeking to prohibit Snyder from effectively controlling the business or operations of Sylvan and its subsidiaries; and

     -- no anti-takeover statute applying to or being triggered by the merger, the merger agreement, the voting agreement or the transactions contemplated thereby.

     With respect to the latter condition, we do not believe that any anti-takeover statute applies to or will be triggered by the merger.

  ADDITIONAL CLOSING CONDITIONS FOR SYLVAN'S BENEFIT

     Sylvan's obligation to complete the merger is subject to the satisfaction or, if legally permissible, waiver at or before the time the merger becomes effective, of following additional conditions:

     -- the performance by Snyder and Merger Sub in all material respects of their obligations under the merger agreement; and

     -- Snyder's representations and warranties being accurate as of the closing date of the merger, except for exceptions that would not in the aggregate have a material adverse effect on Snyder or Merger Sub.

  TERMINATION OF THE MERGER AGREEMENT

     The merger agreement may be terminated at any time before the closing in any of the following ways:

     (a) by mutual written agreement of Sylvan, Snyder and Merger Sub;

     (b) by either Sylvan or Snyder, if the merger is not completed by June 15, 2004; however, this right to terminate is not available to a party whose willful or intentional breach was the primary cause of, or resulted in, the failure to close the merger by such date;

     (c) by either Sylvan or Snyder, if completion of the merger is illegal or prohibited; or if any judgment, injunction, order or decree of any court or governmental body having competent jurisdiction enjoins Sylvan, Merger Sub or Snyder from consummating the merger, and such injunction, judgment or order shall have become final and nonappealable;

     (d) by either Sylvan or Snyder, if the merger agreement and the merger is not approved by Sylvan's stockholders;

     (e) by Snyder, if at any time prior to adoption and approval by Sylvan's stockholders, Sylvan's Board or the Special Committee fails to make, withdraws, or modifies in a manner adverse to Snyder its approval or recommendation of the merger (including by approving or recommending or endorsing another acquisition proposal) or fails to reconfirm its recommendation within five business days after a written request to do so (it being understood that only two such requests may be made) or the Board or the Special Committee shall have resolved to take any of the foregoing actions;

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     (f) by Snyder, if Sylvan's stockholder meeting is not held within 30 business days following the clearance of Sylvan's proxy statement by the Securities and Exchange Commission or if Sylvan's stockholder meeting is canceled, adjourned or delayed except as expressly contemplated by the merger agreement or agreed to by Snyder in writing; however, Snyder does not have the right to terminate the merger agreement if such failure to hold, cancellation, adjournment or delay of Sylvan's stockholder meeting results, directly or indirectly, from an injunction, judgment, order or other obligation imposed by a governmental authority;

     (g) by Snyder, if a breach of a representation or warranty or failure to perform any covenant or agreement on the part of Sylvan occurred that would cause the conditions relating to the satisfaction and performance of Sylvan's representations, warranties and covenants not to be satisfied and the conditions are incapable of being satisfied by June 15, 2004;

     (h) by Snyder, if the Special Committee or the Board authorizes Sylvan, to enter into a binding written agreement concerning a transaction that constitutes a superior proposal as provided in the merger agreement, and Sylvan notifies Snyder, in writing at least three business days prior to such termination, of its intention to enter into such a superior proposal agreement; and Snyder does not within two business days of receipt of Sylvan's written notification of its intention to enter into such a superior proposal agreement, make an offer to enter into an amendment to the merger agreement such that the Special Committee or the Board determines, in good faith after consultation with its financial advisors, that the merger agreement as so amended is at least as favorable, from a financial point of view, to the stockholders of Sylvan as the superior proposal;

     (i) by Sylvan, if a breach of a representation or warranty or failure to perform any covenant or agreement on the part of Snyder or Merger Sub occurred that would cause the conditions relating to satisfaction and performance of Snyder's and Merger Sub's representations, warranties and covenants not to be satisfied and the conditions are incapable of being satisfied by June 15, 2004; and

     (j) by Sylvan, if its Board authorizes it to enter into a superior proposal in the manner set out in the merger agreement and Sylvan pays Snyder the termination fee described below; however, Sylvan can only terminate the merger agreement in these circumstances if it has notified Snyder of the material terms of the alternative transaction at least three business days prior to such termination and Snyder does not make, within two business days of receipt of Sylvan's written notification of its intention to enter into such a superior proposal agreement, an offer to enter into an amendment to the merger agreement such that the Special Committee or the Board determines, in good faith after consultation with its financial advisors, that the merger agreement as so amended is at least as favorable, from a financial point of view, to the stockholders of Sylvan as the superior proposal.

     If the merger agreement terminates, it will become void. However, termination will not affect the rights of either party against the other for willful or intentional breach of the merger agreement. Also, certain obligations survive termination of the agreement, including the obligation to pay the fees described under "Merger Agreement -- Termination Fees" immediately below and certain confidentiality obligations.

  TERMINATION FEES

     Sylvan has agreed to pay Snyder, within two business days, a fee equal to $2,000,000 plus all documented out-of-pocket expenses reasonably incurred by Snyder or Merger Sub or their affiliates not to exceed $500,000 if the merger agreement is terminated by Sylvan or Snyder for the reasons described in paragraphs (e) or (f) under "Merger Agreement -- Termination of the Merger Agreement" above, or if:

     -- at the time of Sylvan's special meeting to vote on the merger, there is an acquisition proposal outstanding from a third party pursuant to which Sylvan's stockholders would receive cash, securities, or other consideration having an aggregate value in excess of $12.25 per share; and

     -- within twelve months of the termination of the merger agreement, Sylvan merges with or is acquired by a third party, a third party acquires more than 50% of the total assets of Sylvan and its subsidiaries, a third party acquires 50% or more of the outstanding shares of Sylvan's common stock, or Sylvan adopts

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        a plan of liquidation, recapitalization or share repurchase relating to more than 50% of its outstanding common stock or an extraordinary dividend relation to more than 50% of its outstanding shares or 50% of its total assets; however, for this provision to be effective, the stockholders of Sylvan must receive, within twelve months of the termination of the merger agreement, cash, securities or other consideration having an aggregate value in excess of $12.25 per share.

     Sylvan has also agreed to pay Snyder a fee equal to $2,000,000 plus out-of-pocket expenses reasonably incurred by Snyder or Merger Sub or their affiliates not to exceed $500,000, if the merger agreement is terminated by either Sylvan or Snyder for the reasons described in paragraph (h) or (j) under "Merger Agreement -- Termination of the Merger Agreement" above.

     If the merger agreement is terminated by either Sylvan or Snyder because the merger agreement is not approved by Sylvan's stockholders, Sylvan must reimburse Snyder and its affiliates for all of the out-of-pocket expenses reasonably incurred by Snyder, Merger Sub and their affiliates, up to a maximum reimbursement amount of $500,000.

  EXPENSES

     Except as described under "Merger Agreement -- Termination Fees" above, all costs and expenses incurred in connection with the merger agreement will be paid by the party incurring those costs or expenses.

  AMENDMENTS; WAIVERS

     Subject to applicable law, the merger agreement can be amended or supplemented by written agreement of the parties by action taken by their respective board of directors. After approval of the merger agreement by the Sylvan stockholders, no amendments can be made that require further approval by the Sylvan stockholders without further approval by the Sylvan stockholders. Subject to applicable law, any provision of the merger agreement can be waived if the waiver is in writing and is signed by each party against whom the waiver is to be effective.

                     VOTING AGREEMENT WITH WYNNEFIELD GROUP

     On November 16, 2003, Snyder entered into a voting agreement with the Wynnefield Group. Nelson Obus, a member of the Wynnefield Group, is a director of Sylvan. The voting agreement was amended on April 1, 2004. The following is a summary of the material provisions of the voting agreement, as amended. Because it is a summary, it does not include all of the information that is included in the voting agreement. The text of the voting agreement and the amendment to the voting agreement, which are attached as Appendix B to this proxy statement, are incorporated into this proxy statement by reference. We urge you to read the voting agreement and the amendment to the voting agreement carefully in their entirety.

  SCOPE OF VOTING AGREEMENT

     The voting agreement relates to 1,056,886 shares of Sylvan common stock owned by the Wynnefield Group at the time the voting agreement was executed and any other shares of Sylvan common stock acquired by them during the term of the voting agreement.

  REPRESENTATIONS AND WARRANTIES

     The Wynnefield Group made certain representations and warranties to Snyder, including representations and warranties concerning their ownership of their shares of Sylvan common stock free and clear of liens and their authority and capacity to enter into the voting agreement and to perform their obligations under the voting agreement.

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  VOTING; PROXY

     The Wynnefield Group agreed to vote their shares of Sylvan common stock in favor of the approval of the merger and the other transactions contemplated by the merger agreement and against any other acquisition proposal. This obligation relates to any stockholder meetings or adjournments or actions by written consent when the merger proposal is voted on. The Wynnefield Group also agreed that if Snyder requests, they will deliver a proxy naming Snyder as their proxy to vote their shares of Sylvan common stock in connection with the merger.

  PROHIBITION ON TRANSFER OF SHARES

     During the period covered by the voting agreement, the Wynnefield Group agreed not to pledge or encumber any of their shares of Sylvan common stock or transfer, sell, exchange or otherwise dispose of any of their shares.

  NO SOLICITATION

     The Wynnefield Group agreed that they will not during the period covered by the voting agreement:

     -- solicit, initiate or knowingly encourage an acquisition proposal; or

     -- participate in any discussions or negotiations regarding, or furnish any information with respect to, or take any other action to facilitate any inquiries or the making of a proposal that constitutes or may reasonably be excepted to lead to, an acquisition proposal, except as required in the exercise of Mr. Obus' fiduciary duties as a director of Sylvan.

     The Wynnefield Group also agreed to promptly notify Snyder of any contact or inquiry relating to an acquisition proposal.

     Nothing in the voting agreement limits any action Mr. Obus is required to take to discharge his fiduciary duties as a director of Sylvan.

  PROFIT SHARING AND PUT RIGHT

     The Wynnefield Group agreed to pay to Snyder 50% of the profit realized by the Wynnefield Group if the merger agreement is terminated under the circumstances described in paragraphs (e), (h) or (j) under "The Merger Agreement -- Termination of Merger Agreement" above and, within 12 months of termination, Sylvan merges with or is acquired by a third party in a transaction in which the holders of Sylvan common stock receive consideration worth more than $12.25 per share.

     Snyder also granted to the Wynnefield Group a put option to sell to Snyder all the shares of Sylvan common stock owned by the Wynnefield Group on the date the voting agreement was executed (1,056,886 shares) at a price of $12.25 per share if the merger agreement is terminated under the circumstances triggering the profit sharing described above. This put option is exercisable for 30 days after the triggering termination.

  REIMBURSEMENT OF LEGAL EXPENSES

     In connection with the amendment to the voting agreement dated April 1, 2004, Snyder agreed to reimburse the Wynnefield Group for a portion of its legal expenses in the amount of $20,000.

  TERMINATION OF THE VOTING AGREEMENT

     The voting provisions, including the related solicitation and share transfer restrictions, of the voting agreement will terminate automatically if the merger agreement is terminated. The voting provisions of the voting agreement will terminate upon the earliest to occur of (i) the termination of the merger agreement, (ii) the consummation of the merger, or (iii) June 15, 2004. The profit sharing and put right provisions will survive any such termination for the periods specified in the voting agreement.

           AGREEMENT WITH WYNNEFIELD CAPITAL REGARDING ANNUAL MEETING

     On December 15, 2003, Sylvan entered into an agreement with Wynnefield Capital, whereby Wynnefield Capital agreed to consent to Sylvan holding its annual meeting on December 29, 2003 and refrain from nominating a competing slate of directors. Pursuant to the agreement, if the merger is not consummated prior to May 26, 2004, Sylvan will hold its 2004 annual meeting of stockholders on May 26, 2004. This agreement was amended on April 1, 2004 by extending the May 26, 2004 date to July 12, 2004. In addition, if the merger agreement is terminated, Sylvan will promptly cause its bylaws to be amended to permit any stockholder or group of stockholders having beneficial ownership of 15% or more of Sylvan's outstanding common stock to call a special meeting of stockholders, including for the purpose of electing directors. Sylvan also agreed that prior to the earlier of May 27, 2004 or the consummation of the merger, Sylvan will not: amend its articles of incorporation or bylaws; take or recommend any action that would impose any restriction or otherwise limit the rights of stockholders; hinder, delay or make more expensive a change in control; or otherwise serve to entrench management or the incumbent Board. The May 27, 2004 date was subsequently amended to July 13, 2004.

      STOCK PURCHASE AGREEMENT AMONG STEEL PARTNERS, MERGER SUB AND SNYDER

     On November 15, 2003, Steel Partners, Merger Sub, and Snyder entered into a stock purchase agreement. The following is a summary of the material provisions of the stock purchase agreement. Because it is a summary, it does not include all of the information that is included in the stock purchase agreement. The stock purchase agreement is attached as an exhibit to the Schedule 13D filed by Steel Partners and the Wynnefield Group on November 19, 2003.

  SCOPE OF STOCK PURCHASE AGREEMENT

     Pursuant to the stock purchase agreement dated November 15, 2003, Steel Partners sold 537,771 shares of Sylvan common stock to Merger Sub for $12.25 per share, which purchase was consummated on November 17, 2003.

  REPRESENTATIONS AND WARRANTIES

     Steel Partners made certain representations and warranties to Merger Sub including representations and warranties concerning its ownership of its shares of Sylvan common stock being free and clear of liens and its authority and capacity to enter into the stock purchase agreement and to perform its obligations under the stock purchase agreement.

     Merger Sub made certain representations and warranties to Steel Partners, including representations and warranties concerning its ability to acquire the shares of Sylvan common stock and its authority and capacity to enter into the stock purchase agreement and to perform its obligations under the stock purchase agreement.

  INDEMNIFICATION

     Steel Partners and Merger Sub each agreed to indemnify, defend and hold the other harmless against any and all damages, claims, losses, expenses, costs, obligations and liabilities incurred by either of them for any false or incorrect representation or warranty under the stock purchase agreement.

  RECOUPMENT RIGHT

     Merger Sub has agreed that if it agrees to pay more than $12.25 per share for Sylvan's common stock under the merger agreement and the merger is consummated, then Merger Sub will pay Steel Partners an amount equal to the excess amount paid over $12.25 multiplied by 537,771, which is the number of shares sold by Steel Partners to Merger Sub.

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

  EXPENSES

     At the time the stock purchase agreement was consummated, Snyder made a payment to Steel Partners of $60,000 to cover certain legal fees and expenses.

            CERTAIN AGREEMENTS AND UNDERSTANDINGS RELATED TO MERGER
                       SUB AND THE SURVIVING CORPORATION

     In connection with the merger, Snyder and/or Merger Sub intend to enter into certain agreements, or otherwise have certain understandings with certain of their affiliates, business colleagues and family members, as well as certain of our directors and executive officers, regarding their continued involvement and participation in the surviving corporation following the merger and, in some cases, regarding their investment in Merger Sub and/or the surviving corporation. The following is a summary of these material agreements and understandings.

  MASTER CAPITALIZATION AGREEMENT

     It is anticipated that, prior to the merger, Snyder, certain of Snyder's affiliates and related individuals and NEAR L.P., an entity controlled by Roger
H. Claypoole and his spouse, will enter into a master capitalization agreement with Merger Sub, pursuant to which each party will agree to invest a specified amount of cash in Merger Sub or to contribute shares of Sylvan common stock to Merger Sub. It is anticipated that, under the terms of the master capitalization agreement, each of the parties to that agreement will also agree to enter into a stockholders agreement upon consummation of the merger. See "Certain Agreements and Understandings Related to Merger Sub and the Surviving
Corporation -- Stockholders Agreement" beginning on page 76.

     Each share of Merger Sub will, upon consummation of the merger, be converted into one share of the surviving corporation. The following table indicates the number of shares of common stock of Merger Sub that each of the above referenced persons is expected to purchase prior to the merger, the consideration to be paid for such shares, and the approximate percentage that such shares represent of the total outstanding capital stock of Merger Sub immediately prior to closing and prior to Mr. Zensen's anticipated investment in the surviving corporation.

                                                     PURCHASE CONSIDERATION                 OWNERSHIP IN MERGER SUB
                                                    ------------------------                ------------------------
                                                                    SYLVAN       SHARES       TOTAL       PERCENTAGE
                                                     CASH(11)     SHARES(12)     ISSUED      SHARES       OWNERSHIP
                                                    -----------   ----------   ----------   ---------     ----------
Snyder Associated Companies, Inc. ................  $28,217,424                2,303,463    2,841,234(13)   87.46%
TC Snyder Family Limited Partnership(1)...........  $   625,000                   51,020       51,020        1.57%
David E. Snyder and Sandra J. Snyder joint Tenants
  by entirety(2)..................................  $   625,000                   51,020       51,020        1.57%
David E. Snyder(2)................................                  15,300        15,300       15,300        0.47%
Westmont Limited Partnership(3)...................  $   625,000                   51,020       51,020        1.57%
Mark A. Snyder Revocable Trust dated 1/4/99(4)....                   1,000         1,000        1,000        0.03%
Charles H. Snyder, Jr. Second Amended and Restated
  Revocable Trust Agreement dated 2/16/00(5)......                   2,500         2,500        2,500        0.08%
Ridgepoint Holdings Limited Partnership(6)........  $   875,000                   71,429       71,429        2.20%
Dennis C. Snyder(7)...............................                   1,000         1,000        1,000        0.03%
Maverick Holdings Limited Partnership(8)..........  $   375,000                   30,612       30,612        0.94%
Richard G. Snyder Second Amended and Restated
  Revocable Trust dated 12/13/95(9)...............  $   625,000                   51,020       51,020        1.57%
NEAR L.P.(10).....................................  $ 1,000,000                   81,633       81,633        2.51%

---------------
 (1) TC Snyder Family Limited Partnership is a Pennsylvania limited partnership, of which Thomas C. Snyder Family Holdings Company is the sole general partner. Thomas C. Snyder is the sole director of Thomas C. Snyder Family Holdings Company. The principal place of business of each of the above is c/o Thomas C. Snyder, P.O. Box 1022, Kittanning, PA 16201, and its principal business telephone number is 724-548-8101. Thomas C. Snyder is an executive officer and director of Snyder.

 (2) David E. Snyder is a director and executive officer of each of the Snyder Entities.

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

 (3) Westmont Limited Partnership is a Pennsylvania limited partnership, of which Westmont Holdings Company is the sole general partner. Mark A. Snyder and Carolyn P. Snyder are the sole directors of Westmont Holdings Company and Mark A. Snyder is the president. Mark A. Snyder is a director and executive officer of each of the Snyder Entities. The principal place of business of each of the above is c/o Mark A. Snyder, P.O. Box 1022, Kittanning, PA 16201, and its principal business telephone number is 724-548-8101.

 (4) The beneficiaries of this trust are Mark A. Snyder, Carolyn P. Snyder, Andrew J. Snyder, Gretchen L. Snyder, Alisha C. Snyder, the trustee of this trust is Mark A. Snyder, and the address of this trust is c/o Mark A. Snyder, P.O. Box 1022, Kittanning, PA 16201. Mark A. Snyder is a director and executive officer of each of the Snyder Entities.

 (5) The beneficiaries of this trust are Charles H. Snyder, Jr., Louella Snyder, Dennis C. Snyder, Richard G. Snyder, Sally A. Snyder, the trustee of this trust is Charles H. Snyder, Jr., and the address of this trust is c/o Charles H. Snyder, Jr., P.O. Box 1022, Kittanning, PA 16201. Charles H. Snyder, Jr. is a director of Merger Sub and a director and executive officer of Snyder.

 (6) Ridgepoint Holdings Limited Partnership is a Pennsylvania limited partnership, of which Ridgepoint Holdings Company, LLC is its sole general partner. Dennis C. Snyder is the president of Ridgepoint Holdings Company, LLC. Dennis C. Snyder is a director of Merger Sub and a director and executive officer of Snyder. The principal place of business of each of the above is c/o Dennis C. Snyder, P.O. Box 1022, Kittanning, PA 16201, and its principal business telephone number is 724-548-8101.

 (7) Dennis C. Snyder is a director and executive officer of Snyder and a director of Merger Sub.

 (8) Maverick Holdings Limited Partnership is a Pennsylvania limited partnership, of which Maverick Holdings Company, LLC is its sole general partner. Sally A. Snyder is the president of Maverick Holdings Company LLC. The principal place of business of each of the above is c/o Sally A. Snyder, P.O. Box 1022, Kittanning, PA 16201, and its principal business telephone number is 724-548-8101.

 (9) The beneficiaries of this trust are Elizabeth K. Snyder, Meghan A. Snyder, Charles R. Snyder-Smith, Cameron R. Snyder-Smith, the trustee of this trust is Richard G. Snyder, and the address of this trust is c/o Richard G. Snyder, P.O. Box 1022, Kittanning, PA 16201. Richard G. Snyder is a director and executive officer of Snyder.

(10) NEAR L.P. is a Pennsylvania limited partnership of which EARN LLC is the sole general partner. Roger Claypoole is the president of EARN LLC, and Roger Claypoole and his spouse, Barbara Claypoole, are the managing members of EARN LLC. The principal place of business of each of NEAR L.P. and EARN LLC is RD #1, Green Acres Farm, P.O. Box L, Worthington, PA 16262, and the principal business telephone number of each of them is 724-297-5526.

(11) The source of funds for the cash investment will be (i) in the case of Snyder, $13.2 million from available working capital and $15 million from a draw on an existing line of credit, and (ii) in the case of all other individuals and entities, personal funds.

(12) These shares will be valued at $12.25 per share at the time of contribution.

(13) Includes 531,771 shares of Merger Sub stock previously issued to Snyder in exchange for providing to Merger Sub the funds necessary to purchase the 531,771 shares of Sylvan common stock from Steel Partners.

     Under the master capitalization agreement, it is also anticipated that Snyder and certain Snyder family members and trusts will agree to make loans to Merger Sub in the aggregate amount of approximately $26.5 million. It is anticipated that $14.0 million of this loan will be repaid promptly following consummation of the merger with the proceeds of additional senior bank loans anticipated to be obtained by Sylvan and that an additional $6.5 million of this loan will be repaid with the proceeds of the investment Dennis C. Zensen is anticipated to make in Sylvan promptly following consummation of the merger. See "Special Factors -- Source and Amount of Funds; Financing for the
Merger -- Snyder Loans to Merger Sub" beginning on page 59.

     It is also contemplated that, under the master capitalization agreement, Merger Sub will agree, as between Snyder and Merger Sub, to assume primary responsibility for paying the merger consideration and other payments required to be paid, or to be caused to be paid, by Snyder, under the terms of the merger agreement, that Merger Sub will reimburse Snyder for all of Snyder's expenses associated with the merger, and that Merger Sub will assume Snyder's rights and obligations under the exchange agent agreement that Snyder expects to enter into with Mellon Investor Services, LLC. A copy of the currently proposed form of master capitalization agreement is attached as Appendix E to this proxy statement. The master capitalization agreement has not yet been executed and no party is under any legal obligation to enter into such master capitalization agreement. The Snyder Entities do not anticipate there will be any material changes to the form of master capitalization agreement attached to this proxy statement.

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

  EXECUTIVE STOCK PURCHASE AGREEMENT

     It is anticipated that, although he is not contractually or otherwise obligated to do so, Mr. Zensen will agree to enter into an executive stock purchase agreement following the merger, pursuant to which Mr. Zensen (jointly with his spouse) will invest $6,500,000 in Sylvan and receive in exchange 530,612 shares of common stock of the surviving corporation promptly following the consummation of the merger. These shares would represent approximately 14.0% of the issued and outstanding common stock of the surviving corporation following the merger. It is anticipated that Mr. Zensen will not make a final decision whether to invest in the surviving corporation until after the merger is closed.

     It is expected that, under the executive stock purchase agreement, Mr. Zensen will have the right, but not the obligation, to sell to the surviving corporation 25% of his stock in the surviving corporation on or after the third anniversary of the consummation of the merger, an additional 25% of his stock on or after the fifth anniversary of the consummation of the merger, an additional 25% of his stock on or after the seventh anniversary of the consummation of the merger and the final 25% of his stock on or after the ninth anniversary of the consummation of the merger. In addition, under the executive stock purchase agreement, Mr. Zensen will have the right to sell to the surviving corporation all or a portion of his stock in the surviving corporation if he becomes permanently disabled, if he should die or if his employment by the surviving corporation terminates for any reason. Varying portions of the purchase price for his stock would be payable in cash, depending on when the put rights are exercised, and the remaining balance would be paid in three equal annual installments in the three years following exercise of the put rights. In the event the surviving corporation purchases any of Mr. Zensen's shares under these provisions, the purchase price would be as mutually agreed by him and the surviving corporation. If they are unable to agree, the purchase price would be based on a valuation formula. It is anticipated that the valuation formula for each share of stock of the surviving corporation will be calculated by determining the total value of the surviving corporation. For these purposes, the value of the surviving corporation would equal 50% of (a) the stockholders equity of the surviving corporation as of the end of the most recent quarter preceding the date of determination plus 50% of (b) the total amount of the surviving corporation's net income for each of the surviving corporation's twelve most recent fiscal quarters divided by three then multiplied by ten. The valuation formula for each share of stock of the surviving corporation would equal the value of the surviving corporation as so determined divided by the total number of issued and outstanding shares of stock of the surviving corporation as of the date of determination. In addition, the purchase price would be a minimum of $12.25 per share for the first three years following the consummation of the merger if the reason for the sale and purchase were Mr. Zensen's death, disability, termination of his employment by the surviving corporation other than for "cause" or his resignation from employment with the surviving corporation for "good reason."

  STOCKHOLDERS AGREEMENT

     It is anticipated that, under the terms of the master capitalization agreement described above, each of the parties to that agreement will agree to enter into a stockholders agreement, to become effective immediately following consummation of the merger. It is also anticipated that if he invests in the surviving corporation, Dennis C. Zensen will become a party to the stockholders agreement, although he is not contractually obligated to do so. It is expected that the stockholders agreement will provide that the stockholders of the surviving corporation will vote all of their shares to elect and continue in office a board of directors of the surviving corporation consisting of no fewer than five directors, one of whom will be Mr. Zensen for so long as he serves as the chief executive officer of the surviving corporation or individually or together with his spouse continues to own at least 50% of the stock of the surviving corporation acquired pursuant to the executive stock purchase agreement described above. It is Snyder's intention to elect to the board another member of senior management of the surviving corporation. It is not contemplated that the stockholders agreement will contain any other requirements with respect to the board of directors or management of the surviving corporation.

     The stockholders agreement will contain rights of first refusal providing certain stockholders of the surviving corporation and the surviving corporation with rights of first refusal in defined circumstances if a stockholder determines to sell his stock to a third party. The stockholders' agreement also
(1) will provide the parties to the stockholders agreement with "tag-along" rights with respect to transfers of stock of the surviving corporation other than transfers of less than 10% of the outstanding stock of the surviving corporation or transfers by holders of less than 5% of such outstanding stock and (2) will subject the stockholders of the surviving corporation to "drag-along" rights with respect to their shares of surviving corporation common stock in the event the holders of a majority of the shares of stock of the surviving corporation accept an offer to sell all of the outstanding surviving corporation common stock. In addition, the stockholders of the surviving corporation other than Snyder and its affiliates will have certain rights to participate in publicly registered offerings of the surviving corporation if securities are registered for the account of Snyder and/or its affiliates under the Securities Act. If the surviving corporation issues any additional securities, subject to certain exceptions, the stockholders would have the right to subscribe for a sufficient number of the surviving corporation securities to maintain their respective ownership percentage.

     The stockholders agreement will contain provisions entitling the surviving corporation to purchase shares of stock owned by any stockholder, including Dennis C. Zensen, in the event of his or its bankruptcy, divorce or separation from employment with the surviving corporation for any reason or in the event the stockholder engages in competition with the surviving corporation. The stockholders agreement will also provide that in the event of the death of a stockholder, including Mr. Zensen, the surviving corporation will have the right and, if timely demanded by the decedent's representative, the obligation to purchase the deceased stockholder's stock. Under the stockholders agreement, each stockholder of the surviving corporation, other than Snyder and Mr. Zensen, will have the right to require the surviving corporation to purchase his or her stock at any time.

     The purchase price to be paid upon exercise of any of the call or put rights described above would be as mutually agreed between the surviving corporation and the seller or, if they are unable to agree, based on the same valuation formula described above to be used in Mr. Zensen's executive stock purchase agreement. In addition, the purchase price would be a minimum of $12.25 per share for the first three (3) years following consummation of the merger unless the purchase right, in the case of Mr. Zensen, is triggered because he was terminated for "cause" or he resigned without "good reason."

  REIMBURSEMENT OF LEGAL FEES

     Sylvan has agreed to reimburse Dennis C. Zensen and other members of management for their legal fees and expenses (up to $50,000) incurred in connection with the merger and related transactions. In addition, if Mr. Zensen invests in the surviving corporation, as anticipated, pursuant to the executive stock purchase agreement, the surviving corporation will reimburse Mr. Zensen for his portion of legal fees and expenses incurred in connection with the Original Snyder Group Offer described under "Special Factors -- Background of the Merger" beginning on page 15 provided that he decides to invest in Sylvan following the merger.

  WAIVER OF CERTAIN CHANGE OF CONTROL RIGHTS AND ELIMINATION OF CERTAIN EMPLOYEE BENEFITS

     Sylvan has entered into employment continuation agreements with Dennis C. Zensen, Monir K. Elzalaki, Donald A. Smith, Gregory J. Verhagen and Gary D. Walker. See "Special Factors -- Interests of Certain Persons in the
Merger -- Change in Control Considerations" beginning on page 46. It is anticipated that each of such individuals will agree to waive these change of control triggers with respect to the proposed merger. The employment continuation agreements will remain in place for five years after the merger so that, if a different change of control occurs during the five year period following the closing of the merger, these persons (to the extent their employment with the surviving corporation or its applicable subsidiary has not previously terminated) will be entitled to the benefits of those agreements and their change of control provisions. In addition to the waiver mentioned above, it is anticipated that Dennis C. Zensen, Monir K. Elzalaki, Donald A. Smith and Gary D. Walker will agree to the elimination of a nonqualified target benefit annuity purchase program which provides a supplemental retirement benefit to the executives.

                       NO DISSENTERS' OR APPRAISAL RIGHTS

     Sylvan is a corporation organized under Nevada law and its common stock is listed on the Nasdaq Stock Market. Under Nevada law, because the Sylvan common stock is listed on the Nasdaq Stock Market and the merger consideration is all cash, holders of Sylvan common stock do not have dissenters' rights or any other right to a judicial appraisal of the fair market value of their Sylvan common stock pursuant to the merger. Stockholders
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

who object to the proposed merger may seek to pursue remedies that may be available to them under applicable federal and state laws, including seeking monetary damages, if any, or injunctive relief by filing a lawsuit in an appropriate court.

                            INFORMATION ABOUT SYLVAN

  SYLVAN'S BUSINESS

     Sylvan is the successor to the business of a Pennsylvania corporation that was chartered in 1937. Sylvan, through its subsidiaries, is an international producer and distributor of products for the mushroom industry, specializing in spawn (the equivalent of seed for mushrooms) and spawn-related products and services, and is a major grower of fresh mushrooms in the United States. The company was organized as a Delaware corporation on March 27, 1989, under the name of Sylvan Foods Holdings, Inc. It became a Securities and Exchange Commission registrant in August 1990 pursuant to the irrevocable distribution by the company's then majority stockholder, The Prospect Group, Inc., of the shares of the company that it owned to its stockholders. The company changed its name to Sylvan Inc. in July 1994 in conjunction with the change of its state of incorporation to Nevada from Delaware. The company's principal executive offices are at 333 Main Street, P.O. Box 249, Saxonburg, PA 16056-0249.

     Sylvan has two reportable business segments: Spawn Products and Fresh Mushrooms. Spawn-related products include casing inoculum, nutritional supplements and disease-control agents. The Fresh Mushrooms Segment is comprised of Quincy Farms, a large, regional producer of fresh mushrooms which operates in the southeastern part of the United States.

     Spawn Operations: Spawn products accounted for 69% of the company's total sales in 2003 and 76% of its operating income. Spawn products accounted for 71% of the company's total sales in 2002 and 79% of its operating income. Spawn is produced by a process whereby carefully maintained mushroom cultures are introduced into specific nutrient media to produce inoculum suitable for commercial spawn production. The inoculum is then combined with a sterile, grain-based substrate in a manner that promotes the colonization of the mushroom cultures throughout the substrate. The resulting culture-enriched substrate is measured into sterilized plastic bags and the filled bags are incubated in environmentally controlled growing rooms. Once the incubation is complete, the bags are refrigerated until they are shipped to customers who then initiate their crop production cycle by adding this seed-like material to the composted growing medium from which the mushrooms grow.

     The company conducts its operations through subsidiaries in North America, Europe, Australia and South Africa, and is a leading producer and distributor of mushroom spawn and various spawn-related products in each of the markets in which it has a presence. End-stage spawn production in most of the company's manufacturing facilities takes place in specialized pressure vessels in plants that are operated pursuant to rigorous quality-control standards. Two plants are located in the United States and one each in England, Ireland, the Netherlands, France, Hungary, Australia, South Africa and Canada. Sylvan's Dutch, Australian and Canadian plants function under arrangements whereby certain prominent mushroom growers in each respective country possess minority ownership of the operating company. In the course of examining site alternatives and operational factors relating to the construction of a spawn plant in these countries, the company undertook discussions with its mushroom-grower customers in each one. These discussions resulted in indications of interest on the part of some of these customers to become involved in the financing of the project in their country and participation in the plant's operation. As a result, 51% of the Australian production company, 25% of the Dutch production company, and 20% of the Canadian production company are owned by such growers. The company owns the remainder of each production company.

     The company also operates two state-of-the-art spawn inoculum production plants. These facilities, located in Kittanning, Pennsylvania, and Langeais, France, incorporate the industry's most advanced production techniques and each is capable of supplying all of the company's inoculum requirements. In addition, the company produces nutritional supplements for mushroom compost at a plant in Des Moines, Iowa. The value of backlog orders for spawn products is insignificant.

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

     The company's investment in biotechnical research has resulted in refinements of techniques for genetic analysis of mushroom strains and its research programs have produced some strains that possess commercial suitability. Another successful product is Sylvan's casing inoculum (CI), a mushroom production additive that is applied to the top layer of mushroom compost. It enables mushroom farmers to get more crops per year from their investment in raw materials and equipment by shortening the mushroom growing cycle and reducing a crop's exposure to disease. In addition, Sylvan has distribution rights for products produced by others, such as compost ingredients, pest-control agents and disease-control agents that are targeted for use by mushroom growers.

     The company's production experience and research capabilities lend themselves to a variety of commercially viable microbial production applications. Sylvan produces red yeast rice, a nutraceutical product which is sold at wholesale and retail levels, and is supplying a Japanese company with dried Agaricus mushrooms for use in a beverage that is marketed in the Far East. It also collaborates with chemical, biotechnological and pharmaceutical companies in the course of evaluating and promoting its capabilities beyond the mushroom industry. The value of backlog orders for biological products is insignificant.

     Fresh Mushrooms Operations: The Fresh Mushrooms Segment of Sylvan's business accounted for 31% of the company's total sales and 24% of its operating income. The Fresh Mushrooms Segment of Sylvan's business accounted for 29% of the company's total sales in 2002 and 21% of its operating income. Sylvan operates a mushroom farm located in Quincy, Florida, that is one of the most modern and efficient mushroom production operations in North America. The facility includes a computer-controlled production system and it serves a strategic role for Sylvan as a resource for production process innovations. Included as part of the Quincy operation are four satellite mushroom growing facilities; two commenced operations in mid-2001 and two commenced operations in early 2003. Each facility is leased to an independent third party. These parties are obligated to purchase their requirements of ready-to-grow mushroom compost from Quincy and to sell their crops of mushrooms to Quincy.

     Mushrooms are grown indoors in a continuous production process that employs a temperature- and humidity-controlled environment. Compost, produced from a carefully formulated and monitored mixture of hay or straw, water and various organic supplements, is pasteurized and spawn is added to it. The spawn colonizes the compost and, after about four to five weeks, grows into harvestable mushrooms that are packaged and shipped to customers.

     In January 2000, Sylvan began selling all of its mushrooms to a leading U.S. mushroom marketing organization, C And C Carriage Mushroom Company, trading as Modern Mushroom Sales Company and a wholly-owned subsidiary of Modern Mushrooms, Inc., which packages and distributes them throughout the eastern United States. Prior to this contract, the mushrooms were sold to supermarkets, food processors and distributors in the mideastern and southeastern United States. The value of backlog orders for mushroom products is insignificant.

     Personnel

     On December 31, 2003, Sylvan had approximately 890 full-time employees, of whom about 740 were engaged in production activities and 150 in supervision, sales and administration.

     The employees of the company's French subsidiary are subject to a national, industry-wide collective bargaining agreement and to two facility collective bargaining agreements. In addition, harvesting and packaging employees of its Quincy subsidiary are subject to a collective bargaining agreement with the United Farm Workers. The remainder of the company's workforce is not subject to collective bargaining arrangements. Management believes that its employee relations are good.

     Financial Information About Industry Segments

     The amounts of revenue, operating income and asset-related expenditures attributable to each of the company's industry segments are set forth in Note 8 of the consolidated financial statements that are filed as part of this proxy statement.

     Financial Information About Foreign and Domestic Operations and Export
Sales

     The amounts of revenue and long-lived assets attributable to each of the company's geographic areas are set forth in Note 8 of the company's consolidated financial statements that are part of this proxy statement.

     Major Customer

     Most of Sylvan's Fresh Mushrooms Segment sales were to one customer. C And C Carriage Mushroom Company became the purchaser and marketer of the company's mushrooms beginning in January 2000. The $25.9 million, $24.1 million, and $23.0 million of fresh mushrooms that C And C purchased from the Quincy subsidiary for fiscal years 2003, 2002, and 2001, respectively; represented 27% of Sylvan's consolidated net sales for each year. C And C is not affiliated with Sylvan or any of its subsidiaries and the purchase and marketing contract, dated January 14, 2000, carries an initial term of five years.

     Competitive Conditions

     Spawn Products: Sylvan believes that there are seven companies in the United States and three companies in Canada that produce and market almost all of the spawn used by North American mushroom growers. Among these companies, Sylvan's principal North American competitor is Lambert Spawn Company. In addition, Amycel, Inc. (a division of Monterey Mushrooms, Inc.) is a major spawn producer in the United States and Europe. Much of its production is consumed by its mushroom production affiliates. In addition to Amycel, Sylvan believes that its principal European competitors are Euromycel (France), Italspawn (Italy) and Le Lion (France). Numerous smaller spawn producers operate in the United States, Canada and in almost every European country. Sylvan competes in the spawn market with strict quality, consistency and reliability standards and through its availability of broad-based, post-sale product support services to mushroom growers.

     The company's microbial production applications compete with those of chemical, biotechnological and pharmaceutical companies worldwide. In particular, Chinese growers produce dried Agaricus mushrooms that are similar to those that Sylvan sells to a customer in Japan and are able to sell them at a price that is lower than Sylvan's. The red yeast rice wholesale and retail market is extremely competitive. In addition, its production and sales could be subject to additional regulatory pressures.

     Fresh Mushrooms: Sylvan believes that the top producer of mushrooms in the United States is currently Monterey Mushrooms, Inc. Sylvan's production levels are comparable to those of a group of 10 regional producers of substantial size. The balance of the U.S. industry is fragmented, comprised of 116 smaller producers throughout the country. Quality, supply consistency and price are the principal competitive factors in the mushroom business. Although brand names have been established, competition is principally at the grocery retailer or wholesaler level, rather than at the consumer level. In order to more efficiently market their mushrooms, quite a few growers of various sizes have joined together to form marketing ventures. Sylvan believes that currently six or seven such organizations represent the sales of more than 50% of North American fresh mushroom production. Competition outside of North America is characterized primarily by the importation of processed mushroom products into the United States and Canada. However, processed mushrooms are not a material factor in Sylvan's current operations because Sylvan's mushrooms compete primarily in the fresh mushroom market. Due to the fragility of fresh mushrooms, Sylvan believes that the fresh mushroom market in the United States is somewhat protected from direct non-North American competition. Fresh mushrooms have limited shelf life, which, together with the relatively high cost of refrigerated transportation, causes markets to be regional in nature. However, for the same reasons, imbalances of supply and demand, from time to time, can and do induce price fluctuations.

     Seasonality

     Spawn and spawn-related product sales are not seasonal, except to the extent that they correlate to a mushroom grower's expectations of consumer demand for mushrooms. Since mushrooms are grown indoors, mushroom production is not particularly sensitive to many of the problems normally associated with agricultural crops, such as production seasonality and dependence on weather. However, mushrooms are susceptible to bacterial, fungal and viral contamination that can reduce yields and affect sales and earnings for periods of weeks or months. In addition, mushroom prices are typically softened by the increased availability of a variety of fresh fruits and vegetables during the summer months.

     Research

     In 2003 and in 2002, Sylvan's research and development expenditures totaled $1.5 million and $2.0 million, respectively, as compared with $1.7 million in 2001 and $1.8 million in 2000. These expenditures were focused on improving the consistency, reliability and customer satisfaction for the company's existing products, the development of new products, and the support of Sylvan's bioproducts operations. The company also utilizes contracted research efforts for specific studies that may be commercially useful, but fall outside of the scope of its expertise or capabilities. None of these projects currently constitute a material proportion of the company's ongoing business.

     Patents

     The company does not believe that its ability to maintain or improve its competitive position is dependent upon its patents. However, the company holds several non-U.S. patents that cover a process and apparatus for the cultivation of cells on solid substrates. The patents were issued in various years from 1982 to 1986. In addition, Sylvan has patented several new mushroom strains, technologies and processes that facilitate mushroom breeding and may be capable of enhancing the company's strain development and improvement efforts. The company also holds two process patents relating to the production of its nutritional supplements that were issued in 1988 and 1991. The company possesses several Swiss patents that embody a process for commercially producing spawn and spawn-related products and using a variety of nutrient substrates as incubation material for spawn. The process is not currently employed by the company.

     Environmental Matters

     Certain phases of the mushroom production process create discharges of conventional pollutants and other organic materials. Expenditures will routinely be required in order to enable the company's Quincy subsidiary to comply with existing and future environmental laws and regulations. Quincy averaged approximately $50,000 per year over the past five years in environmental compliance costs.

  PROPERTIES

     The following table lists by business segment the locations and floor areas of Sylvan's principal operating properties. The company believes that each of these properties is in good condition and suitable for the purposes for which they are being utilized. Although it is not specifically detailed below, various production facilities are used from time to time by the bioproducts division, based on the nature of the work to be performed and the availability of production capacity.

  SPAWN PRODUCTS SEGMENT

                                                                                    ACQUIRED/    EXPANDED/
                                          LOCATION             FLOOR AREA (FT.2)   CONSTRUCTED   RENOVATED
                                ----------------------------   -----------------   -----------   ---------
Spawn production:               Kittanning, Pennsylvania             50,000           1981         2001
                                Dayton, Nevada                       46,000           1992         2001
                                Langeais, France                    115,000           1991           --
                                Yaxley, England                      74,000           1992         1995
                                Horst, the Netherlands               54,500           1994         1997
                                Budapest, Hungary                    29,000           1997           --
                                Navan, Ireland                       26,000           1998         1999
                                Pretoria, South Africa               17,000           1999           --
                                Windsor, Australia                   12,000           1996           --
                                Leamington, Ontario, Canada          26,000           2001           --

                                                                                    ACQUIRED/    EXPANDED/
                                          LOCATION             FLOOR AREA (FT.2)   CONSTRUCTED   RENOVATED
                                ----------------------------   -----------------   -----------   ---------
Inoculum production and         Kittanning, Pennsylvania             18,000           1996         2001
  research:
                                Langeais, France                     15,000           1998           --
Spawn distribution:             Kennett Square, Pennsylvania         41,000           1999         2002
Quality assurance:              Kittanning, Pennsylvania             20,000           1997           --
                                Langeais, France                     12,000           1991           --
Compost supplement production:  Des Moines, Iowa                     18,000           1997           --
Mushroom casing production:     Budapest, Hungary                    20,000           2000           --

  FRESH MUSHROOMS SEGMENT
Fresh mushroom production,      Quincy, Florida                     465,000           1981         2002
  including satellite farms:

     The spawn plants in the Netherlands, Australia and Canada are owned by the company along with joint venture partners in each country. The company is the sole owner of the remainder of its principal operating properties, except for the plants in Des Moines, Iowa, and Budapest, Hungary (the mushroom casing production facility), which are leased, and the land on which the plants in Ireland and South Africa are located. The company also leases small administrative offices in Pennsylvania, California, and Switzerland, and some supplemental cold storage facilities that serve several North American and overseas market areas.

     The lease for the facility in Iowa provides for a rental payment of $119,000 per year, with a month-to-month term. The land lease for the plant in Ireland terminates in 985 years. Based on current exchange rates, the annual lease payments approximate $2,000. The lease for the buildings that house Sylvan's mushroom casing production operation in Hungary expires in September 2005 and is renewable for succeeding five year terms. The current annual rent is $93,000. The land lease for the South African plant terminates in 2048 and is renewable for additional ten year terms thereafter. Based on current exchange rates, the current annual lease payment approximates $4,500. Payments under this lease increase approximately $200 per year throughout the term.

     The company also owns four satellite mushroom growing facilities in Quincy, Florida, that are leased to and operated by independent third parties. Construction loans relating to the plants in Ireland and the Netherlands have been collateralized with mortgages.

  LITIGATION CHALLENGING THE MERGER

     On November 17, 2003, a complaint was filed in the District Court, Clark County, Nevada, by Alan Kahn, an alleged stockholder, on behalf of himself and purportedly on behalf of similarly situated stockholders. The case has been transferred by stipulation to the District Court, Washoe County, Nevada. The complaint alleges generally that Sylvan and its directors breached their fiduciary and other duties to the plaintiff, by entering into the merger agreement. The complaint further alleges that by entering into the merger agreement, Sylvan and its directors failed to disclose material non-public information relating to the valuation of Sylvan's assets, the extent of future earnings and expected increases of profitability. The plaintiff seeks the following relief: (a) an order that the action be certified as a class action;
(b) a declaration that the defendants have breached their fiduciary and other duties; (c) an order requiring the defendants to undertake measures to assess Sylvan's net worth; and (d) an injunction enjoining the consummation of the merger. Sylvan is vigorously defending these allegations. On January 22, 2004, Sylvan filed a motion to dismiss the complaint for failure to state a claim upon which relief may be granted. The plaintiff filed a brief in opposition to Sylvan's motion to dismiss on February 19, 2004. Sylvan filed a reply to plaintiff's brief in opposition on March 12, 2004. On March 29, 2004, Sylvan received notice of an order entered by the court granting Sylvan's motion to dismiss plaintiff's complaint and denying plaintiff's motion to amend his complaint.

  OTHER LEGAL PROCEEDINGS

     On September 23, 2003, the company's Sylvan Bioproducts, Inc. subsidiary received an administrative order from the Borough of Kennett Square, Pennsylvania, alleging that Sylvan Bioproducts failed to comply with certain wastewater sampling and reporting requirements under the terms of a water contribution permit issued to the company for its facility in Kennett Square. A fine of $105,109 was assessed by the order. The company believes that the requirements were substantially fulfilled and it filed an appeal to the Order on October 1, 2003. Discussions have been undertaken with the Borough and the company believes that the dispute will be resolved in a manner that will have no material impact on the company's financial statements or results of operations.

     Except as described above, there are no other pending legal proceedings to which Sylvan or any of its subsidiaries is a party, or of which any of their property is subject, other than ordinary, routine litigation incidental to their respective businesses.

  MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Sylvan's common stock trades on the Nasdaq Stock Market under the symbol "SYLN." Set forth below are the high and low sales prices per share for Sylvan's common stock for the periods indicated, as reported by the Nasdaq Stock Market.

2004                                                          HIGH PRICE   LOW PRICE
----                                                          ----------   ---------
First Quarter...............................................    $12.25      $11.93

2003                                                          HIGH PRICE   LOW PRICE
----                                                          ----------   ---------
First Quarter...............................................    $10.65      $ 8.85
Second Quarter..............................................     11.50        9.37
Third Quarter...............................................     10.61        9.85
Fourth Quarter..............................................     12.25        9.75

2002                                                          HIGH PRICE   LOW PRICE
----                                                          ----------   ---------
First Quarter...............................................    $12.30      $11.05
Second Quarter..............................................     13.26       11.21
Third Quarter...............................................     14.00       11.69
Fourth Quarter..............................................     12.23       10.18

2001                                                          HIGH PRICE   LOW PRICE
----                                                          ----------   ---------
First Quarter...............................................    $15.00      $ 9.13
Second Quarter..............................................     13.00       11.00
Third Quarter...............................................     13.15       11.31
Fourth Quarter..............................................     12.00       10.85

     As of March 24, 2004, there were approximately 1,100 stockholders of record of Sylvan common stock.

     Sylvan has never paid any cash dividends and does not intend to pay cash dividends in the future. The company currently has a policy of retaining its earnings to fund operations, expansion and the purchase of treasury shares. The company's revolving credit agreement contains financial covenants that permit, but limit, the payment of dividends by Sylvan.

  SELECTED FINANCIAL DATA

     The tables that follow present portions of our financial statements and are not complete. You should read the following selected financial data in conjunction with our financial statements and related notes thereto and with "Management's Discussion and Analysis -- Results of Operations." The statements of operations data for the fiscal years ended December 28, 2003, December 29, 2002, December 30, 2001, December 31, 2000, and January 2, 2000 and the balance sheet data as of December 28, 2003, December 29, 2002, December 30, 2001, December 31, 2000, and January 2, 2000 are derived from our audited financial statements. A copy of our most recent audited financial statements is included elsewhere in this proxy statement. The historical results presented below are not necessarily indicative of the results to be expected for any future fiscal year. For further information about our historical results, see "Management's Discussion and Analysis Sylvan Inc. and Subsidiaries" beginning on page 84.

  CONSOLIDATED STATEMENT OF OPERATIONS

                                                                     FISCAL YEAR ENDED
                                          -----------------------------------------------------------------------
                                           DECEMBER 28    DECEMBER 29,   DECEMBER 30,   DECEMBER 31,   JANUARY 2,
                                              2003            2002           2001           2000          2000
                                          -------------   ------------   ------------   ------------   ----------
                                                             (IN THOUSANDS, EXCEPT SHARE DATA)
Net Sales...............................   $   94,988      $   88,192     $   85,911     $   85,947    $   89,841
                                           ----------      ----------     ----------     ----------    ----------
Cost of Sales...........................       59,467          52,109         49,818         47,937        52,722
Selling and Administrative..............       22,134          19,416         18,006         19,500        19,474
Research & Development..................        1,526           1,965          1,721          1,763         1,583
Depreciation............................        6,179           5,642          5,375          5,233         5,506
                                           ----------      ----------     ----------     ----------    ----------
Total Costs & Expenses..................       89,306          79,132         74,920         74,433        79,285
Operating Income........................        5,682           9,060         10,991         11,514        10,556
Interest Expense, Net...................        1,560           1,865          2,532          2,529         2,231
Other Income/(Expense)..................          417              (3)           (19)          (155)           (1)
                                           ----------      ----------     ----------     ----------    ----------
Income Before Taxes.....................        4,539           7,192          8,440          8,830         8,324
Total Income Tax........................        1,498           2,406          2,490          1,980         2,131
                                           ----------      ----------     ----------     ----------    ----------
Income Before Minority Interest in
  Income of Consolidated Subsidiaries...        3,041           4,786          5,950          6,850         6,193
Minority Interest in Income of
  Consolidated Subsidiaries.............          202             117            121            168            65
                                           ----------      ----------     ----------     ----------    ----------
Net Income..............................   $    2,839      $    4,669     $    5,829     $    6,682    $    6,128
                                           ==========      ==========     ==========     ==========    ==========
Net Income Per Share:
    Basic...............................   $     0.55      $     0.86     $     1.06     $     1.18    $     1.00
    Diluted.............................   $     0.55      $     0.86     $     1.05     $     1.18    $     1.00
Shares Outstanding:
    Basic...............................    5,140,322       5,402,859      5,500,799      5,658,860     6,112,007
    Diluted.............................    5,163,852       5,454,700      5,551,673      5,665,974     6,130,694

  CONSOLIDATED BALANCE SHEET DATA

                                                                      FISCAL YEAR ENDED
                                           -----------------------------------------------------------------------
                                           DECEMBER 28,    DECEMBER 29,   DECEMBER 30,   DECEMBER 31,   JANUARY 2,
                                               2003            2002           2001           2000          2000
                                           -------------   ------------   ------------   ------------   ----------
                                                                       (IN THOUSANDS)
Cash and cash equivalents................    $  5,849        $  5,624       $  5,072       $  5,371      $  7,601
Working Capital..........................    $ 26,939        $ 24,590       $ 23,222       $ 23,024      $ 22,782
Total Assets.............................    $113,865        $106,806       $107,090       $105,774      $109,495
Long-term liabilities, less current
  portion................................    $ 43,986        $ 47,956       $ 43,779       $ 46,142      $ 50,423
Shareholders' equity.....................    $ 57,023        $ 47,262       $ 50,886       $ 49,534      $ 47,224

       MANAGEMENT'S DISCUSSION AND ANALYSIS SYLVAN INC. AND SUBSIDIARIES

     The following discussion and analysis should be read in conjunction with our consolidated financial statements and notes thereto included elsewhere in this proxy statement.

  Results of Operations Comparison of 2003 with 2002

     Net Sales

     Net sales for 2003 were $95.0 million, a $6.8 million increase from the $88.2 million for 2002. Net sales in the Fresh Mushrooms Segment increased $4.0 million and net sales in the Spawn Products Segment increased $2.8 million. On average, the U.S. dollar was approximately 16.9% weaker in 2003, when measured against the company's applicable foreign currencies, than in 2002. The effect of this weakening increased net sales during 2003, as compared with 2002, by approximately $6.0 million. International sales, as a percentage of net sales, were 48.9% in 2003 and 48.7% in 2002.

     Spawn Products: Net sales of spawn and spawn-related products were $66.8 million, as compared with $64.0 million for 2002. Foreign currency translation fluctuations had the effect of increasing sales on a year-over-year comparison by $6.0 million. Sales of disease-control agents and nutritional supplements decreased $0.5 million, or 2.9%, and accounted for 16.1% of Sylvan's consolidated net sales. Spawn product sales volume decreased 4.6%, with a 6.8% decrease in overseas markets and a 0.5% decrease in the Americas, decreasing net sales by $2.0 million. Most of the volume decrease in the overseas markets was associated with a reduction in sales in France due to competitive conditions and in the United Kingdom due to mushroom farm closures. The average local market price in international locations decreased 2.2% due to lower volumes sold in territories with higher selling prices. The effect of this territorial shift in 2003 was a decrease in net sales of approximately $0.6 million. The average overseas U.S. dollar equivalent selling price was 17.1% higher during 2003, as compared with 2002, due to the weakening of the U.S. dollar. The selling price in the Americas decreased 5.3% in 2003, as compared with 2002, due to adjustments in the pricing structure of some products in order to compete with the lower-priced offerings of other suppliers. Net sales of the bioproducts division increased $1.4 million, from $1.3 million in 2002 to $2.7 million in 2003, primarily due to sales growth for the dried Agaricus mushroom product.

     On August 15, 2003, the U.S. Department of Agriculture released its annual statistical report on mushrooms covering the fiscal year July 2002 through June 2003. The Department reported that the amount of Agaricus growing area planted was virtually equal to the prior fiscal year and was 2.1% lower than the fiscal year ended June 2001.

     Fresh Mushrooms: Net sales of fresh mushrooms increased 15.7% during 2003 to $29.5 million, as compared with $25.5 million for 2002. This increase in sales was primarily due to three factors. The completion of two additional satellite farms caused sales of ready-to-grow mushroom compost to increase from $1.3 million in 2002 to $3.6 million in 2003. Also, Quincy experienced a 5.2% increase in the number of pounds sold and a 2.3% higher selling price per pound. Satellite farms are independently owned small scale mushroom growing and harvesting facilities. The compost that they use to grow their mushrooms is prepared, seeded, transported and sold to them by Quincy, but they are geographically separated from the Quincy operation. The mushrooms are harvested by the operators of the satellite facilities and transported to the Quincy site where they are purchased from the operators and packaged and distributed by C And C Carriage (Modern Mushrooms).

     Cost of Sales

     The company's cost of sales, expressed as a percentage of net sales, was 62.6% for 2003 and 59.1% for 2002. Lower margins were experienced in the Fresh Mushrooms Segment and in the Spawn Products Segment.

     Spawn Products: The cost of sales, as a percentage of net sales, was 56.8% for 2003, as compared with 54.0% for 2002. Spawn production during 2003 was 5.8% lower than for 2002, spreading costs that are primarily fixed in nature over fewer units. The overall discard rate for spawn production was 5.8% in 2003 and 4.8% in 2002.

     Fresh Mushrooms: The cost of sales percentage was 72.9% for 2003 and 68.9% for 2002. The cost of sales percentage increased due to an increase in the purchase and immediate resale of mushrooms from the satellite farms which provide a small gross margin. Quincy purchased approximately $6.9 million of high-quality mushrooms from its satellite farms in 2003, as compared with $2.9 million in 2002, which were immediately resold to its third-party marketer. The segment's operating income in 2003 was virtually equal to 2002. The positive performance of the company's satellite farms, as well as the sale of ready-to-grow mushroom compost to the satellite farms, helped minimize the adverse effect of higher labor costs.

     Selling and Administrative Expenses

     Selling and administrative expenses increased to $22.1 million, or 23.3% of net sales, as compared with $19.4 million, or 22.0%, for 2002. This increase consisted primarily of $1.4 million in professional fees related to merger activities, and was partially offset by a $0.4 million decrease in salaries and benefits expense that resulted from staffing reductions. In addition, the weakening of the U.S. dollar had the effect of increasing selling and administrative expenses by $1.1 million during 2003, as compared with 2002. The variance also included an increase over the prior year of $0.8 million, from a benefit of $0.1 million in 2002 to an expense of $0.7 million in 2003, in net periodic benefit expense related to the pension plan of a former subsidiary. The net periodic pension expense for 2004 is expected to be $0.5 million.

     Research and Development Expenses

     Research and development expenses decreased 22.3% in 2003 to $1.5 million, when compared with $2.0 million in 2002, primarily due to the assignment of some of European personnel to the performance of quality control duties, which is included in cost of sales. The company expects Research and Development expenses for 2004 to be similar to 2003 expenditures.

     Depreciation Expense

     Depreciation expense was $6.1 million in 2003, an increase of 9.5% over the $5.6 million reported for 2002. Most of this increase related to the relatively weaker U.S. dollar.

     Operating Income

     Operating income decreased $3.4 million, from $9.1 million in 2002 to $5.7 million in 2003, as a result of the cumulative effects of the items discussed above. Also, the weakening of the U.S. dollar had the effect of increasing operating income by approximately $0.9 million in 2003.

     Interest Expense

     Net interest expense for 2003 was $1.6 million, 16.4% lower than the interest expense recorded for 2002. This decrease in interest expense was mainly the result of a corresponding decrease in outstanding debt levels, which dropped from $38.4 million in 2002 to $33.7 million in 2003. Also, the effective interest rate for 2003 was 4.4%, as compared with 5.0% for 2002. During 2003, the company recorded other comprehensive income of $175,000 net of tax related to hedge instruments under SFAS No. 133. In 2003, the company had variable-to-fixed interest rate swaps in place to manage interest rate risk that increased the average borrowing rate 1.6%. Swaps increased the average borrowing rate 1.5 % in 2002.

     Income Tax Expense

     The company's overall effective tax rate for 2003 was 33.0%. The effective tax rate for 2002 was 33.5%. The lower effective tax rate for 2003 was the result of a smaller portion of the company's taxable income being derived from higher tax-rate jurisdictions. Included in net deferred tax liabilities as of December 28, 2003 are unrealized tax benefits amounting to approximately $2.3 million related to net operating loss carryforwards. The realization of these tax benefits is contingent on future taxable net income being generated by certain foreign and domestic operations. The life of the carryforwards is determined by various foreign and state taxation jurisdictions. Approximately $0.3 million of the net operating losses has an indefinite carryforward period. The remaining $2.0 million of net operating losses will expire between 2004 and 2018. The company has recognized a valuation allowance of $1.6 million that reduces the carrying value of unrealized net deferred tax benefits relating to net operating loss carryforwards to offset the deferred tax benefits that may not be realized.

  Results of Operations Comparison of 2002 with 2001

     Net Sales

     Net sales for 2002 were $88.2 million, a $2.3 million increase from the $85.9 million for 2001. Net sales in the Fresh Mushrooms Segment increased $1.9 million and net sales in the Spawn Products Segment increased $0.4 million. On average, the U.S. dollar was approximately 4.5% weaker in 2002, when measured against the company's applicable foreign currencies, than in 2001. The effect of this weakening increased net sales, as compared with 2001, by approximately $2.4 million. International sales, as a percentage of net sales, were 48.7% in 2002 and 50.2% in 2001.

     Spawn Products: Net sales of spawn and spawn-related products were $64.0 million, as compared with $63.6 million for 2001. Foreign currency translation fluctuations had the effect of increasing sales on a year-over-year comparison by $2.4 million. Sales of disease-control agents and nutritional supplements increased $1.5 million, or 10.9%, and accounted for 17.9% of Sylvan's consolidated net sales. Spawn product sales volume decreased 3.7%, with a 6.7% decrease in the Americas and a 2.0% decrease in overseas markets, decreasing net sales by $1.9 million. The volume decrease in the Americas related to the continued changing of market conditions in the mushroom industry, which began in 2001 and increased competitive pressures. The volume decreases in the overseas markets were related to the closure of mushroom farms in the United Kingdom and a reduction in plantings during the fourth quarter of 2002 in the Netherlands. The average local market price in international locations decreased 1.9% due to lower volumes sold in territories with higher selling prices. The effect of this territorial shift in 2002 was a decrease in net sales of approximately $0.7 million. The average overseas U.S. dollar equivalent selling price was 3.4% higher during 2002, as compared with 2001, due to the weakening of the U.S. dollar. The selling price in the Americas was essentially unchanged. Net sales of the bioproducts division decreased $0.7 million due to increased Chinese competition for sales of a specialized variety of mushroom.

     In its annual statistical report on mushrooms covering the fiscal year July 2001 through June 2002, the U.S. Department of Agriculture reported that the amount of Agaricus growing area planted was virtually equal to the prior fiscal year and 9.6% lower than the fiscal year ended June 2000. Sylvan experienced additional price and payment-term competition in the United States during the second half of 2001 coinciding with the reduction in the growing area planted. The competitive situation intensified during the second half of 2002.

     Fresh Mushrooms: Net sales of fresh mushrooms increased 8.1% during 2002 to $25.5 million, as compared with $23.6 million for 2001. This increase was due to a 4.3% increase in the number of pounds sold and a 0.6% higher selling price per pound. Quincy Farms generated an increase in its yield per square foot and an improvement in the quality of its mushrooms. The first two satellite farms, which commenced operations during the second quarter of 2001, purchased $1.3 million of ready-to-grow mushroom compost and sold approximately $3.0 million of high-quality mushrooms to Quincy for immediate resale to its third-party marketer. In December 2002 and January 2003, Quincy completed two additional satellite farms. Satellite farms are independently owned small scale mushroom growing and harvesting facilities. The compost that they use to grow their mushrooms is prepared, seeded, transported and sold to them by Quincy, but they are geographically separated from the Quincy operation. The mushrooms are harvested by the operators of the satellite facilities and transported to the Quincy site where they are purchased from the operators and packaged and distributed by C And C Carriage (Modern Mushrooms).

     Cost of Sales

     The company's cost of sales, expressed as a percentage of net sales, was 59.1% for 2002 and 58.0% for 2001. Lower margins were experienced in the Fresh Mushrooms Segment and in the Spawn Products Segment.

     Spawn Products: The cost of sales, as a percentage of net sales, was 54.0% for 2002, as compared with 53.2% for 2001. Spawn production during 2002 was 4.0% lower than for 2001, spreading costs that are primarily fixed in nature over fewer units. The company also increased sales of disease-control agents and nutritional supplements, which have a lower margin than mushroom spawn. The overall discard rate for spawn production was 4.8% in 2002 and 5.8% in 2001.

     Fresh Mushrooms: The cost of sales percentage was 68.9% for 2002 and 67.7% for 2001. The cost of sales percentage increased due to an increase in the purchase and immediate resale of mushrooms from the satellite farms which provide a small gross margin. However, Quincy was able to improve yield efficiencies and increase operating income in 2002. In addition, the sale of ready-to-grow mushroom compost to the satellite farms contributed to the improved financial performance. The cost of sales percentage is expected to increase for 2003 correlating to the increase in the purchase and immediate resale of mushrooms from the satellite farms, but the company anticipates an increase in operating income related to this structure.

     Selling and Administrative Expenses

     Selling and administrative expenses increased to $19.4 million, or 22.0% of net sales, as compared with $18.0 million, or 21.0%, for 2001. Of the increase in selling and administrative expenses for 2002 versus 2001, $1.1 million consisted primarily of a $0.4 million increase in the allowance for doubtful accounts, a $0.4 million increase in salaries, benefits and insurance, and an approximately $0.3 million increase for professional fees related to the strategic evaluation completed during 2002. In addition, the weakening of the U.S. dollar had the effect of increasing selling and administrative expenses by $0.3 million during 2002, as compared with 2001. The company also recorded $0.2 million of net periodic benefit income during 2002 from a pension plan of a former subsidiary.

     Research and Development Expenses

     Research and development expenses increased 14.2% in 2002 to $2.0 million, when compared with $1.7 million in 2001. The company increased mushroom breeding activities during 2002 in cooperation with a Dutch research organization.

     Depreciation Expense

     Depreciation expense was $5.6 million in 2002, an increase of 5.0% over the $5.4 million reported for 2001. Most of this increase related to the relatively weaker U.S. dollar.

     Operating Income

     Operating income decreased $1.9 million, from $11.0 million in 2001 to $9.1 million in 2002, as a result of the cumulative effects of the items discussed above. Also, the weakening of the U.S. dollar had the effect of increasing operating income by approximately $0.2 million in 2002.

     Interest Expense

     Net interest expense for 2002 was $1.9 million, 26.3% lower than the interest expense recorded for 2001. The effective interest rate for 2002 was 5.0%, as compared with 6.7% for 2001. Also during 2002, the company recorded interest income of $12,000 related to hedge instruments under SFAS No. 133. During 2002, the company had variable-to-fixed interest rate swaps in place to manage interest rate risk that increased the average borrowing rate 1.5%. During 2001, swaps increased the average borrowing rate 0.6%.

     Income Tax Expense

     The company's overall effective tax rate for 2002 was 33.5%. The effective tax rate for 2001 was 29.5%. The higher effective tax rate for 2002 was the result of a larger portion of the company's taxable income being derived from higher tax-rate jurisdictions.

  Liquidity and Capital Resources

     Sylvan evaluates its liquidity and capital resources position by comparing its investment opportunities with its cash position, operating cash flow trends and credit availability. See Item 7A. Quantitative and Qualitative Disclosures about Market Risk on page 19 of Sylvan's Annual Report on Form 10-K for fiscal year ended December 28, 2003 for a discussion of management of foreign currency and interest rate risk. Available credit under the company's $50.0 million revolving credit agreement was $17.6 million as of December 28, 2003. The agreement originally provided for a total credit amount of $55.0 million with a $5.0 million reduction of the total credit amount in 2003 and an additional $5.0 million reduction in 2004.

     Net cash provided by operating activities was $9.8 million in 2003, as compared with $12.7 million in 2002 and $10.7 million for 2001. During the first quarter of 2002, the company reduced "Other Current Assets" by approximately $2.2 million due to the release of cash that had been collateralized to support a loan from a European bank. This loan was repaid in the first quarter of 2002.

     Cash used in investing activities was $3.1 million for 2003, as compared with $6.1 million and $8.7 million during 2002 and 2001, respectively. Most of the cash used in investing activities was for capital expenditures, net of proceeds from the sale of assets, which totaled $3.1 million in 2003, $6.1 million in 2002 and $8.6 million in 2001. The majority of the growth capital expenditures for 2003 were related to Quincy's satellite farms ($0.4 million). Maintenance capital for 2003 was $2.6 million.

     Net capital expenditures in 2004 are not expected to exceed $4.0 million for existing operations, with additional expenditures as may be required for acquisitions or new initiatives.

     During 2003, cash of $7.6 million was used in financing activities, as compared with $6.8 million and $1.8 million during 2002 and 2001, respectively. Net payments to reduce debt and revolving credit obligations were $7.9 million in 2003, as compared with $3.6 million in 2002 and $0.7 million in 2001. The decreases in outstanding debt related primarily to the positive cash flows from operations in excess of capital additions. Sylvan purchased 333,321 and 107,271 shares of its stock at average prices of $10.60 and $11.37 during 2002 and 2001, respectively. During 2003, the company purchased no shares of Sylvan stock. The three-year stock buyback program to purchase a total of 1.3 million shares, that was instituted in the fourth quarter of 2002, was suspended in 2003. The company routinely assesses its requirements for additional capital investments as it experiences continued growth in its operations. The revolving credit facility and net operating cash flows are expected to provide sufficient funding for projected 2004 capital expenditures.

     Sylvan has never paid and does not intend to pay cash dividends in the future. The company currently has a policy of retaining its earnings to fund operations, expansion and the purchase of treasury shares. The company's revolving credit agreement contains financial covenants that permit, but limit, the payment of dividends by Sylvan.

  Contractual Obligations and Off-Balance Sheet Arrangements

     Below are tables that summarize the company's contractual obligations and commercial commitments on December 28, 2003:

                                                               PAYMENTS DUE BY PERIOD
                                                -----------------------------------------------------
                                                          LESS THAN                            AFTER
                                                 TOTAL     1 YEAR     1-3 YEARS   4-5 YEARS   5 YEARS
                                                -------   ---------   ---------   ---------   -------
                                                                   (IN THOUSANDS)
Contractual Obligations:
Long-Term Debt................................  $33,658    $  110      $32,917      $148       $483
Interest on Long-Term Debt....................    2,539     1,392          918        95        134
Capital Lease Obligations.....................       --        --           --        --         --
Operating Lease Obligations...................    1,660       738          804       100         18
Purchase Obligations..........................      733       733           --        --         --
Other Long-Term Obligations...................      872       235          220       200        217
Research Contract.............................    1,011       301          609       101         --
                                                -------    ------      -------      ----       ----
Total Contractual Cash Obligations............  $40,473    $3,509      $35,468      $644       $852
                                                =======    ======      =======      ====       ====

                                                      AMOUNT OF COMMITMENT EXPIRATION PER PERIOD
                                                 ----------------------------------------------------
                                                          LESS THAN                            AFTER
                                                 TOTAL     1 YEAR     1-3 YEARS   4-5 YEARS   5 YEARS
                                                 ------   ---------   ---------   ---------   -------
Other Commercial Commitments:
Standby Letter of Credit.......................  $1,000      $--       $1,000        $--        $--

     The tables above include all the company's contractual obligations and off-balance sheet arrangements and associated interest when appropriate. The company used contractual and variable interest rates existing at December 28, 2003 to determine interest obligations associated with Long-Term Debt. The interest rates range from 2.5% to 8.5%. Variable interest rates are subject to changes based on interest rate market conditions.

  Recent Accounting Pronouncements

     In November 2002, the Financial Accounting Standards Board (FASB) issued Financial Interpretation (FIN) No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 clarifies the requirements of SFAS No. 5, "Accounting for Contingencies," relating to a guarantor's accounting for, and disclosure of, the issuance of certain types of guarantees. FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee. FIN 45 also requires enhanced disclosures in the company's interim and annual filings. The provisions of FIN 45 are effective for financial statements issued or modified after December 31, 2002. The disclosure requirements were effective for financial statements of both interim and fiscal years after December 15, 2002. The adoption of FIN 45 did not have a material impact on the company's financial statements or results of operations.

     In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities." In December 2003, the FASB revised FIN 46 to clarify certain provisions and modify its effective date. FIN 46 expands upon and strengthens existing accounting guidance that addresses when a company should include in its financial statements the assets, liabilities and activities of another entity. It requires that companies determine whether a non-consolidated entity is a variable interest entity, as defined by FIN 46, and which company is the primary beneficiary of the variable interest entity's activities. The requirements of FIN 46 apply to all variable interest entities held no later than the end of the interim reporting period ending after March 15, 2004. Variable interest entities held in special purpose entities shall apply FIN 46 no later than the end of the reporting period ending after December 15, 2003. The company is currently evaluating the impact of this interpretation.

     In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except in certain instances, and for hedging relationships designated after June 30, 2003. In addition, except in those certain instances, all provisions of this Statement should be applied prospectively. The application of SFAS No. 149 did not have a material effect on the company's financial statements or results of operations.

     In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." The provisions of SFAS No. 150 require issuers to classify as liabilities, or assets in some circumstances, certain classes of freestanding financial instruments that embody obligations for the issuer. The provisions of SFAS No. 150 are effective for financial instruments entered into or modified after May 31, 2003, and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 did not have a material effect on the company's financial statements or results of operations.

  Critical Accounting Policies

     The preparation of the financial statements in accordance with generally accepted accounting principles requires management to make judgments, estimates, and assumptions regarding uncertainties that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Areas of uncertainty that require judgments, estimates, and assumptions include the accounting for derivatives, environmental matters, the testing of goodwill and other intangible assets for impairment, pensions and other postretirement benefits, and tax matters. Management uses historical experience and all available information to make these judgments and estimates, and actual results will differ from those estimates and assumptions that are used to prepare the company's financial statements. Despite these inherent limitations, management believes that Management's Discussion and Analysis (MD&A) and the financial statements and related footnotes provide a fair presentation. A discussion of the judgments and uncertainties associated with accounting for derivatives can be found in Item 7A. Quantitative and Qualitative Disclosures about Market Risk.

     A summary of the company's significant accounting policies is included in
Note 1 to the Consolidated Financial Statements, included herein. Management believes that the application of these policies on a consistent basis enables the company to provide the users of the financial statements with useful and reliable information about the company's operating results and financial condition.

     In addition to the significant accounting policies described in Note 1 to the Consolidated Financial Statements, the company believes the following discussion addresses its critical accounting policies:

     -- the company recognizes revenue when the title and risk of loss of the goods pass to the customers at the time of shipment;

     -- the company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of customers to make required payments. If the financial condition of the company's customers were to deteriorate, resulting in an inability to make payments, additional allowances may be required;

     -- the company writes down its inventory to the lower of cost (first-in, first-out method) or market, which includes an estimate for obsolete or excess inventory based upon assumptions about future demand and market conditions; and

     -- the company monitors the recoverability of the carrying value of its long-lived assets. An impairment charge would be recognized when the expected net undiscounted future cash flows from an asset's use (including any proceeds from disposition) are less than the asset's carrying value, and the asset's carrying value exceeds its fair value.

     In order to manage interest rate exposure, the company utilizes interest rate swaps under its fair value hedging strategy in order to convert a portion of its floating rate debt to fixed-rate basis. Accordingly, changes in the fair value of these derivatives, along with changes in the fair value of the hedged debt obligations that are attributable to the hedged risk, are recognized in current period earnings. Based on the amount of floating rate debt converted to fixed as of December 28, 2003, a variance of 10% in the related interest rate would cause annual interest expense related to this debt to change by approximately $50,000.

     The company is subject to various environmental laws and regulations that govern the discharge of wastewater, which may require that we investigate and remediate the effects of such discharge at our operations. Environmental liabilities are recorded when our liability is probable and the costs are reasonably estimable. The company's outstanding environmental liability at December 28, 2003 was $25,000.

     The company believes that an accounting estimate related to asset impairment is a "critical accounting estimate" as it is susceptible to change from period to period, because it requires management to make assumptions about cash flows over future years. These assumptions impact the amount of an impairment, which would have an impact on the income statement. Management's assumptions about future cash flows require significant judgment because actual operating levels have fluctuated in the past and are expected to do so in the future.

     Goodwill and indefinitely lived intangible assets are reviewed annually for impairment, or more frequently if impairment indicators arise. The company performs this annual impairment test in the fourth quarter of each fiscal year. The goodwill impairment test requires a comparison of the fair value of the company's reporting unit that has goodwill associated with its operations with its carrying amount, including goodwill. If this comparison reflects impairment, then the loss would be measured as the excess of recorded goodwill over its implied fair value. Implied fair value is the excess of the fair value of the reporting unit over the fair value of all recognized and unrecognized assets and liabilities. The company believes that an accounting estimate related to the goodwill impairment is a "critical accounting estimate" because the underlying assumptions used for the discounted cash flow can change from period to period and these changes could cause a material impact to the income statement. Management's assumptions about discount rates, inflation rates and other internal and external economic conditions require significant judgment based on fluctuating rates and anticipated future revenues. Additionally, SFAS No. 142 requires that the goodwill be analyzed for impairment on an annual basis using the assumptions that apply at the time the analysis is updated.

     Other areas of significant judgments and estimates include the liabilities and expenses for pensions and other postretirement benefits. These amounts are determined using actuarial methodologies and incorporate significant assumptions, including the rate used to discount the future estimated liability and the long-term rate of return on plan assets. The rate used to discount future estimated liabilities is determined considering the rates available at year-end on debt instruments that could be used to settle the obligations. Lowering the discount rate by 0.5% (from 6.10% to 5.60%) would increase the company's projected benefit obligation as of December 28, 2003 by approximately $2.1 million. The long-term rate of return is estimated by considering historical returns and expected returns on current and projected asset allocations and is generally applied to a five-year average market value of assets. Effective October 31, 2002, Sylvan reduced the assumption for the expected long-term return on plan assets to 8.5% from 9.0%. Pension expense increases as the expected long-term rate of return decreases. Therefore, had Sylvan assumed an expected long-term rate of return of 8.5% for all of 2002, the company's pension expense for 2002 would have been approximately $145,000 higher than the amount recorded.

     Sylvan is a global company and records an estimated liability for income taxes based on what it determines will likely be paid in the various tax jurisdictions in which it operates. Management uses its best judgment in the determination of these amounts; however, the liabilities ultimately realized and paid are dependent upon various matters and may differ from the amounts recorded. An adjustment to the estimated liability would be recorded through income in the period in which it becomes probable that the amount of the actual liability differs from the amount recorded. Included in net deferred tax liabilities as of December 28, 2003 are unrealized tax benefits amounting to approximately $2.3 million related to net operating loss carryforwards. The realization of these tax benefits is contingent on future taxable net income being generated by certain foreign and domestic operations. The life of the carryforwards is determined by various foreign and state taxation jurisdictions. Approximately $0.3 million of the net operating losses has an indefinite carryforward period. The remaining $2.0 million of net operating losses will expire between 2004 and 2018. The company has recognized a valuation allowance of $1.6 million that reduces the carrying value of unrealized net deferred tax benefits relating to net operating loss carryforward to offset the deferred tax benefits that may not be realized.

                       COMMON STOCK PURCHASE INFORMATION

  PURCHASES BY SYLVAN

     The following table sets forth certain information with respect to purchases of our common stock we have made during the past two years, or the past 60 days.

                                                    RANGE OF     AVERAGE
                                                   PRICES PER   PRICE PER
                                  NO. OF SHARES      SHARE        SHARE     TOTAL PRICE
                                  -------------   ------------  ---------   -----------
2002
--------------------------------
 1Q.............................      23,021      $11.11-11.87   $11.60     $  267,108
 2Q.............................         300         $11.21      $11.21     $    3,386
 3Q.............................           0           --            --             --
 4Q.............................     310,000      $10.50-11.15   $10.52     $3,262,000

2003
--------------------------------
 1Q.............................           0           --            --             --
 2Q.............................           0           --            --             --
 3Q.............................           0           --            --             --
 4Q.............................           0           --            --             --

2004
--------------------------------
 1Q.............................           0           --            --             --

  PURCHASES BY SNYDER AND ITS CONTROLLING PERSONS

     Neither Snyder nor any of its controlling persons has made any purchase of Sylvan common stock since November 17, 2003. It is Snyder's belief that it was not an affiliate of Sylvan prior to November 17, 2003, when Merger Sub purchased 537,771 shares of Sylvan common stock from Steel Partners.

  PURCHASES BY MERGER SUB AND ITS CONTROLLING PERSONS

     Neither Merger Sub nor any of its controlling persons made any purchase of Sylvan common stock since November 17, 2003. It is Merger Sub's belief that it was not an affiliate of Sylvan prior to November 17, 2003, when it purchased 537,771 shares of Sylvan common stock from Steel Partners.

  PURCHASES BY DENNIS C. ZENSEN

     Mr. Zensen has not made any purchases of our common stock during the past two years, or the past 60 days.

  PRIOR PUBLIC OFFERINGS

     No transaction participant has engaged in any public offering of Sylvan common stock during the past three years.

               CURRENT DIRECTORS AND EXECUTIVE OFFICERS OF SYLVAN

  BOARD OF DIRECTORS

                                 PRESENT POSITION       PRINCIPAL OCCUPATION OR
NAME AND AGE                        WITH SYLVAN        EMPLOYMENT, IF DIFFERENT     DIRECTOR SINCE
------------                    -------------------   ---------------------------   --------------
William L. Bennett (54).......  Director              Partner, Monitor Group        July 1994
Monir K. Elzalaki (48)........  President of Sylvan                                 December 1998
                                America, Inc.
Jeanine C. Heller (55)........  Director              Equity Analyst/Portfolio      April 2003
                                                      Advisor
Virgil H. Jurgensmeyer (74)...  Director              Chairman of J-M Farms, Inc.   June 1992
                                                      and J-M Foods, Inc.
Nelson Obus (57)..............  Director              President of Wynnefield       June 2000
                                                      Capital, Inc.
Dennis C. Zensen (65).........  Chairman, President                                 April 1989
                                and Chief Executive
                                Officer

     William L. Bennett has served, since February 2000, as a partner of Monitor Group, an international consulting firm headquartered in Cambridge, Massachusetts. He has also served, from August 1994 until March 2004, as vice chairman and as a director of PlanVista Corporation, a leading provider of managed healthcare services. PlanVista was acquired by ProxyMed, Inc. (Nasdaq:
PILL) in March 2004 and Mr. Bennett was elected to ProxyMed's board of directors shortly thereafter. ProxyMed is an electronic healthcare transaction processing services company. He has also served as a director of D2Hawkeye, Inc., a nonpublic healthcare information company, since 2002.

     Monir K. Elzalaki has served as president of the company's Sylvan America, Inc. spawn production subsidiary in Pennsylvania since March 1992, president of the company's Nevada spawn subsidiary since December 1992 and as director of the company's Sylvan Australia Pty Limited subsidiary since June 1994.

     Jeanine C. Heller is an independent investor relations consultant, advising publicly held companies since 1990. She also provides equity analysis and portfolio advice to investors through Smith, Moore & Co. Ms. Heller holds the Chartered Financial Analyst designation. Ms. Heller served as senior vice president of Stifel, Nicolaus & Co., an investment and brokerage subsidiary of Stifel Financial Group, from May 1987 through April 1990. Prior to that, she served as vice president of Josephthal & Co., a securities firm based in New York. She has also served as a member of the board of trustees of St. Mary-of-the-Woods College in Indiana.

     Virgil H. Jurgensmeyer has served as chairman of the board of J-M Farms, Inc. (a grower and marketer of fresh mushrooms) since April 1979 and as chairman of the board of J-M Foods, Inc. (a producer and marketer of fresh-cut salads) since January 1991. Mr. Jurgensmeyer is owner and chairman of Mid-West Custom Mixing Co. (a mixer of rubber compounds); Miami Industrial Supply and Manufacturing Co. (a manufacturer of mushroom production equipment) and Miken Computer Co. (a retailer of personal computer hardware, software and services).

     Nelson Obus has served as president of Wynnefield Capital, Inc. since November 1992 and as the managing member of Wynnefield Capital Management, LLC since January 1997. Wynnefield Capital Management manages two partnerships and Wynnefield Capital, Inc. manages one partnership, all three of which invest in small-cap value U.S. public equities.

     Dennis C. Zensen was elected chairman of Sylvan's board in July 1990 and has served as director, president and chief executive officer of Sylvan since April 1989.

  EXECUTIVE OFFICERS

NAME AND AGE                                            PRESENT POSITION WITH SYLVAN
------------                                            ----------------------------
Dennis C. Zensen (65)........................   Chairman of the Board, President and Chief
                                                Executive Officer of Sylvan
Donald A. Smith (42).........................   Chief Financial Officer of Sylvan
Fred Y. Bennitt (59).........................   Secretary/Treasurer of Sylvan
Monir K. Elzalaki (47).......................   President of Sylvan America, Inc.
Gregory J. Verhagen (42).....................   President of Quincy Farms
Gary D. Walker (55)..........................   President of Sylvan Bioproducts, Inc.
Michael A. Walton (53).......................   Managing Director of Sylvan's European
                                                operations

     Dennis C. Zensen was elected chairman of Sylvan in 1990 and has served as a director, president and chief executive officer of the company since its formation in 1989.

     Donald A. Smith was appointed chief financial officer of Sylvan in December 1998. He joined the company in 1996 as manager of financial planning and analysis and was named corporate controller in 1997. Prior to that, Mr. Smith served as chief financial officer of the company's Sylvan America, Inc. subsidiary from 1994 to 1996 and as controller of the company's former Moonlight Mushrooms, Inc. subsidiary from 1989 through 1993.

     Fred Y. Bennitt has served as secretary/treasurer of Sylvan since April 1989. His service with Sylvan's predecessor company began in 1971.

     Monir K. Elzalaki was named president of the company's Pennsylvania spawn production subsidiary in March 1992 and president of the company's Nevada spawn production subsidiary in December 1992 at the time of its creation. He joined the Pennsylvania company as its director of sales and marketing in April 1990 and served as vice president and general manager from September 1990 until his appointment as president.

     Gregory J. Verhagen was appointed president of the company's Quincy Farms subsidiary in January 2000, having served as its general manager since May 1999. For four years prior to that time, he served in various senior management positions for Money's Mushrooms, Ltd.

     Gary D. Walker was appointed president of Sylvan Bioproducts in 1998, after serving as manager and developer of the company's bioproducts business since the beginning of 1994. He joined Sylvan in 1992 and served as the president of its Moonlight subsidiary until its closure in December 1993.

     Michael A. Walton was named managing director of Sylvan's European operations in 1995. He joined Sylvan in connection with its acquisition of Hauser Champignonkulturen AG in June 1992. At the time, he was serving as managing director of Hauser's UK subsidiaries and continued in that capacity until his present appointment.

     During the past five years, none of the officers or directors of Sylvan has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of violations of such laws.

                   MANAGEMENT OF SYLVAN FOLLOWING THE MERGER

     It is expected that all of Sylvan's current executive officers will be offered employment and will become executive officers of the surviving corporation. None of these executive officers, including Mr. Zensen, will receive employment agreements. Additional information about the material occupations, offices or employment of the anticipated executive officers of the surviving corporation is provided above under "Current Directors and Executive Officers of Sylvan -- Executive Officers" beginning on page 95.

     It is anticipated that the directors of the surviving corporation following the effective time of the merger will be Elmer A. Snyder, Mark A. Snyder, Dennis Snyder, Charles Snyder, Jr., David Snyder, Dennis C. Zensen, Roger H. Claypoole, a member of Sylvan's management yet to be determined and Virgil H. Jurgensmeyer. Additional information about the material occupations, offices or employment of the Messrs. Elmer A. Snyder, Mark A. Snyder, Dennis Snyder, Charles Snyder, Jr., and David Snyder is provided below under "Information Concerning Snyder, Merger Sub and Their Controlling Persons -- Snyder and its Controlling Persons" beginning on page 101. Additional information about the material occupations, offices or employment of the Mr. Claypoole is provided below under "Information Concerning Snyder, Merger Sub and Their Controlling Persons -- Merger Sub and its Controlling Persons" beginning on page 102. Additional information about the material occupations, offices or employment of Messrs. Zensen and Jurgensmeyer is provided above under "Current Directors and Executive Officers of Sylvan -- Board of Directors" beginning on page 94.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The only persons or firms known to the company that may be deemed to beneficially own five percent or more of Sylvan's common stock as of the dates in the footnotes are the following:

                                                      AMOUNT AND NATURE          PERCENT OF
NAME AND ADDRESS                                  OF BENEFICIAL OWNERSHIP(A)   COMMON STOCK(F)
----------------                                  --------------------------   ---------------
Wynnefield Capital Management, LLC..............          1,069,886(b)              20.8%
  450 Seventh Avenue
  New York, NY 10123
Dennis C. Zensen................................            739,128(c)              14.2%
  333 Main Street
  Saxonburg, PA 16056
SAC Holding Co..................................            537,771(d)              10.4%
  P.O. Box 1022
  One Glade Park East
  Kittanning, PA 16201
Dimensional Fund Advisors Inc...................            378,672(e)               7.3%
  1299 Ocean Avenue
  Santa Monica, CA 90401

---------------

(a) Under regulations of the Securities and Exchange Commission, a person who directly or indirectly has or shares voting or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares; investment power is the power to dispose of or direct the disposition of shares.

(b) Based on information reported by Wynnefield Partners Small Cap Value, L.P. on a Schedule 13D filed with the Securities and Exchange Commission on November 19, 2003, as amended through April 5, 2004.

(c) Mr. Zensen's shares are owned jointly with his wife. Includes 45,000 shares that are subject to options all of which are exercisable. Merger Sub, Snyder, Roger H. Claypoole and Dennis C. Zensen are members of a group formed for the purpose of acquiring, holding, voting or disposing of securities of Sylvan as more fully described in the statement on Schedule 13D filed with the Securities and Exchange Commission on November 21, 2003, as amended by Amendment No. 1 to such statement on Schedule 13D filed with the Securities and Exchange Commission on December 24, 2003 and Amendment No. 2 to such Schedule 13D filed with the Securities and Exchange Commission on February 18, 2004 and Amendment No. 3 to such Schedule 13D filed with the Securities and Exchange Commission on April 5, 2004. As a result of their membership in this group, Mr. Zensen may be deemed, for purposes of Section 13(d) of the Securities Exchange Act of 1934, to beneficially own the 537,771 shares of stock beneficially owned by Merger Sub. Mr. Zensen disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.

(d) Based on information reported by Merger Sub on a Schedule 13D filed with the Securities and Exchange Commission on November 21, 2003, as amended by Amendment No. 1 to such Schedule 13D filed with the Securities and Exchange Commission on December 24, 2003 and Amendment No. 2 to such Schedule 13D filed with the Securities and Exchange Commission on February 18, 2004 and Amendment No. 3 to such Schedule 13D filed with the Securities and Exchange Commission on April 5, 2004, Merger Sub, Snyder, Roger H. Claypoole and Dennis C. Zensen are members of a group formed for the purpose of acquiring, holding, voting or disposing of securities of Sylvan as more fully described in the statement on Schedule 13D filed with the Securities and Exchange Commission on November 21, 2003, as amended by Amendment No. 1 to such statement on Schedule 13D filed with the Securities and Exchange Commission on December 24, 2003 and Amendment No. 2 to such Schedule 13D filed with the Securities and Exchange Commission on February 18, 2004 and Amendment No. 3 to such Schedule 13D filed with the Securities and Exchange Commission on April 5, 2004. As a result of their membership in this group, each of Merger Sub, Snyder and Mr. Claypoole may be deemed, for purposes of Section 13(d) of the Securities Exchange Act of 1934, to beneficially own the 739,128 shares of stock beneficially owned by Mr. Zensen, which includes 45,000 shares that are subject to exercisable options. Each such person disclaims beneficial ownership of any shares in which such person does not have a pecuniary interest.

(e) According to an amendment to its Schedule 13G dated February 6, 2004, Dimensional Fund Advisors Inc. (Dimensional), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over Sylvan's securities that are owned by the Funds. All securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(f) Based on 5,155,131 shares of the company's common stock issued and outstanding on the record date, except in the case of Mr. Zensen, in whose case the 45,000 shares subject to exercisable options are included in the number of shares outstanding in determining Mr. Zensen's ownership percentage in accordance with Securities and Exchange Commission rules. It is not anticipated that these options will be exercised prior to the merger.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the following information as of March 24, 2004. Unless otherwise described in the footnotes, each named person has sole voting and investment power as to all shares listed opposite his name.

                                                            SHARES OF BENEFICIALLY OWNED COMMON STOCK
                                                            -----------------------------------------
                                                DIRECT        OTHER       RIGHT TO       PERCENT OF
NAME                                           OWNERSHIP    OWNERSHIP    ACQUIRE(E)    OUTSTANDING(F)
----                                           ---------    ---------    ----------    --------------
Dennis C. Zensen.............................   694,128(a)         --      45,000           14.2%
William L. Bennett...........................     6,000         2,880(b)   17,000             *
Monir K. Elzalaki............................    11,061            --      63,334            1.4%
Jeanine C. Heller............................        --         1,000(c)       --             *
Virgil H. Jurgensmeyer.......................    31,000            --       9,000             *
Nelson Obus..................................        --     1,069,886(d)   12,000           20.9%
Donald A. Smith..............................        --            --      43,668             *
Gary D. Walker...............................     4,130            --      60,000            1.2%
Michael A. Walton............................     5,000            --      75,000            1.5%
All of the above and all other
  executive officers as a group(g)...........   755,419     1,073,766     356,668           39.7%

---------------

 *  Less than 5%

(a) Owned by Mr. and Mrs. Zensen as joint tenants. Merger Sub, Snyder, Roger H. Claypoole and Dennis C. Zensen are members of a group formed for the purpose of acquiring, holding, voting or disposing of securities of Sylvan as more fully described in the statement on Schedule 13D filed with the Securities and Exchange Commission on November 21, 2003, as amended by Amendment No. 1 to such statement on Schedule 13D filed with The Securities and Exchange Commission on December 24, 2003 and Amendment No. 2 to such statement on
    Schedule 13D filed with the Securities and Exchange Commission on February 18, 2004 and Amendment No. 3 to such Schedule 13D filed with the Securities and Exchange Commission on April 5, 2004. As a result of their membership in this group, Mr. Zensen may be deemed, for purposes of Section 13(d) of the Securities Exchange Act of 1934, to beneficially own the 537,771 shares of stock beneficially owned by Merger Sub. Mr. Zensen disclaims beneficial ownership of any shares in which he does not have a pecuniary interest

(b) Includes 2,000 shares held in Mr. Bennett's 401(k) account and 880 shares held by trusts for the benefit of Mr. Bennett's children, with respect to which he disclaims beneficial ownership.

(c) The shares are held in Ms. Heller's IRA account.

(d) Mr. Obus is president of Wynnefield Capital, Inc. and a managing member of Wynnefield Capital Management, LLC. Both companies have indirect beneficial ownership in securities held in the name of Wynnefield Partners Small Cap Value, L.P. and Wynnefield Partners Small Cap Value, L.P.I. and Wynnefield Small Cap Value Offshore Fund, Ltd., which, combined, own all of the indicated shares.

(e) Consists of shares that are subject to exercisable options.

(f) Based on 5,155,131 shares of the company's common stock issued and outstanding on the record date, except in the case of persons who have exercisable options, in whose case the number of shares subject to exercisable options are included in the number of shares outstanding in determining such person's ownership percentage in accordance with Securities and Exchange Commission rules. It is not anticipated that these options will be exercised prior to the merger.

(g) Eleven persons, including those named.

    SECURITY OWNERSHIP OF THE SNYDER ENTITIES AND THEIR CONTROLLING PERSONS

     The following table sets forth the following information as of April 29, 2004. Unless otherwise described in the footnotes, each named person has sole voting and investment power as to all shares listed opposite such person's name under the caption "Direct Ownership" Each named person disclaims beneficial ownership of any shares in which such person does not have a pecuniary interest.

                                                                            SHARES OF BENEFICIALLY OWNED
                                                                                    COMMON STOCK
                                                                           ------------------------------
                                                               DIRECT         OTHER          PERCENT OF
NAME                                                          OWNERSHIP    OWNERSHIP(M)    OUTSTANDING(L)
----                                                          ---------    ------------    --------------
Merger Sub..................................................   537,771(n)         --            10.4%
Snyder......................................................        --       537,771(f)         10.4%
Mark A. Snyder(a)...........................................        --        12,000(g)           *
Charles H. Snyder, Jr.(b)...................................        --         2,500(h)           *
Dennis C. Snyder(c).........................................     1,000         1,000(i)           *
David E. Snyder(d)..........................................    15,300        10,000(j)           *
Thomas C. Snyder(e).........................................        --        10,000(k)           *
All of the above............................................   555,071        14,500            11.0%

---------------

 *  Less than 1%

(a)  Mark A. Snyder is a controlling person of Merger Sub and Snyder.

(b)  Charles H. Snyder, Jr. is a controlling person of Merger Sub and Snyder.

(c)  Dennis C. Snyder is a controlling person of Merger Sub and Snyder.

(d)  David E. Snyder is a controlling person of Merger Sub and Snyder.

(e)  Thomas C. Snyder is a controlling person of Snyder.

(f) Represents the 537,771 shares held by Merger Sub. As a controlling shareholder of Merger Sub, Snyder may be deemed to beneficially own all of the shares of Sylvan common stock owned by Merger Sub.

(g) Represents shares held by trusts for the benefit of Mark A. Snyder, his spouse and his children and Mr. Elmer A. Snyder and Annabelle C. Snyder's grandchildren, each of which Mr. Mark A. Snyder serves as trustee; 10,000 shares of such shares are beneficially owned together with David E. Snyder and Thomas C. Snyder.

(h) Represents shares held by trust for the benefit of Mr. Charles H. Snyder, Jr. and his wife, of which Mr. Charles H. Snyder, Jr. serves as trustee.

(i) Represents shares held by trust for the benefit of Mr. Dennis C. Snyder and his two daughters, of which Mr. Dennis C. Snyder serves as trustee.

(j) Represents shares held by trusts for the benefit of Mr. Elmer A. Snyder's grandchildren, each of which Mr. David E. Snyder serves as trustee; all such shares are beneficially owned together with Mark A. Snyder and Thomas
     C. Snyder.

(k) Represents shares held by trusts for the benefit of Mr. Elmer A. Snyder's grandchildren, each of which Mr. Thomas C. Snyder serves as trustee; all such shares are beneficially owned together with Mark A. Snyder and David
     E. Snyder.

(l) Based on 5,155,131 shares of the company's common stock issued and outstanding on the record date.

(m) Merger Sub, Snyder, Roger H. Claypoole and Dennis C. Zensen are members of a group formed for the purpose of acquiring, holding, voting or disposing of securities of Sylvan as more fully described in the statement on Schedule 13D filed with the Securities and Exchange Commission on November 21, 2003, as amended by Amendment No. 1 to such statement on Schedule 13D filed with the Securities and Exchange Commission on December 24, 2003 and Amendment No. 2 to such statement filed with the Securities and Exchange Commission on February 18, 2004 and Amendment No. 3 to such Schedule 13D filed with The Securities and Exchange Commission on April 5, 2004. As a result of their membership in this group, each of Merger Sub and Snyder may be deemed, for purposes of Section 13(d) of the Exchange Act of 1934, to beneficially own the 739,128 shares of stock beneficially owned by Mr. Zensen, which includes 45,000 shares that are subject to options exercisable within 60 days of the record date.

(n) Merger Sub shares voting and investment power over these 537,771 shares with Snyder.

    INFORMATION CONCERNING SNYDER, MERGER SUB AND THEIR CONTROLLING PERSONS

  SNYDER AND ITS CONTROLLING PERSONS

     Snyder was formed on March 24, 1975. Snyder is a privately held company involved in the production of oil, natural gas, mineral aggregates and fresh mushrooms, the mining of coal and limestone and the manufacture of cement and concrete products, among other businesses. The following table sets forth each executive officer, director and controlling stockholder of Snyder, as well as certain information concerning such executive officers, directors and controlling stockholders:

NAME AND AGE                                                    POSITION WITH SNYDER
------------                                                ----------------------------
Charles H. Snyder, Sr. (96)...............................  Chairman and Director
Elmer A. Snyder (88)......................................  President, Chief Executive
                                                            Officer and Director
Charles H. Snyder, Jr. (74)...............................  Executive Vice President and
                                                            Director
Thomas C. Snyder (56).....................................  Vice President, Director and
                                                            Controlling Stockholder
David E. Snyder (53)......................................  Vice President, Treasurer,
                                                            Director and Controlling
                                                            Stockholder
Mark A. Snyder (48).......................................  Secretary, Director and
                                                            Controlling Stockholder
Dennis C. Snyder (53).....................................  Vice President, Director and
                                                            Controlling Stockholder
Richard G. Snyder (50)....................................  Vice President, Director and
                                                            Controlling Stockholder

     Charles H. Snyder, Sr. has served as chairman of the board and a director of Snyder since 1975.

     Elmer A. Snyder has served as president, chief executive officer and a director of Snyder since 1975.

     Charles H. Snyder, Jr. has served as executive vice president and a director of Snyder, and as president and operations manager of Armstrong Cement & Supply Corp., a Snyder subsidiary, since 1975.

     Thomas C. Snyder has served as vice president and a director of Snyder, and as president and operations manger of C.H. Snyder Co., a Snyder subsidiary, since 1975.

     David E. Snyder has served as vice president, treasurer and a director of Snyder, and as president and operations manager of Snyder Brothers, Inc., a Snyder subsidiary, and Bauer Company, Inc., a Snyder subsidiary, since 1975.

     Mark A. Snyder has served as secretary and a director of Snyder, and as president and operations manager of Glacial Sand & Gravel Co., a Snyder subsidiary, since 1975.

     Dennis C. Snyder has served as vice president and director of Snyder, and as president and operations manager of Allegheny Mineral Corporation, a Snyder subsidiary, since 1975.

     Richard G. Snyder has served as vice president and a director of Snyder, and as vice president and operations manager of Glacial Sand & Gravel Co., a Snyder subsidiary, since 1975.

     None of Snyder or its controlling persons has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of violations of such laws.

MERGER SUB AND ITS CONTROLLING PERSONS

     SAC Holdings Co., a Pennsylvania corporation ("Merger Sub"), was incorporated on November 6, 2003 for the purpose of merging with and into Sylvan. Merger Sub's principal place of business is P.O. Box 1022, Kittanning, Pennsylvania 16201, and its business telephone number is (724) 548-8101. Merger Sub has not carried on any activities to date other than those incidental to its incorporation and completion of the merger. On November 17, 2003, Merger Sub purchased 537,771 shares of Sylvan common stock from Steel Partners for a purchase price of $12.25 per share. See "Stock Purchase Agreement among Steel Partners, Merger Sub and Snyder" beginning on page 73. Other than the shares it acquired from Steel Partners, Merger Sub has no material assets. As of the date of this proxy statement, all of the outstanding stock of Merger Sub (537,771 shares) is owned by Snyder. However, it is anticipated that, prior to the consummation of the merger, Snyder and certain of its affiliates and related individuals will invest $31,967,424 in cash in, and will contribute approximately 19,800 shares of Sylvan common stock to, Merger Sub in exchange for additional shares of Merger Sub stock. In addition, it is anticipated that NEAR L.P., an entity controlled by Roger H. Claypoole and his spouse, will invest $1.0 million in cash in Merger Sub in exchange for shares of Merger Sub common stock. Mr. Claypoole is a member of the New Snyder Group, a director of Merger Sub and is expected to become a director of the surviving corporation. See "Certain Agreements and Understandings Related to Merger Sub and the Surviving Corporation -- Master Capitalization Agreement" beginning on page 74.

     The following table sets forth each executive officer, director and controlling stockholder of Merger Sub assuming consummation of the additional equity purchases in Merger Sub pursuant to the terms of the contribution agreement, as well as certain information concerning such executive officers, directors and controlling stockholders:

                                                                  PRINCIPAL OCCUPATION OR
NAME AND AGE                       POSITION WITH MERGER SUB       EMPLOYMENT, IF DIFFERENT
------------                       ------------------------   --------------------------------
Elmer A. Snyder (88).............  President and Director     President, Chief Executive
                                                              Officer and Director of Snyder
David E. Snyder (53).............  Director                   Vice President, Treasurer and
                                                              Director of Snyder
Mark A. Snyder (48)..............  Secretary and Director     Secretary and Director of Snyder
Charles H. Snyder, Jr. (74)......  Director                   Executive Vice President and
                                                              Director of Snyder
Dennis C. Snyder (53)............  Director                   Vice President and Director of
                                                              Snyder
Roger H. Claypoole (55)..........  Director                   Chairman, President, CEO and
                                                              Director of WWF Mushrooms, Inc.
Snyder Associated Companies,       Controlling Stockholder    N/A
  Inc. ..........................

     Additional information about the material occupations, offices or employment of Elmer A. Snyder, David E. Snyder, Mark A. Snyder, Charles H. Snyder, Dennis C. Snyder and Snyder Associated Companies, Inc. is provided above under "Information Concerning Snyder, Merger Sub and Their Controlling
Persons -- Snyder and its Controlling Persons" beginning on page 101. Additional information about the other Snyder affiliates and individuals who are anticipated to invest in Merger Sub prior to the consummation of the merger is provided above under "Certain Agreements and Understandings Related to Merger Sub and the Surviving Corporation" beginning on page 74.

     Mr. Claypoole has served, since 1994, as the chairman of the board, president, chief executive officer and a director of WWF Mushrooms, Inc., which is the general partner of Creekside Mushrooms, Ltd. Creekside Mushrooms, Ltd. is engaged in the growing and marketing of mushrooms. Creekside Mushrooms, Ltd. is an affiliate of both Snyder and Merger Sub. Since 1992, Mr. Claypoole has served as a director of The Farmers National Bank of Kittanning and as chairman of The Farmers National Bank of Kittanning for the past five years.

Mr. Claypoole's business address, and the principal business address of WWF Mushrooms, Inc., is One Moonlight Drive, Worthington, PA, 16262.

     None of Merger Sub or its controlling persons has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of violations of such laws.

     The Snyder Entities, and to the Snyder Entities' knowledge, all of their controlling persons, currently intend to vote all of the shares of Sylvan common stock held by them on the record date "FOR" the merger agreement and proposed merger.

                    INFORMATION CONCERNING DENNIS C. ZENSEN

     Under the rules governing "going private" transactions, Mr. Zensen may be required to provide certain information regarding his identity and background, his security ownership in Sylvan and his intent to vote in connection with the proposed merger. The necessary information regarding Mr. Zensen's identity and background and security ownership is provided in the sections entitled "Current Directors and Executive Officers of Sylvan" beginning on page 94 and "Security Ownership of Management" beginning on page 99. Mr. Zensen currently intends to vote all of the shares of Sylvan common stock held by him on the record date "FOR" the merger agreement and proposed merger.

                      WHERE YOU CAN FIND MORE INFORMATION

     Sylvan is subject to the informational requirements of the Exchange Act of 1934 and, accordingly, files proxy statements and other information with the Securities and Exchange Commission. You may obtain these documents electronically through the Securities and Exchange Commission's website at http://www.sec.gov and through Sylvan's website at www.sylvaninc.com. You may also obtain copies of this information by mail from the Public Reference Branch at: U.S. Securities and Exchange Commission 450 5th Street, NW, Room 1300 Washington, D.C. 20549-0102 Telephone: (202) 942-8090 Fax: (202) 628-9001.
Sylvan's filings with the Securities and Exchange Commission are also available from commercial document retrieval services.

     Although none of our Securities and Exchange Commission filings are incorporated by reference into this proxy statement, if you are interested in learning more about us, we draw your attention to our Annual Report on Form 10-K for fiscal year ended December 28, 2003 that can be found at the Securities and Exchange Commission's Public Reference Room, on the Securities and Exchange Commission's website at www.sec.gov and through Sylvan's website at www.sylvaninc.com.

     Because the merger is a "going private" transaction, we, Snyder, Merger Sub and Mr. Zensen have filed with the Securities and Exchange Commission a Rule 13e-3 Transaction Statement or Schedule 13E-3 under the Exchange Act with respect to the merger. This proxy statement does not contain all of the information set forth in the Schedule 13E-3 and the exhibits thereto. Copies of the Schedule 13E-3 and the exhibits thereto, are available for inspection and copying at our principal executive offices during regular business hours by any of our stockholders, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request to Sylvan, Inc. P.O. Box 249, Saxonburg, PA 16056-0249 Telephone: (724) 352-7520 or from the Securities and Exchange Commission as described above.

     This proxy statement is dated May 5, 2004. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. The mailing of this proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitation.

     We have not authorized anyone to give any information or make any representation about the merger or us that differs from, or adds to, the information in this proxy statement or in our documents that are publicly filed with the Securities and Exchange Commission. Therefore, if anyone does give you different information or additional information you should not rely on it.

                                          By Order of the Board of Directors,

                                          Fred Y. Bennitt
                                          Secretary

                                          Saxonburg, Pennsylvania
                                          May 5, 2004

                          SYLVAN INC. PROXY STATEMENT

                         INDEX OF FINANCIAL STATEMENTS

Audited Consolidated Financial Statements for fiscal years
  ended December 28, 2003, December 29, 2002 and December
  30, 2001..................................................   F-2

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders of Sylvan Inc:

     We have audited the accompanying consolidated balance sheets of Sylvan Inc. and subsidiaries (the Company) as of December 28, 2003 and December 29, 2002, and the related consolidated statements of income, shareholders' equity and cash flows for the years then ended. Our audits also included the financial statement schedule for the years ended December 28, 2003 and December 29, 2002 listed in the index in Item 15(a) of this Registration Statement. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits. The financial statements and schedule of Sylvan Inc. and subsidiaries as of December 30, 2001, and for the year then ended were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those financial statements and schedule in their reports dated February 1, 2002.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sylvan Inc. and subsidiaries as of December 28, 2003 and December 29, 2002, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States. Also in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     As more fully discussed in Note 1 to the consolidated financial statements, effective December 31, 2001, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (SFAS No. 142).

     As discussed above, the consolidated financial statements of Sylvan Inc. as of December 30, 2001, and for the year then ended were audited by other auditors who have ceased operations. As described in Note 1, these financial statements have been revised to include the transitional disclosures required by SFAS No. 142, which was adopted by the Company as of December 31, 2001. Our audit procedures with respect to the disclosures in Note 1 with respect to 2001 included (a) agreeing the previously reported net income to the previously issued financial statements and the adjustment to reported net income representing amortization expense (including any related tax effects) recognized in those periods related to goodwill as a result of initially applying Statement No. 142 to the Company's underlying records obtained from management, and (b) testing the mathematical accuracy of the reconciliation of adjusted net income to reported net income, and the related earnings per share amounts. In our opinion, the disclosures for 2001 in Note 1 are appropriate. However, we were not engaged to audit, review, or apply any procedures to the 2001 financial statements of the Company other than with respect to such disclosures and, accordingly, we do not express an opinion or any other form of assurance on the 2001 financial statements taken as a whole.

                                                 /s/ ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
February 2, 2004

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Sylvan Inc.:

     We have audited the accompanying consolidated balance sheets of Sylvan Inc. (a Nevada corporation) and Subsidiaries as of December 30, 2001 and December 31, 2000, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three fiscal years in the period ended December 30, 2001. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sylvan Inc. and Subsidiaries as of December 30, 2001 and December 31, 2000, and the results of their operations and their cash flows for each of the three fiscal years in the period ended December 30, 2001, in conformity with accounting principles generally accepted in the United States.

                                                /s/ ARTHUR ANDERSEN LLP

Pittsburgh, Pennsylvania
February 1, 2002

     This is a copy of the audit report previously issued by Arthur Andersen LLP in connection with the company's Annual Report on Form 10-K for the year ended December 30, 2001. This audit report has not been reissued by Arthur Andersen LLP in connection with this proxy statement.

                          SYLVAN INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                              DEC. 28, 2003      DEC. 29, 2002
                                                              --------------     --------------
                                                              (IN THOUSANDS EXCEPT SHARE DATA)
                                            ASSETS
Current Assets:
  Cash and cash equivalents.................................     $  5,849           $  5,624
  Trade accounts receivable, net of allowance for doubtful
     accounts of $1,059 and $795, respectively..............       15,901             14,399
  Inventories...............................................       12,514             11,425
  Prepaid income taxes and other expenses...................        1,868              1,495
  Other current assets......................................        1,468              1,494
                                                                 --------           --------
     TOTAL CURRENT ASSETS...................................       37,600             34,437
                                                                 --------           --------
Property, Plant and Equipment:
  Land and improvements.....................................        4,420              3,987
  Buildings.................................................       48,034             43,699
  Equipment.................................................       63,760             56,895
                                                                 --------           --------
                                                                  116,214            104,581
Less -- Accumulated depreciation............................      (55,080)           (45,794)
                                                                 --------           --------
     TOTAL PROPERTY, PLANT AND EQUIPMENT, NET...............       61,134             58,787
                                                                 --------           --------
INTANGIBLE ASSETS, net of accumulated amortization of $5,472
  and $4,691, respectively..................................       13,999             12,321
OTHER ASSETS, net of accumulated amortization of $694 and
  $597, respectively........................................        1,132              1,261
                                                                 --------           --------
     TOTAL ASSETS...........................................     $113,865           $106,806
                                                                 ========           ========

                             LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Current portion of long-term debt.........................     $    110           $    223
  Accounts payable -- trade.................................        5,739              3,895
  Accrued salaries, wages and employee benefits.............        2,649              2,771
  Other accrued liabilities.................................        1,164              1,413
  Income taxes payable......................................          999              1,545
                                                                 --------           --------
     TOTAL CURRENT LIABILITIES..............................       10,661              9,847
                                                                 --------           --------
LONG-TERM AND REVOLVING-TERM DEBT...........................       33,548             38,162
                                                                 --------           --------
Other Long-Term Liabilities:
  Other employee benefits...................................       10,208              9,538
  Other.....................................................          230                256
                                                                 --------           --------
     TOTAL OTHER LONG-TERM LIABILITIES......................       10,438              9,794
                                                                 --------           --------
MINORITY INTEREST...........................................        2,195              1,741
Shareholders' Equity:
  Common stock, voting, par value $.001, 10,000,000 shares
     authorized, 6,752,405 and 6,728,405 shares issued in
     2003 and 2002, respectively............................            7                  7
  Additional paid-in capital................................       17,524             17,284
  Retained earnings.........................................       67,804             64,965
Less -- Treasury stock, at cost, 1,597,274 shares in 2003
  and 2002..................................................      (16,669)           (16,669)
                                                                 --------           --------
                                                                   68,666             65,587
Accumulated other comprehensive loss........................      (11,643)           (18,325)
                                                                 --------           --------
     TOTAL SHAREHOLDERS' EQUITY.............................       57,023             47,262
                                                                 --------           --------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.............     $113,865           $106,806
                                                                 ========           ========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                          SYLVAN INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                              2003         2002         2001
                                                           ----------   ----------   ----------
                                                             (IN THOUSANDS EXCEPT SHARE DATA)
NET SALES................................................  $   94,988   $   88,192   $   85,911
                                                           ----------   ----------   ----------
Operating Costs and Expenses:
  Cost of sales..........................................      59,467       52,109       49,818
  Selling and administrative.............................      22,134       19,416       18,006
  Research and development...............................       1,526        1,965        1,721
  Depreciation...........................................       6,179        5,642        5,375
                                                           ----------   ----------   ----------
Total cost and expenses..................................      89,306       79,132       74,920
                                                           ----------   ----------   ----------
OPERATING INCOME.........................................       5,682        9,060       10,991
INTEREST EXPENSE, NET....................................       1,560        1,865        2,532
OTHER INCOME (EXPENSE)...................................         417           (3)         (19)
                                                           ----------   ----------   ----------
INCOME BEFORE INCOME TAXES...............................       4,539        7,192        8,440
                                                           ----------   ----------   ----------
Provision for Income Taxes:
  Current................................................       1,455        2,082        2,216
  Deferred...............................................          43          324          274
                                                           ----------   ----------   ----------
                                                                1,498        2,406        2,490
                                                           ----------   ----------   ----------
INCOME BEFORE MINORITY INTEREST IN INCOME OF CONSOLIDATED
  SUBSIDIARIES...........................................       3,041        4,786        5,950
                                                           ----------   ----------   ----------
MINORITY INTEREST IN INCOME OF CONSOLIDATED
  SUBSIDIARIES...........................................         202          117          121
                                                           ----------   ----------   ----------
NET INCOME...............................................  $    2,839   $    4,669   $    5,829
                                                           ==========   ==========   ==========
WEIGHTED AVERAGE NUMBER OF COMMON SHARES.................   5,140,322    5,402,859    5,500,799
                                                           ==========   ==========   ==========
WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON EQUIVALENT
  SHARES.................................................   5,163,852    5,454,700    5,551,673
                                                           ==========   ==========   ==========
NET INCOME PER SHARE -- BASIC............................  $     0.55   $     0.86   $     1.06
                                                           ==========   ==========   ==========
NET INCOME PER SHARE -- DILUTED..........................  $     0.55   $     0.86   $     1.05
                                                           ==========   ==========   ==========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                          SYLVAN INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                       ADDITIONAL                                                    TOTAL
                              COMMON     PAID-IN     RETAINED   TREASURY    ACCUMULATED OTHER    SHAREHOLDERS'
                              STOCK      CAPITAL     EARNINGS    STOCK     COMPREHENSIVE LOSS       EQUITY
                              ------   -----------   --------   --------   -------------------   -------------
                                                      (IN THOUSANDS EXCEPT SHARE DATA)
BALANCE, Dec. 31, 2000......   $  7      $16,885     $54,467    $(11,917)       $ (9,908)           $49,534
Net income..................     --           --       5,829          --              --              5,829
Foreign currency translation
  adjustment................     --           --          --          --          (3,092)            (3,092)
Unrealized losses on
  derivatives designated and
  qualified as cash flow
  hedges, net of tax........                                                        (336)              (336)
                                                                                                    -------
    Comprehensive income....                                                                          2,401
Exercise of 12,671 stock
  options and compensation
  expense, net of tax.......     --          170          --          --              --                170
Purchase of treasury
  stock.....................     --           --          --      (1,219)             --             (1,219)
                               ----      -------     -------    --------        --------            -------
BALANCE, Dec. 30, 2001......      7       17,055      60,296     (13,136)        (13,336)            50,886
Net income..................     --           --       4,669          --              --              4,669
Foreign currency translation
  adjustment................     --           --          --          --           5,042              5,042
Unrealized losses on
  derivatives designated and
  qualified as cash flow
  hedges, net of tax........     --           --          --          --            (519)              (519)
Minimum pension liability
  adjustment, net of tax....                                                      (9,512)            (9,512)
                                                                                                    -------
    Comprehensive loss......                                                                           (320)
Exercise of 34,133 stock
  options and compensation
  expense, net of tax.......     --          229          --          --              --                229
Purchase of treasury
  stock.....................     --           --          --      (3,533)             --             (3,533)
                               ----      -------     -------    --------        --------            -------
BALANCE, Dec. 29, 2002......      7       17,284      64,965     (16,669)        (18,325)            47,262
Net income..................     --           --       2,839          --              --              2,839
Foreign currency translation
  adjustment................     --           --          --          --           6,884              6,884
Unrealized gains on
  derivatives designated and
  qualified as cash flow
  hedges, net of tax flow
  hedges, net of tax........     --           --          --          --             175                175
Minimum pension liability
  adjustment, net of tax....                                                        (377)              (377)
                                                                                                    -------
    Comprehensive income....                                                                          9,521
Exercise of 24,000 stock
  options and compensation
  expense, net of tax.......     --          240          --          --              --                240
                               ----      -------     -------    --------        --------            -------
BALANCE, Dec. 28, 2003......   $  7      $17,524     $67,804    $(16,669)       $(11,643)           $57,023
                               ====      =======     =======    ========        ========            =======

The accompanying notes to consolidated financial statements are an integral part of these statements.

                          SYLVAN INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               2003      2002      2001
                                                              -------   -------   -------
                                                                    (IN THOUSANDS)
CASH FLOWS FROM OPERATIONS:
  Net income................................................  $ 2,839   $ 4,669   $ 5,829
Adjustments to reconcile net income to net cash provided by
  operations:
  Depreciation and amortization.............................    6,394     5,872     6,114
  Employee benefits.........................................      140       216       373
  Trade accounts receivable.................................      (76)     (152)     (753)
  Inventories...............................................       81      (470)        1
  Prepaid expenses and other assets.........................      138     3,008      (852)
  Accounts payable, accrued expenses and other
     liabilities............................................      342       620       (35)
  Income Taxes Payable......................................     (126)     (634)      152
  Derivatives...............................................     (200)     (521)     (336)
  Minority interest.........................................      261       108       157
  Other.....................................................       35        22        29
                                                              -------   -------   -------
  NET CASH PROVIDED BY OPERATIONS...........................    9,828    12,738    10,679
                                                              -------   -------   -------
CASH FLOWS FROM INVESTING:
  Expenditures for property, plant and equipment............   (3,109)   (6,144)   (8,744)
  Proceeds from sale of fixed assets........................       --        --       145
  Earn-out payment on prior period acquisition..............       --        --      (125)
                                                              -------   -------   -------
  NET CASH USED IN INVESTING................................   (3,109)   (6,144)   (8,724)
                                                              -------   -------   -------
CASH FLOWS FROM FINANCING:
  Principal payments on long-term debt......................     (254)   (2,393)     (285)
  Proceeds from long-term debt borrowings...................       --        --        49
  Net repayments under revolving credit loan................   (7,600)   (1,224)     (509)
  Proceeds from exercise of stock options...................      240       335       134
  Purchase of treasury shares...............................       --    (3,533)   (1,219)
                                                              -------   -------   -------
  NET CASH USED IN FINANCING................................   (7,614)   (6,815)   (1,830)
                                                              -------   -------   -------
EFFECT OF EXCHANGE RATES ON CASH............................    1,120       773      (424)
                                                              -------   -------   -------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........      225       552      (299)
CASH AND CASH EQUIVALENTS, BEGINNING OF FISCAL YEAR.........    5,624     5,072     5,371
                                                              -------   -------   -------
CASH AND CASH EQUIVALENTS, END OF FISCAL YEAR...............  $ 5,849   $ 5,624   $ 5,072
                                                              =======   =======   =======
Supplemental Disclosure of Cash Flow Data:
  Interest paid.............................................  $ 1,758   $ 1,942   $ 2,402
  Income taxes paid.........................................    2,024     2,052     2,394

The accompanying notes to consolidated financial statements are an integral part of these statements.

                          SYLVAN INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  ACCOUNTING PERIOD

     The company maintains its accounting records on a 52-53 week fiscal year ending the Sunday nearest December 31. The 2003, 2002 and 2001 fiscal years were 52 weeks.

  PRINCIPLES OF CONSOLIDATION

     The accounts of majority-owned or controlled subsidiaries are included in the company's statements only for the period subsequent to their acquisition. All intercompany transactions and balances have been eliminated in consolidation.

  BASIS OF PRESENTATION

     The financial statements are prepared in conformity with generally accepted accounting principles in the United States and require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     All cash equivalents are stated at cost, which approximates market. The company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

  INVENTORIES

     Inventories are stated at the lower of cost (first-in, first-out method) or market.

  PROPERTY, PLANT AND EQUIPMENT

     The company's property, plant and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives.

     Upon disposal of property items, the asset and related accumulated depreciation accounts are relieved of the amounts recorded therein for such items and any resulting gain or loss is reflected in income.

     For financial reporting purposes, the company considers its depreciable assets to have the following useful lives:

Land improvements...........................................   10-20 years
Buildings...................................................   30-40 years
Equipment...................................................    2-15 years

     The company owns four satellite mushroom growing facilities, which have an aggregate cost of $3.8 million and accumulated depreciation of $304,000, based on a 20-year estimated useful life. Each of the facilities is leased to an unrelated third party for $140,000 per year. The leases have a one-year term and may be extended for an additional five years. The lessees have the right to purchase the satellite assets at Sylvan's original cost of construction after the completion of the first year's lease term.

     The satellite farms purchased $3.6 million of ready-to-grow mushroom compost in 2003 and $1.3 million in 2002. The satellites also sold to Quincy, for immediate resale to its third-party marketer, $6.9 million of high-quality mushrooms in 2003 and $2.9 million in 2002.

                          SYLVAN INC. AND SUBSIDIARIES

  REPAIR AND MAINTENANCE

     Repair and maintenance costs are expensed as incurred.

  RESEARCH AND DEVELOPMENT

     Research and development costs are expensed as incurred and were $1.5 million, $2.0 million and $1.7 million for 2003, 2002 and 2001, respectively.

  WARRANTY COSTS

     Warranty costs are accrued based on management's best estimates of the replacement costs related to spawn products and historical warranty experience. Actual costs will vary from these estimates. The following table reconciles the changes in the company's spawn product warranty reserves:

                                                  DEC. 28, 2003   DEC. 29, 2002   DEC. 30, 2001
                                                  -------------   -------------   -------------
                                                                 (IN THOUSANDS)
Beginning Balance...............................      $275            $281            $221
Expense Accrual.................................       323             112              70
Warranty Expenditures...........................       323             118              10
                                                      ----            ----            ----
Ending Balance..................................      $275            $275            $281
                                                      ====            ====            ====

  REVENUE RECOGNITION

     The company recognizes revenue when it is realized and earned. The company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement, the product has been shipped to the customer and title and risk of loss of the goods has passed to the customer, the sales price is fixed or determinable and collectibility is reasonably assured. Any allowances or discounts are reflected as a reduction to sales at the time of shipment and any returns are reflected as a reduction to sales at the time of return.

  EARNINGS PER COMMON SHARE

     Earnings per share were calculated using the weighted average number of shares outstanding during the period and including the effect of stock options outstanding.

                          SYLVAN INC. AND SUBSIDIARIES

     The following table reflects the calculation of earnings per share:

                                                                FISCAL YEAR ENDED
                                                  ---------------------------------------------
                                                  DEC. 28, 2003   DEC. 29, 2002   DEC. 30, 2001
                                                  -------------   -------------   -------------
                                                        (IN THOUSANDS EXCEPT SHARE DATA)
Basic Earnings Per Share:
Net income......................................   $    2,839      $    4,669      $    5,829
Average shares outstanding......................    5,140,322       5,402,859       5,500,799
                                                   ----------      ----------      ----------
Earnings per share..............................   $     0.55      $     0.86      $     1.06
                                                   ==========      ==========      ==========
Diluted Earnings Per Share:
Net income......................................   $    2,839      $    4,669      $    5,829
Average shares outstanding......................    5,140,322       5,402,859       5,500,799
Effect of stock options.........................       23,530          51,841          50,874
                                                   ----------      ----------      ----------
Diluted average shares outstanding..............    5,163,852       5,454,700       5,551,673
                                                   ----------      ----------      ----------
Earnings per share..............................   $     0.55      $     0.86      $     1.05
                                                   ==========      ==========      ==========

     Options to purchase approximately 446,000, 295,000 and 305,000 shares of common stock for the fiscal years ended 2003, 2002 and 2001, respectively, were outstanding, but were not included in the computation of diluted earnings per share because the options' exercise prices were greater than the average market price of the company's common shares for the respective years.

  FOREIGN CURRENCY TRANSLATION

     The financial statements of all foreign operations are translated using the standards established by Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation." Assets and liabilities of non-U.S. operations are translated into U.S. dollars using year-end exchange rates, while revenues and expenses are translated at the average exchange rates for the year. The resulting net translation adjustments are recorded as a separate component of shareholders' equity. Transaction gains and losses are reflected in income.

  FOREIGN CURRENCY EXCHANGE RISK MANAGEMENT

     The company evaluates and hedges foreign currency exchange risk exposure on a transaction-by-transaction basis. As of December 28, 2003, the company had no outstanding foreign currency exchange contracts.

  INTEREST RATE RISK MANAGEMENT

     The company uses interest rate swap agreements to convert a portion of its floating rate debt to a fixed-rate basis, thus reducing the impact of interest rate changes on future results. The company has these agreements with its banks as counterparties. The agreements replace the floating (euro rate) LIBOR basis with a fixed LIBOR basis as described in the table below. The company and its counterparties make appropriate payments to settle the difference between the floating rate LIBOR and the fixed rate LIBOR. When the floating rate LIBOR exceeds the fixed rate LIBOR at the beginning of a term, the counterparties will pay the difference between the rates for the appropriate notional amount to the company. Conversely, when the fixed rate exceeds the floating rate, the company will pay its counterparties. Amounts receivable or payable under these swap agreements are recorded as

                          SYLVAN INC. AND SUBSIDIARIES
an adjustment to interest expense. The company's contractual swap agreements as of December 28, 2003 are as follows:

                                                                                          LIBOR
                                                                                 FIXED   MAXIMUM
NOTIONAL AMOUNT         EFFECTIVE DATE     EXPIRATION DATE   FAIR MARKET VALUE   RATE     RATE
---------------        -----------------   ---------------   -----------------   -----   -------
$10,000,000            February 25, 2000   August 25, 2007       $(969,310)      5.48%   7.00%
$5,000,000                March 14, 2003   March 14, 2004        $  (5,120)      1.35%      --

     Effective January 1, 2001, the company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" as amended. The transition adjustment on January 1, 2001 resulted in a net charge of $56,000 (after tax), which was recorded in "Accumulated Other Comprehensive Loss."

     Floating-to-fixed interest rate swap agreements, designated as cash flow hedges, hedge the company's floating rate debt and mature at various times through August 2007. The fair value of these contracts, as determined by the counterparties, is recorded in the balance sheet, with the offset to "Accumulated Other Comprehensive Loss," net of tax. The company expects to expense $36,000 in 2004 related to these derivative instruments, based on interest rates at December 28, 2003.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     Fair value is defined as the amount at which the instruments could be exchanged in a transaction between willing parties. The carrying amount of cash and cash equivalents approximates fair value because of the short maturity of these instruments. Additionally, interest rate swaps are recorded at fair value in accordance with SFAS No. 133.

     Valuations for long-term debt are determined based on borrowing rates currently available to the company for loans with similar terms, currencies and maturities and were as follows:

                                                              DEC. 28, 2003   DEC. 29, 2002
                                                              -------------   -------------
                                                                     (IN THOUSANDS)
Fair value..................................................     $33,494         $37,809
Carrying amount.............................................      33,658          38,385

     The company's financial instruments are not held for trading purposes.

  COMPREHENSIVE LOSS

     The components of accumulated other comprehensive loss consisted of the following:

                                                              DEC. 28, 2003   DEC. 29, 2002
                                                              -------------   -------------
                                                                     (IN THOUSANDS)
Foreign currency translation adjustments....................    $ (1,074)       $ (7,958)
Unrealized losses on derivatives and qualified cash flow
  hedges, net of tax of $350 and $441, respectively.........        (680)           (855)
Minimum pension liability adjustment, net of tax of $5,095
  and $4,902, respectively..................................      (9,889)         (9,512)
                                                                --------        --------
Total accumulated other comprehensive income................    $(11,643)       $(18,325)
                                                                ========        ========

  INTANGIBLE ASSETS

     In July 2001, the Financial Accounting Standards Board issued SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 eliminates amortization of goodwill and amortization of indefinitely lived intangible assets and provides for an impairment test to be performed at least annually. The impairment test is a

                          SYLVAN INC. AND SUBSIDIARIES
two-step process performed to analyze whether or not goodwill has been impaired. Step one requires the fair value be compared to book value. If the fair value is higher than the book value, no impairment is indicated and there is no need to perform the second step of the process. If the fair value is lower than the book value, step two must be evaluated. Step two requires that a hypothetical purchase price allocation analysis be done to reflect a current book value of goodwill. This current value is then compared to book value of the goodwill. If the current fair value is lower than the book value, an impairment is recorded. Sylvan adopted this pronouncement on December 31, 2001, which was the first day of Sylvan's 2002 fiscal year. During the quarter ended March 31, 2002, a professional services firm retained by the company conducted an assessment to test the transitional goodwill impairment. The company also completed annual assessments to test for goodwill impairment as of the first day of the fiscal fourth quarter of 2002 and 2003. No impairment loss resulted from the assessments. In all assessments, step one of the process determined fair value exceeded book value.

     Sylvan's intangible assets, which relate solely to its Spawn Products Segment, are as follows:

                                           GROSS CARRYING          ACCUMULATED
                                               AMOUNT             AMORTIZATION
                                         -------------------   -------------------
                                                    CULTURES              CULTURES
                                                      AND                   AND
                                         GOODWILL    OTHER     GOODWILL    OTHER       NET
                                         --------   --------   --------   --------   -------
                                                           (IN THOUSANDS)
December 29, 2002......................  $ 15,998    $1,014    $ (4,262)   $(429)    $12,321
Additions..............................        --        --          --     (127)       (127)
Currency Translation...................     2,457         2        (654)      --       1,805
                                         --------    ------    --------    -----     -------
December 28, 2003......................  $ 18,455    $1,016    $ (4,916)   $(556)    $13,999
                                         ========    ======    ========    =====     =======

     In connection with the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets," Sylvan reassessed the useful lives and the classification of its identifiable intangible assets and determined that they continue to be appropriate. The remaining useful lives of the cultures range from seven to ten years and the other intangible assets range from two to five years.

     Amortization expense for intangible assets was $127,000 for the fiscal year ended December 28, 2003. Estimated amortization expense for the five succeeding years is as follows:

                                                               (IN THOUSANDS)
2004........................................................        $122
2005........................................................          67
2006........................................................          67
2007........................................................          65
2008........................................................          59

                          SYLVAN INC. AND SUBSIDIARIES

     Actual results of operations for the fiscal years ended December 28, 2003 and December 29, 2002 and the pro forma results for the fiscal year ended December 30, 2001, had Sylvan applied the non-amortization provisions of SFAS No. 142, "Goodwill and Other Intangible Assets" in 2001, are as follows:

                                                                FISCAL YEAR ENDED
                                                  ---------------------------------------------
                                                  DEC. 28, 2003   DEC. 29, 2002   DEC. 30, 2001
                                                  -------------   -------------   -------------
                                                      (IN THOUSANDS EXCEPT PER SHARE DATA)
Reported net income.............................     $2,839          $4,669          $5,829
Add back: Goodwill amortization, Net of tax.....         --              --             363
                                                     ------          ------          ------
  Adjusted net income...........................     $2,839          $4,669          $6,192
                                                     ======          ======          ======
Basic earnings per share:
  Reported net income...........................     $ 0.55          $ 0.86          $ 1.06
  Add back: Goodwill amortization...............         --              --            0.07
                                                     ------          ------          ------
Adjusted net income.............................     $ 0.55          $ 0.86          $ 1.13
                                                     ======          ======          ======
Diluted earnings per share:
  Reported net income...........................     $ 0.55          $ 0.86          $ 1.05
  Add back: Goodwill amortization...............         --              --            0.07
                                                     ------          ------          ------
Adjusted net income.............................     $ 0.55          $ 0.86          $ 1.12
                                                     ======          ======          ======

  STOCK OPTIONS

     The company uses the intrinsic-value method of accounting for stock-based awards granted to employees and, accordingly, does not recognize compensation expense for its stock-based awards to employees in the Consolidated Statements of Income. However, the company does recognize compensation expense, as required, if the initial term of an award is extended. Compensation expense recorded related to term extensions has been immaterial.

     The following table reflects pro forma net income and earnings per share had the Company elected to Adopt the fair value approach of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation":

                                                              2003     2002     2001
                                                             ------   ------   ------
                                                                  (IN THOUSANDS
                                                              EXCEPT PER SHARE DATA)
Net income as reported.....................................  $2,839   $4,669   $5,829
  Total stock-based employee compensation determined under
     the fair value method for all awards..................    (191)    (102)  (1,142)
     Tax benefit of fair value method......................      63       34      337
                                                             ------   ------   ------
Pro forma net income.......................................  $2,711   $4,601   $5,024
Basic earnings per share
  As reported..............................................  $ 0.55   $ 0.86   $ 1.06
  Pro forma................................................  $ 0.53   $ 0.85   $ 0.91
Diluted earnings per share
  As reported..............................................  $ 0.55   $ 0.86   $ 1.05
  Pro forma................................................  $ 0.53   $ 0.84   $ 0.91

                          SYLVAN INC. AND SUBSIDIARIES

     These pro forma amounts may not be representative of future disclosures since the estimated fair value of stock options is amortized to expense over the vesting period, and additional options may be granted in the future.

  RECENT PRONOUNCEMENTS

     In November 2002, the Financial Accounting Standards Board (FASB) issued Financial Interpretation (FIN) No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 clarifies the requirements of SFAS No. 5, "Accounting for Contingencies," relating to a guarantor's accounting for, and disclosure of, the issuance of certain types of guarantees. FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee. FIN 45 also requires enhanced disclosures in the company's interim and annual filings. The provisions of FIN 45 are effective for financial statements issued or modified after December 31, 2002. The disclosure requirements were effective for financial statements of both interim and fiscal years after December 15, 2002. The adoption of FIN 45 did not have a material impact on the company's financial statements or results of operations.

     In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities." In December 2003, the FASB revised FIN 46 to clarify certain provisions and modify its effective date. FIN 46 expands upon and strengthens existing accounting guidance that addresses when a company should include in its financial statements the assets, liabilities and activities of another entity. It requires that companies determine whether a non-consolidated entity is a variable interest entity, as defined by FIN 46, and which company is the primary beneficiary of the variable interest entity's activities. The requirements of FIN 46 apply to all variable interest entities held no later than the end of the interim reporting period ending after March 15, 2004. Variable interest entities held in special purpose entities shall apply FIN 46 no later than the end of the reporting period ending after December 15, 2003. The company is currently evaluating the impact of this interpretation.

     In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except in certain instances, and for hedging relationships designated after June 30, 2003. In addition, except in those certain instances, all provisions of this Statement should be applied prospectively. The application of SFAS No. 149 did not have a material effect on the company's financial statements or results of operations.

     In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." The provisions of SFAS No. 150 require issuers to classify as liabilities, or assets in some circumstances, certain classes of freestanding financial instruments that embody obligations for the issuer. The provisions of SFAS No. 150 are effective for financial instruments entered into or modified after May 31, 2003, and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 did not have a material effect on the company's financial statements or results of operations.

                          SYLVAN INC. AND SUBSIDIARIES

2.  INVENTORIES:

     Inventories are summarized as follows:

                                                              DEC. 28, 2003   DEC. 29, 2002
                                                              -------------   -------------
                                                                     (IN THOUSANDS)
Growing crops and compost material..........................     $ 5,683         $ 4,975
Stores and other supplies...................................       2,005           2,039
Finished products...........................................       4,826           4,411
                                                                 -------         -------
                                                                 $12,514         $11,425
                                                                 =======         =======

3.  LONG-TERM DEBT, LEASE AND COMMERCIAL COMMITMENTS:

     The company has a Revolving Credit Agreement with two commercial banks, dated August 6, 1998, and amended, in part, December 29, 2002. It provides for revolving credit loans on which the aggregate outstanding balance available to the company could not initially exceed $55.0 million. The average borrowings under this agreement were $35.5 million during 2003. The maximum aggregate outstanding balance declines over the life of the agreement as follows:

                                                                MAXIMUM AGGREGATE
PERIOD BEGINNING                                               OUTSTANDING BALANCE
----------------                                               -------------------
August 6, 2003..............................................      $50.0 million
August 6, 2004..............................................       45.0 million

     Outstanding borrowings under the agreement bear interest at either the Prime Rate or LIBOR (plus an applicable margin), at the company's option. On December 28, 2003, the company had outstanding borrowings under the agreement of $32.4 million. The revolving credit loans mature on August 5, 2005. The company intends to extend the terms of the revolving credit agreement or secure a similar arrangement through August 2007, which is concurrent with the expiration date of the longest-term interest rate swap.

     The agreement provides for the maintenance of various financial covenants and includes limitations as to incurring additional indebtedness and the granting of security interests to third parties. Obligations under the agreement are guaranteed by certain wholly owned subsidiaries of the company.

     The company was not in compliance with one of the financial covenants as of December 29, 2002 due to the recording of a $9.5 million minimum pension liability adjustment to "Accumulated Other Comprehensive Income" during 2002. In the first quarter of 2003, the company and the banks signed an amendment to the revolving credit agreement to adjust for the recording of the minimum pension liability adjustment and waiving the loan covenant violation. The adjustment and waiver were effective as of December 29, 2002 and continue through August 5, 2005.

     The company has several additional loan obligations. The outstanding balances related to these loans, consisting primarily of a mortgage on the company's Netherlands facility for $0.8 million and a loan from the minority shareholders of the company's Netherlands subsidiary for $0.4 million, totaled approximately $1.3 million as of December 28, 2003 and $1.4 million as of December 29, 2002. Interest rates on these loans vary.

     The company had a French-franc denominated loan of FF16.2 million ($2.2 million) that was repaid in January 2002.

     The company incurred approximately $1.6 million in gross interest expense during 2003, including $187,000 of interest income related to interest hedges accounted for under SFAS No. 133. The weighted average

                          SYLVAN INC. AND SUBSIDIARIES
interest rate was 4.4%. The contractual principal payments due under the company's loan agreements are as follows:

                                                               IN THOUSANDS
2004........................................................     $   110
2005........................................................      32,843
2006........................................................          74
2007........................................................          74
2008........................................................          74
Thereafter..................................................         483
                                                                 -------
TOTAL.......................................................     $33,658
                                                                 =======

     The company has entered into various noncancelable operating leases expiring at various dates through August 31, 2005, primarily for production and office space. During the fiscal years ended December 28, 2003, December 29, 2002 and December 30, 2001, rental expense included in the statements of income was $485,000, $461,000, and $590,000, respectively.

4.  ACCRUED SALARIES, WAGES AND EMPLOYEE BENEFITS:

     Accrued salaries, wages and employee benefits were composed of the following:

                                                              DEC. 28, 2003   DEC. 29, 2002
                                                              -------------   -------------
                                                                      IN THOUSANDS
Accrued compensation........................................     $1,783          $2,086
Accrued vacation............................................        671             622
Other.......................................................        195              63
                                                                 ------          ------
TOTAL.......................................................     $2,649          $2,771
                                                                 ======          ======

5.  INCOME TAXES:

     The company files a consolidated U.S. federal income tax return with its wholly owned U.S. subsidiaries. The company does not provide for federal income taxes on unremitted earnings of non-U.S. subsidiaries, since the company assumes that there will be no repatriation.

     Undistributed earnings of the company's foreign subsidiaries amounted to approximately $40 million at December 28, 2003. Those earnings are considered to be indefinitely reinvested and, accordingly, no provision for U.S. federal and state income taxes has been provided. Upon distribution of those earnings in the form of dividends or otherwise, the company would be subject to both U.S. income taxes (subject to an adjustment for foreign tax credits) and withholding taxes payable to the various foreign countries. Determination of the amount of unrecognized deferred U.S. income tax liability is not practicable because of the complexities associated with its hypothetical calculation; however, unrecognized foreign tax credit carryforwards would be available to reduce some portion of the U.S. liability.

                          SYLVAN INC. AND SUBSIDIARIES

     The amounts of income before income taxes attributable to domestic and foreign operations were as follows:

                                                                FISCAL YEAR ENDED
                                                  ---------------------------------------------
                                                  DEC. 28, 2003   DEC. 29, 2002   DEC. 30, 2001
                                                  -------------   -------------   -------------
                                                                  IN THOUSANDS
Domestic........................................     $ (645)         $2,180          $3,405
Foreign.........................................      5,184           5,012           5,035
                                                     ------          ------          ------
TOTAL...........................................     $4,539          $7,192          $8,440
                                                     ======          ======          ======

     The provision (benefit) for income taxes consisted of the following:

                                                                FISCAL YEAR ENDED
                                                  ---------------------------------------------
                                                  DEC. 28, 2003   DEC. 29, 2002   DEC. 30, 2001
                                                  -------------   -------------   -------------
                                                                  IN THOUSANDS
Current:
  Federal.......................................     $   13          $  819          $  970
  State.........................................         45               2              23
  Foreign.......................................      1,521           1,261           1,223
Deferred........................................       (281)            419             192
Change in Valuation Allowance...................        200             (95)             82
                                                     ------          ------          ------
                                                     $1,498          $2,406          $2,490
                                                     ======          ======          ======

     The foreign tax provision is for local country taxes. The company does not provide for federal income taxes on unremitted earnings of non-U.S. subsidiaries since the company assumes that there will be no repatriation.

     A reconciliation between income taxes computed by applying the statutory U.S. federal income tax rate to income before income taxes and the actual provision for income taxes is as follows:

                                                                FISCAL YEAR ENDED
                                                  ---------------------------------------------
                                                  DEC. 28, 2003   DEC. 29, 2002   DEC. 30, 2001
                                                  -------------   -------------   -------------
                                                                  IN THOUSANDS
Income tax at U.S. federal statutory rate.......     $1,543          $2,445          $2,869
State income taxes, net of federal income tax
  benefit.......................................         45              97              37
Foreign taxes at rates other than effective U.S.
  rates.........................................       (241)           (201)           (488)
Net (permanent benefits) nondeductible
  charges.......................................        (49)            (35)            (24)
Change in tax valuation allowance...............        200             (95)             82
Other, net......................................         --             195              14
                                                     ------          ------          ------
TOTAL PROVISION FOR INCOME TAXES................     $1,498          $2,406          $2,490
                                                     ======          ======          ======

                          SYLVAN INC. AND SUBSIDIARIES

     Temporary differences which generate significant portions of the company's deferred tax assets and liabilities as of December 28, 2003 and December 29, 2002 were as follows:

                                                              DEC. 28, 2003   DEC. 29, 2002
                                                              -------------   -------------
                                                                      IN THOUSANDS
Postretirement benefits other than pensions.................     $   306         $   347
Depreciation................................................      (3,336)         (3,122)
Pension liability...........................................       2,934           2,637
Net operating loss carryforwards............................       2,305           1,981
Other, net..................................................         (95)             12
                                                                 -------         -------
Total.......................................................       2,114           1,855
Less-Valuation allowance....................................      (1,557)         (1,357)
                                                                 -------         -------
NET DEFERRED TAX ASSETS.....................................     $   557         $   498
                                                                 =======         =======

     Included in net deferred tax liabilities as of December 28, 2003 are unrealized tax benefits amounting to approximately $2.3 million related to net operating loss carryforwards. The realization of these tax benefits is contingent on future taxable net income being generated by certain foreign and domestic operations. The life of the carryforwards is determined by various foreign and state taxation jurisdictions. Approximately $0.3 million of the net operating losses has an indefinite carryforward period. The remaining $2.0 million of net operating losses will expire between 2004 and 2018. The company has recognized a valuation allowance of $1.6 million that reduces the carrying value of unrealized net deferred tax benefits relating to net operating loss carryforwards to offset the deferred tax benefits that may not be realized.

6.  STOCK OPTIONS:

     In June 1991, the shareholders approved a stock option plan (the 1990 Plan) for employees and others who perform substantial services for the company. In April 1999, the shareholders approved an amendment and restatement of the 1990 Plan to provide for an increase to 1,700,000 in the number of shares of the company's stock which are available for the granting of options. In June 1993, the shareholders approved a stock option plan (the 1993 Plan) for nonemployee directors of the company, covering 100,000 shares of common stock. The company accounts for both plans under the Accounting Principles Board Opinion No. 25, under which no compensation cost is recognized for options granted at fair market value. Had compensation cost for these plans been determined in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation," the company's net income and earnings per share (EPS) would have been reduced to the following pro forma amounts:

                                                                FISCAL YEAR ENDED
                                                  ---------------------------------------------
                                                  DEC. 28, 2003   DEC. 29, 2002   DEC. 30, 2001
                                                  -------------   -------------   -------------
                                                       IN THOUSANDS EXCEPT PER SHARE DATA
Reported net income.............................     $2,839          $4,669          $5,829
  Deduct: Stock option compensation cost, net of
     tax........................................       (128)            (68)           (805)
                                                     ------          ------          ------
  Pro forma net income..........................     $2,711          $4,601          $5,024
                                                     ======          ======          ======
Diluted earnings per share:
  Reported net income...........................     $ 0.55          $ 0.86          $ 1.05
  Deduct: Stock option compensation cost........       (.02)           (.02)           (.14)
                                                     ------          ------          ------
  Pro forma net income..........................     $ 0.53          $ 0.84          $ 0.91
                                                     ======          ======          ======

                          SYLVAN INC. AND SUBSIDIARIES

     The company's Board of Directors, through its Stock Option and Compensation Committee, may grant options under the 1990 Plan. Grants under the 1993 Plan are nondiscretionary. The Committee has granted options (net of cancellations) for 1,277,084 shares through December 28, 2003 under the 1990 Plan and 88,000 shares have been granted under the 1993 Plan. Under both plans, the option exercise price equals the stock's market price on the date of grant. The 1990 Plan options are exercisable one year from the grant date in installments over a period of three years and expire after ten years. The 1993 Plan options are exercisable six months from the grant date and expire ten years after the grant.

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants made in 2002 and 2001, respectively: risk-free interest rates of 3.17% and 3.62%; no expected dividend yields; expected lives of 8.0 years; expected volatility of 34% and 34%. No grants were made in 2003.

     A summary of the status of the company's stock option plans as of December 28, 2003, December 29, 2002, and December 30, 2001, and changes during the years then ended, is presented in the tables below:

                                                  2003                2002                2001
                                            -----------------   -----------------   -----------------
                                                     WEIGHTED            WEIGHTED            WEIGHTED
                                                     AVERAGE             AVERAGE             AVERAGE
                                                     EXERCISE            EXERCISE            EXERCISE
                                            SHARES    PRICE     SHARES    PRICE     SHARES    PRICE
                                            ------   --------   ------   --------   ------   --------
                                                               SHARES IN THOUSANDS
Outstanding at beginning of year..........   791      $11.27     827      $11.22     841      $11.21
Granted...................................    --          --      22       11.40       3       12.50
Exercised.................................   (24)       8.77     (34)       9.18     (13)      10.05
Forfeited.................................   (10)      11.87     (24)      12.14      (4)      12.74
                                             ---      ------     ---      ------     ---      ------
OUTSTANDING AT END OF YEAR................   757       11.35     791       11.27     827       11.22
                                             ---      ------     ---      ------     ---      ------
Exercisable at end of year................   751       11.36     747       11.42     703       11.60
Weighted average fair value of options
  granted.................................            $   --              $ 5.12              $ 5.73

     As of December 28, 2003, the characteristics of the stock options under both plans were as follows:

                                                               RANGES OF EXERCISE PRICES
                                                             ------------------------------
                                                             $8.625-$12.875   $13.00-$15.00
                                                             --------------   -------------
Outstanding Options:
  Number...................................................      572,469         185,000
  Weighted average exercise price..........................     $  10.53        $  13.95
  Weighted average remaining contractual life (in years)...          4.3             4.6
Exercisable Options:
  Number...................................................      566,142         185,000
  Weighted average exercise price..........................     $  10.52        $  13.95
Nonexercisable Options:
  Number...................................................        6,327              --
  Weighted average exercise price..........................     $  11.20        $     --

7.  EMPLOYEE BENEFITS:

     The company has a noncontributory defined benefit pension plan covering substantially all of the former employees of a former operation and certain employees of Sylvan Foods, Inc. and Sylvan America, Inc., wholly owned subsidiaries of the company. The company's funding policy is to contribute annually an amount that

                          SYLVAN INC. AND SUBSIDIARIES
satisfies the minimum funding requirement under the Employee Retirement Income Security Act and that is also deductible for federal income tax purposes.

     The accumulated benefit obligations as of December 28, 2003 and December 29, 2002 were $36.1 million and $33.4 million, respectively, all of which were fully vested. The plan's assets consist primarily of U.S. government obligations, temporary deposits, common stocks and corporate obligations.

PLAN ASSET ALLOCATION

     The weighted average asset allocations, as of November 2, 2003, 2002, 2001, by asset category, are as follows:

                                                              2003   2002   2001
                                                              ----   ----   ----
Equity Securities...........................................   60%    59%    43%
Debt Securities.............................................   39%    40%    56%
Real Estate.................................................   --     --     --
Other.......................................................    1%     1%     1%
                                                              ---    ---    ---
TOTAL.......................................................  100%   100%   100%
                                                              ===    ===    ===

INVESTMENT POLICY

     To develop the expected long-term rate of return on assets assumption, the company considered the historical returns and the future expectations for returns for each asset class, as well as the target asset allocation of the pension portfolio. This resulted in the selection of the 8.5% long-term rate of return on assets assumptions.

                                                              POLICY TARGET   POLICY RANGE
                                                              -------------   -------------
ASSET CLASS
Large Capitalization Stocks.................................        25%         15%-35%
Mid Capitalization Stocks...................................        10%         5%-15%
Small Capitalization Stocks.................................         5%           5%
International Equities......................................        10%           10%
Core Bonds..................................................        50%         30%-60%
                                                                   ---
TOTAL.......................................................       100%
                                                                   ===

     The above asset mix will be net of cash equivalents, used as appropriate for distribution and/or liquidity needs. This asset mix may drift from the target allocations due to market movements. The total portfolio is rebalanced regularly to achieve the manager's target allocations.

     The plan does not invest in shares of Sylvan Inc. common stock.

CONTRIBUTIONS

     The minimum required contribution for 2004 is expected to be $114,912. This assumes that pension funding relief is granted effective for the 2004 plan year. Sylvan expects to contribute approximately $115,000 to the pension plan during 2004.

                          SYLVAN INC. AND SUBSIDIARIES

PLAN STATUS

     The plan's funded status and amounts recognized in the company's consolidated financial statements, together with certain accumulated postretirement medical benefit obligations, are set forth in the following tables:

                                                PENSION BENEFITS                  OTHER BENEFITS
                                         ------------------------------   ------------------------------
                                         DEC. 28,   DEC. 29,   DEC. 30,   DEC. 28,   DEC. 29,   DEC. 30,
                                           2003       2002       2001       2003       2002       2001
                                         --------   --------   --------   --------   --------   --------
                                                                  IN THOUSANDS
Change in benefit obligation:
Benefit obligation at beginning of
  year.................................  $33,369    $30,085    $30,252     $ 735      $ 931      $ 985
Interest cost..........................    2,181      2,171      2,174        45         53         69
Actuarial (gain) loss..................    2,961      3,481         --        97       (164)       (17)
Benefits paid..........................   (2,387)    (2,368)    (2,341)     (120)       (85)      (106)
                                         -------    -------    -------     -----      -----      -----
BENEFIT OBLIGATION AT END OF YEAR......  $36,124    $33,369    $30,085     $ 757      $ 735      $ 931
                                         =======    =======    =======     =====      =====      =====
Change in plan assets:
Fair value of plan assets at beginning
  of year..............................  $25,612    $30,220    $33,849     $  --      $  --      $  --
Actual return on plan assets...........    3,902     (2,240)    (1,288)       --         --         --
Employer contributions.................      200         --         --       120         85        106
Benefits paid..........................   (2,387)    (2,368)    (2,341)     (120)       (85)      (106)
                                         -------    -------    -------     -----      -----      -----
FAIR VALUE OF PLAN ASSETS AT END OF
  YEAR.................................  $27,327    $25,612    $30,220     $  --      $  --      $  --
                                         =======    =======    =======     =====      =====      =====
Reconciliation of funded status:
Funded status..........................  $(8,797)   $(7,757)   $   135     $(757)     $(735)     $(931)
Unrecognized net actuarial
  (gain)/loss..........................   14,984     14,414      6,372         5       (117)        43
Unrecognized prior service cost........       --         --         --       (59)       (44)       (49)
                                         -------    -------    -------     -----      -----      -----
PREPAID (ACCRUED) BENEFIT LIABILITY....  $ 6,187    $ 6,657    $ 6,507     $(811)     $(896)     $(937)
                                         =======    =======    =======     =====      =====      =====

                          SYLVAN INC. AND SUBSIDIARIES

                                                PENSION BENEFITS                  OTHER BENEFITS
                                         ------------------------------   ------------------------------
                                         DEC. 28,   DEC. 29,   DEC. 30,   DEC. 28,   DEC. 29,   DEC. 30,
                                           2003       2002       2001       2003       2002       2001
                                         --------   --------   --------   --------   --------   --------
                                                                  IN THOUSANDS
AMOUNTS RECOGNIZED ON THE CONSOLIDATED
  BALANCE SHEET
Prepaid pension cost (included in
  "Other Assets" in the Consolidated
  Balance Sheet).......................  $    --    $    --    $ 6,507     $   --     $   --     $  --
Accrued benefit liability (included in
  "Other Employee Benefits" in the
  Consolidated Balance Sheet)..........   (8,797)    (7,757)        --         --         --        --
     Additional minimum pension
       liability.......................   14,984     14,414         --         --         --        --
                                         -------    -------    -------     ------     ------     -----
NET AMOUNT.............................  $ 6,187    $ 6,657    $ 6,507     $   --     $   --     $  --
                                         =======    =======    =======     ======     ======     =====
Weighted-average assumptions as of
  October 31 of each fiscal year:
Discount rate..........................     6.10%      6.80%      7.50%      6.10%      6.80%     7.50%
Expected return on plan assets.........     8.50%      8.50%      9.00%        --         --        --
Components of net periodic pension cost
  (income):
Interest cost..........................  $ 2,181    $ 2,171    $ 2,174     $   46     $   53     $  69
Expected return on plan assets.........   (1,927)    (2,450)    (2,778)        --         --        --
Amortization of prior service cost.....       --         --         --         (6)        (6)       (6)
Recognized net actuarial (gain)/loss...      416        129         --         (4)        (4)       --
                                         -------    -------    -------     ------     ------     -----
NET PERIODIC BENEFIT COST (INCOME).....  $   670    $  (150)   $  (604)    $   36     $   43     $  63
                                         =======    =======    =======     ======     ======     =====
Assumed health care cost trend:
Initial trend rate.....................                                     11.00%     10.00%     6.56%
Ultimate trend rate....................                                      5.00%      5.00%     5.00%
Year ultimate trend reached............                                      2011       2008      2005
A one-percentage-point change in the
  assumed health care cost trend rates
  would have the following effects:

                                                   ONE PERCENTAGE         ONE PERCENTAGE
                                                   POINT INCREASE         POINT DECREASE
                                                   --------------         --------------
Effect on total of service and interest
  cost components for 2003................               $1                    $(1)
Effect on 2003 postretirement benefit
  obligation..............................                5                     (5)

     The Medicare Prescription Drug, Improvement and Modernization Act of 2003 was signed into law on December 8, 2003. It introduces a prescription drug benefit under Medicare (Medicare Part D) that provides several options for Medicare eligible participants and employers, including a federal subsidy to companies that elect to provide a retiree prescription drug benefit which is at least actuarially equivalent to Medicare Part D. The Act establishes a two-year transitional period to allow for the possibility that companies may amend existing plans. There are many uncertainties regarding the eventual regulations required to implement the Act as well as the Act's overall affect on plan participant's health care costs. Therefore, the effects of the Act are not reflected in the accumulated postretirement benefit obligation as of December 28, 2003 or in the 2003 net periodic

                          SYLVAN INC. AND SUBSIDIARIES
postretirement benefit cost. Sylvan is currently evaluating the provisions of the Act and its potential impact to our postretirement medical plans. Because of the fixed and limited nature of the plans, Sylvan does not believe the Act will result in any material obligation or cost change.

     Additionally, during 1999 certain hourly paid workers at the company's Quincy Farms subsidiary became participants in a union-sponsored, collectively bargained, multi-employer pension plan to which the company makes contributions based on negotiated fixed amounts per hour per employee. Expenses recorded in connection with this plan for fiscal years 2003, 2002 and 2001 were $24,000, $35,000 and $38,000, respectively.

     The collective bargaining agreement, dated January 21, 2001, with the union representing certain hourly workers of Quincy Farms contains a profit sharing bonus provision. The contract covers the 2001, 2002 and 2003 fiscal years. The bonus pool is calculated on Quincy's incremental operating income greater than base amounts. Expense recorded for this plan was $23,000 during 2002 and $85,000 during 2001. No expense was recorded in 2003.

8.  NATURE OF OPERATIONS AND BUSINESS SEGMENT INFORMATION:

     Sylvan is a worldwide producer and distributor of products for the mushroom industry, specializing in spawn (the equivalent of seed for mushrooms) and spawn-related products and services, and is a major grower of fresh mushrooms in the United States. The company has two reportable business segments: Spawn Products, which includes spawn-related products, services and bioproducts, and Fresh Mushrooms. Spawn-related products include casing inoculum, nutritional supplements and disease-control agents. The Fresh Mushrooms Segment is comprised of Quincy Farms, a large, regional producer of fresh mushrooms.

     The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The company evaluates the performance of each segment based on profit or loss from operations. The company accounts for intersegment sales at a transfer price that approximates an arms-length sale to an unrelated third party.

     The company's reportable segments are strategic business units that offer different products and serve different customers. They are managed separately since each business requires different technology, techniques and marketing strategies.

                          SYLVAN INC. AND SUBSIDIARIES

                                                SPAWN PRODUCTS     FRESH MUSHROOMS    TOTAL REPORTABLE
                                                   SEGMENT             SEGMENT            SEGMENTS
                                               ----------------   -----------------   ----------------
                                                                    IN THOUSANDS
Total Revenues........................  2003       $66,768             $29,544            $ 96,312
                                        2002       $63,996             $25,517            $ 89,513
                                        2001       $63,559             $23,621            $ 87,180
Intersegment Revenues.................  2003       $ 1,324             $    --            $  1,324
                                        2002       $ 1,321             $    --            $  1,321
                                        2001       $ 1,269             $    --            $  1,269
Depreciation Expense..................  2003       $ 4,605             $ 1,546            $  6,151
                                        2002       $ 4,195             $ 1,409            $  5,604
                                        2001       $ 3,793             $ 1,549            $  5,342
Operating Income......................  2003       $ 9,186             $ 2,849            $ 12,035
                                        2002       $10,567             $ 2,879            $ 13,446
                                        2001       $11,849             $ 2,642            $ 14,491
Net Fixed Asset Expenditures..........  2003       $ 1,739             $ 1,370            $  3,109
                                        2002       $ 3,219             $ 2,925            $  6,144
                                        2001       $ 6,330             $ 2,236            $  8,566
Assets................................  2003       $92,597             $19,640            $112,237
                                        2002       $85,166             $19,812            $104,978
                                        2001       $79,700             $19,040            $ 98,740

                          SYLVAN INC. AND SUBSIDIARIES

  RECONCILIATION TO CONSOLIDATED FINANCIAL DATA

                                                                2003       2002       2001
                                                              --------   --------   --------
                                                                       IN THOUSANDS
Revenues:
Total for reportable segments...............................  $ 96,312   $ 89,513   $ 87,180
Elimination of intersegment revenues........................    (1,324)    (1,321)    (1,269)
                                                              --------   --------   --------
TOTAL CONSOLIDATED REVENUES.................................  $ 94,988   $ 88,192   $ 85,911
                                                              ========   ========   ========
Depreciation Expense:
Total for reportable segments...............................  $  6,151   $  5,604   $  5,342
Unallocated corporate expenses..............................        28         38         33
                                                              --------   --------   --------
TOTAL CONSOLIDATED DEPRECIATION EXPENSE.....................  $  6,179   $  5,642   $  5,375
                                                              ========   ========   ========
Operating Income:
Total for reportable segments...............................  $ 12,035   $ 13,446   $ 14,491
Unallocated corporate expenses..............................    (6,353)    (4,386)    (3,500)
                                                              --------   --------   --------
TOTAL CONSOLIDATED OPERATING INCOME.........................  $  5,682   $  9,060   $ 10,991
                                                              ========   ========   ========
Net Fixed Asset Expenditures:
Total for reportable segments...............................  $  3,109   $  6,144   $  8,566
Unallocated corporate expenditures..........................        --         --         33
                                                              --------   --------   --------
TOTAL CONSOLIDATED NET FIXED ASSET EXPENDITURES.............  $  3,109   $  6,144   $  8,599
                                                              ========   ========   ========
Assets:
Total for reportable segments...............................  $112,237   $104,978   $ 98,740
Prepaid pension asset from former operation.................        --         --      6,507
Unallocated corporate assets................................     1,628      1,828      1,843
                                                              --------   --------   --------
TOTAL CONSOLIDATED ASSETS...................................  $113,865   $106,806   $107,090
                                                              ========   ========   ========

  GEOGRAPHIC ANALYSIS OF NET LONG-LIVED ASSETS

                                                                       OTHER FOREIGN
                               UNITED STATES   FRANCE    NETHERLANDS     COUNTRIES      TOTAL
                               -------------   -------   -----------   -------------   -------
                                                        IN THOUSANDS
2003.........................     $25,780      $12,871     $5,344         $17,139      $61,134
2002.........................      26,994       11,202      4,896          15,695       58,787
2001.........................      26,161        9,219      4,457          14,439       54,276

  GEOGRAPHIC ANALYSIS OF REVENUES BASED ON LOCATION OF CUSTOMER

                                                                       OTHER FOREIGN
                                UNITED STATES   FRANCE   NETHERLANDS     COUNTRIES      TOTAL
                                -------------   ------   -----------   -------------   -------
                                                         IN THOUSANDS
2003..........................     $52,580      $4,863     $11,113        $26,432      $94,988
2002..........................      45,273       6,390       9,536         26,993       88,192
2001..........................      40,660       6,779       8,880         29,592       85,911

                          SYLVAN INC. AND SUBSIDIARIES

     Most of Sylvan's Fresh Mushrooms Segment sales were to C And C Carriage Mushroom Company. C And C began purchasing and marketing all of Quincy's production in January 2000. C And C is not affiliated with Sylvan or any of its subsidiaries and the purchase and marketing contract, dated January 14, 2000, carries an initial term of five years.

     No other single customer accounted for 10% or more of Sylvan's sales during the fiscal years ended December 28, 2003, December 29, 2002 or December 30, 2001. The majority of the company's $15.9 million in trade accounts receivable are from regional mushroom growers and composters. Approximately $2.3 million of the receivable is due from C And C and is partially secured by a letter of credit for $1.25 million.

     Sylvan sells its products to customers primarily in North America and Europe. Credit sales are also made to customers in Australia, Asia, Africa and South America. Many of these customers are privately held businesses with limited capital resources. The company performs ongoing credit evaluations of customers, and generally does not require collateral. Allowances are maintained for potential credit losses and such losses have been within management's expectations.

9.  RELATED-PARTY TRANSACTIONS:

     During fiscal years 2003, 2002 and 2001, a nonemployee director's business interests purchased spawn and spawn-related products at fair market value totaling $766,000, $493,000 and $589,000, respectively. These business interests purchased mushrooms and services at fair market value totaling $5,000 in 2001 from the company's subsidiaries.

10.  MERGER DISCLOSURE DISCUSSION

     As previously announced on November 16, 2003, Sylvan entered into a definitive agreement with Snyder Associated Companies, Inc. of Kittanning, Pennsylvania, which will result in a merger between Sylvan and a Snyder affiliate. The Sylvan Board of directors, upon the unanimous recommendation of its special committee of independent directors, approved the merger and the agreement. The merger is subject to certain conditions, including the approval by a majority of the shareholders of Sylvan. Sylvan expects to be able to convene a meeting of its shareholders for that purpose in the second quarter of 2004 and, if approved by Sylvan's shareholders, the transaction is expected to be completed shortly thereafter.

     The merger agreement currently provides for a termination date of May 1, 2004 if the merger has not been completed by that date. The company intends to discuss an extension of this date with Snyder Associated Companies, Inc.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER
                                  DATED AS OF
                               NOVEMBER 16, 2003
                                     AMONG
                                  SYLVAN INC.,
                       SNYDER ASSOCIATED COMPANIES, INC.
                                      AND
                                SAC HOLDING CO.

                               TABLE OF CONTENTS

                                                                               PAGE
                                                                               ----
                                     ARTICLE 1
                                    DEFINITIONS
SECTION 1.01.    Definitions.................................................   A-1

                                     ARTICLE 2
                                    THE MERGER
SECTION 2.01.    The Merger..................................................   A-5
SECTION 2.02.    Closing; Effective Time.....................................   A-5
SECTION 2.03.    Effects of the Merger.......................................   A-5
SECTION 2.04.    Conversion of Shares........................................   A-5
SECTION 2.05.    Surrender and Payment.......................................   A-5
SECTION 2.06.    Stock Options...............................................   A-7
SECTION 2.07.    Adjustments.................................................   A-7
SECTION 2.08.    Withholding Rights..........................................   A-7
SECTION 2.09.    Lost Certificates...........................................   A-7

                                     ARTICLE 3
                             THE SURVIVING CORPORATION
SECTION 3.01.    Articles of Incorporation...................................   A-7
SECTION 3.02.    Bylaws......................................................   A-7
SECTION 3.03.    Directors and Officers......................................   A-8

                                                                               PAGE
                                                                               ----

                                     ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF THE COMPANY
SECTION 4.01.    Corporate Existence and Power...............................   A-8
SECTION 4.02.    Corporate Authorization.....................................   A-8
SECTION 4.03.    Governmental Authorization..................................   A-8
SECTION 4.04.    Non-contravention...........................................   A-9
SECTION 4.05.    Capitalization..............................................   A-9
SECTION 4.06.    Subsidiaries................................................   A-9
SECTION 4.07.    SEC Filings.................................................  A-10
SECTION 4.08.    Financial Statements........................................  A-10
SECTION 4.09.    Disclosure Documents........................................  A-11
SECTION 4.10.    Absence of Certain Changes..................................  A-11
SECTION 4.11.    No Undisclosed Material Liabilities.........................  A-12
SECTION 4.12.    Compliance with Laws and Court Orders.......................  A-12
SECTION 4.13.    Litigation..................................................  A-12
SECTION 4.14.    Finders' Fees...............................................  A-13
SECTION 4.15.    Opinions of Financial Advisors..............................  A-13
SECTION 4.16.    Taxes.......................................................  A-13
SECTION 4.17.    Labor and Employment Matters................................  A-14
SECTION 4.18.    Employee Benefit Plans......................................  A-14
SECTION 4.19.    Environmental Matters.......................................  A-16
SECTION 4.20.    State Takeover Statutes; No Rights Agreement................  A-16
SECTION 4.21.    Insurance...................................................  A-16
SECTION 4.22.    Intellectual Property.......................................  A-17
SECTION 4.23.    Contracts and Commitments...................................  A-17
SECTION 4.24.    Real Property...............................................  A-18
SECTION 4.25.    Minority Investments........................................  A-19
SECTION 4.26.    Disclaimer of Other Representations and Warranties..........  A-19

                                     ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF PARENT
SECTION 5.01.    Corporate Existence and Power...............................  A-19
SECTION 5.02.    Corporate Authorization.....................................  A-19
SECTION 5.03.    Governmental Authorization..................................  A-19
SECTION 5.04.    Non-contravention...........................................  A-20
SECTION 5.05.    Disclosure Documents........................................  A-20
SECTION 5.06.    Finders' Fees...............................................  A-20
SECTION 5.07.    Financing...................................................  A-20
SECTION 5.08.    Agreements With Shareholders................................  A-21

                                                                               PAGE
                                                                               ----

                                     ARTICLE 6
                             COVENANTS OF THE COMPANY
SECTION 6.01.    Conduct of the Company......................................  A-21
SECTION 6.02.    Stockholder Meeting; Proxy Material.........................  A-23
SECTION 6.03.    No Solicitation; Other Offers...............................  A-23
SECTION 6.04.    Tax Matters.................................................  A-24
SECTION 6.05.    Access to Information.......................................  A-25
SECTION 6.06.    Notices of Certain Events...................................  A-25
SECTION 6.07.    Disclosure Schedule.........................................  A-25

                                     ARTICLE 7
                                COVENANTS OF PARENT
SECTION 7.01.    Notices of Certain Events...................................  A-26
SECTION 7.02.    Obligations of Merger Subsidiary............................  A-26
SECTION 7.03.    Voting of Shares............................................  A-26
SECTION 7.04.    Director and Officer Liability..............................  A-26
SECTION 7.05.    Agreements With Shareholders................................  A-28

                                     ARTICLE 8
                        COVENANTS OF PARENT AND THE COMPANY
SECTION 8.01.    Reasonable Efforts..........................................  A-28
SECTION 8.02.    Certain Filings.............................................  A-29
SECTION 8.03.    Public Announcements........................................  A-29
SECTION 8.04.    Further Assurances..........................................  A-29
SECTION 8.05.    Confidentiality.............................................  A-29
SECTION 8.06.    Takeover Statute............................................  A-30

                                     ARTICLE 9
                             CONDITIONS TO THE MERGER
SECTION 9.01.    Conditions to Obligations of Each Party.....................  A-30
SECTION 9.02.    Conditions to the Obligations of Parent and Merger
                 Subsidiary..................................................  A-30
SECTION 9.03.    Conditions to the Obligations of the Company................  A-31

                                    ARTICLE 10
                                    TERMINATION
SECTION 10.01.   Termination.................................................  A-31
SECTION 10.02.   Effect of Termination.......................................  A-33

                                                                               PAGE
                                                                               ----

                                    ARTICLE 11
                                   MISCELLANEOUS
SECTION 11.01.   Notices.....................................................  A-33
SECTION 11.02.   Survival of Representations and Warranties and Covenants....  A-33
SECTION 11.03.   Amendments or Supplements and Waivers.......................  A-34
SECTION 11.04.   Expenses....................................................  A-34
SECTION 11.05.   Binding Effect; Benefit; Assignment.........................  A-35
SECTION 11.06.   Governing Law...............................................  A-35
SECTION 11.07.   Jurisdiction................................................  A-35
SECTION 11.08.   WAIVER OF JURY TRIAL........................................  A-35
SECTION 11.09.   Counterparts; Effectiveness.................................  A-35
SECTION 11.10.   Entire Agreement............................................  A-35
SECTION 11.11.   Captions....................................................  A-35
SECTION 11.12.   Severability................................................  A-36
SECTION 11.13.   Enforcement of Agreement....................................  A-36
SECTION 11.14.   Interpretation..............................................  A-36

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is dated as of November 16, 2003, among Sylvan Inc., a Nevada corporation (the "COMPANY"), Snyder Associated Companies, Inc., a Pennsylvania Corporation ("PARENT"), and SAC Holding Co., a Pennsylvania corporation and a wholly-owned subsidiary of Parent ("MERGER SUBSIDIARY"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in Section 1.01 below.

                                  WITNESSETH:

     WHEREAS, the respective Boards of Directors of Parent, Merger Subsidiary and the Company have each determined that it is advisable and in the best interests of their respective stockholders for Parent to acquire the Company by means of a merger of Merger Subsidiary with and into the Company upon the terms and subject to the conditions set forth herein; and

     WHEREAS, substantially concurrently herewith and as a condition and inducement to the willingness of Parent and Merger Subsidiary to enter into this Agreement, Parent and certain stockholders of the Company have entered into the Voting Agreement.

     NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made herein and of the mutual benefits to be derived therefrom, the parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     SECTION 1.01.  Definitions.

     (a) The following terms, as used herein, have the following meanings:

     "ACQUISITION PROPOSAL" means, other than the transactions contemplated by this Agreement, any offer or proposal by a Third Party relating to, or any Third Party indication of interest in, (A) any acquisition or purchase, direct or indirect, of 20% or more of the consolidated assets of the Company and its Subsidiaries, taken as a whole, or over 20% of the voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Company,
(B) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such Third Party's beneficially owning 20% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Company or (C) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Company.

     "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person, where "CONTROL" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities or otherwise.

     "BALANCE SHEET" means the consolidated balance sheet of the Company and its Subsidiaries as of December 29, 2002 and the footnotes thereto set forth in the Company 10-K.

     "BALANCE SHEET DATE" means December 29, 2002.

     "BUSINESS DAY" means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

     "CODE" means the Internal Revenue Code of 1986.

     "COMMON STOCK" means the common stock, $0.001 par value per share, of the Company.

     "COMPANY 10-K" means the Company's annual report on Form 10-K filed with the SEC for the fiscal year ended December 29, 2002, as amended.

     "CURRENT SEC DOCUMENTS" means, collectively, (i) the Company 10-K, (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended March 30, 2003 and June 30, 2003, and (iii) all of its other reports, statements, schedules and registration statements filed with the SEC since December 29, 2002.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA AFFILIATE" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

     "GOVERNMENTAL AUTHORITY" means any court, administrative agency or commission or other federal, state, local or foreign governmental or regulatory authority, agency, body or instrumentality.

     "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     "INDEBTEDNESS" of any Person means, without duplication: (i) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise, and any commitment by which such Person assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit (other than trade payables and other current liabilities incurred in the ordinary course of business consistent with past practices); (ii) indebtedness guaranteed in any manner by such Person, including a guarantee in the form of an agreement to repurchase or reimburse; (iii) obligations under capitalized leases in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person assures a creditor against loss; and (iv) indebtedness due to stockholders or other holders of equity in such Person.

     "INTELLECTUAL PROPERTY" shall mean all of the following in any jurisdiction throughout the world: (i) patents, patent applications and patent disclosures;
(ii) trademarks, service marks, trade dress, trade names, corporate names, logos and slogans (and all translations, adaptations, derivations and combinations of the foregoing) and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations and applications for any of the foregoing; (v) trade secrets, confidential information, know how and inventions; (vi) computer software (including but not limited to source code, executable code, data, databases and documentation); and (vi) all other intellectual property.

     "KNOWLEDGE OF THE COMPANY", "THE COMPANY'S KNOWLEDGE" or any other similar knowledge qualification in this Agreement means to the actual knowledge of the officers of the Company identified on Schedule 1.01(a).

     "LIEN" means, with respect to any property or asset, any mortgage, lien (statutory or otherwise), pledge, charge, security interest, encumbrance or other similar claim of any kind in respect of such property or asset.

     "MATERIAL ADVERSE EFFECT" means any change, event, occurrence, effect or fact that, individually or in the aggregate with all other changes, events, occurrences, effects and/or facts, has or is reasonably likely to have a material adverse effect on (A) the condition (financial or otherwise), business, assets, operations or results of operations of the Company and its Subsidiaries, taken as whole, except any such effect resulting from or arising in connection with (i) this Agreement or the Merger or the transactions contemplated hereby or any announcement thereof, (ii) changes or conditions affecting any industry in which the Company or its Subsidiaries operate generally which changes or conditions do not affect the Company or its Subsidiaries disproportionately relative to other entities operating in such industries, (iii) changes in economic, regulatory or political conditions generally or (iv) the announcement, commencement or continuation of any war or armed hostilities or the occurrence of any act or acts of terrorism; or (B) the Company's ability to consummate the transactions contemplated by this Agreement or to perform its obligations under this Agreement.

     "NRS" means Chapters 78 and 92A of the Nevada Revised Statutes.

     "1933 ACT" means the Securities Act of 1933.

     "1934 ACT" means the Securities Exchange Act of 1934.

     "PABCL" means the Pennsylvania Business Corporation Law, 15 Pa. Cons. Stat.
Section 1101 et seq.

     "PARENT MATERIAL ADVERSE EFFECT" means a material adverse effect on either Parent's or Merger Subsidiary's ability to consummate the transactions contemplated by this Agreement or to perform its obligations under this Agreement.

     "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "SEC" means the Securities and Exchange Commission.

     "STOCK PURCHASE AGREEMENT" means that certain Stock Purchase Agreement executed substantially concurrently herewith among Parent, Merger Subsidiary and Steel Partners II, L.P.

     "SUBSIDIARY" means, with respect to any Person, any corporation a majority of the total voting power of shares of stock of which is entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or any partnership, limited liability company, association or other business entity a majority of the partnership or other similar ownership interest of which is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.

     "THIRD PARTY" means any Person as defined in this Agreement or in Section 13(d) of the 1934 Act, other than Parent and its Affiliates and their respective advisors and agents (acting in such capacity).

     "VOTING AGREEMENT" means that certain Voting Agreement executed substantially concurrently herewith among Parent, Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P. I, Wynnefield Small Cap Value Offshore Fund, Ltd. and Nelson Obus.

     Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.

     (b) Each of the following terms is defined in the Section set forth opposite such term:

TERM                                                          SECTION
----                                                          --------
"Agreement".................................................  Preamble
"Articles of Merger"........................................    2.02
"Certificates"..............................................    2.05
"Closing"...................................................    2.02
"COBRA".....................................................    4.18
"Combination Statute".......................................    4.20
"Common Stockholder Approval"...............................    6.02
"Common Stockholder Meeting"................................    6.02
"Company"...................................................  Preamble
"Company Disclosure Schedule"...............................    6.07
"Company Intellectual Property".............................    4.23
"Company Policy"............................................  7.04(b)
"Company Proxy Statement"...................................    4.09
"Company Securities"........................................    4.05
"Company Stock Option"......................................    2.06
"Company Subsidiary Securities".............................    4.06
"Controlling Interest Statute"..............................    4.20

TERM                                                          SECTION
----                                                          --------
"Effective Time"............................................    2.02
"EGTRRA"....................................................    4.18
"Employee Plans"............................................    4.18
"End Date"..................................................   10.01
"Environmental Laws"........................................    4.19
"Exchange Agent"............................................    2.05
"Financial Statements"......................................    5.07
"Foreign Plan"..............................................    4.18
"GAAP"......................................................    4.08
"GUST"......................................................    4.18
"Indemnified Person"........................................    7.04
"Leased Premises"...........................................    4.26
"Merger"....................................................    2.01
"Merger Consideration"......................................    2.04
"Merger Subsidiary".........................................  Preamble
"Minority Investment".......................................    4.06
"Multiemployer Plan"........................................    4.18
"Owned Real Property".......................................  4.24(d)
"Parent"....................................................  Preamble
"Payment Event".............................................   11.04
"Permits"...................................................    4.12
"Preferred Stock"...........................................    4.05
"Real Property Leases"......................................    4.26
"SEC Documents".............................................    4.07
"Special Committee".........................................    4.02
"Superior Proposal".........................................    6.03
"Superior Proposal Agreement"...............................   10.01
"Surviving Corporation".....................................    2.01
"Takeover Statutes".........................................    4.20
"Tax Asset".................................................    4.16
"Tax Return"................................................    4.16
"Tax".......................................................    4.16
"Taxes".....................................................    4.16
"Taxing Authority"..........................................    4.16
"Title IV Plan".............................................    4.18
"United States Bank"........................................    2.05
"WARN Act"..................................................    4.17

                                   ARTICLE 2
                                   THE MERGER

     SECTION 2.01.  The Merger.

     (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the NRS and the PaBCL, at the Effective Time, Merger Subsidiary shall be merged (the "MERGER") with and into the Company, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the "SURVIVING CORPORATION"). The address of the Company is 333 Main Street, P.O. Box 249, Saxonburg, Pennsylvania 16056-0249, and its jurisdiction of incorporation is Nevada. The address of Merger Subsidiary is c/o Cohen & Grigsby, P.C., 11 Stanwix Street, 15th Floor, Pittsburgh, Pennsylvania 15222, and its jurisdiction of incorporation is Pennsylvania.

     (b) From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under the NRS and the PaBCL.

     SECTION 2.02.  Closing; Effective Time.  Subject to the provisions of
Article 9, the closing of the Merger (the "CLOSING") shall take place in New York at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, as soon as practicable, but in no event later than 10:00 a.m. New York City time on the second business day after the date on which each of the conditions set forth in Article 9 has been satisfied or waived by the party or parties entitled to the benefit of such conditions (other than conditions that by their terms can be satisfied only at the Closing, but subject to the satisfaction of such conditions), or at such other place, at such other time or on such other date as Merger Subsidiary and the Company may mutually agree. At the Closing, Merger Subsidiary and the Company shall cause articles of merger (the "ARTICLES OF MERGER") to be executed and filed with the Secretary of State of the State of Nevada in the form required by, and executed in accordance with, the applicable provisions of the NRS and with the Secretary of State of the Commonwealth of Pennsylvania in the form required by, and executed in accordance with, the applicable provisions of the PaBCL. The Merger shall become effective as of the date of the filing of, and at the time (if any) indicated in, the Articles of Merger or upon such other date and time as the parties shall agree should be and are specified in the Articles of Merger (the "EFFECTIVE TIME").

     SECTION 2.03. Effects of the Merger. The Merger shall have the effects set forth in Section 92A.250 of the NRS and Section 1929 of PaBCL.

     SECTION 2.04. Conversion of Shares. At the Effective Time by virtue of the Merger and without any action on the part of the holder of any shares of Common Stock or any shares of capital stock of Merger Subsidiary:

          (a) each share of Common Stock held as treasury stock or owned by Parent or any Subsidiary of Parent, including Merger Subsidiary, immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto;

          (b) each share of common stock, no par value, of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, no par value, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted; and

          (c) each share of Common Stock issued and outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 2.04(a), be converted into the right to receive in cash from Parent an amount equal to $12.25 (the "MERGER CONSIDERATION").

     SECTION 2.05.  Surrender and Payment.

     (a) Prior to the Effective Time, Parent shall appoint an agent reasonably acceptable to the Company (the "EXCHANGE AGENT") for the purpose of exchanging certificates representing shares of Common Stock (the "CERTIFICATES") for the Merger Consideration, and Parent and Exchange Agent shall enter into an exchange agreement which shall, in form and substance, be reasonably acceptable to the Company. Prior to the Effective

Time, Parent shall deposit or cause to be deposited with the Exchange Agent in a separate fund established for the benefit of the holders of shares of Common Stock, cash sufficient to pay the aggregate Merger Consideration required to be paid for all of the Certificates at the Effective Time. Any cash deposited with the Exchange Agent shall not be used for any purpose other than as set forth in this Article 2 and shall be invested by the Exchange Agent as directed by Parent or the Surviving Corporation in: (A) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining term at the time of acquisition thereof not in excess of 90 days, (B) money market accounts or certificates of deposit maturing within 90 days of the acquisition thereof and issued by a bank or trust company organized under the laws of the United States of America or a State thereof having a combined capital surplus in excess of $500,000,000 (a "UNITED STATES BANK"), (C) commercial paper issued by a domestic corporation and given a rating of no lower than A1 by Standard & Poor's Corporation and P1 by Moody's Investors Service, Inc. with a remaining term at the time of acquisition thereof not in excess of 90 days or (D) demand deposits with any United States Bank. The earnings and interest thereon shall be paid to Parent or as Parent directs. As soon as reasonably practicable (but not more than five Business Days) after the Effective Time, Parent shall send, or shall cause the Exchange Agent to send, to each holder of record of shares of Common Stock at the Effective Time, a letter of transmittal and instructions for use in effecting the surrender of a Certificate in exchange for payment of the applicable Merger Consideration (which shall (i) be in a form reasonably acceptable to each of Parent and the Company and (ii) specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent) for use in such exchange.

     (b) Each holder of shares of Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive, upon surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal and such other documents as may reasonably be required by the Exchange Agent, the applicable Merger Consideration in respect of the Common Stock represented by a Certificate. Such payment of the Merger Consideration, without any interest thereon, shall be sent to such holder of shares of Common Stock promptly after receipt of such Certificate and letter of transmittal and other documents by the Exchange Agent. Until so surrendered or transferred, as the case may be, each such Certificate shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration.

     (c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (d) After the Effective Time, there shall be no further registration of transfers of shares of Common Stock. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.

     (e) Any portion of the Merger Consideration deposited with the Exchange Agent pursuant to Section 2.05(a) that remains unclaimed by the holders of shares of Common Stock six months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged shares of Common Stock for the Merger Consideration in accordance with this Section 2.05 prior to that time shall thereafter look only to Parent or the Surviving Corporation for payment of the Merger Consideration without any interest thereon. Notwithstanding the foregoing, none of Parent, Merger Subsidiary, the Company or the Exchange Agent shall be liable to any holder of shares of Common Stock for any Merger Consideration paid to a public official pursuant to any applicable abandoned property, escheat or similar laws. Any Merger Consideration remaining unclaimed by holders of shares of Common Stock five years after the Effective Time (or such earlier date, immediately prior to such time when any Merger Consideration would otherwise escheat to or become property of any Governmental Authority) shall become, to the extent permitted by applicable law, the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

     SECTION 2.06. Stock Options. (a) At or immediately prior to the Effective Time, by virtue of the Merger and without any further action on the part of the Company or the holder of each outstanding unexpired and unexercised option to purchase shares of Common Stock (a "COMPANY STOCK OPTION"), each Company Stock Option granted under any employee stock option or compensation plan or arrangement of the Company, whether or not exercisable or vested, shall be canceled, and, in exchange for such cancelled Company Stock Option, Parent shall pay or shall cause the Surviving Corporation to pay each holder at or promptly after the Effective Time for each such option so surrendered an amount, if any, in cash determined by multiplying (i) the excess (if any) of the Merger Consideration over the applicable exercise price of such Company Stock Option by
(ii) the number of shares of Common Stock such holder could have purchased (assuming full vesting of all options) had such holder exercised such Company Stock Option in full immediately prior to the Effective Time. The foregoing provisions of this Section 2.06 shall not apply to Company Stock Options held by any member of the Company's management who has agreed in writing with Parent or Merger Subsidiary not to so surrender his or her Company Stock Option for such payment.

     (b) Prior to the Effective Time, the Company shall use its reasonable efforts (without the expenditure of any material funds) to obtain any consents from holders of options to purchase shares of Common Stock granted under the Company's stock option or compensation plans or arrangements that the Company deems reasonably necessary to accomplish the transactions contemplated by
Section 2.06(a).

     SECTION 2.07. Adjustments. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of Common Stock shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon (including any dividend or distribution of securities convertible into Common Stock) with a record date during such period, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted. References to the Merger Consideration elsewhere in this Agreement shall be deemed to refer to the Merger Consideration as it may have been adjusted pursuant to this Section 2.07.

     SECTION 2.08. Withholding Rights. Each of the Exchange Agent, the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article 2 such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Common Stock in respect of which such deduction and withholding was made.

     SECTION 2.09. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Common Stock represented by such Certificate, as contemplated by this Article 2.

                                   ARTICLE 3

                           THE SURVIVING CORPORATION

     SECTION 3.01. Articles of Incorporation. The articles of incorporation of Merger Subsidiary, as in effect immediately prior to the Effective Time, as attached hereto as Exhibit B, shall be the articles of incorporation of the Surviving Corporation, with such amendments as are required to comply with the laws of the state of Nevada, until thereafter amended in accordance with its terms and applicable law, except that the name of the Surviving Corporation in such articles of incorporation shall be changed to Sylvan Inc.

     SECTION 3.02. Bylaws. The bylaws of Merger Subsidiary, as in effect immediately prior to the Effective Time, as attached hereto as Exhibit C, shall be the bylaws of the Surviving Corporation, with such amendments as are required to comply with the laws of the state of Nevada, until thereafter amended in accordance with its terms, the articles of incorporation of the Surviving Corporation and applicable law.

     SECTION 3.03. Directors and Officers. From and after the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed in accordance with the bylaws of the Surviving Corporation and applicable law, (i) the directors of Merger Subsidiary immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of Merger Subsidiary immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent that:

     SECTION 4.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own and use its properties and assets and to carry on its business as now being conducted. The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or license necessary, except for those jurisdictions where the failure to be so qualified does not have a Material Adverse Effect. The Company has made publicly available true and complete copies of the articles of incorporation and bylaws of the Company as currently in effect. The Company is not in violation of, or default under, any material provision of its articles of incorporation or bylaws.

     SECTION 4.02.  Corporate Authorization.

     (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and, except for the required approval of the Company's stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is the only vote of the holders of any of the Company's capital stock necessary to approve the Merger, this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery of this Agreement by Parent and Merger Subsidiary, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

     (b) Prior to the execution and delivery of this Agreement, at a meeting duly called and held, the special committee of independent directors of the Board of Directors of the Company (the "SPECIAL COMMITTEE") has (i) unanimously approved and adopted the Merger and this Agreement and the transactions contemplated hereby and (ii) unanimously resolved to recommend that the full Board of Directors of the Company approve and adopt the Merger and this Agreement and the transactions contemplated hereby and recommend approval and adoption of the Merger and this Agreement and the transactions contemplated hereby by the Company's stockholders.

     (c) Prior to the execution and delivery of this Agreement, at a meeting duly called and held, the Company's Board of Directors has (i) approved and adopted the Merger and this Agreement and the transactions contemplated hereby,
(ii) resolved to recommend approval and adoption of the Merger and this Agreement by the Company's stockholders and (iii) directed that this Agreement be submitted to the Company's stockholders for their approval.

     SECTION 4.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no consent, permit, authorization or action by or in respect of, or filing with, any Governmental Authority, other than (i) the filing of Articles of Merger with respect to the Merger with the Nevada Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business,

(ii) compliance with any applicable requirements of the HSR Act, (iii) compliance with any applicable requirements of the 1934 Act and (iv) any actions or filings the failure of which to take or make do not have a Material Adverse Effect.

     SECTION 4.04. Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (i) result in any violation or breach of any provision of the articles of incorporation or bylaws (or equivalent governing documents) of the Company or any of its Subsidiaries, (ii) assuming compliance with the matters referred to in Section 4.03 and the receipt of Company Stockholder Approval, result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, (iii) require any consent by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit or other similar authorization relating to the assets or business of the Company or its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except for such violations or breaches referred to in clause (ii) and for such failures to obtain any such consent, defaults, terminations, cancellations, accelerations, losses or Liens referred to in clauses (iii) and (iv) that do not have a Material Adverse Effect.

     SECTION 4.05.  Capitalization.

     (a) The authorized capital stock of the Company consists of (i) 10,000,000 shares of Common Stock and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share (the "PREFERRED STOCK"). As of October 31, 2003, (i) 5,155,131 shares of Common Stock were issued and outstanding, (ii) no shares of Preferred Stock were issued or outstanding, (iii) 1,597,274 shares of Common Stock were issued and held by the Company in its treasury and (iv) 1,365,081 shares of Common Stock were subject to outstanding Company Stock Options (of which options to purchase an aggregate of 705,129 shares of Common Stock were exercisable) and
(v) 134,919 additional shares of Common Stock are reserved for issuance under the Employee Plans. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and not subject to preemptive rights. No Subsidiary of the Company owns any shares of capital stock of the Company.

     (b) Except as set forth in Section 4.05(a) or in Section 4.05(b) of the Company Disclosure Schedule and for changes since October 31, 2003 resulting from the exercise of Company Stock Options outstanding on such date, there are no authorized, issued or outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or
(iii) options, warrants, calls, preemptive rights, subscriptions or other rights to acquire from the Company, or other obligation of the Company to issue, any shares of capital stock, voting securities or securities convertible into or exchangeable for shares of capital stock or voting securities of the Company (the items in clauses (i), (ii), and (iii) being referred to collectively as the "COMPANY SECURITIES"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. With respect to any Company Securities of the type set forth in clauses (ii) and (iii) above, Section 4.05(b) of the Company Disclosure Schedule sets forth the following information: the holder, the number of shares covered, the exercise or conversion price, any vesting restrictions (and the amount vested) and the expiration date. Except as set forth in Section 4.05(b) of the Company Disclosure Schedule, there are no agreements with respect to the voting or transfer of capital stock of the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries is a party.

     SECTION 4.06.  Subsidiaries.

     (a) Each Subsidiary of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own and use its properties and assets and to carry on its business as now being conducted except, in each case, where the failure to be so incorporated, existing or in good standing does not have a Material Adverse Effect. Each such Subsidiary is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or license necessary, except for those jurisdictions where failure to be so qualified does not have a Material Adverse Effect. All Subsidiaries of the Company and their respective jurisdictions of incorporation are identified on Section 4.06(a) of the Company Disclosure Schedule. Section 4.06(a) of the Company Disclosure Schedule also correctly sets forth the name of each Subsidiary of the Company, the jurisdiction of its incorporation, the Persons owning the outstanding capital stock of such Subsidiary and the amounts of such capital stock so owned. No Subsidiary of the Company is in violation of or default under any of the provisions of its articles of incorporation, bylaws or similar organizational documents, except for such violations or defaults as do not have a Material Adverse Effect.

     (b) Except as set forth on Section 4.06(b) of the Company Disclosure Schedule, all of the outstanding shares of capital stock of, or other voting securities or ownership interests in, each Subsidiary of the Company, are duly authorized, validly issued, fully paid and non assessable and are owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such shares of capital stock or other voting securities or ownership interests) other than restrictions imposed by federal and state securities laws. There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of the Company or (ii) options, warrants, calls, preemptive rights, subscriptions or other rights to acquire from the Company or any of its Subsidiaries, or other obligation of the Company or any of its Subsidiaries to issue, any shares of capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any shares of capital stock or other voting securities or ownership interests in, any Subsidiary of the Company (the items in clauses (i) and (ii) being referred to collectively as the "COMPANY SUBSIDIARY SECURITIES"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.

     (c) Section 4.06(c) of the Company Disclosure Schedule sets forth the name and jurisdiction of each Person that is not a Subsidiary of the Company but in which the Company directly or indirectly holds any equity or other ownership interest in excess of fifteen percent of outstanding equity interests in such Person (each, a "MINORITY INVESTMENT"). There are no outstanding obligations of the Company or any of its Subsidiaries to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Minority Investment.

     SECTION 4.07.  SEC Filings.

     (a) The Company has filed with the SEC true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it since December 31, 2000 under the 1934 Act or the 1933 Act (the documents referred to in this Section 4.07(a), collectively, the "SEC DOCUMENTS").

     (b) As of its filing date, each SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

     (c) As of its filing date (or, if amended or superceded by a filing prior to the date of this Agreement, on the date of such filing), each SEC Document did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     SECTION 4.08.  Financial Statements.

     (a) The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and its Subsidiaries included in the SEC Documents (i) complied as to form, in all material respects, with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and (ii) fairly present, in all material respects, in conformity with United States generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year end adjustments in the case of any unaudited interim financial statements).

     (b) Attached to Section 4.08(b) of the Company Disclosure Schedule are the unaudited consolidated balance sheet of the Company and its Subsidiaries as of September 28, 2003, and the related statements of income and cash flows (or the equivalent) for the nine-month period then ended. Such financial statements fairly present, in all material respects, in conformity with GAAP (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its Subsidiaries as of the date thereof and their consolidated results of operations and cash flows for the period then ended (subject to normal year-end adjustments).

     (c) Section 4.08(c) of the Company Disclosure Schedule sets forth the principal amounts of any material Indebtedness of the Company and its Subsidiaries as of September 28, 2003.

     SECTION 4.09. Disclosure Documents. The proxy or information statement of the Company to be filed with the SEC in connection with the Merger (the "COMPANY PROXY STATEMENT") and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the 1934 Act. At the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, and at the time such stockholders vote on approval and adoption of this Agreement, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.09 will not apply to statements or omissions included in the Company Proxy Statement based upon information furnished in writing to the Company by Parent or its representatives specifically for use therein.

     SECTION 4.10. Absence of Certain Changes. Since the Balance Sheet Date, except as disclosed in Current SEC Documents and except as set forth in Section
4.10 of the Company Disclosure Schedule or as may be affected after the date hereof by actions permitted to be taken pursuant to Section 6.01, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices, and since the Balance Sheet Date, except as disclosed in Current SEC Documents or as set forth in Section 4.10 of the Company Disclosure Schedule, there has not been:

          (a) any Material Adverse Effect;

          (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries;

          (c) any amendment of any material term of any outstanding security of the Company or any of its Subsidiaries;

          (d) any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any Indebtedness other than in the ordinary course of business and in amounts and on terms consistent with past practices;

          (e) any making of any material loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments made in the ordinary course of business consistent with past practices;

          (f) any transaction or commitment made, or any contract or agreement entered into, by the Company or any of its Subsidiaries relating to its assets or business, in either case, material to the Company and its Subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

          (g) any change in any method of accounting or accounting principles or practice by the Company or any of its Subsidiaries, except for any such change required by reason of a concurrent change in GAAP or Regulation S-X under the 1934 Act;

          (h) any (i) grant of any severance or termination pay to (or amendment to any existing arrangement with) any director, officer or key employee of the Company or any of its Subsidiaries; (ii) increase in benefits payable under any existing severance or termination pay policies or employment agreements; (iii) entering into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or key employee of the Company or any of its Subsidiaries; (iv) establishment, adoption or amendment (except as required by applicable law) of any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other material benefit plan or arrangement covering any director, officer or employee of the Company or any of its Subsidiaries; or (v) increase in compensation, bonus or other benefits payable to any director, officer or key employee of the Company or any of its Subsidiaries other than increases in the ordinary course of business consistent with past practice.

     SECTION 4.11.  No Undisclosed Material Liabilities.  Except as set forth in
Section 4.11 of the Company Disclosure Schedule, there are no liabilities or obligations of the Company or any of its Subsidiaries of any kind, other than:

          (a) liabilities or obligations disclosed and provided for in the Balance Sheet or in the notes thereto or in the Current SEC Documents;

          (b) liabilities not required under GAAP to be shown on the Balance Sheet or in the notes thereto for reasons other than the contingent nature thereof or the difficulty of determining the amount thereof;

          (c) liabilities or obligations under this Agreement;

          (d) liabilities or obligations incurred in connection with the transactions contemplated by this Agreement;

          (e) liabilities or obligations incurred in the ordinary course of business since the Balance Sheet Date and which do not have a Material Adverse Effect;

          (f) liabilities disclosed in, related to or arising under any agreements, instruments or other matters disclosed in this Agreement or any Schedule hereto; and

          (g) other liabilities or obligations that do not have a Material Adverse Effect.

     SECTION 4.12. Compliance with Laws and Court Orders. The Company and each of its Subsidiaries is, and has been, in compliance with, and to the Knowledge of the Company is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree of any Governmental Authority, except for failures to comply or violations that do not have a Material Adverse Effect. The Company and its Subsidiaries have in effect all Federal, state, local and foreign governmental approvals, authorizations, licenses, and permits, including all authorizations under Environmental Laws ("PERMITS"), necessary for them to own, lease or operate their properties and assets and to carry on their businesses as now being conducted, and there has occurred no default under, or violation of, any such Permit, except for the lack of Permits and for defaults under, or violations of, Permits which lack, default or violation does not have a Material Adverse Effect.

     SECTION 4.13. Litigation. Except as disclosed in the Current SEC Documents, and for any action, suit, investigation or proceeding relating to, arising out of or resulting from the transactions contemplated by this Agreement, the announcement of this Agreement or the announcement of such transactions, (a) there is no action, suit, claim, litigation, investigation, arbitration or proceeding pending against, or, to the Knowledge of the Company, threatened against, the Company, its Subsidiaries or any of its properties, assets or businesses, or to the Knowledge of the Company, any of the Company's or any Subsidiary's current or former directors or officers or any other Person whom the Company or any Subsidiary has agreed to indemnify before any court or any arbitrator, or before or by any Governmental Authority that has a Material Adverse Effect and (b) there are no outstanding orders, judgments, injunctions, awards or decrees of, or enforceable by, any Governmental Authority against the Company, its Subsidiaries, any of its properties, assets or businesses, or to the Knowledge of the Company, any of the Company's or its Subsidiaries' current or former directors or officers or any other Person whom the Company or any Subsidiary has agreed to indemnify that have a Material Adverse Effect.

     SECTION 4.14. Finders' Fees. Except for Lane, Berry & Co. International, LLC and Morgan Joseph & Co., Inc., a true and correct copy of whose engagement agreements have been provided to Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement.

     SECTION 4.15. Opinions of Financial Advisors. The Special Committee has received the opinions of Lane, Berry & Co. International, LLC and Morgan Joseph & Co., Inc., financial advisors to the Special Committee, to the effect that, as of the date of this Agreement, the Merger Consideration is fair to the holders of the Common Stock from a financial point of view, copies of the written opinions of which will be delivered to Parent after receipt thereof by the Company.

     SECTION 4.16. Taxes. Except as set forth in Section 4.16 of the Company Disclosure Schedule and except for failures, violations, inaccuracies, omissions or proceedings which do not have a Material Adverse Effect:

          (a) all Tax Returns required by applicable law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been filed when due in accordance with all applicable laws, and all such Tax Returns were, at the time of filing, true and complete in all material respects;

          (b) there are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company or any of its Subsidiaries;

          (c) the Company and each of its Subsidiaries has paid (or has had paid on its behalf) or has withheld and remitted to the appropriate Taxing Authority all Taxes shown as due and payable on its Tax Return, or, where payment is not yet due, has established (or has had established on its behalf) in accordance with GAAP an adequate accrual for all Taxes through the end of the last period for which the Company and its Subsidiaries ordinarily record items on their respective books;

          (d) there is no claim, audit, action, suit, proceeding or investigation now pending or, to the Company's Knowledge, threatened in writing against or with respect to the Company or its Subsidiaries in respect of any Tax;

          (e) during the two-year period ending on the date of this Agreement, neither the Company nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code;

          (f) neither the Company nor any of its Subsidiaries is a party to any understanding or arrangement described in Section 6111(d) of the Code, or participated in a "reportable transaction" as defined in Treasury Regulations Section 1.6011-4(b), in each case after the applicable Effective Time;

          (g) neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; and

          (h) neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

          (i) Section 4.16 of the Company Disclosure Schedule contains a list, as of the date of this Agreement, of all jurisdictions (whether foreign or domestic) in which the Company or any of its Subsidiaries currently files Tax Returns.

          (j) "TAX" means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (a "TAXING AUTHORITY") responsible for the imposition of any such tax (domestic or foreign), and any liability for any of the foregoing as transferee, (ii) in the case of the Company or any of its Subsidiaries, liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Effective Time a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of the Company or any of its Subsidiaries to a

     Taxing Authority is determined or taken into account with reference to the activities of any other Person, and (iii) liability of the Company or any of its Subsidiaries for the payment of any amount as a result of being party to any Tax Sharing Agreement or with respect to the payment of any amount imposed on any Person of the type described in clauses (i) or (ii) as a result of any existing express or implied agreement or arrangement (including, but not limited to, an indemnification agreement or arrangement). "TAX RETURN" means any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information. "TAX ASSET" means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute that could be carried forward or back to reduce Taxes (including without limitation deductions and credits related to alternative minimum Taxes).

     SECTION 4.17.  Labor and Employment Matters.  (a) Except as set forth in
Section 4.17(a) of the Company Disclosure Schedule, with respect to the Company and its Subsidiaries: (i) there is no collective bargaining agreement or relationship with any labor organization; (ii) no labor organization or group of employees has filed any representation petition or made any written demand for recognition; (iii) to the Company's Knowledge, no union organizing or decertification efforts are underway or threatened; (iv) no labor strike, work stoppage, slowdown, or other material labor dispute has occurred, and none is underway or, to the Company's Knowledge, threatened; (v) there is no workman's compensation liability, experience or matter that has a Material Adverse Effect;
(vi) there is no employment related charge, complaint, grievance, investigation, inquiry or obligation of any kind, pending or, to the Company's Knowledge, threatened in any forum, relating to an alleged violation or breach by the Company or its Subsidiaries (or its officers or directors) of any law, regulation or contract which has a Material Adverse Effect; and (vii) to the Company's Knowledge, no employee or agent of the Company or its Subsidiaries has committed any act or omission giving rise to any liability for any violation or breach identified in subsection (vi) above which, in each case, has a Material Adverse Effect.

     (b) Except as set forth in Section 4.17(b) of the Company Disclosure Schedule, (i) there are no employment contracts or severance agreements with any senior manager or officer of the Company or its Subsidiaries and (ii) there are no material written personnel policies, rules or procedures applicable to employees of the Company or its Subsidiaries.

     (c) With respect to the transactions contemplated hereby, any notice required under any law or collective bargaining agreement has been given, and all bargaining, obligations with any employee representative has been, or prior to the Closing will be, satisfied. Within the past three years, the Company has not implemented any plant closing or layoff of employees that creates liability under the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar foreign, state or local law, regulation or ordinance (collectively, the "WARN ACT"), and no such action will be implemented without advance notification to Parent.

     SECTION 4.18.  Employee Benefit Plans.

     (a) Section 4.18 of the Company Disclosure Schedule contains a list identifying each (i) "employee benefit plan," as defined in Section 3(3) of ERISA, (ii) material employment, severance or similar contract, plan, arrangement or policy, or (iii) other material plan or arrangement providing for compensation, bonuses or incentive compensation, profit sharing, stock option or stock related rights, deferred compensation, vacation benefits, insurance (including any self insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by the Company or any ERISA Affiliate of the Company and covers any employee or former employee of the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has any material liability (collectively, "EMPLOYEE PLANS").

     (b) Except as set forth on Section 4.18(b) of the Company Disclosure Schedule, as of December 31, 2002, the fair market value of the assets of each Employee Plan subject to Title IV of ERISA (other than a "MULTIEMPLOYER PLAN", as defined below) (a "TITLE IV PLAN") exceeded the present value of the pension benefit obligations accrued under such Title IV Plan calculated pursuant to FASB No. 87. No "accumulated funding deficiency", as defined in Section 412 of the Code, has been incurred with respect to any Employee Plan subject to such
Section 412, whether or not waived. No "reportable event", within the meaning of
Section 4043 of ERISA, other than a reportable event that does not have a Material Adverse Effect and no event described in Section 4062 or 4063 of ERISA, has occurred in connection with any Employee Plan. Neither the Company nor any ERISA Affiliate of the Company has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA or incurred, or reasonably expects to incur prior to the Closing Date, (i) any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA or (ii) any liability under Section 4971 of the Code that in either case could become a liability of the Company or any Subsidiary of the Company or Parent or any of its ERISA Affiliates after the Closing Date.

     (c) All contributions (including employer contributions and employee salary reduction contributions) that are due have been made within the time periods prescribed by ERISA and the Code to each Employee Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been made to each Employee Plan or accrued in accordance with past practice and custom. All premiums or other payments for all periods ending on or before the Closing Date with respect to each Employee Plan have been paid or accrued in accordance with past practice and custom.

     (d) Except as set forth in Section 4.18(d) of the Company Disclosure Schedule, none of the Company, any Subsidiary or any ERISA Affiliate of the Company or any Subsidiary has ever contributed to any multiemployer plan, as defined in Section 3(37) of ERISA (a "MULTIEMPLOYER PLAN"). None of the Company, any Subsidiary or any ERISA Affiliate has incurred any liability on account of a partial withdrawal or complete withdrawal (within the meaning of Section 4205 and 4203 of ERISA, respectively) from any Multiemployer Plan that has a Material Adverse Effect, no such liability has been asserted, and to the Knowledge of the Company, there are no events or circumstances which could result in any such partial or complete withdrawal. None of the Company, its Subsidiaries or any ERISA Affiliate is bound by any contract or agreement or has any obligation or liability under Section 4204 of ERISA.

     (e) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter, or has pending or has time remaining in which to file, an application for such determination from the Internal Revenue Service, and to the Knowledge of the Company, there is no event or condition which would be reasonably likely to result in the revocation or non issuance of any such favorable determination letter. All such Employee Plans have been or will be timely amended for the requirements of the tax legislation commonly known as "GUST" and "EGTRRA" and have been or will be submitted to the Internal Revenue Service for a favorable determination letter on the GUST requirements within the applicable remedial amendment period. To the Knowledge of the Company, each Employee Plan that is not a Multiemployer Plan, has been funded, administered and maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Employee Plan and according to the terms of any applicable collective bargaining agreement.

     (f) No events have occurred with respect to any Employee Plan that could be reasonably likely to result in payment or assessment by or against the Company of any excise taxes under Sections 4972, 4975, 4976, 4977, 4979, 4980B, 4980D,
4980E or 5000 of the Code. No fiduciary (within the meaning of Section 3(21) of ERISA) has any material liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Employee Plan. No action, suit, proceeding, hearing or investigation with respect to the administration or the investment of the assets of any Employee Plan (other than routine claims for benefits) is pending or to the Knowledge of the Company, threatened.

     (g) Except as set forth in Section 4.18(g) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (either alone or together with any other event) entitle any employee or independent contractor of the Company or any of its Subsidiaries to severance pay or accelerate the time of payment or vesting or trigger any payment of funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Employee Plan.

     (h) Except as set forth in Section 4.18(h) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees of the Company or its Subsidiaries except as required to avoid excise tax under Section 4980B of the Code ("COBRA") or as may be required under other applicable law. The Company, each Subsidiary and each ERISA Affiliate has complied in all material respects with COBRA and any other similar state law.

     (i) Each employee benefit plan that is a plan maintained and administered in a jurisdiction other than the U.S. ("FOREIGN PLAN") has been maintained, funded and administered in accordance with the laws of such foreign jurisdiction. There are no material unfunded liabilities with respect to any Foreign Plan.

     SECTION 4.19. Environmental Matters. Except as set forth in the Current SEC Documents:

          (a) no material written notice, order, complaint or penalty has been received by the Company or any of its Subsidiaries arising out of any statute, law (including common law), regulation or rule, in each case as in effect on the date hereof, that relate to pollution or the protection of the environment or to the affects of pollutants or environmental contaminants, noise, odor or radiation on human health, natural resources or the environment ("ENVIRONMENTAL LAWS"), and there are no judicial, administrative or other actions, suits or proceedings pending or, to the Company's Knowledge, threatened which allege a material violation by the Company or any of its Subsidiaries of any Environmental Laws;

          (b) the Company and each of its Subsidiaries have all Permits necessary for their operations to comply, in all material respects, with all applicable Environmental Laws and are in compliance, in all material respects, with the terms of such permits; and

          (c) the operations of the Company and each Subsidiary are in compliance, in all material respects, with the terms of applicable Environmental Laws.

     SECTION 4.20. State Takeover Statutes; No Rights Agreement. Article XIV of the Articles of Incorporation of the Company is effective (a) under NRS 78.434(1) to render the provisions of NRS 78.411 through 78.444, inclusive (the "COMBINATION STATUTE") inapplicable to the Merger, this Agreement, the Voting Agreement and the Stock Purchase Agreement and the transactions contemplated hereby and thereby; and (b) under NRS 78.378(1) to render the provisions of NRS
78.378 through 78.3793, inclusive (the "CONTROLLING INTEREST STATUTE") inapplicable to the Merger, this Agreement, the Voting Agreement and the Stock Purchase Agreement and the transactions contemplated hereby and thereby. To the Company's Knowledge after consultation with the Company's outside legal counsel, no other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger, this Agreement, the Voting Agreement or the Stock Purchase Agreement or the transactions contemplated hereby or thereby (any such statute or regulation, together with the Combination Statute and the Controlling Interest Statute, collectively, "TAKEOVER STATUTES"). The Company does not have any stockholder or shareholder rights plan or agreement or any similar type of anti-takeover agreement.

     SECTION 4.21. Insurance. Section 4.21 of the Company Disclosure Schedule sets forth a complete and correct list of all material insurance policies in effect as of the date hereof providing coverage in favor of the Company or its Subsidiaries or any of their respective properties. Each such policy is in full force and effect, no notice of termination, cancellation or reservation of rights has been received with respect to any such policy, to the Knowledge of the Company there is no default with respect to any provision contained in any such policy, and there has not been any failure to give any notice or present any claim under such policy in a timely fashion or in the manner or detail required by any such policy, except for any such failures to be in full force and effect, any such terminations, cancellations, reservations or defaults, or any such failures to give notice or present claims which do not have a Material Adverse Effect.

     SECTION 4.22.  Intellectual Property.

     (a) Section 4.22(a) of the Company Disclosure Schedule sets forth a complete and correct list of all material Intellectual Property owned or licensed by the Company and used by the Company or any of its Subsidiaries in the conduct of their respective businesses (the "COMPANY INTELLECTUAL PROPERTY").

     (b) The Company or one of its Subsidiaries owns and possesses all, right, title and interest in and to, or has a valid and enforceable license to use pursuant to a written license agreement, (i) all Company Intellectual Property and (ii) all Intellectual Property necessary for the operation of the Company's and its Subsidiaries' businesses as presently conducted except, in each case, where the failure to own or possess such license or rights does not have a Material Adverse Effect.

     (c) The Company Intellectual Property is not subject to any Liens, and is not subject to any restrictions or limitations regarding use or disclosure other than pursuant to a written license agreement set forth on Section 4.22(a) of the Company Disclosure Schedule.

     (d) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has infringed, misappropriated or otherwise conflicted with any Intellectual Property of any Third Party except for such infringements, misappropriations or conflicts that do not have a Material Adverse Effect. The Company has not received any notices regarding any of the foregoing (including, without limitation, any demands or offers to license any Intellectual Property from any Third Party).

     (e) To the Knowledge of the Company, no Third Party has infringed, misappropriated or otherwise conflicted with any of the Company Intellectual Property except for such infringements, misappropriations or conflicts that do not have a Material Adverse Effect.

     (f) To the Knowledge of the Company, all of the Company Intellectual Property is valid and enforceable and none of the Company Intellectual Property has been misused, no claim by any third party contesting the validity, enforceability, use or ownership of any of the Company Intellectual Property Rights has been made, is currently outstanding or is threatened, except, in each case, as does not have a Material Adverse Effect.

     SECTION 4.23.  Contracts and Commitments.

     (a) Except as specifically contemplated by this Agreement and except as set forth on Section 4.23(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by:

          (i) any agreement or indenture relating to the borrowing of money (other than intra-company borrowings), except for any such agreement or indenture (A) with an outstanding principal amount not exceeding $50,000 or
     (B) entered into subsequent to the date of this Agreement as permitted by
     Section 6.01;

          (ii) any agreement for the purchase by the Company or any of its Subsidiaries of materials, supplies, goods, services, equipment or other assets requiring annual payments of $100,000 or more that cannot be terminated on not more than 90 days' notice;

          (iii) any sales, distribution or other similar agreement for the sale by the Company or any of its Subsidiaries of materials, supplies, goods, services, equipment or other assets requiring annual payments of $100,000 or more that cannot be terminated on not more than 90 days' notice;

          (iv) any agreement relating to the licensing of material Intellectual Property by the Company or any of its Subsidiaries to a Third Party or by a Third Party to the Company or any of its Subsidiaries;

          (v) any lease or agreement under which it is lessee of, or holds or operates, any personal property owned by any other party calling for payments in excess of $50,000 annually;

          (vi) any lease or agreement under which it is lessor of or permits any Third Party to hold or operate any material property, real or Personal, owned or controlled by it;

          (vii) any collective bargaining, union or similar agreement;

          (viii) any settlement, conciliation or similar agreement pursuant to which outstanding obligations of the Company and/or its Subsidiaries exist amounting to, or in excess of, $25,000;

          (ix) any contract which prohibits it from freely engaging in its business as presently conducted and as presently proposed to be conducted anywhere in the world; or

          (x) any other agreement material to the Company, its Subsidiaries or their businesses, not entered into in the ordinary course of business consistent with past practices.

     (b) Except as disclosed on Section 4.23(b) of the Company Disclosure Schedule, (i) no contract or commitment required to be disclosed on Section 4.23(a) of the Company Disclosure Schedule has, to the Knowledge of the Company, been breached or canceled by the other party thereto and (ii) the Company and each of its Subsidiaries have performed all material obligations required to be performed by them in connection with the contracts or commitments required to be disclosed on Section 4.23(a) of the Company Disclosure Schedule and are not in material default under or in material breach of any contract or commitment required to be disclosed on Section 4.23(a) of the Company Disclosure Schedule, and no event has occurred which with the passage of time or the giving of notice or both would result in a material default or material breach of a material term or condition thereunder. Each agreement required to be disclosed on Section 4.23(a) of the Company Disclosure Schedule is legal, valid, binding, enforceable and in full force and effect, except to the extent that such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 4.24.  Real Property.

     (a) Section 4.24(a) of the Company Disclosure Schedule lists all real property owned by the Company and its Subsidiaries (the "OWNED REAL PROPERTY"). The Company, or its Subsidiaries as the case may be, has good, marketable and insurable title to the Owned Real Property, free and clear of any Lien that would materially interfere with the present use of such property.

     (b) With respect to the Owned Real Property: (i) there are no material leases, subleases, licenses, concessions or other material agreements or arrangements, written or oral, granting to any party or parties the right of use or occupancy of any material portion of the parcel of such Property except in favor of the Company and its Subsidiaries; (ii) there are no outstanding options or rights of first refusal to purchase such Property, or any material portion thereof or material interest therein; and (iii) there are no parties (other than the Company and its Subsidiaries) in possession of a material portion of such Property.

     (c) With respect to the Owned Real Property Leases: (i) to the Company's Knowledge, none of the other parties thereto have exercised any renewal or extension right which materially extends the term of such Owned Real Property Leases; and (ii) to the Company's Knowledge, none of the other parties thereto have exercised any option, right of first refusal or any other unexpired right to purchase or otherwise acquire such Owned Real Property or any material portion thereof or any material interest therein.

     (d) "Owned Real Property Leases" means all leases, licenses or other agreements (written or oral) pursuant to which the Company or any of its Subsidiaries conveys or grants to any Person a material leasehold estate in, or right to use or occupy, any material Owned Real Property or portion thereof.

     (e) Section 4.24(e) of the Company Disclosure Schedule lists all material real property leased by the Company and its Subsidiaries (such property is referred to herein as the "LEASED PREMISES"). All leases under which the Company and its Subsidiaries lease the Leased Premises (the "REAL PROPERTY LEASES") are, in all material respects, valid, binding and enforceable against the Company and its Subsidiaries and, to the Company's Knowledge, the other parties thereto, in accordance in accordance with their terms; (i) no party thereto is in breach or default under any Real Property Lease; (ii) there are no existing defaults with respect to the Company or any of its Subsidiaries or, to the Company's Knowledge, the other parties thereto or any condition or event with the giving of notice or lapse of time would constitute a default by the Company's or any of its Subsidiaries thereunder; (iii) there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of such Leased

Premises except in favor of the Company; and (iv) there are no parties (other than the Company and its Subsidiaries) in possession of such Leased Premises thereunder, subject only to such exceptions, in each case, as do not have a Material Adverse Effect.

     SECTION 4.25. Minority Investments. Notwithstanding anything contained to the contrary herein, all of the representations and warranties contained in this
Article 4 relating to any Subsidiary of the Company are, to the Knowledge of the Company, true and correct in all respects (as such representations and warranties may be otherwise explicitly qualified in each such representation and warranty) with respect to each Minority Investment as if each Minority Investment was a Subsidiary (it being understood that the Company Disclosure Schedule shall therefore include, to the Knowledge of the Company, all disclosures in respect of each Minority Investment (as if each Minority Investment was a Subsidiary) to make the representations and warranties contained herein true and correct in all respects).

     SECTION 4.26. Disclaimer of Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE 4, THE COMPANY MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AND THE COMPANY HEREBY DISCLAIMS ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES, WHETHER BY THE COMPANY, ANY SUBSIDIARY OF THE COMPANY, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO PARENT, MERGER SUBSIDIARY, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, OF ANY DOCUMENTATION OR OTHER INFORMATION BY THE COMPANY, ANY SUBSIDIARY OF THE COMPANY, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, WITH RESPECT TO ANY OF THE FOREGOING.

                                   ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent represents and warrants to the Company that:

     SECTION 5.01. Corporate Existence and Power. Each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own and use its properties and assets and to carry on its business as now being conducted. Parent has heretofore made available to the Company true and complete copies of the articles/certificate of incorporation and bylaws of Parent and Merger Subsidiary as currently in effect. Neither Parent nor Merger Subsidiary is in violation of, or default under, any material provision of its respective articles/ certificate of incorporation or bylaws. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with, or as contemplated by, this Agreement.

     SECTION 5.02. Corporate Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of Parent and Merger Subsidiary and have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Parent and Merger Subsidiary and, assuming due and valid authorization, execution and delivery of this Agreement by the Company, constitutes a valid and binding obligation of Parent and Merger Subsidiary enforceable against Parent and Merger Subsidiary in accordance with its terms, except that such enforceability (i) may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

     SECTION 5.03. Governmental Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby require no material action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of Articles of Merger with respect to the Merger with the Nevada Secretary of State,

(ii) compliance with any applicable requirements of the HSR Act, (iii) compliance with any applicable requirements of the 1934 Act and (iv) actions or filings, the failure of which to take or make would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect.

     SECTION 5.04. Non-contravention. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby do not and will not (i) result in any violation or breach of any provision of the articles/ certificate of incorporation or bylaws of Parent or Merger Subsidiary, (ii) assuming compliance with the matters referred to in Section 5.03, result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon Parent or any of its Subsidiaries or any governmental license, franchise, permit or other similar authorization relating to, the assets or business of Parent and its Subsidiaries (it being understood that the consummation by Parent of the transactions contemplated hereby may require the consent of Parent's lenders under Parent's credit agreements; and Parent represents and warrants to the Company that all such consents will be obtained prior to the consummation of such transactions);
(iv) result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries, except for such violations or breaches referred to in clause (ii) and for such failures to obtain any such consent or other action, defaults, terminations, cancellations, accelerations, losses or Liens referred to in clauses (iii) and (iv) that would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect.

     SECTION 5.05. Disclosure Documents. None of the information provided or to be provided by Parent specifically for inclusion in the Company Proxy Statement or any amendment or supplement thereto, at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to the Company's stockholders and at the time the Company's stockholders vote on approval and adoption of this Agreement, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     SECTION 5.06. Finders' Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent who is entitled to any fee or commission from Parent or any of its Affiliates in connection with the transactions contemplated by this Agreement.

     SECTION 5.07.  Financing.

     (a) Parent has previously provided to the Company the unaudited consolidated balance sheet as of December 31, 2002 of Parent and its Subsidiaries and the unaudited consolidated balance sheet of Parent and its Subsidiaries as of September 30, 2003, and the related statements of income and cash flows for the 9-month period then ended (collectively, the "FINANCIAL STATEMENTS"); provided that the financial statements of the consolidated entities were reviewed by Parent's independent auditors. The Financial Statements fairly present, in all material respects, in conformity with GAAP, the consolidated financial position of the Parent and its Subsidiaries as of the date thereof and their consolidated results of operations and cash flows for the period then ended. Since December 31, 2002 the business of Parent and its Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been any event, occurrence, development or state of circumstances or facts which, individually or in the aggregate, would be reasonably likely to have a Parent Material Adverse Effect.

     (b) Immediately after giving effect to the transactions contemplated by this Agreement, (i) none of Parent or any of its Subsidiaries will have incurred debts beyond its ability to pay such debts as they mature or become due, (ii) the then present fair salable value of the assets of Parent and each of its Subsidiaries will exceed the amount that will be required to pay its respective probable liabilities (including the probable amount of all contingent liabilities) and their respective debts as they become absolute and matured,
(iii) the assets of each of the Parent and each of its Subsidiaries, in each case at a fair valuation, will exceed its respective debts (including the probable amount of all contingent liabilities) and (iv) none of Parent or any of its Subsidiaries will have unreasonably small capital to carry on its business as presently conducted or as proposed to be conducted. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Parent or its Subsidiaries or the Company or its Subsidiaries.

     (c) Parent (i) at the Closing will have sufficient funds available to pay the aggregate Merger consideration and any expenses incurred by the Parent or Merger Subsidiary in connection with the transactions contemplated by this Agreement; (ii) has, and at the Closing will have, the resources and capabilities (financial or otherwise) to perform its obligations hereunder; and
(iii) has not incurred any obligation, commitment, restriction or liability of any kind, absolute or contingent, present or future, which would impair or adversely affect such resources and capabilities.

     SECTION 5.08. Agreements With Shareholders. Except for the Voting Agreement and the Stock Purchase Agreement, true and correct copies of such agreements having been provided to the Company, there are no agreements, arrangements or other understandings, written or oral, between Parent, Merger Subsidiary or any of their Affiliates on the one hand, and any holder of Common Stock, on the other hand, with respect to the voting or transfer of such Common Stock, except that there are nonbinding understandings as to the matters set forth in the exceptions clause of Section 7.05.

                                   ARTICLE 6

                            COVENANTS OF THE COMPANY

     The Company agrees that:

     SECTION 6.01. Conduct of the Company. Except as set forth in Section 6.01 of the Company Disclosure Schedule or in connection with the transactions contemplated by this Agreement, from the date hereof until the Effective Time, the Company shall, and shall cause its Subsidiaries to, conduct its businesses in the ordinary course consistent with past practice and shall use commercially reasonable efforts to preserve intact their current business organizations and relationships with Third Parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, other than as set forth in Section 6.01 of the Company Disclosure Schedule, from the date hereof until the Effective Time, the Company shall not, and shall cause its Subsidiaries not to, without Parent's prior written consent:

          (a) amend, adopt or propose any change to its articles of incorporation or bylaws or other comparable charter or organizational documents;

          (b) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property), in respect of, any of its capital stock (other than to the Company or a wholly owned Subsidiary of the Company), (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (other than the issuance of shares of Common Stock upon the exercise of options to purchase shares of Common Stock outstanding on the date of this Agreement and in accordance with their present terms) or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (c) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other securities or any securities convertible into, or any rights, warrants, options, calls, conversion rights, stock appreciation rights, redemption rights, repurchase rights, preemptive rights, subscriptions or other rights, enter into any commitments, agreements, arrangements or undertakings of any kind to acquire, any securities of the Company (other than (i) the issuance of shares of Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement and in accordance with their present terms or (ii) the granting of options to acquire Common Stock pursuant to any existing contractual obligations shown on Section 4.05(b) of the Company Disclosure Schedule);

          (d) acquire or agree to acquire (i) by merging or consolidating with (or adopting a plan of recapitalization, restructuring or other reorganization), or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (ii) any assets, except purchases of assets in the ordinary course of business and except for capital expenditures (which are covered in Section 6.01(g) below);

          (e) sell, lease, license, mortgage or otherwise encumber or otherwise dispose of any of its material properties or assets, except (i) pursuant to existing contracts or commitments and (ii) for sales in the ordinary course of business consistent with past practices;

          (f) (i) incur any Indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for borrowings incurred in the ordinary course of business consistent with past practices or (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than extensions of credit to customers and advances to employees, in each case in the ordinary course of business consistent with past practices;

          (g) make or agree to make any new capital expenditure or expenditures, except for those (i) the items set forth on Section 6.01(g) of the Company Disclosure Schedule or in the Company's fiscal 2003 operating budget (a copy of which has been provided to Parent) or (ii) not otherwise described in clause (i) which, in the aggregate, do not exceed $250,000;

          (h) except as set forth on Section 6.01(h) of the Company Disclosure Schedule, discharge, settle, assign or satisfy any claims, whether or not pending before a Governmental Authority, in excess of $100,000 in the aggregate, or waive any material benefits of, or agree to modify in any respect materially adverse to the Company, any confidentiality agreements to which the Company or any of its Subsidiaries is a party, other than any such agreement entered into pursuant to Section 6.03(b)(ii) in connection with an Acquisition Proposal;

          (i) except in the ordinary course of business consistent with past practices, modify, amend or terminate any material contract or agreement to which the Company or any of its Subsidiaries is a party or waive, release or assign any material rights or claims thereunder, in any such case in a manner reasonably likely to have an adverse effect in excess of $25,000 to the Company or any of its Subsidiaries;

          (j) other than with respect to contracts terminable upon no more than 90 days' notice without penalty, enter into any new contract or agreement, or modify, amend, terminate or renew any existing contract or agreement to which the Company or any of its Subsidiaries is a party, other than (i) as otherwise provided in this Section 6.01, (ii) in the ordinary course of business or (iii) if the dollar value of such new contract or agreement, or existing contract or agreement as so amended, modified, terminated or renewed, is or would be less than $50,000;

          (k) fail to maintain all material insurance policies as currently in effect or allow any of such policies to lapse;

          (l) except as required to comply with applicable law or as expressly contemplated by this Agreement, (i) adopt, enter into, terminate or amend any collective bargaining agreement or Employee Plan for the benefit or welfare of any current or former employee, officer or director, (ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for increases of cash compensation or bonuses to such persons, other than executive officers, reasonably consistent with past practices), (iii) pay any benefit not provided for under any Employee Plan or any other benefit plan or arrangement of the Company, (iv) increase in any manner the severance or termination pay of or obligation to any employee, (v) enter into any employment, consulting, severance, termination or indemnification agreement, arrangement or understanding with any current or former officer or director or (vi) except as permitted in clause (ii), grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Employee Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any Employee Plans or agreements or awards made thereunder);

          (m) form any direct or indirect subsidiaries of the Company;

          (n) except as required by GAAP, make any change in accounting methods, principles or practices;

          (o) knowingly or willfully take any action that would cause any representation and warranty of the Company hereunder to no longer be true and correct; or

          (p) authorize any of, or agree or commit to do any of, the foregoing actions.

     SECTION 6.02. Stockholder Meeting; Proxy Material. The Company shall cause a meeting of its stockholders (the "COMPANY STOCKHOLDER MEETING") to be duly called and held as soon as reasonably practicable following the clearance of the Company Proxy Statement by the SEC for the purpose of voting on the approval and adoption of this Agreement and the Merger. The Board of Directors of the Company shall recommend approval and adoption of this Agreement and the Merger by the Company's stockholders and include such recommendation in the Company Proxy Statement; provided that the Board of Directors of the Company may elect not to make, may withdraw or may modify in a manner adverse to Parent such recommendation (including, without limitation, by approving, recommending or endorsing a Superior Proposal) if the Board of Directors of the Company determines in good faith after considering advice from outside counsel, that such action is required to comply with its fiduciary duties under law. Unless the Board of Directors of the Company has withdrawn or modified its recommendation in compliance with this Agreement, the Company shall use its reasonable efforts to solicit from its stockholders proxies in favor of the approval and adoption of this Agreement and the Merger. In connection with such meeting, the Company shall (i) promptly prepare and file with the SEC, use its reasonable efforts to have cleared by the SEC and thereafter mail to its stockholders as promptly as practicable the Company Proxy Statement and all other proxy materials for such meeting, (ii) subject to (A) the proviso to the second sentence of this Section 6.02 and (B) Section 6.03(b), use its reasonable efforts to obtain the necessary approvals by its stockholders of this Agreement and the Merger (the "COMPANY STOCKHOLDER APPROVAL") and (iii) otherwise comply with all legal requirements applicable to such meeting, including establishing a record date (which date shall be as soon as practicable following the date of the SEC's clearance of the Company Proxy Statement). No amendment to the Company Proxy Statement shall be made by the Company without consultation with Parent.

     SECTION 6.03.  No Solicitation; Other Offers.

     (a) From and after the execution of this Agreement by all of the parties hereto until the earlier of the Effective Time and the termination of this Agreement pursuant to Article 10, neither the Company nor any of its Subsidiaries shall, and the Company and its Subsidiaries shall instruct its or their officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors not to, directly or indirectly, (i) solicit, initiate, encourage or knowingly take any action designed to facilitate, or that could reasonably be expected to lead to, the submission of any Acquisition Proposal, (ii) engage in any discussions or negotiations with, or furnish any non-public information relating to the Company or any of its Subsidiaries to, any Third Party that to the Knowledge of the Company is seeking to make, or has made, an Acquisition Proposal, (iii) agree to, approve or recommend any Acquisition Proposal or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal (subject to the provisions of Section 6.03(b) below), or (iv) (A) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries or (B) enter into any agreement with respect to an Acquisition Proposal (other than a confidentiality agreement pursuant to Section 6.03(b)(ii)).

     (b) Notwithstanding the foregoing, the Special Committee or the Board of Directors of the Company, directly or indirectly through advisors, agents or other intermediaries, may, in response to an unsolicited, bona fide Acquisition Proposal, from a Third Party which the Special Committee or the Board of Directors of the Company determines in good faith has sufficient financial resources available to it to consummate such a transaction, that the Special Committee of the Company's Board of Directors determines in good faith is reasonably likely to result in a Superior Proposal (provided such Acquisition Proposal is not received in violation of Section 6.03(a)), if the Special Committee or the Company's Board of Directors determines in good faith (after consultation with its financial and legal advisors) that such action is necessary for the Special Committee or the Company's Board of Directors to comply with its fiduciary duties under applicable law, (i) engage in negotiations or discussions with the Third Party making such Acquisition Proposal, (ii) furnish to such Third Party non public information relating to, and afford access to the business, properties, assets, books and records of, the Company or any of its Subsidiaries pursuant to an executed confidentiality agreement containing terms and conditions at least as restrictive in the aggregate as contained in that certain confidentiality agreement dated as of April 30, 2003 between Snyder Associated Companies, Inc. and the Company, (iii) amend or grant any waiver referred to in Section 6.03(a)(iv)(A) and/or (iv) enter into a Superior Proposal Agreement in accordance with Section 10.01(d)(ii). Nothing contained herein shall prevent the Board of Directors of the Company from (i) taking any action that any court of competent jurisdiction orders the Company to take, (ii) making with respect to an Acquisition Proposal a "stop look and listen" communication of the nature contemplated in, and otherwise in compliance with, Rule 14d-9(f) under the 1934 Act as a result of receiving an Acquisition Proposal or (iii) with regard to an Acquisition Proposal, complying with Rules 14e-2(a) or 14d-9 under the 1934 Act or making such disclosure to the Company's stockholders as, in the good faith judgment of the Special Committee or the Company's Board of Directors (after consultation with its legal advisors), is necessary for the Company's Board of Directors to comply with its fiduciary duties under applicable law.

     (c) The Board of Directors of the Company shall not take any of the actions referred to in clauses (i) through (iv) of the first sentence of Section 6.03(b) or in the proviso to the second sentence of Section 6.02 unless the Company delivers to Parent no later than 24 hours prior to the taking of such action a written notice advising Parent that it will take such action. In addition, the Company shall notify Parent promptly (but in no event later than 48 hours) after receipt by the Company (or any of its advisors) of any Acquisition Proposal or of any request for information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries (other than such components of such businesses, properties or assets that are generally accessible to the public) by any Third Party that to the Knowledge of the Company may be considering making, or has made, an Acquisition Proposal. The Company shall provide such notice orally and in writing and shall identify the Third Party making, and the material terms and conditions of, any such Acquisition Proposal, indication or request. The Company shall keep Parent informed in all material respects, on a prompt basis, of the status and material details of any such Acquisition Proposal, indication or request. The Company shall, and shall cause its Subsidiaries and the advisors, employees and other agents of the Company and any of its Subsidiaries to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party conducted prior to the execution of this Agreement by all parties hereto with respect to any Acquisition Proposal and request the return or destruction of all information provided to Third Parties pursuant to a confidentiality agreement.

     "SUPERIOR PROPOSAL" means any bona fide, unsolicited written Acquisition Proposal to acquire, directly or indirectly, at least a majority of the outstanding shares of Common Stock or 50% or more of the consolidated assets of the Company and its Subsidiaries and otherwise on terms that the Special Committee or the Board of Directors of the Company determines in good faith by a majority vote (after consultation with a reputable financial advisor), are more favorable and provide greater value to the Company's stockholders than the Merger and for which financing, to the extent required, is then fully committed or reasonably determined to be available by the Special Committee or the Board of Directors of the Company.

     SECTION 6.04.  Tax Matters.

     (a) Except as otherwise required by applicable law or with the consent of Parent (which consent shall not be unreasonably withheld or delayed), neither the Company nor any of its Subsidiaries shall make or change any Tax election, change any annual Tax accounting period, adopt or change any method of tax accounting, file any amended Tax Returns or claims for Tax refunds, enter into any closing agreement with a Taxing Authority or settle or compromise any Tax claim, audit or assessment if any such action or omission, considered in the aggregate, would have the effect of materially increasing the Tax liability or reducing any material Tax Asset of the Company or any of its Subsidiaries.

     (b) All transfer, documentary, sales, use, stamp, registration, value added and similar Taxes and fees (including any penalties and interest) imposed upon the Company or any of its Subsidiaries in connection with the Merger (including any real property transfer tax and any similar Tax) shall be paid by the Company when due, and the Company shall, at its own expense, file all necessary Tax returns and other documentation with respect to all such Taxes and fees, and, if required by applicable law, the Company shall join in the execution of any such Tax returns and other documentation.

     SECTION 6.05. Access to Information. From the date of this Agreement until the Effective Time, subject to applicable law, upon reasonable notice and during normal business hours, the Company shall (i) give to Parent, its officers, employees, counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, employees, contracts, books and records of the Company and its Subsidiaries, (ii) furnish to Parent, its officers, employees, counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and (iii) instruct its employees, counsel, financial advisors, auditors and other authorized representatives to cooperate with Parent in its investigation. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries. No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by any party hereunder or any condition to the obligations of the parties hereto.

     SECTION 6.06. Notices of Certain Events. The Company shall promptly notify Parent in writing of:

          (a) any Material Adverse Effect;

          (b) any change which makes it likely that any representation and warranty set forth in this Agreement regarding the Company or any of its Subsidiaries is not or will not be true at the Closing;

          (c) the occurrence or non occurrence of any event the occurrence or non occurrence of which would be likely to cause any condition to the obligations of Parent to effect the transactions contemplated by this Agreement not to be satisfied;

          (d) the material failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of Parent to effect the transactions contemplated by this Agreement not to be satisfied;

          (e) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

          (f) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

          (g) any actions, suits, claims, investigations or proceedings commenced or, to the Company's Knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.12, 4.13, 4.16, 4.17, 4.18 or 4.19, as the case may be, or that relate to the consummation of the transactions contemplated by this Agreement;

provided, however, that the delivery of any notice pursuant to this Section 6.06 shall not cure any breach of any representation or warranty or otherwise limit or affect the rights and remedies available to Parent.

     SECTION 6.07. Disclosure Schedule. On the date of this Agreement, the Company has delivered to Parent a schedule (the "COMPANY DISCLOSURE SCHEDULE"). The Company Disclosure Schedule constitutes an integral part of this Agreement. A matter set forth in one item of the Company Disclosure Schedule need not be set forth in any other item of the Company Disclosure Schedule so long as its relevance to the other sections or subsections of the Company Disclosure Schedule or section of the Agreement is reasonably apparent on the face of the information disclosed in the Company Disclosure Schedule. The fact that any item of information is disclosed in the Company Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement. Such information and the dollar thresholds set forth herein shall not be used as a basis for interpreting the terms "material" or "Material Adverse Effect" or other similar terms in this Agreement.

                                   ARTICLE 7

                              COVENANTS OF PARENT

     Parent agrees that:

     SECTION 7.01. Notices of Certain Events. Parent shall promptly notify the Company in writing of:

          (a) any Parent Material Adverse Effect;

          (b) any change which makes it likely that any representation and warranty set forth in this Agreement regarding the Parent or Merger Subsidiary is not or will not be true at the Closing;

          (c) the occurrence or non occurrence of any event the occurrence or non occurrence of which would be likely to cause any condition to the obligations of the Company to effect the transactions contemplated by this Agreement not to be satisfied;

          (d) the material failure of Parent or Merger Subsidiary to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of the Company to effect the transactions contemplated by this Agreement not to be satisfied;

          (e) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

          (f) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

          (g) any actions, suits, claims, investigations or proceedings commenced or, to Parent's knowledge, threatened against, relating to or involving or otherwise affecting Parent or Merger Subsidiary that relate to the consummation of the transactions contemplated by this Agreement;

provided, however, that the delivery of any notice pursuant to this Section 7.01 shall not cure any breach of any representation or warranty or otherwise limit or affect the rights and remedies available to Company.

     SECTION 7.02. Obligations of Merger Subsidiary. Parent shall take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

     SECTION 7.03. Voting of Shares. Parent shall vote all shares of Common Stock beneficially owned by it or any of its Subsidiaries in favor of adoption of this Agreement at the Common Stockholder Meeting.

     SECTION 7.04. Director and Officer Liability. Parent shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:

     (a) From and after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, indemnify and hold harmless any Person who is now, or has been at any time prior to the date of this Agreement or who becomes such prior to the Effective Time, an officer or director of the Company or any of its Subsidiaries (each, an "INDEMNIFIED PERSON") to the fullest extent permitted by applicable law and under the Company's articles of incorporation and bylaws in effect on the date hereof, from and against, and defend any Indemnified Person from and reimburse any Indemnified Person for, any and all losses, claims, damages, costs, expenses (including reasonable attorneys' fees), fines, liabilities and judgments and amounts that are paid in settlement arising out of or in connection with any claim, action, suit, proceeding or investigation (A) to the extent based on, or arising out of, the fact that such Person is or was a director or officer of the Company or any of its Subsidiaries pertaining to any action or omission existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time or (B) to the extent based on, or arising out of, or pertaining to, this Agreement or the transactions contemplated hereby. The Surviving Corporation will, and Parent will cause the Surviving Corporation to, promptly advance all documented, reasonable out of pocket expenses (including reasonable attorneys' fees) of each Indemnified Person in connection with any such claim, action, suit, investigation or proceeding with respect to which such Indemnified

Person is seeking indemnification hereunder as such reasonable out of pocket expenses are incurred (subject to having received an undertaking from such Indemnified Person to reimburse such expenses if it is subsequently determined that the Indemnified Person is not entitled to indemnification under applicable law).

     Upon receipt by an Indemnified Person of actual notice of a claim, action or proceeding against such Indemnified Person in respect of which indemnity may be sought pursuant to this Section 7.04(a), such Indemnified Person shall promptly notify the Surviving Corporation with respect thereto. In addition, an Indemnified Person shall promptly notify the Surviving Corporation after any action is commenced (by way of service with a summons or other legal process giving information as to the nature and basis of the claim) against such Indemnified Person. In any event, failure so to notify the Surviving Corporation shall not relieve the Surviving Corporation or Parent from any liability which the Surviving Corporation or Parent may have on account of this indemnity or otherwise, except to the extent the Surviving Corporation or Parent shall have been materially prejudiced by such failure. The Surviving Corporation may, at its election, and, if requested by an Indemnified Person, shall, assume the defense of and control any litigation or proceeding in respect of which indemnity may be sought hereunder, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of the fees and expenses of such counsel, in which event, except as provided below, the Surviving Corporation shall not be liable for the fees and expenses of any other counsel retained by an Indemnified Person in connection with such litigation or proceeding. The Indemnified Person may assume the defense of and control any such litigation or proceeding in the event that the Surviving Corporation is not in good faith pursuing the defense of such matter. In any such litigation or proceeding the defense of which the Surviving Corporation shall have so assumed and be pursuing in good faith, any Indemnified Person shall have the right to participate in (but not control) such litigation or proceeding and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Surviving Corporation and such Indemnified Person shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such litigation or proceeding (including any impleaded parties) include the Surviving Corporation and such Indemnified Person and representation of both parties by the same counsel would, in the good faith opinion of counsel to the Surviving Corporation, be inappropriate due to actual or potential differing interests between the Surviving Corporation and such Indemnified Person. In any litigation or proceeding of which the Surviving Corporation shall have assumed the defense, the Surviving Corporation shall not settle such matter without the prior written consent of the Indemnified Person (which consent shall not be unreasonably withheld or delayed) and no Indemnified Person shall be required to agree to settle such matter unless such settlement (x) includes an unconditional release of such Indemnified Person from all liability arising out of or in connection with such matter, (y) does not include any admission of fault, culpability or a failure to act by, or on behalf of, such Indemnified Person or payment of any money by such Indemnified Person and (z) does not result in the imposition against such Indemnified Person of injunctive or other equitable relief. The Surviving Corporation shall not be liable for any settlement of any litigation or proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Surviving Corporation agrees to indemnify the Indemnified Person from and against any loss or liability by reason of such settlement or judgment.

     (b) For six years after the Effective Time, Parent or the Surviving Corporation shall maintain in effect the Company's current directors' and officers' liability policy (the "COMPANY POLICY") or provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Indemnified Person currently covered by the Company Policy (a copy of which has been heretofore delivered to Parent) on terms, with respect to coverage and amount, no less favorable than those of the Company Policy in effect on the date of this Agreement; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend in any one year an amount in excess of 300% of the annual premiums currently paid by the Company for such insurance; and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent or the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

     (c) If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 7.04.

     (d) The rights of each Indemnified Person under this Section 7.04 shall be in addition to any rights to indemnification and exculpation of personal liability that such Person may have under the articles of incorporation or bylaws of the Company or the articles/certificate of incorporation or bylaws of any of its Subsidiaries, or under any applicable laws or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person, his or her heirs and his or her personal representatives.

     SECTION 7.05. Agreements With Shareholders. From the date hereof until the Effective Time, Parent shall not, and shall cause its Affiliates and Merger Subsidiary not to, (i) enter into any agreement, arrangement or understanding, written or oral, with any holder of Common Stock with respect to the voting or transfer of such Common Stock, other than the Voting Agreement and the Stock Purchase Agreement or (ii) modify or amend the Voting Agreement or the Stock Purchase Agreement, except Merger Subsidiary and its Affiliates may enter into agreements with Dennis Zensen, members of management and Virgil Jurgensmeyer pursuant to which Dennis Zensen, members of management and Virgil Jurgensmeyer agree to transfer to Merger Subsidiary all or a portion of the shares owned by such persons at a price that is equal to or higher than is being paid by all other investors in the Surviving Corporation.

                                   ARTICLE 8
                      COVENANTS OF PARENT AND THE COMPANY

     The parties hereto agree that:

     SECTION 8.01.  Reasonable Efforts.

     (a) Subject to the terms and conditions of this Agreement, Company and Parent shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including, without limitation, (i) preparing and filing as promptly as practicable with any Governmental Authority or other Third Party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (iii) using all reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and using all reasonable efforts to defend any litigation seeking to enjoin, prevent or delay the consummation of the transactions contemplated hereby or seeking material damages in connection with this Agreement or the transactions contemplated hereby and (iv) executing and delivering any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purpose of, this Agreement.

     (b) In furtherance and not in limitation of the foregoing, each of Parent and Company shall make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within ten Business Days after the date of this Agreement and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

     (c) Prior to making any application to or filing with a Governmental Authority or other entity in connection with this Agreement (other than the Notification and Report Form pursuant to the HSR Act), each party shall provide the other party with drafts thereof and afford the other party a reasonable opportunity to comment on such drafts.

     SECTION 8.02. Certain Filings. The Company and Parent shall cooperate with one another (a) in connection with the preparation of the Company Proxy Statement, (b) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required in connection with the consummation of the transactions contemplated by this Agreement and (c) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Company Proxy Statement.

     SECTION 8.03. Public Announcements. Parent and the Company shall consult with each other before issuing any press release or making any other public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law, order of a court of competent jurisdiction or any listing agreement with or rule of any national securities exchange or association (in which case the party proposing to issue such press release or make such public statement shall use its reasonable efforts to consult in good faith with the other party before issuing such press release or making any such public statement), shall not issue any such press release or make any such other public statement without the consent of the other party (which consent shall not be unreasonably withheld or delayed).

     SECTION 8.04. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     SECTION 8.05. Confidentiality. Prior to the Effective Time and after any termination of this Agreement, each of Parent and the Company shall hold, and shall use its reasonable best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the other party furnished to it or its Affiliates in connection with the transactions contemplated by this Agreement, except to the extent that such information was (i) previously known on a nonconfidential basis by such party from a source other than the other party or its Subsidiaries or their advisors, provided that to such party's knowledge such source was not prohibited from disclosing such information to such party by a contractual, legal or fiduciary obligation to the other party or its Subsidiaries or their advisors, (ii) in the public domain through no fault of such party or (iii) later lawfully acquired by such party on a non-confidential basis from sources other than the other party or its Subsidiaries or their advisors, provided that to such party's knowledge, after due inquiry, such source is not prohibited from disclosing such information to such party by a contractual, legal or fiduciary obligation to the other party or its Subsidiaries or their advisors; provided that each of Parent and the Company may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such party informs such Persons of the confidential nature of such information and directs them to treat it confidentially. Notwithstanding any other provision of this Agreement, each of Parent and the Company may disclose the tax treatment and tax structure of the transactions contemplated by this Agreement (including any materials, opinions or analyses relating to such tax treatment or tax structure, but without disclosure of identifying information or, except to the extent relating to such tax structure or tax treatment, any nonpublic commercial or financial information, except as otherwise required by applicable securities laws). Moreover, notwithstanding any other provision of this Agreement, there shall be no limitation on Parent's or the Company's ability to consult any tax adviser, whether or not independent from Parent, Company or their respective Affiliates, regarding the tax treatment or tax structure of the transactions contemplated by this Agreement. Each of Parent and the Company shall satisfy its obligation to hold any such information in confidence if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, each of Parent and the Company shall, and shall use its reasonable best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to the other party, upon request, all documents and other materials, and all copies thereof, that it or its Affiliates obtained, or that were obtained on their behalf, from the other party in connection with this Agreement and that are subject to such confidence.

     SECTION 8.06. Takeover Statute. If any "fair price", "moratorium", "control share acquisition" or other form of anti takeover statute or regulation shall become applicable to the transactions contemplated hereby, each of the Company, Parent and Merger Subsidiary and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

                                   ARTICLE 9

                            CONDITIONS TO THE MERGER

     SECTION 9.01. Conditions to Obligations of Each Party. The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction or waiver (to the extent permitted by applicable law) at or prior to the Effective Time of the following conditions:

          (a) this Agreement shall have been approved and adopted by the stockholders of the Company in accordance with the NRS;

          (b) no provision of any applicable law or regulation and no judgment, injunction, order or decree of a court of competent jurisdiction shall be in effect prohibiting, restricting, or preventing the consummation of the Merger;

          (c) any applicable waiting period (and any extension thereof) under the HSR Act relating to the Merger shall have expired or been terminated; and

          (d) all actions by or in respect of, or filings with, any Governmental Authority required to permit the consummation of the Merger, the failure to obtain which have a Material Adverse Effect or would have a Parent Material Adverse Effect, shall have been taken, made or obtained.

     SECTION 9.02. Conditions to the Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction or waiver (to the extent permitted by applicable law) at or prior to the Effective Time of the following further conditions:

          (a) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time;

          (b) the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be true and correct (determined without regard to any materiality or material adverse effect qualification contained in any representation or warranty) at and as of the Effective Time, as if made at and as of such time (except to the extent a representation or warranty is made as of a time other than the Effective Time, in which case such representation or warranty shall be true and correct at and as of such time), with only such exceptions as do not in the aggregate have a Material Adverse Effect;

          (c) since June 30, 2003, there shall not have been any change, circumstance or event which constitutes or has resulted in a Material Adverse Effect (either individually or in the aggregate);

          (d) there shall not be pending any suit, action or proceeding by any Governmental Authority (i) seeking to place limitations on the ownership of shares of Common Stock (or shares of common stock of the Surviving Corporation) by Parent or Merger Subsidiary or seeking to obtain from the Company, Parent or Merger Subsidiary any damages that are material in relation to the Company, (ii) seeking to prohibit or materially limit the ownership or operation by the Company, the Subsidiaries of the Company or Parent of any material portion of any business or of any assets of the Company, the Subsidiaries of the Company or Parent, or to compel the Company, the Subsidiaries of the Company or Parent to dispose of or hold separate any material portion of any business or of any assets of the Company, the Subsidiaries of the Company or Parent, as a result of the Merger or (iii) seeking to prohibit Parent from effectively controlling in any material respect the business or operations of the Company and its Subsidiaries; and

          (e) Parent shall have received a certificate signed by an executive officer of the Company certifying as to the fulfillment of the conditions specified in Sections 9.02(a), 9.02(b) and 9.02(c).

          (f) No Takeover Statute, including any such statute contemplated by
     Section 8.06 hereof shall apply to or be triggered by the Merger, this Agreement, the Voting Agreement or the transactions contemplated hereby or thereby.

     SECTION 9.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (to the extent permitted by applicable law) at or prior to the Effective Time of the following further conditions:

          (a) each of Parent and Merger Subsidiary shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time;

          (b) the representations and warranties of Parent and Merger Subsidiary contained in this Agreement and in any certificate or other writing delivered by Parent or Merger Subsidiary pursuant hereto shall be true and correct (determined without regard to any materiality or material adverse effect qualification contained in any representation or warranty) at and as of the Effective Time, as if made at and as of such time (except to the extent a representation or warranty is made as of a time other than the Effective Time, in which case such representation or warranty shall be true and correct at and as of such time), with only such exceptions as would not in the aggregate reasonably be expected to have a Parent Material Adverse Effect; and

          (c) the Company shall have received a certificate signed by an executive officer of Parent and Merger Subsidiary certifying as to the fulfillment of the conditions specified in Section 9.03(a) and Section 9.03(b).

                                   ARTICLE 10

                                  TERMINATION

     SECTION 10.01. Termination. This Agreement may be terminated and the Merger may be abandoned, at any time prior to the Effective Time
(notwithstanding any approval of this Agreement by the stockholders of the Company):

          (a) by mutual written agreement of the Company, Parent and Merger Subsidiary;

          (b) by either the Company or Parent, if:

             (i) the Merger has not been consummated on or before May 1, 2004 (the "END DATE"); provided, however, that the right to terminate this Agreement pursuant to this clause (i) shall not be available to any party whose willful or intentional breach of this Agreement has been the primary cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

             (ii) (A) there shall be any United States law or regulation in effect that makes consummation of the Merger illegal or otherwise prohibited or (B) any judgment, injunction, order or decree of any court or governmental body having competent jurisdiction enjoining the Company, Merger Subsidiary or Parent from consummating the Merger is entered, and such judgment, injunction, order or decree shall have become final and nonappealable; or

             (iii) this Agreement shall not have been approved and adopted in accordance with the NRS by the Company's stockholders at the Company Stockholder Meeting (or any postponement or adjournment thereof) by reason of the failure to obtain the required vote of the Company's stockholders;

          (c) by Parent, if:

             (i) at any time prior to the adoption and approval of this Agreement by the Company's stockholders, the Board of Directors of the Company or the Special Committee shall have failed to make or withdrawn, or modified in a manner adverse to Parent, its approval or recommendation (including, without limitation, by approving, recommending or endorsing an Acquisition Proposal) of this Agreement or the Merger; or failed to reconfirm its recommendation within five Business Days after a written request to do so (it being understood that only two such requests may be made) or the Board of Directors of the Company or the Special Committee shall have resolved to take any of the foregoing actions;

             (ii) the Company Stockholder Meeting is not held within 30 Business Days following the clearance of the Company Proxy Statement by the SEC or if the Company Stockholder Meeting is canceled, adjourned or delayed except as expressly contemplated by this Agreement or agreed to by Parent in writing; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this clause (ii) if such failure to hold, cancellation, adjournment or delay of the Company Stockholder Meeting results, directly or indirectly, from an injunction, judgment, order or other obligation imposed by a Governmental Authority;

             (iii) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause the conditions set forth in Section 9.02(a) and Section 9.02(b) not to be satisfied, and such condition is incapable of being satisfied by the End Date; or

             (iv) (A) the Special Committee or the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal (a "SUPERIOR PROPOSAL AGREEMENT"), and the Company notifies Parent, in writing and at least three Business Days prior to such termination, of its intention to enter into such a Superior Proposal Agreement (which notice shall include a description of all material terms and conditions thereof); and (B) Parent does not make, within two Business Days of receipt of the Company's written notification of its intention to enter into such a Superior Proposal Agreement, an offer to enter into an amendment to this Agreement such that the Special Committee or the Board of Directors of the Company determines, in good faith after consultation with its financial advisors, that this Agreement as so amended is at least as favorable, from a financial point of view, to the stockholders of the Company as the Superior Proposal. The Company agrees to notify Parent promptly if its intention to enter into a Superior Proposal Agreement referred to in its notification shall change at any time after giving such notification.

          (d) by the Company, if:

             (i) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger Subsidiary set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.03(a) and Section 9.03(b) not to be satisfied, and such condition is incapable of being satisfied by the End Date; or

             (ii) (A) the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a Superior Proposal Agreement and the Company notifies Parent, in writing and at least three Business Days prior to such termination of its intention to enter into such a Superior Proposal Agreement (which notice shall include a description of all material terms and conditions thereof); (B) Parent does not make, within two Business Days of receipt of the Company's written notification of its intention to enter into such a Superior Proposal Agreement, an offer to enter into an amendment to this Agreement such that the Special Committee or the Board of Directors of the Company determines, in good faith after consultation with its financial advisors, that this Agreement as so amended is at least as favorable, from a financial point of view, to the stockholders of the Company as the Superior Proposal; and (C) the Company substantially simultaneously with such termination pursuant to this clause 10.01(d)(ii) pays to Parent in immediately available funds the amounts required to be paid pursuant to Section 11.04(b). The Company agrees to notify Parent promptly if its intention to enter into a Superior Proposal Agreement referred to in its notification shall change at any time after giving such notification.

The party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) shall give notice of such termination to the other party.

     SECTION 10.02. Effect of Termination. If this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto; provided that nothing contained in this Section 10.02 shall relieve any party from any liability for any willful or intentional breach of this Agreement, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such breach. Notwithstanding the foregoing, the provisions of this Section 10.02 and Sections 8.05, 11.04, 11.06,
11.07 and 11.08 shall survive any termination hereof pursuant to Section 10.01.

                                   ARTICLE 11

                                 MISCELLANEOUS

     SECTION 11.01. Notices. All notices, requests, claims, demands and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

     if to Parent or Merger Subsidiary, to:

     Snyder Associated Companies, Inc.
     P.O. Box 1022
     Kittanning, PA 16201
     Attention: Mark A. Snyder
     Facsimile No.: (724) 545-2989

     with a copy to:

     Cohen & Grigsby, P.C.
     11 Stanwix Street, 15th Floor
     Pittsburgh, PA 15222
     Attention: Charles C. Cohen
     Facsimile No.: (412) 209-0672

     if to the Company, to:

     Sylvan Inc.
     330 Main Street, P.O. Box 249
     Saxonburg, PA
     Attention: Dennis Zensen
     Facsimile No.: (724) 352-7550

     with a copy to:

     Davis Polk & Wardwell
     450 Lexington Avenue
     New York, New York 10017
     Attention: Leonard Kreynin
     Facsimile No.: (212) 450-3800

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) upon confirmation of receipt if sent by facsimile or personal delivery, (ii) one business day following the date sent when sent by overnight delivery and (iii) five business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid.

     SECTION 11.02.  Survival of Representations and Warranties and Covenants.

     (a) The representations, warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement.

     (b) Notwithstanding anything to the contrary contained in Section 11.02(a) above, the covenants and agreements of the parties to be performed after the Effective Time contained in this Agreement shall survive the Effective Time in accordance with their respective terms.

     SECTION 11.03.  Amendments or Supplements and Waivers.

     (a) Subject to applicable law, at any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after the Company Stockholder Approval, by written agreement of the parties hereto, by action taken by their respective Boards of Directors, with respect to any of the terms contained in this Agreement; provided, however, that following the Company Stockholder Approval there shall be made no amendment that by law requires further approval of the stockholders of the Company without the further approval by such stockholders. Subject to applicable law, any provision of this Agreement may be waived prior to the Effective Time if, but only if, such waiver is in writing and is signed by each party against whom the waiver is to be effective.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 11.04.  Expenses.

     (a) Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

     (b) If a Payment Event (as hereinafter defined) occurs, the Company shall pay Parent (by wire transfer of immediately available funds) a fee equal to $2,000,000 plus all documented, out of pocket expenses reasonably incurred by Parent, Merger Subsidiary and their Affiliates in connection with this Agreement and the Merger in an amount not to exceed $500,000 (the "EXPENSE REIMBURSEMENT"), (i) if pursuant to (x) or (z) below within two Business Days of the occurrence of such Payment Event or (ii), if pursuant to (y) below, substantially simultaneously with the occurrence of such Payment Event.

     "PAYMENT EVENT" means (x) the termination of this Agreement pursuant to
Section 10.01(c)(i) or Section 10.01(c)(ii), (y) the termination of this Agreement pursuant to Section 10.01(c)(iv) or Section 10.01(d)(ii) or (z) the consummation of any of the transactions described in clauses (A) through (D) of this definition within 12 months of the termination of this Agreement pursuant to Section 10.01(b)(iii) if prior to the Company Stockholder Meeting, there shall have been made a bona fide Acquisition Proposal pursuant to which stockholders of the Company would receive cash, securities or other consideration having an aggregate value, when taken together with the value of any securities of the Company or its Subsidiaries otherwise held by such stockholders after such event, in excess of $12.25 per share of Common Stock and which bona fide Acquisition Proposal shall have been publicly announced and outstanding at the time of the Company Stockholder Meeting: (A) the Company merges with or into, or is acquired, directly or indirectly, by merger or otherwise by, a Third Party; (B) a Third Party, directly or indirectly, acquires more than 50% of the total assets of the Company and its Subsidiaries, taken as a whole; (C) a Third Party, directly or indirectly, acquires more than 50% of the outstanding shares of Common Stock; or (D) the Company adopts or implements a plan of liquidation, recapitalization or share repurchase relating to more than 50% of the outstanding shares of Common Stock or an extraordinary dividend relating to more than 50% of such outstanding shares or 50% of the assets of the Company and its Subsidiaries, taken as a whole, provided that no Payment Event shall be considered to have occurred as described in this clause (z) unless in connection with the transaction described in clauses (A), (B), (C) or (D) the stockholders of the Company shall have received, within 12 months of such termination of this Agreement, cash, securities or other consideration having an aggregate value, when taken together with the value of any securities of the Company or its Subsidiaries otherwise held by such stockholders after such event, in excess of $12.25 per share of Common Stock.

     (c) In the event that this Agreement is terminated pursuant to Section 10.01(b)(iii), Parent shall be entitled to receive the Expense Reimbursement (by wire transfer of immediately available funds) from the Company within two Business Days after such termination.

     (d) Parent and Merger Subsidiary agree that the payments set forth in Sections 11.04(b) and 11.04(c) to the extent that such payment is payable and is actually paid, shall be the sole and exclusive remedy of Parent and Merger Subsidiary upon a termination of this Agreement pursuant to Sections 10.01(b)(iii), 10.01(c)(i), 10.01(c)(ii), 10.01(c)(iv) or 10.01(d)(ii) and such remedy shall be limited to the sum stipulated in Sections 11.04(b) and 11.04(c), regardless of the circumstances giving rise to such termination. The Company acknowledges that the agreements contained in Sections 11.04(b) and 11.04(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement. Accordingly, if the Company fails promptly to pay the amounts due pursuant to Sections 11.04(b) and 11.04(c), as the case may be, the Company shall pay to Parent interest on the amounts set forth in Sections 11.04(b) and 11.04(c), as the case may be, at the prime rate of Bank One, N.A. in effect on the date such payment was required to be made.

     SECTION 11.05.  Binding Effect; Benefit; Assignment.

     (a) The provisions of this Agreement shall be binding upon and, except as provided in Section 7.04, shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as provided in Section 7.04, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

     (b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Parent or Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of their Affiliates, the right to enter into the transactions contemplated by this Agreement, but any such transfer or assignment shall not relieve Parent or Merger Subsidiary of its obligations hereunder.

     SECTION 11.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of such state, except to the extent the NRS or PaBCL is applicable thereto.

     SECTION 11.07. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of New York or any New York state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party.

     SECTION 11.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 11.09. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto.

     SECTION 11.10. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter of this Agreement.

     SECTION 11.11. Captions. The captions and table of contents herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     SECTION 11.12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

     SECTION 11.13. Enforcement of Agreement. The parties hereto agree that money damages or other remedies at law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled to the fullest extent permitted by law to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including, without limitation, specific performance, without bond or other security being required.

     SECTION 11.14. Interpretation. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          SYLVAN INC.

                                          By:       /s/ DONALD A. SMITH
                                            ------------------------------------
                                            Name:     Donald A. Smith
                                            Title:   Chief Financial Officer

                                          SNYDER ASSOCIATED COMPANIES, INC.

                                          By:       /s/ ELMER A. SNYDER
                                            ------------------------------------
                                            Name:     Elmer A. Snyder
                                            Title:   President

                                          SAC HOLDING CO.

                                          By:       /s/ ELMER A. SNYDER
                                            ------------------------------------
                                            Name:     Elmer A. Snyder
                                            Title:   President

                FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER ("AMENDMENT") dated as of April 1, 2004 among Sylvan Inc., a Nevada corporation (the "COMPANY"), Snyder Associated Companies, Inc., a Pennsylvania Corporation ("PARENT"), and SAC Holding Co., a Pennsylvania corporation and a wholly-owned subsidiary of Parent ("MERGER SUBSIDIARY").

                              W I T N E S S E T H:

     WHEREAS, the Company, Parent and Merger Subsidiary have entered into an Agreement and Plan of Merger dated as of November 16, 2003 (the "MERGER AGREEMENT"), and

     WHEREAS, the parties hereto desire to amend the Merger Agreement as set forth below.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     SECTION 1. Definitions. Unless other specifically defined herein, each term used herein that is defined in the Merger Agreement shall have the meaning assigned to such term in the Merger Agreement.

     SECTION 2. Amendment. Section 10.01(b)(i) of the Merger Agreement is hereby amended to read in full as follows:

          (i) the Merger has not been consummated on or before June 15, 2004 (the "END DATE"); provided, however, that the right to terminate this Agreement pursuant to this clause (i) shall not be available to any party whose willful or intentional breach of this Agreement has been the primary cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

     SECTION 3. Effect. Except to the extent otherwise expressly set forth in this Amendment, all of the terms and conditions set forth in the Merger Agreement shall remain in full force and effect and all such terms and conditions are hereby ratified and confirmed in all respects. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Merger Agreement.

     SECTION 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of laws rules.

     SECTION 5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                     * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                          SYLVAN INC.

                                          By:       /s/ FRED Y. BENNITT
                                            ------------------------------------
                                            Name:  Fred Y. Bennitt
                                            Title:   Secretary

                                          SNYDER ASSOCIATED COMPANIES, INC.

                                          By:         /s/ E.A. SNYDER
                                            ------------------------------------
                                            Name:  E.A. Snyder
                                            Title:   President

                                          SAC HOLDING CO.

                                          By:         /s/ E.A. SNYDER
                                            ------------------------------------
                                            Name:  E.A. Snyder
                                            Title:   President

                                                                      APPENDIX B

                                VOTING AGREEMENT

     THIS VOTING AGREEMENT (this "AGREEMENT"), dated as of November 16, 2003, is made by and among each of the persons listed under the heading "Stockholders" on the signature page hereto (collectively, the "STOCKHOLDERS" and each, individually, a STOCKHOLDER"), and Snyder Associated Companies, Inc., a Pennsylvania corporation (the "PURCHASER").

     WHEREAS, Sylvan Inc., a Nevada corporation (the "COMPANY"), the Purchaser, and SAC Holding Co., a Pennsylvania corporation and a partially or wholly owned subsidiary of the Purchaser (the "MERGER SUBSIDIARY"), are entering into an Agreement and Plan of Merger (the "MERGER AGREEMENT"), dated the date hereof, pursuant to which the Merger Subsidiary has agreed to merge with and into the Company (the "MERGER").

     WHEREAS, the consummation of the transactions contemplated by the Merger Agreement is subject to certain conditions, including the approval of the Merger by the holders of a majority of the outstanding shares of common stock of the Company.

     WHEREAS, the Stockholders are the collective record and beneficial owners of 1,056,886 shares of common stock of the Company (the "ORIGINAL SHARES"), representing approximately 20.5% of the shares of common stock of the Company outstanding as of the date hereof (such shares, together with any shares of capital stock of the Company acquired by any Stockholder or as to which any Stockholder may acquire direct or indirect voting or investment power after the date hereof and during the term of this Agreement, being collectively referred to herein as the "STOCKHOLDER SHARES").

     WHEREAS, as a condition to the willingness of the Purchaser to enter into the Merger Agreement, and as an inducement to the Purchaser to do so, the Stockholders have agreed as set forth in this Agreement.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereby agree as follows:

     1. DEFINITIONS. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement.

     2.  CERTAIN COVENANTS OF STOCKHOLDERS.

     (a) Agreement to Vote. At any meeting of the stockholders of the Company held prior to the Termination Date (as defined in Section 5(d) below), however called, and at every adjournment thereof prior to the Termination Date, or in connection with any written consent of the stockholders of the Company, each Stockholder shall vote the Stockholder Shares (i) in favor of the approval of the Merger and each of the other transactions contemplated by the Merger Agreement to be performed by the Company and any actions required in furtherance thereof; and (ii) against any Acquisition Proposal. Prior to the Termination Date, no Stockholder shall enter into any agreement or understanding with any Person, to vote, grant any proxy or give instructions with respect to the voting of the Stockholder Shares in any manner inconsistent with the preceding sentence, other than proxies for the election of directors at any meeting of stockholders.

     (b)  Proxies.

          (i) Each Stockholder hereby revokes any and all previous proxies granted with respect to matters set forth in Section 2(a) above for the Stockholder Shares.

          (ii) Each Stockholder covenants and agrees in favor of the Purchaser, that if the Purchaser so requests (x) not later than five days prior to the date of the Company Stockholder Meeting, it shall deliver or cause to be delivered to the Company duly executed proxies in favor of the Purchaser, in form reasonably acceptable to the Purchaser, voting in favor of the Merger together with a copy of the board resolutions authorizing such proxies and (y) such proxies will not be revoked; provided, however, that if a waiting period under the HSR Act or the pre-merger filing requirements of any other jurisdiction applies to the grant of the proxies so requested, no Stockholder shall deliver or grant such proxies until any applicable waiting periods shall have expired or terminated.

          (iii) Except as provided herein, prior to the Termination Date, no Stockholder shall grant any proxies or powers of attorney with respect to matters set forth in Section 2(a) above, deposit any of the Stockholder Shares into a voting trust or enter into a voting agreement with respect to any of the Stockholder Shares, in each case with respect to the matters set forth in Section 2(a).

     (c) Transfer of Stockholder Shares by Stockholder. Prior to the Termination Date, no Stockholder shall (A) pledge or place any Lien on any Stockholder Shares, other than pursuant to this Agreement, or (B) transfer, sell, exchange or otherwise dispose of (including by gift) any Stockholder Shares, other than pursuant to this Agreement or the Merger Agreement.

     (d) Acquisition Proposal. No Stockholder shall, and no Stockholder shall authorize any Affiliate, director, officer, employee, investment banker, attorney or other advisor or representative of any Stockholder to, (i) directly or indirectly solicit, initiate or knowingly encourage the submission of, any Acquisition Proposal or (ii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, except that nothing herein shall prohibit Nelson Obus from the exercise of his fiduciary duties as a director of the Company in accordance with the Merger Agreement and Section 5(o) hereof.

     (e) Inquiry. Except as prohibited by any Confidentiality Agreement to which the Company or the Stockholders are a party, each Stockholder shall promptly notify the Purchaser in writing of any contact, inquiry, submission, proposal or offer of which any Stockholder becomes aware for an Acquisition Proposal and of any request in connection with such a proposal for non-public information relating to the Company or any of its Subsidiaries or any of the relevant details relating to such a proposal (including the identity of the prospective party and the proposed terms and conditions) known at such time.

     2A.  PROFIT SHARING.

     (a) If the Merger Agreement is terminated pursuant to Section 10.01(c)(i),
Section 10.01(c)(iv) or Section 10.01(d)(ii) thereof (in any such case, a "TRIGGERING TERMINATION"), and within twelve (12) months following such Triggering Termination, the Company merges with or into, or is acquired, directly or indirectly, by merger or otherwise, by a Third Party in a transaction in which all holders of shares of Company common stock (other than Company management and their Affiliates) are entitled to receive consideration for all of their shares of Company common stock (such event, an "ALTERNATIVE TRANSACTION"), then, upon consummation of such Alternative Transaction, each Stockholder shall pay to Purchaser an amount equal to fifty percent (50%) of the "profit" (determined in accordance with Section 2A(b) below), if any, in respect of (x) the Original Shares held by such Stockholder as of the date of this Agreement, and (y) any additional shares of Company common stock owned of record or beneficially by such Stockholder as of the date of consummation of such Alternative Transaction (collectively, the "APPLICABLE SHARES").

     (b) The "profit" associated with the consummation of such Alternative Transaction shall be an amount (if positive) equal to (x) the aggregate consideration paid in respect of the Applicable Shares as a result of the consummation of such Alternative Transaction, valuing any noncash consideration at its fair market value as set forth in subsection (c) below, less (y) the product obtained by multiplying $12.25 by the number of Applicable Shares (the amount by which "(x)" exceeds "(y)" being referred to herein as the "OVERAGE"), less (z) the total amount of Taxes payable by such Stockholder on the Overage.

     (c) For purposes of this Section 2A, the fair market value of any noncash consideration consisting of:

          (i) securities listed on a national securities exchange or traded on the NASDAQ shall be equal to the average closing price per share of such security as reported on such exchange or NASDAQ for the 5 trading days prior to the date of determination; and

          (ii) consideration which is other than securities of the form specified in foregoing clause "(i)" shall be determined, as of the date of consummation of the Alternative Transaction, by a nationally recognized independent investment banking firm (which may be the investment banking firm retained by the Special Committee of the Board of Directors of the Company, or by the Board of Directors of the Company, to evaluate the consideration payable in the Alternative Transaction) mutually selected, within three business days after the event requiring selection of such investment banking firm, by Purchaser, on the one hand, and the Stockholders, on the other hand, which determination shall be made by such investment banking firm within 15 business days after the date of such event; provided, however, that if Purchaser and the Stockholders do not agree within three business days after the date of such event as to the selection of an investment banking firm, then, by the end of the fifth business day after the date of such event, each of Purchaser, on the one hand, and the Stockholders, on the other hand, shall select an investment banking firm, which two investment banking firms shall jointly make such determination within 20 business days after the date of such event, or, if such two investment banking firms are unable to agree on such determination, the two investment banking firms shall, by the end of the 20th business day after the date of such event, select a third investment banking firm and notify such third investment banking firm in writing (with a copy to Purchaser and the Stockholders) of their respective determinations of the fair market value of such noncash consideration, following which such third investment banking firm shall, within 15 business days after the date of its selection, notify Purchaser and the Stockholders in writing of its selection of one or the other of the two original determinations of the fair market value of such noncash consideration; provided further, that the reasonable and customary fees and expenses of all such investment banking firms shall be borne equally by Purchaser, on the one hand, and the Stockholders, on the other hand. The determination of the investment banking firm shall be binding upon the parties.

     (d) Any payment to be made by any Stockholder pursuant to this Section 2A shall be made as follows following consummation of the Alternative Transaction:
(x) if the consideration paid in the Alternative Transaction is all cash, such payment shall be made in cash within three business days following receipt by such Stockholder of such consideration by wire transfer of same day funds to an account designated by Purchaser, (y) if such consideration is all noncash consideration, such payment shall be made through a transfer of such noncash consideration to Purchaser, suitably endorsed for transfer (with the method and timing of such transfer to be reasonably determined by Purchaser), or (z) if such consideration is part cash and part noncash consideration, such payment shall be made in cash (in the manner set forth in clause "(x)" above) and in such noncash consideration (in the manner set forth in clause "(y)" above) in the same proportion as such consideration is payable to such Stockholder in accordance with the terms of the Alternative Transaction.

     2B.  PUT RIGHT.

     (a) Purchaser hereby grants to each Stockholder an irrevocable option (each such option, a "PUT OPTION") to sell to Purchaser at any time during the Exercise Period all that Stockholder's Original Shares, in each case at a total cash option exercise price equal to the product of (1) the total number of that Stockholder's Original Shares multiplied by (2) $12.25 (each such price, a "PURCHASE PRICE").

     (b) In this Agreement, "EXERCISE PERIOD" means the period of 30 days beginning on and including the date of a Triggering Termination. If there is no Triggering Termination, then there shall be no Exercise Period.

     (c) Each Stockholder must exercise its Put Option in whole only and the Stockholders must collectively exercise all Put Options at the same time. To exercise the Put Options, the Stockholders must deliver to Purchaser a written notice of the Stockholders' intention to effect that exercise. The closing of the purchase of the Original Shares subject to the Put Options will take place in the office of Cohen & Grigsby, P.C. in Pittsburgh, Pennsylvania. Stockholders will designate in their written notice the date and time of the closing, which date may be not less than two (2) business days nor more than sixty (60) days after the Stockholders have delivered such notice. At that closing, Purchaser will pay in respect of each Put Option the Purchase Price payable under that Put Option, as applicable, by wire transfer of immediately available funds to an account or accounts designated in writing by the applicable Stockholder at least one business day prior to the closing date, against delivery of the certificates representing the Original Shares subject to that Purchase Price, duly endorsed for transfer to Purchaser and/or such additional or other evidence of transfer as Purchaser may request.

     3.  REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS OF
STOCKHOLDERS. The Stockholders jointly and severally represent, warrant and covenant to Purchaser that:

     (a) Ownership. Each Stockholder is, as of the date hereof, the beneficial owner of the Stockholder Shares set forth next to such Stockholder's name on the signature page hereto, such Stockholder has the sole right to vote such Stockholder Shares and there are no restrictions on rights of disposition or other Liens pertaining to such Stockholder Shares. Except as created hereby, none of the Stockholder Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Stockholder Shares.

     (b) Authority and Non-Contravention. Each Stockholder has the right, power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Stockholders and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of the Stockholders. This Agreement has been duly executed and delivered by the Stockholders and constitutes a valid and binding obligation of each Stockholder, enforceable against each Stockholder in accordance with its terms, subject to general principles of equity and as may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditors' rights generally. Such actions by the Stockholders require no action by or in respect of, or filing with, any Governmental Authority with respect to any Stockholder, other than any required filings under Section 13 of the Exchange Act.

     (c) Total Shares. The Stockholder Shares are the only shares of capital stock of the Company owned beneficially or of record as of the date hereof by any Stockholder or any of their Affiliates, and (except for options held by Nelson Obus to acquire up to 12,000 shares of Company common stock) such Stockholder does not have any option to purchase or right to subscribe for or otherwise acquire any securities of the Company and has no other interest in or voting rights with respect to any other securities of the Company.

     4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER. The Purchaser represents, warrants and covenants to the Stockholders that:

     (a) Power and Authority. The Purchaser has the right, power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement and the Merger Agreement. The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to general principles of equity and as may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally.

     (b) Limitation on Voting Agreements. For so long as this Agreement remains in effect, the Purchaser shall not obtain binding voting agreements, proxies or other commitments to vote shares of Company common stock from any other stockholder of the Company with respect to matters set forth in Section 2(a) hereof, provided, however, the Purchaser may obtain voting agreements, proxies or commitments from officers, directors and employees of the Company, provided that the total number of shares of common stock of the Company subject to such voting agreements, proxies or commitments, when aggregated with the Stockholder Shares, does not exceed 40% of the issued and outstanding shares of Company common stock eligible to vote at the Company Stockholder Meeting.

     5.  MISCELLANEOUS.

     (a) Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense. The Purchaser will not object if the Company reimburses the Stockholders' legal fees and expenses in connection with this Agreement and related matters, provided the total amount to be reimbursed, together with the total amount of legal fees and expenses of Steel Partners and its affiliates to be reimbursed, does not exceed $60,000.

     (b) Further Assurances. From time to time, at the request of the Purchaser, in the case of Stockholders, or at the request of Stockholders, in the case of the Purchaser, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

     (c) Specific Performance. The Stockholders, on the one hand, and Purchaser, on the other, agree that the other party would be irreparably damaged if for any reason either party fails to perform any of its obligations under this Agreement, and that the other party would not have an adequate remedy at law for money damages in such event. Accordingly, each party shall be entitled to seek specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by the other party. This provision is without prejudice to any other rights that such party may have against the other party for any failure to perform their obligations under this Agreement.

     (d) Amendments, Termination. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each party hereto. The representations, warranties, covenants and agreements set forth in Sections 2, 3 and 4 above (but not Section 2A or Section 2B) shall terminate, except with respect to liability for prior breaches thereof, upon the earliest to occur of
(i) the termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time, or (iii) April 15, 2004 (the earliest of such dates, the "TERMINATION DATE"). The covenants and agreements set forth in Section 2A above shall terminate, except with respect to liability for prior breaches thereof, upon the earliest to occur of (i) the date that is twelve (12) months and one day following the date of any Triggering Termination, (ii) the Effective Time, or (iii) the date of any termination of the Merger Agreement that does not constitute a Triggering Termination. The covenants and agreements set forth in
Section 2B above shall terminate, except with respect to liability for prior breaches thereof, upon the earliest to occur of (i) the expiration of the Exercise Period (if the Put Options have not been validly exercised during such Exercise Period), (ii) the Effective Time, or (iii) the date of any termination of the Merger Agreement that does not constitute a Triggering Termination.

     (e) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

     (f) Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder Shares and the Applicable Shares and shall be binding upon any Person to which legal or beneficial ownership of such shares shall pass, whether by operation of law or otherwise, including any Stockholder's heirs, guardians, administrators or successors, and each Stockholder further agrees to take such commercially reasonable actions as may be necessary to effectuate the foregoing, provided such actions do not require the expenditure of monies, other than immaterial amounts. In the event of any stock split, stock dividend, reclassification, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the capital stock of the Company, the number of Stockholder Shares and Applicable Shares shall be adjusted appropriately. This Agreement and the representations, warranties, covenants, agreements and obligations hereunder shall attach to any additional shares of capital stock of the Company or other voting securities of the Company issued to or acquired by any Stockholder directly or indirectly (including through the exercise of any warrants, stock options or similar instruments). Each Stockholder shall cause the certificated Stockholder Shares to have a legend placed conspicuously on such certificate to the following effect:

     "The shares of common stock evidenced by this certificate are subject to a
     Voting Agreement dated November   , 2003, entered into by the record owner
     of such shares and Snyder Associated Companies, Inc.."

     Each Stockholder shall cause a counterpart of this Agreement to be deposited with the Company at its principal place of business or registered office where it shall be subject to the same right of examination by a stockholder of the Company, in Person or by agent or attorney, as are the books and records of the Company.

     (g) Entire Agreement. This Agreement (including the documents referred to herein) (i) constitutes the entire agreement, and supersedes all prior agreements and understanding, both oral and written, between the parties with respect to the subject matter of this Agreement and (ii) is not intended to confer upon any Person other than the parties any rights or remedies.

     (h) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by documented overnight delivery service or, to the extent receipt is confined, appropriate telecopy address or telecopy number set forth below (or at such other address or telecopy number for a party as shall be specified by like notice):

     If to the Purchaser to:

     Snyder Associated Companies, Inc.
     1 Glade Park East
     P.O. Box 1022
     Kittanning, PA 16201

     with a copy to:

     Cohen & Grigsby, P.C.
     11 Stanwix St.
     Pittsburgh, PA 15222
     Attn: Charles C. Cohen, Esq.
     Fax: (412) 209-0672

     If to any Stockholder, to:

     Wynnefield Capital Inc.
     450 Seventh Avenue
     New York, New York 10123
     Attn: Nelson Obus

     with a copy to:

     Kane Kessler, P.C.
     1350 Avenue of the Americas
     New York, New York 10019
     Attn: Jeffrey S. Tullman, Esq.

     (i) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     (j) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and, shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     (k) Interpretation. The headings contained in this Agreement are inserted for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     (l) Severability. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

     (m) Consent to Jurisdiction. Each party hereto irrevocably submits to the nonexclusive jurisdiction of (a) the state courts of the State of New York and
(b) the United States federal district courts located in the State of New York for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.

     (n) Attorney's Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such party may be entitled.

     (o) No Limitation on Actions of any Stockholder as Director. In the event any Stockholder or any of Stockholder's Affiliates is a director of the Company, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require such Stockholder or such affiliate to take or in any way limit any action that such Stockholder or such affiliate may take to discharge such Stockholder's or such Affiliate's fiduciary duties as a director of the Company.

     IN WITNESS WHEREOF, this Voting Agreement has been signed by or on behalf of each of the parties as of the date first above written.

                                          PURCHASER:

                                          SNYDER ASSOCIATED COMPANIES, INC.

                                          By:
                                            ------------------------------------

STOCKHOLDERS:                                                                       ORIGINAL SHARES
-------------                                                                       ---------------
WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P.                                               382,897
By:           Wynnefield Capital Management, LLC, its General Partner

              By:
                      ---------------------------------------------
                      Nelson Obus,
                      Co-Managing Member

WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P. I                                             507,303
By:           Wynnefield Capital Management, LLC, its General Partner

              By:
                      ---------------------------------------------
                      Nelson Obus,
                      Co-Managing Member

WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND, LTD.                                          178,686
By:           Wynnefield Capital, Inc.

              By:
                      ---------------------------------------------
                      Nelson Obus,
                      President

NELSON OBUS                                                                                 -0-

---------------------------------------------

                      AMENDMENT NO. 1 TO VOTING AGREEMENT

     This Amendment No. 1 to Voting Agreement (this "AMENDMENT") is dated as of the 1st day of April, 2004, among each of the persons listed under the heading "Stockholders" on the signature page hereto (collectively, the "STOCKHOLDERS" and each, individually, a "STOCKHOLDER"), and Snyder Associated Companies, Inc., a Pennsylvania corporation. This Amendment amends that certain Voting Agreement, dated as of November 16, 2003, among the Stockholders and the Purchaser (the "VOTING AGREEMENT").

                                  WITNESSETH:

     WHEREAS, the parties have agreed to make certain amendments to the Voting Agreement upon the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and with the intent to be legally bound, the parties agree as follows:

                         AMENDMENTS TO VOTING AGREEMENT

          1. Section 5(d) of the Voting Agreement is hereby amended as follows:

          The reference to "April 15, 2004" is deleted and replaced with "June 15, 2004".

          2. Ratification of Terms. Except as expressly amended by this Amendment, the Voting Agreement and each and every representation, warranty, covenant, term and condition contained therein remains in full force and effect.

          3. Counterparts. This Amendment may be executed in different counterparts, each of which when executed shall be regarded as an original, and all such counterparts shall constitute one and the same agreement.

          4. Capitalized Terms. Except for proper nouns and as otherwise defined herein, capitalized terms used herein as defined terms shall have the meanings ascribed to them in the Voting Agreement.

          5. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEVADA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          6. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning thereof.

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

                                          PURCHASER:

                                          SNYDER ASSOCIATED COMPANIES, INC.

                                          By:    /s/ E.A. SNYDER, PRESIDENT
                                            ------------------------------------
                                                   E.A. Snyder, President

Stockholders:

WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P.
By: Wynnefield Capital Management, LLC, its General Partner

    By: /s/ NELSON OBUS
       -----------------------------------------------------------
       Nelson Obus,
       Co-Managing Member

WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P. I
By: Wynnefield Capital Management, LLC, its General Partner

    By: /s/ NELSON OBUS
       -----------------------------------------------------------
       Nelson Obus,
       Co-Managing Member

WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND, LTD.
By: Wynnefield Capital, Inc.

    By: /s/ NELSON OBUS
       -----------------------------------------------------------
       Nelson Obus,
       President

NELSON OBUS

/s/ NELSON OBUS
---------------------------------------------------------

                                                                      APPENDIX C

                       [LETTERHEAD OF LANE, BERRY & CO.]

                                                               November 16, 2003

Board of Directors and the Special Committee of the Board of Directors
Sylvan Inc.
330 Main Street, P.O. Box 249
Saxonburg, PA 16056

Members of the Board of Directors and the Special Committee:

     You have requested our opinion as to the fairness, from a financial point of view, to the holders (other than Dennis Zensen, Virgil Jurgensmeyer, Monir Elzalaki, Roger Claypoole, Nelson Obus, Wynnefield Capital, Inc., Steel Partners II, L.P., Snyder Associated Companies, Inc., SAC Holding Company and their respective affiliates) of the outstanding shares of Common Stock, $0.001 par value per share (the "Common Stock" and the "Common Stockholders"), of Sylvan Inc. (the "Company") of the $12.25 per share cash consideration (the "Merger Consideration") to be received by the Common Stockholders pursuant to the Agreement and Plan of Merger, dated November 16, 2003 (the "Merger Agreement"), among the Company, Snyder Associated Companies, Inc. ("Parent") and SAC Holding Company ("Sub"). The Merger Agreement provides among other things for the merger of the Sub with and into the Company pursuant to which the Company will become a wholly owned subsidiary of Parent and each outstanding share of Common Stock owned by the Common Stockholders will be cancelled and converted into the right to receive the Merger Consideration from Parent (the "Transaction").

     In connection with our opinion, we have, among other things:

          (i) reviewed certain publicly available financial statements and other business and financial information regarding the Company and the trading markets for its common stock, including, without limitation, its Annual Reports on Form 10-K for each of the fiscal years from 1998 through 2002, Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 2003, June 29, 2003, and September 28, 2003 and certain other relevant financial and operating data relating to the Company made available to us from published sources and from the internal records of the Company.

          (ii) reviewed the financial terms and conditions of the draft Merger Agreement (including the exhibits thereto) dated November 10, 2003 and assumed that the terms and conditions of the final Merger Agreement will be the same;

          (iii) reviewed and discussed with members of senior management of the Company certain business and financial data finished to us by them including historical financial information and financial forecasts and related assumptions of the Company prepared by the management of the Company;

          (iv) compared certain financial data for the Company with certain publicly available information concerning other companies engaged in businesses which we believe to be generally comparable to the Company's business;

          (v) reviewed and considered certain publicly available information concerning the terms of certain recent business combinations that we deemed to be comparable, in whole or in part, to the terms of the Transaction, as well as the results of the Company's efforts to identify potential acquirors of the Company with our assistance between April 2002 and December 2002, and between April 2003 and November 2003;

          (vi) made inquiries regarding and discussed the Transaction, the Merger Agreement and other matters related thereto with the Company's counsel and management;

          (vii) reviewed the historical stock prices and trading volumes of the shares of Common Stock; and

          (viii) performed such other analyses and reviewed and considered such other information as we deemed appropriate.

     In conducting our analyses and preparing our opinion, we have assumed and relied, upon the accuracy and completeness of the financial and other information supplied or otherwise made available to us from public sources or by the Company and have not independently verified such information. We have neither obtained nor performed any independent valuation or appraisal of the assets or liabilities of the Company. With respect to the unaudited internal financial statements and the financial projections and forecasts of the Company provided to us by the Company, we have assumed, following discussions with Company management, that such financial statements, financial projections and forecasts have been prepared on a reasonable basis in accordance with industry practice and reflect the best currently available estimates and good faith judgments of the senior management of the Company as to the future competitive, operating and regulatory environments and expected future financial performance of the Company and that the Company's senior management was not aware of any information or facts that would make the information provided to us incomplete or misleading. While we have discussed the Company's unaudited interim financial statements, financial projections and forecasts with its management, we assume no responsibility for and express no view as to such unaudited interim financial statements, financial projections and forecasts. We have relied on the advice of counsel to the Special Committee and counsel to the Company as to all legal matters with respect to the Company, the Transaction and the Merger Agreement. In addition, we have assumed, with your consent, that the Transaction will be consummated upon the terms set forth in the Merger Agreement, without material alteration thereof and without waiver of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third-party consents and/or approvals, no restrictions will be imposed that will have a material adverse effect on the Transaction or other actions contemplated by the Merger Agreement. We have not been asked to nor does our opinion address the fairness of (i) the terms of the purchase agreement among Sub, Parent and Steel Partners II, L.P. or the purchase by Parent or Sub of any shares of the Company's common stock from Steel Partners II, L.P. or its affiliates, or (ii) the terms of the voting agreement by and between Parent and Wynnefield Capital, Inc. or its affiliates.

     We have acted as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Transaction and will receive a fee from the Company for our services, a portion of which is contingent upon the consummation of the Transaction. In addition, we were previously retained by the Company in April 2002 to provide financial advisory services in connection with the potential sale of the Company and received a customary fee in connection with these services.

     It is understood that this letter is for the benefit and use of the Board of Directors and the Special Committee of the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Transaction. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. However, this opinion may be included in its entirety in any filing made by the Company in respect to the Transaction with the Securities and Exchange Commission, so long as this opinion is reproduced in such filing in full and any description of or reference to us or summary of this opinion and the related analysis in such filing is in a form reasonably acceptable to us and our counsel.

     Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information and agreements (or drafts thereof) made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and we do not have any obligation to update, revise, or reaffirm this opinion. In addition, we express no opinion or recommendation as to whether or not any Common Stockholder should vote their shares pursuant to the Merger Agreement. Further, this opinion does not address the relative merits of the Transaction or other actions contemplated by the Merger Agreement compared with other business strategies or alternative transactions that might be available to the Company, the Company's underlying business decision to proceed or effect the Transaction, or any other aspect of the Transaction.

     Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein and based upon such other matters as we consider relevant, it is our opinion on the date hereof that the Merger Consideration to be received by the Common Stockholders pursuant to the Transaction is fair, from a financial point of view, to the Common Stockholders.

                                          Very truly yours,

                                          /s/ Lane, Berry & Co. International
                                          LLC

                                          LANE, BERRY & CO. INTERNATIONAL LLC

                                                                      APPENDIX D

                         [LETTERHEAD OF MORGAN JOSEPH]

November 16, 2003

Board of Directors and the
Special Committee of the Board of Directors
Sylvan Inc.
333 Main Street, P.O. Box 249
Saxonburg, PA 16056

Ladies and Gentlemen:

     We understand that Sylvan Inc. (the "Company") and a group led by the Snyder Associated Companies, Inc. (the "Acquiror") propose to enter into an Agreement and Plan of Merger (the "Agreement"), among the Company, the Acquiror and SAC Holding Company, a wholly-owned subsidiary of the Acquiror (the "Subsidiary"). We also understand that Dennis Zensen, Virgil Jurgensmeyer, Monir Elzalaki, directors of the Company, and Roger Claypoole, a shareholder of the Company, will be equity participants in the Acquiror. The Agreement will provide, among other things, for the merger of the Subsidiary with and into the Company pursuant to which the Company will become a wholly-owned subsidiary of the Acquiror and each outstanding share of the Company's Common Stock, $0.001 par value per share, will be cancelled and converted into the right to receive $12.25 per share cash consideration (the "Consideration") from the Acquiror (the "Proposed Transaction"). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement.

     You have requested our opinion, as investment bankers, as to the fairness, from a financial point of view, to the shareholders of the Company, excluding Dennis Zensen, Virgil Jurgensmeyer, Monir Elzalaki, Roger Claypoole, Wynnefield Capital, Inc., Steel Partners II, L.P., Synder Associated Companies, Inc., SAC Holding Company and their respective affiliates, of the Consideration to be received in the Proposed Transaction.

     In conducting our analysis and arriving at our opinion as expressed herein, we have reviewed and analyzed, among other things, the following:

          i. the draft of the Agreement dated November 10, 2003;

          ii. the Company's Annual Reports on Form 10-K for each of the fiscal years in the three-year period ended December 31, 2002 and the Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003, and September 28, 2003;

          iii. certain financial and other information of the Company that was publicly available or provided to us by the Company;

          iv. the reported prices and trading activity for the Company's Common Stock;

          v. certain internal information and other data relating to the Company, its business and prospects, including forecasts and projections, provided to us by management of the Company;

          vi. certain publicly available information concerning certain other companies engaged in businesses which we believe to be generally comparable to the Company and the trading markets for certain of such other companies' securities;

          vii. the financial terms of certain recent business combinations which we believe to be relevant; and

          viii. certain other proposals and indications of interest received by the Company relating to the acquisition of the Company.

     We have also met certain officers and employees of the Company concerning its business, operations, assets, present condition and prospects and undertook such other studies, analyses and investigations as we deemed appropriate.

     In arriving at our opinion, we have, with your permission, assumed and relied upon the accuracy and completeness of the financial and other information used by us and have not attempted independently to verify such information, nor do we assume any responsibility to do so. We have assumed that the Company's forecasts and projections provided to or reviewed by us have been reasonably prepared based on the best current estimates and judgment of the Company's management as to the future financial condition and results of operations of the Company. We have visited certain Company locations but have not conducted a physical inspection of the properties and facilities of the Company, nor have we made or obtained any independent evaluation or appraisal of such properties and facilities. We have also taken into account our assessment of general economic, market and financial conditions and our experience in similar transactions, as well as our experience in securities valuation in general. We have made no independent investigation of any legal, accounting or tax matters affecting the Company, and have assumed the correctness of all legal, accounting and tax advice given the Company and its Board of Directors or any committee thereof. We have not been asked to nor does our opinion address the fairness of (i) the terms of the purchase by the Acquiror of any shares of the Company's common stock from Steel Partners II, L.P., or (ii) the terms of the put and voting agreements by and between the Acquiror and Wynnefield Capital, Inc. Our opinion necessarily is based upon economic, financial, political, regulatory and other conditions as they exist and can be evaluated on the date hereof and we assume no responsibility to update or revise our opinion based upon events or circumstances occurring after the date hereof.

     This letter and the opinion expressed herein are for the use of the Board of Directors of the Company and the Special Committee of the Board of Directors. This opinion does not address the Company's underlying business decision to approve the Proposed Transaction, and it does not constitute a recommendation to the Company, its Board of Directors or any committee thereof, its shareholders, or any other person as to any specific action that should be taken in connection with the Proposed Transaction. This opinion may not be reproduced, summarized, excerpted from or otherwise publicly referred to or disclosed in any manner without our prior written consent, except the Company may include this opinion in its entirety in any proxy statement or information statement relating to the transaction sent to the Company's shareholders; provided that any description or reference to Morgan Joseph & Co. Inc. or this opinion included in such proxy statement or information statement shall be in form and substance reasonably acceptable to us.

     We have acted as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Proposed Transaction and will receive a fee for our services. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Morgan Joseph & Co. Inc., as part of its investment banking business, is regularly engaged in the valuation of businesses in connection with mergers, acquisitions, underwritings, private placements of listed and unlisted securities, financial restructurings and other financial services.

     Based upon and subject to the foregoing and such other factors as we deem relevant, it is our opinion as investment bankers that, as of the date hereof, the Consideration to be received by the shareholders of the Common Stock of the Company in the Proposed Transaction, excluding Dennis Zensen, Virgil Jurgensmeyer, Monir Elzalaki, Roger Claypoole, Wynnefield Capital, Inc., Steel Partners II, L.P., Snyder Associated Companies, Inc., SAC Holding Company and their respective affiliates, is fair, from a financial point of view.

                                          Very truly yours,

                                          /s/ Morgan Joseph & Co. Inc.

                                          MORGAN JOSEPH & CO. INC.

                                                                      APPENDIX E

                    FORM OF MASTER CAPITALIZATION AGREEMENT

     This Agreement is made as of           , 2004 among SAC HOLDING CO., a
Pennsylvania corporation (the "COMPANY"), and each of the Investors signatory hereto (the "INVESTORS").

                                    PREAMBLE

     The Company was formed for the purpose of acquiring the stock of Sylvan, Inc. ("SYLVAN") pursuant to the terms of an Agreement and Plan of Merger dated as of November 16, 2003 (as the same may be amended, the "MERGER AGREEMENT") among Sylvan, the Company and Snyder Associated Companies, Inc. ("SNYDER"). The Investors desire to purchase certain securities of the Company with cash or shares of Sylvan common stock in order to provide financing for such acquisition. Therefore, the parties severally, and not jointly, agree as follows with the intent to be legally bound.

                                   AGREEMENT

     1. Purchase and Sale of Securities. On the Closing Date (defined below), the Company will sell to each Investor identified on Exhibit A, and each such Investor will purchase from the Company, the amount and type of shares of capital stock of the Company set forth beside such Investor's name on Exhibit A for the cash purchase price set forth on Exhibit A. Without limiting the generality of the foregoing, the Investors acknowledge that (a) pursuant to a Stock Purchase Agreement dated as of November 15, 2003 (the "STOCK PURCHASE AGREEMENT") among the Company, Snyder and Steel Partners II, L.P., the Company acquired 537,771 shares of Sylvan common stock for a purchase price of $6,587,694.75 ($12.25/share), which shares will be canceled in the Merger, (b) Snyder loaned the purchase price for such shares to the Company and (c) such loan was previously converted into shares of the Company's common stock at the rate of $12.25/share as a result of which Snyder currently owns 537,771 shares of the Company.

     2. Contribution of Securities. On the Closing Date, each Investor identified on Exhibit B shall contribute to the Company the shares of common stock of Sylvan the Investor owns identified on Exhibit B. Each such Investor shall receive, for each such share of Sylvan common stock contributed, one share of common stock of the Company. Such contribution shall be made pursuant to the Contribution Agreements in the forms attached hereto as Exhibit C-1 and C-2.

     3. Senior Subordinated Debt and Bridge Financing. At the Closing, Snyder shall make a loan to the Company in the amount of $26.5 million in the form of senior subordinated indebtedness pursuant to the Note Purchase Agreement and Senior Subordinated Promissory Note pursuant to documentation in substantially the forms of Exhibit D-1 and D-2 hereto. $20.5 million of such senior subordinated indebtedness is intended to be a bridge loan and will be due and payable no later than ten days following the closing of the Merger.

     4. The Closing. The closing of the transactions contemplated hereby (the "CLOSING") will take place at the offices of Cohen & Grigsby, P.C., 11 Stanwix Street, 15th Floor, Pittsburgh, Pennsylvania 15222 on such date as is required by the disbursing agent in the Merger in order for the Company to have funds available to pay the Merger consideration, as determined by the Company. The date when the Closing occurs is referred to herein as the "CLOSING DATE". At the Closing, the Company will deliver to each Investor certificates evidencing the number of shares being purchased by such Investor upon payment of the purchase price therefor in immediately available funds or contribution of shares of common stock of Sylvan, as the case may be. As soon as is practicable after the Closing, (a) the Company will be merged with and into Sylvan, with Sylvan to be the surviving corporation, in accordance with the terms of the Merger Agreement (the "MERGER"), (b) each Investor's shares of common stock of the Company will be exchanged for securities of Sylvan in accordance with the terms of the Merger Agreement and (c) each Investor will enter into a Stockholders Agreement in substantially the form previously agreed to. The date when the foregoing transactions occur is referred to as the "EFFECTIVE DATE".

     5. Restrictions on Transfer. The Investors acknowledge that the Securities have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or any applicable state securities laws, and may not be transferred in the absence of an effective registration statement under such laws except pursuant to an exemption from such laws. If Securities are being transferred pursuant to such an exemption, then the transferor will give prior written notice of such exemption to the Company, and the Company may request an opinion of the transferor's counsel as to the availability of such exemption, which opinion and counsel must be reasonably satisfactory to the Company. The Securities are also subject to restrictions on transfer as set forth in the Stockholders Agreement. Each certificate evidencing capital stock will bear a legend in the form specified in the Stockholders Agreement.

     6. Merger Consideration; Fees and Expenses; Assumption of Exchange Agreement Obligations. As between Snyder and the Company, the Company shall be responsible for paying the merger consideration required to be paid pursuant to the Merger Agreement. The Company (or, following the Merger, Sylvan) will (a) pay, or reimburse Snyder for, all reasonable fees and expenses that it incurs or has incurred in connection with the formation and capitalization of the Company and the transactions contemplated by the Transaction Documents and the Steel Partners Agreement (including the preparation and negotiation of such documents) and (b) pay to Snyder the sum of $60,000 as a reimbursement for its payment of the Seller Reimbursement under and as defined in the Steel Partners Agreement. The Company hereby assumes, effective upon consummation of the Merger, the rights and obligations of Snyder under that certain Exchange Agent Agreement
between Snyder and Mellon Investor Services LLC dated [       ].

     7. Miscellaneous. This Agreement: (a) may be amended only by a writing signed by each of the parties; (b) may not be assigned, pledged or otherwise transferred, whether by operation of law or otherwise, without the prior consent of the other parties, except that an Investor may assign all or a portion of his or its rights hereunder to a Permitted Transferee (as defined in the Stockholders Agreement) so long as such transferee joins this Agreement as an Investor and the Stockholders Agreement as a Stockholder; provided, that no such assignment will relieve the transferring Investor of his or its obligation to purchase Securities hereunder except with respect to Securities actually purchased by such transferee; (c) may be executed in several counterparts, each of which is deemed an original but all of which constitute one and the same instrument; (d) contains the entire agreement of the parties with respect to the transactions contemplated hereby and supersedes all prior written and oral agreements, and all contemporaneous oral agreements, relating to such transactions; (e) is governed by, and will be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania, without giving effect to any conflict of laws rules; and (f) is binding upon, and will inure to the benefit of, the parties and their respective heirs, successors and permitted assigns.

               SIGNATURE PAGE TO MASTER CAPITALIZATION AGREEMENT

                                          COMPANY

                                          SAC HOLDING CO.

                                          By:
                                            ------------------------------------
                                          Title:
                                             -----------------------------------

                                          INVESTORS:

                                          SNYDER ASSOCIATED COMPANIES, INC.

                                          By:
                                            ------------------------------------
                                          Title:
                                             -----------------------------------

                                          TC SNYDER FAMILY LIMITED PARTNERSHIP

                                          By:
                                            ------------------------------------
                                          Title:
                                             -----------------------------------

                                          --------------------------------------
                                          David E. Snyder

                                          DAVID E. SNYDER AND SANDRA J. SNYDER
                                          JOINT TENANTS BY THE ENTIRETIES

                                          --------------------------------------
                                          David E. Snyder

                                          --------------------------------------
                                          Sandra J. Snyder

                                          WESTMONT LIMITED PARTNERSHIP

                                          By:
                                            ------------------------------------
                                          Name:
                                              ----------------------------------
                                          Title:
                                             -----------------------------------

                                          MARK A. SNYDER REVOCABLE TRUST
                                          DATED 1/4/99

                                          By:
                                            ------------------------------------
                                          Name:
                                              ----------------------------------
                                          Title:
                                             -----------------------------------

                                          CHARLES H. SNYDER, JR. REVOCABLE
                                          TRUST DATED 7/3/95

                                          By:
                                            ------------------------------------
                                          Name:
                                              ----------------------------------
                                          Title:
                                             -----------------------------------

                                          RIDGEPOINT HOLDINGS LIMITED
                                          PARTNERSHIP

                                          By:
                                            ------------------------------------
                                          Name:
                                              ----------------------------------
                                          Title:
                                             -----------------------------------

                                          --------------------------------------
                                          Dennis C. Snyder

                                          MAVERICK HOLDINGS LIMITED PARTNERSHIP

                                          By:
                                            ------------------------------------
                                          Name:
                                              ----------------------------------
                                          Title:
                                             -----------------------------------

                                          RICHARD G. SNYDER SECOND AMENDED AND
                                          RESTATED REVOCABLE TRUST DATED
                                          12/13/95

                                          By:
                                            ------------------------------------
                                          Name:
                                              ----------------------------------
                                          Title:
                                             -----------------------------------

                                          NEAR L.P.

                                          By: EARN, LLC

                                          By:
                                            ------------------------------------
                                          Name:
                                              ----------------------------------
                                          Title:
                                             -----------------------------------

                                                                       EXHIBIT A

                          INVESTORS CONTRIBUTING CASH

                                                                           SHARES OF SAC HOLDINGS,
NAME OF INVESTOR                                                CASH          INC. TO BE ISSUED
----------------                                             -----------   -----------------------
Snyder Associated Companies, Inc...........................  $28,217,424*         2,303,463
TC Snyder Family Limited Partnership.......................  $   625,000             51,020
David E. Snyder and Sandra J. Snyder joint tenants by
  entirety.................................................  $   625,000             51,020
Westmont Limited Partnership...............................  $   625,000             51,020
Ridgepoint Holdings Limited Partnership....................  $   875,000             71,429
Maverick Holdings Limited Partnership......................  $   375,000             30,612
Richard G. Snyder Second Amended and Restated Revocable
  Trust dated 12/13/95.....................................  $   625,000             51,020
NEAR L.P...................................................  $ 1,000,000             81,633

---------------

* In addition to the contribution of 537,771 shares acquired from Steel
  Partners.

                                                                       EXHIBIT B

                          INVESTORS CONTRIBUTING STOCK

                                                                              SHARES OF SAC HOLDINGS,
NAME OF INVESTOR                                              SYLVAN SHARES      INC. TO BE ISSUED
----------------                                              -------------   -----------------------
David E. Snyder.............................................     15,300               15,300
Mark A. Snyder Revocable Trust dated 1/4/99.................      1,000                1,000
Charles H. Snyder, Jr. Revocable Trust dated 7/3/95.........      2,500                2,500
Dennis C. Snyder............................................      1,000                1,000

                                                                     EXHIBIT C-1

                     FORM OF CONTRIBUTION AGREEMENT (CASH)

                                (see attachment)

                                                                     EXHIBIT C-2

                     FORM OF CONTRIBUTION AGREEMENT (STOCK)

                                (see attachment)

                                                                     EXHIBIT D-1

                            NOTE PURCHASE AGREEMENT

     This Agreement is made as of           , 2004 between SAC HOLDING CO., a
Pennsylvania corporation (the "BORROWER"), and SNYDER ASSOCIATED COMPANIES, INC., a Pennsylvania corporation (the "LENDER").*

                                    PREAMBLE

     The Borrower, the Lender and certain other persons are parties to a Master
Capitalization Agreement dated as of           , 2004 (the "CAPITALIZATION
AGREEMENT"). Pursuant to the Capitalization Agreement, the Borrower and the Lender have agreed to execute, deliver and perform their obligations under this Agreement. Therefore, the parties agree as follows with the intent to be legally bound. For purposes of clarification, the term "Borrower" shall include the surviving corporation in the Merger.

                                   AGREEMENT

                                   ARTICLE I

                   DEFINITIONS; NOTE PURCHASE TERMS; CLOSING

     1.01. Certain Definitions. Capitalized terms used herein and not otherwise defined have the meanings assigned to such terms on Schedule 1.01.

     1.02. Purchase of Note. Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Agreement, on the Closing Date the Borrower will issue and sell to the Lender, and the Lender will purchase from the Borrower, the Note. The purchase price for the Note will be $26,500,000.

     1.03. Closing. The Closing will take place at 10:00 a.m., local time, on , 2004 at the offices of Cohen & Grigsby, P.C., or at such other time or place as the parties may mutually agree upon. It is intended that the Closing will occur simultaneously with the closing of all other transactions contemplated by the Capitalization Agreement.

     1.04. Conditions Precedent to the Obligations of the Lender. The obligation of the Lender to purchase the Note, to execute and deliver the other Transaction Documents and to consummate the transactions to be consummated hereunder and thereunder on the Closing Date is subject to the satisfaction of each of the following conditions precedent:

     (a) no Default will have occurred and be continuing or will be caused by the consummation of the transactions contemplated by the Transaction Documents or the Related Documents;

     (b) no event will have occurred and no condition will exist which, individually or in the aggregate, has had, or is likely to have, a Material Adverse Effect;

     (c) the transactions contemplated by Sections 1 and 2 of the Capitalization Agreement shall have closed;

     (d) the representations and warranties of the Borrower in Article II will be true and correct as of the Closing Date;

     (e) the Company and a national bank shall have executed and delivered a Credit Agreement providing for a $50 million credit facility, in form and substance satisfactory to the Lender, providing for the closing of the transaction contemplated thereby promptly following the closing of the Merger; and

---------------

* It is contemplated that approximately $6 million of the amount to be loaned by Snyder will be loaned by Snyder-related individuals. It has not been determined what portion of that will be included in the $6 million contemplated to remain outstanding.

     (f) the Borrower will have delivered to the Lender such certificates, opinions and other documentation as the Lender or its counsel may reasonably request.

     1.05. Deliveries of Purchase Price and Notes. The Lender will deliver to the Borrower the purchase price for the Note, and the Borrower will deliver to the Lender the Note, upon the satisfaction of the conditions set forth in
Section 1.04.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Lender as follows as of the date hereof and as of the Closing Date:

     2.01. Organization and Qualification. The Borrower is a corporation duly organized, validly existing and subsisting under the laws of the Commonwealth of Pennsylvania. The Borrower is not required to be qualified to do business as a foreign corporation in any other jurisdiction.

     2.02. Power and Authority. The Borrower has the corporate power and authority to own and operate its assets, to conduct its business as presently conducted and to execute, deliver and perform the Transaction Documents. The execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary corporate proceedings on the part of the Borrower.

     2.03. Execution and Binding Effect. The Transaction Documents have been, or on the Closing Date will be, duly and validly executed and delivered by the Borrower and constitute, or when executed and delivered will constitute, legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

                                  ARTICLE III

                                   COVENANTS

     The Borrower covenants to the Lender as follows:

     3.01. Visitation and Access to Records. The Borrower will permit such Persons as the Lender may designate to visit and inspect any of the properties of the Borrower and its Subsidiaries, to examine and to make copies or make extracts from its and their books and records and to discuss its and their affairs with its and their officers, employees and independent accountants at such times (during normal business hours) and as often as the Lender may reasonably request. The Borrower authorizes such officers, employees and independent accountants to discuss with the Lender the affairs of the Borrower and its Subsidiaries. The Borrower will bear the reasonable costs and expenses of such visitations and inspections.

     3.02. Preservation of Existence and Franchises. Except for the Merger or as otherwise expressly permitted hereunder, the Borrower will, and will cause each of its Subsidiaries to, maintain their respective corporate existences, rights and franchises in full force and effect in their respective jurisdictions of incorporation. The Borrower will, and will cause each of its Subsidiaries to, qualify and remain qualified as a foreign corporation in good standing in each jurisdiction in which failure to receive or retain such qualification, individually or in the aggregate, would be likely to have a Material Adverse Effect.

     3.03. Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain insurance with respect to their respective properties and businesses and against such liabilities, casualties and contingencies and of such types, in such amounts and with such financially sound and reputable third party insurers as is customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated. The Borrower will cause to be delivered to the Lender, upon its request, certificates for all of the foregoing policies. The activities and operations of the Borrower and its Subsidiaries will be conducted at all times in a manner so as to conform in all material respects to the applicable provisions of all such insurance policies and the Borrower and its Subsidiaries will not take or fail to take any action which would cause any such insurance policy to lapse.

     3.04. Maintenance of Assets. The Borrower will, and will cause each of its Subsidiaries to, (a) maintain in good repair (ordinary wear and tear excepted), working order and condition their respective assets, (b) make all material repairs, renewals, replacements and improvements to such assets and (c) not use or permit the use of any of such assets for any unlawful purpose or permit any nuisance to exist thereon. The Borrower will, and will cause each of its Subsidiaries to, do all things necessary to maintain, preserve and renew all licenses, authorizations and permits necessary to the conduct of their respective businesses.

     3.05. Payment of Liabilities. The Borrower will, and will cause each of its Subsidiaries to, pay or discharge the following, except those which the Borrower or such Subsidiary disputes in good faith and by appropriate proceedings, diligently prosecuted to final resolution and as to which appropriate reserves are being maintained to the extent required by GAAP: (a) on or prior to the date on which penalties attach, all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income; (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any of its properties or income (other than a Permitted Lien); and (c) on or prior to the date when due, all other lawful claims the nonpayment of which, individually or in the aggregate, would be likely to have a Material Adverse Effect.

     3.06. Compliance With Governmental Rules and Material Agreements. Except for instances of noncompliance which, individually or in the aggregate, would not be likely to have a Material Adverse Effect, the Borrower will, and will cause each of its Subsidiaries to, comply with all applicable Governmental Rules and all material agreements to which the Borrower or any of its Subsidiaries is a party.

     3.07. Proceeds. The Borrower will use the proceeds from the sale of the Note exclusively to complete the transactions contemplated by the Merger Documents, for the payment of costs and expenses related to the transactions contemplated by the Transaction Documents and the Related Documents and for general, ordinary course corporate purposes.

     3.08. Reporting Requirements. The Borrower will comply with the reporting requirements on Schedule 3.08.

     3.09. Financial Covenants. The Borrower will comply with the financial covenants on Schedule 3.09.

     3.10. Negative Covenants. The Borrower will comply with the negative covenants on Schedule 3.10.

                                   ARTICLE IV

                                    DEFAULT

     4.01. Events of Default. An Event of Default means the occurrence or existence of one or more of the following events or conditions (whatever the reason for the Event of Default and whether voluntary, involuntary or effected by operation of law):

          (a) the Borrower fails to pay when due principal or interest on the Note and such failure continues uncured for five days after the due date;

          (b) any representation or warranty made by the Borrower under this Agreement or any statement made by the Borrower in any financial statement, certificate, report, exhibit or document furnished by the Borrower to the Lender pursuant to this Agreement is incorrect or misleading in any material respect as of the time when made;

          (c) the Borrower defaults in the performance of any of its covenants set forth in Section 3.10;

          (d) the Borrower defaults in the performance or observance of any other covenant, agreement or duty under this Agreement or any of the other Transaction Documents which is not cured within 30 days following notice thereof to the Borrower;

          (e) the Borrower or any of its Subsidiaries defaults (as principal or guarantor or other surety) (i) in any payment of principal of or interest on any Debt having an aggregate principal amount in excess of $100,000 or
     (ii) in the observance of any covenant, term or condition contained in any agreement or instrument by which such Debt is created, secured or evidenced, if the effect of such default is to cause all or part of such Debt to become due before its otherwise stated maturity;

          (f) one or more final judgments for the payment of money aggregating in excess of $100,000 is rendered against the Borrower or any of its Subsidiaries, and the Borrower or such Subsidiary fails to discharge or stay the same within 60 days from the date of notice of entry thereof;

          (g) the Merger has not occurred on or before June 30, 2004;

          (h) the Borrower sells substantially all of its assets or consummates a merger, sale of stock of similar transaction resulting in the owners of the Company's common stock following consummation of the Merger owning less than 51% of the common stock of the Company;

          (i) a proceeding is instituted against the Borrower or any of its Subsidiaries seeking a declaration or order for relief, or entailing a finding, that the Borrower or such Subsidiary is insolvent or bankrupt, or seeking reorganization, liquidation, dissolution, winding-up, charter revocation or other similar relief with respect to the Borrower or such Subsidiary or any of its properties, assets or debts, or seeking the appointment of a receiver, trustee, custodian, liquidator, sequestrator or similar official for the Borrower or such Subsidiary or any of its properties or assets, and such proceeding results in the making, entry or grant of any such declaration, order, finding, relief or appointment, or such proceeding remains undismissed and unstayed for a period of 30 consecutive days; or

          (j) the Borrower or any of its Subsidiaries becomes insolvent or bankrupt, becomes generally unable to pay its debts as they become due, voluntarily suspends transaction of its business, makes a general assignment for the benefit of creditors, initiates a proceeding described in subsection (i) above, consents to any such declaration, order, finding, relief or appointment described in subsection (i) above or takes any action in furtherance of any of the foregoing.

     4.02.  Consequences of an Event of Default.

     (a) If an Event of Default specified in subsections (a) through (h) of
Section 4.01 occurs and is continuing, the Lender may, by notice to the Borrower, declare the Obligations to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor will immediately accrue.

     (b) If an Event of Default specified in subsections (i) or (j) of Section
4.01 occurs and is continuing, all of the Obligations will become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor will immediately accrue.

     4.03. Set-Off. If any of the Obligations becomes due and payable (by acceleration or otherwise), the Lender will have the right, in addition to all other rights and remedies available to it, without notice to the Borrower, to set-off against and to appropriate and apply to such due and payable amounts any debt owing to, and any other funds held in any manner for the account of, the Borrower or any of its Subsidiaries by the Lender or any of its Affiliates. Such right will exist whether or not the Lender gives notice or makes any demand under any Transaction Document or whether or not such debt owing to or funds held for the account of the Borrower is or are matured or unmatured, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to the Lender.

     4.04. No Waiver by Accepting Payment. The acceptance by the Lender of any sum after the same is due will not constitute a waiver of the right either to require prompt payment, when due, of all other sums due under the Transaction Documents or to declare an Event of Default as herein provided. The acceptance by the Lender of any sum in an amount less than the sum then due will be deemed an acceptance on account only and upon condition that it will not constitute a waiver of the obligation of the Borrower to pay the entire sum then due, and failure of the Borrower to pay such entire sum then due will be and continue to be an Event of Default notwithstanding such acceptance of such amount on account, and the Lender will at all times thereafter and until the entire sum then due has been paid, and notwithstanding the acceptance by the Lender thereafter of further sums on account, entitled to exercise all rights conferred upon it by any of the Transaction Documents upon the occurrence of an Event of Default, whether any such amounts are received prior or subsequent to such exercise.

                                   ARTICLE V

                               GENERAL PROVISIONS

     5.01. Lender's Subordination Covenant. The Lender agrees to execute and deliver a Subordination Agreement and an Intercompany Subordination Agreement with a national bank, in form and substance typical for transactions of this type and reasonably approved by the Lender, agreeing to subordinate payment of the Note under certain circumstances to payment of the senior indebtedness to be provided by this bank under the credit facility described in Section 1.04(e) hereof.

     5.02.  Consent to Jurisdiction and Service of Process.

     (a) The Borrower hereby: (i) irrevocably submits to the jurisdiction of the Court of Common Pleas of Allegheny County, Pennsylvania and to the jurisdiction of the United States District Court for the Western District of Pennsylvania for the purposes of any action or proceeding arising out of or relating to this Agreement or the other Transaction Documents or the subject matter hereof or thereof; (ii) waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such action or proceeding, any claim that (A) it is not personally subject to the jurisdiction of such courts, (B) the action or proceeding is brought in an inconvenient forum or (C) the venue of the action or proceeding is improper; and (iii) agrees that, notwithstanding any right or privilege it may possess at any time, such party and its property are and will be generally subject to suit on account of the obligations assumed by it hereunder.

     (b) The Borrower agrees that service in person or by certified or registered U.S. mail to its address set forth in Section 5.05 will constitute valid in personam service upon the Borrower and its successors and assigns in any action or proceeding with respect to any matter as to which it has submitted to jurisdiction hereunder.

     (c) Notwithstanding the foregoing, the Lender may at its option bring any action or other proceeding arising out of or relating to this Agreement or the other Transaction Documents or the subject matter hereof or thereof against the Borrower or any of its assets in the courts of any jurisdiction or place where the Borrower or such assets may be found or where the Borrower may be subject to personal jurisdiction, and may effect service of process as provided under any applicable Governmental Rule.

     (d) The Borrower hereby acknowledges that this is a commercial transaction, that the foregoing provisions for consent to jurisdiction and service of process have been read, understood and voluntarily agreed to by it and that by agreeing to such provisions it is waiving important legal rights. The obligations of the Borrower under this Section will survive any termination of this Agreement.

     5.03. Cumulative Remedies. The rights and remedies of the Lender hereunder and under the Note are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have. No single or partial exercise of any such right or remedy by the Lender, and no discontinuance of steps to enforce any such right or remedy, will preclude any further exercise thereof or of any other right or remedy of the Lender.

     5.04. Expenses; Taxes. The Borrower will pay, or will reimburse the Lender for: (a) all reasonable out-of-pocket expenses, including without limitation attorney's fees and court costs, incurred by the Lender from time to time and which arise out of or relate to (i) the preparation, negotiation, execution or delivery of this Agreement and the other Transaction Documents,
(ii) any amendments, waivers or consents relating hereto or thereto and which are requested by the Borrower or (iii) the Lender's enforcement or preservation of its rights and remedies hereunder and thereunder; and (b) all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Lender to be payable in connection with this Agreement or the other Transaction Documents or any transaction contemplated hereby or thereby. All such amounts will be due and payable on the date specified in any invoice which the Borrower receives with respect thereto or, in the case of amounts to be reimbursed to the Lender, within five Business Days after the Lender's demand therefor. The obligations of the Borrower under this Section will survive any termination of this Agreement.

     5.05. Notices. All notices, consents, requests, demands and other communications required or permitted hereunder: (a) will be in writing; (b) will be sent by messenger, certified or registered U.S. mail, a reliable express delivery service or telecopier (with a copy sent by one of the foregoing means), charges prepaid as applicable, to the appropriate address(es) or number(s) set forth below; and (c) will be deemed to have been given on the date of receipt by the addressee (or, if the date of receipt is not a Business Day, on the first Business Day after the date of receipt), as evidenced by (i) a receipt executed by the addressee (or a responsible person in his or her office), the records of the Person delivering such communication or a notice to the effect that such addressee refused to claim or accept such communication, if sent by messenger, U.S. mail or express delivery service, or (ii) a receipt generated by the sender's telecopier showing that such communication was sent to the appropriate number on a specified date, if sent by telecopier. All such communications will be sent to the following addresses or numbers, or to such other addresses or numbers as any party may inform the others by giving five Business Days' prior notice:

If to the Borrower (prior to the Merger):       If to the Lender:
SAC Holding Co.                                 Snyder Associated Companies, Inc.
c/o Snyder Associated Companies, Inc.           P.O. Box 1022
P.O. Box 1022                                   Kittanning, PA 16201
Kittanning, PA 16201                            Attn: Mark A. Snyder
Attn: Mark A. Snyder                            FAX No.: 724-545-2989
FAX No.: 724-545-2989

     5.06. Miscellaneous. This Agreement: (a) may be amended only by a writing signed by each of the parties; (b) except pursuant to the Merger, may not be assigned, pledged or otherwise transferred by the Borrower, whether by operation of law or otherwise, without the prior consent of the Lender; (c) may be executed in several counterparts, each of which is deemed an original but all of which constitute one and the same instrument; (d) together with the other Transaction Documents, contains the entire agreement of the parties with respect to the transactions contemplated hereby and thereby and supersedes all prior written and oral agreements, and all contemporaneous oral agreements, relating to such transactions; (e) is governed by, and will be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws rules; and (f) is binding upon, and will inure to the benefit of, the parties and their respective successors and permitted assigns. The due performance or observance by the Borrower of any of its obligations hereunder may be waived only by a writing signed by the Lender, and any such waiver will be effective only to the extent specifically set forth in such writing. The waiver by the Lender of any breach or violation of any provision of this Agreement will not operate as, or be construed to be, a waiver of any subsequent breach or violation hereof. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                                          BORROWER

                                          SAC HOLDING CO.

                                          By:
                                            ------------------------------------
                                          Title:
                                             -----------------------------------

                                          LENDER

                                          SNYDER ASSOCIATED COMPANIES, INC.

                                          By:
                                            ------------------------------------
                                          Title:
                                             -----------------------------------

                                                                     EXHIBIT D-2

                      SENIOR SUBORDINATED PROMISSORY NOTE

$26,500,000*                                            Pittsburgh, Pennsylvania
                                                                           ,2004

     FOR VALUE RECEIVED, the undersigned, SAC HOLDING CO., a Pennsylvania corporation (the "MAKER"), hereby promises to pay to the order of [SNYDER ASSOCIATED COMPANIES, INC.], its successors and assigns (collectively, the "HOLDER"), the principal sum of TWENTY SIX MILLION FIVE HUNDRED THOUSAND DOLLARS ($26,500,000), together with interest on the outstanding balance hereof at the rate specified herein.

     1. This Senior Subordinated Promissory Note (this "NOTE") is the Note referred to in, and is entitled to the benefits of, the Note Purchase Agreement dated as of even date herewith between the Holder and the Maker (as the same may be amended, the "NOTE PURCHASE AGREEMENT"). The Note Purchase Agreement contains provisions, among others, for the acceleration of the maturity hereof in certain circumstances. All capitalized terms used herein and not otherwise defined will have the meanings assigned to such terms in the Note Purchase Agreement.

     2. The unpaid principal balance hereof will bear interest at the rate of 18% per annum, based on a year of 360 days. Accrued interest on the unpaid
principal balance hereof will be due and payable in arrears on           , 2004,
and on the last day of each           ,           ,           and
thereafter (each an "INTEREST PAYMENT DATE") and on the Maturity Date (defined below).

     3. The principal of this Note shall be payable as follows:

     (a) Within two Business Days after the closing of the Merger, $14,000,000 of the principal of this Note, together with all accrued but unpaid interest on such amount, shall be due and payable.

     (b) Promptly but in any event no later than two Business Days following the date on which Dennis C. Zensen purchases common stock of the Company for cash, the principal of this Note in an amount equal to the cash paid by Mr. Zensen for such common stock, together with all accrued but unpaid interest on such principal amount, shall be due and payable.

     (c) The entire unpaid principal balance of this Note, all accrued and unpaid interest due hereunder and any other amounts due from the Maker to the Holder hereunder, will be due and payable on the date which is the earliest to occur of (i) the effective date of the initial public offering of the Maker's equity securities, (ii) the date when the payment of this Note has been accelerated pursuant to Section 4.02 of the Note Purchase Agreement or (iii)
          , 20  .

     4. If any payment of principal or interest is not paid on the date when due, then such overdue payment and the entire principal amount hereof will bear interest at the rate of 20% per annum until such default is cured (if capable of cure) or until all amounts due hereunder are paid in full, which interest is payable upon demand. If any amount due under this Note is not paid when due, the Maker will pay to the Holder its reasonable attorneys' fees and other reasonable costs of collection in accordance with Section 4.03 of the Note Purchase Agreement.

     5. Payments hereunder will be made to the Holder in immediately available funds at its address set forth in Section 5.05 of the Note Purchase Agreement. At any time following January 1, 2007, the Maker may prepay this Note in whole or in part at any time without penalty or premium.

     6. The Maker hereby: (a) waives presentment for payment, demand, notice of protest and all other notices (not expressly provided for in this Note or the Note Purchase Agreement) in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note; (b) agrees that its liability is unconditional without regard to the liability of any other party and will not be affected in any manner by any

---------------
* It is currently anticipated that several senior subordinated notes will be issued to the Snyder Investors. These notes will aggregate $26,500,000.

indulgence, extensions of time, renewal, waiver or modification granted or consented to by the Holder at any time; (c) consents to any and all indulgences, extensions of time, renewals, waivers or modifications granted or consented to by the Holder at any time; and (d) agrees that additional makers, endorsers, guarantors or sureties may become parties to this Note or the Note Purchase Agreement without notice to it and without affecting its liability under this Note.

     7. This Note: (a) may be amended only by a writing signed by the Maker and the Holder; (b) except pursuant to the Merger, may not be assigned or otherwise transferred by the Maker, whether by operation of law or otherwise, without the prior consent of the Holder; (c) is governed by, and will be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of law rules; and (d) is binding upon the Maker and its successors and permitted assigns, and will inure to the benefit of the Holder and its successors and assigns.

                                          SAC HOLDING CO.

                                          By:
                                            ------------------------------------
                                          Title:
                                             -----------------------------------

                                                                   SCHEDULE 1.01

                                 DEFINED TERMS

     "AFFILIATE" means, with respect to any Person, any Person who directly or indirectly controls, is controlled by or is under common control with such Person. The term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "BUSINESS DAY" means any day other than a Saturday, Sunday, public holiday under the laws of the Commonwealth of Pennsylvania or other day on which banking or lending institutions are authorized or obligated to close in Pittsburgh, Pennsylvania.

     "CLOSING" means the consummation of the transactions contemplated by this Agreement on the Closing Date.

     "CLOSING DATE" means the date when the Closing occurs.

     "COMPANY" means Sylvan, Inc., a Nevada corporation.

     "DEBT" means, with respect to any Person, (a) all indebtedness or liability for or on account of money borrowed by, or deposits with or advances to, such Person, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all indebtedness or liability for or on account of property or services acquired by such Person, (d) all amounts secured by Liens on property owned by such Person (whether or not assumed) and capitalized leases (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under any capitalized lease to repossession or sale of such property) and (e) the aggregate amount available to be drawn on any letters of credit, lines of credit or similar facilities with respect to which such Person is the account party, plus the aggregate amount owed by such Person as a result of draws on or advances under such facilities. [CONFORM TO SENIOR DEBT]

     "DEFAULT" means an Event of Default or any event or condition which, with the giving of notice or the passage of time or both, would constitute an Event of Default.

     "EVENT OF DEFAULT" means any of the Events of Default described in Section 4.01.

     "GOVERNMENTAL RULE" means any law (including common law), statute, rule, regulation, ordinance, code, order, writ, judgment, injunction, decree, guideline, directive or decision of any governmental authority, whether or not having the force of law and whether now or hereafter existing, as any of the same may be amended.

     "LIEN" means (a) any security arrangement, including without limitation any mortgage, deed of trust, pledge, collateral assignment, security interest, deposit, conditional sale agreement or title retention agreement, (b) any agreement of sale, assignment or other transfer and (c) any lien, easement, restrictive covenant or other encumbrance. [CONFORM TO SENIOR DEBT]

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole or on the ability of the Borrower to perform its obligations hereunder or under the other Transaction Documents.

     "MERGER DOCUMENTS" means the Merger Agreement and all documents executed and delivered in connection with the Merger, as the same may be amended.

     "NOTE" means the Senior Subordinated Promissory Note of the Borrower in the original principal amount of $26,500,000 to be delivered by the Borrower to the Lender on the Closing Date, which Note will be in the form of Exhibit A hereto, as the same may be amended.

     "OBLIGATIONS" means the obligations of the Borrower hereunder and under the Note.

     "PERMITTED LIENS" means: (a) Liens securing the Obligations; (b) Liens
existing as of the Effective Time and listed on Annex           hereto and
extension, renewal and replacement Liens upon the same property subject to a listed Lien, so long as the amount secured by each such extension, renewal or replacement Lien does not exceed the amount secured by the Lien currently existing and the obligation secured by each such extension, renewal or replacement Lien is otherwise permitted hereunder; (c) Liens arising from taxes, assessments, charges, levies or claims described in Section 3.05 that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under Section 3.05;
(d) deposits or pledges made (i) to secure workmen's compensation, unemployment insurance, old age benefits or other statutory obligations, (ii) in connection with bids, tenders, trade contracts or leases or (iii) to secure stay, surety or appeal bonds, in each case in the ordinary course of business; (e) purchase money or title retention Liens and Liens existing on property at the time of the purchase thereof by the Borrower (whether or not assumed), but only so long as
(i) each such Lien is confined solely to the property purchased, (ii) the amount secured by each such lien is not greater than 100% of the lesser of the fair market value of the purchased property at the time of purchase or the purchase price thereof (which, in the case of property purchased subject to existing Liens, include the amount secured by such Liens) and (iii) the aggregate Debt
secured by all such Liens is permitted by item      on Schedule 3.10; (f) Liens
resulting from progress payments or partial payments under United States Government contracts or subcontracts thereunder; (g) Liens arising from legal proceedings, so long as such proceedings are being contested in good faith by appropriate proceedings diligently conducted and so long as execution is stayed on all judgments resulting from any such proceedings; and (h) zoning restrictions, easements and minor restrictions on the use of real property, minor irregularities in the title thereto and other minor Liens that do not secure the payment of money or the performance of an obligation and that do not in the aggregate materially detract from the value of such property or materially impair its use in the business of the Borrower. [CONFORM TO SENIOR DEBT]

     "PERSON" means any individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated organization or other entity, including without limitation any governmental authority.

     "RELATED DOCUMENTS" means the Merger Documents and the Senior Debt
Documents.

     "RESTRICTED PAYMENT" means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; and (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Borrower now or hereafter outstanding. [CONFORM TO SENIOR DEBT]

     "SYLVAN" means Sylvan, Inc., a Nevada corporation.

     "TRANSACTION DOCUMENTS" means this Agreement, the Note, the Senior Intercreditor Agreement and any other documents executed and delivered by the Borrower in connection herewith or therewith, as any of the same may be amended.

                                                                   SCHEDULE 3.08

                              REPORTING COVENANTS

                        [TO BE CONFORMED TO SENIOR DEBT]

                                                                   SCHEDULE 3.09

                              FINANCIAL COVENANTS

                        [TO BE CONFORMED TO SENIOR DEBT]

                                                                   SCHEDULE 3.10

                               NEGATIVE COVENANTS

                        [TO BE CONFORMED TO SENIOR DEBT]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:                                                 PLEASE MARK
                                                                                                            HERE FOR ADDRESS  [  ]
                                                                                                            change or
                                                                                                            comments



ITEM 1:  APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, DATED           FOR          AGAINST        ABSTAIN
         NOVEMBER 16, 2003, AND ENTERED INTO AMONG SYLVAN INC.,        [ ]            [ ]            [ ]
         SNYDER ASSOCIATED COMPANIES, INC. AND SAC HOLDING CO.
         AND THE MERGER CONTEMPLATED THEREBY



                                                                     The signer hereby revokes all previous proxies for the special meeting, acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement dated May 5, 2004, and hereby ratifies all that the said proxies may do by virtue hereof.




                                                                          I PLAN TO ATTEND THE SPECIAL MEETING         [ ]









SIGNATURE _______________________________________________________  SIGNATURE ________________________________________________  DATE
Please date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as attorney, executor, administrator, guardian or trustee, please so indicate with your full title when signing. If a corporation, please sign in full corporate name, by a duly authorized officer. If shares are held jointly, each stockholder named should sign.

------------------------------------------------------------------------------------------------------------------------------------

                                            - FOLD AND DETACH HERE -


                                     VOTE BY INTERNET OR TELEPHONE OR MAIL
                                         24 HOURS A DAY, 7 DAYS A WEEK

                     Internet and telephone voting is available though 11:59 PM Eastern Time the day prior to the special meeting day.

      YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER
                            AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.








             INTERNET                                        TELEPHONE                                  MAIL
   HTTP://WWW.EPROXY.COM/SYLN                             10800-435-6710                         Mark, sign and date
Use the Internet to vote your proxy.   OR       Use any touch-tone telephone to vote      OR       Your proxy card
Have your proxy card in hand when               your proxy. Have your proxy card in                      and
you access the web site.                        hand when you call.                                 Return it in the
                                                                                                Enclosed postate-paid
                                                                                                      envelope.






                          IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                             YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

                                   SYLVAN INC.
                                      PROXY
            THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                         SPECIAL MEETING OF STOCKHOLDERS

   HYATT REGENCY - PITTSBURGH INTERNATIONAL AIRPORT; PITTSBURGH, PENNSYLVANIA
                       WEDNESDAY, JUNE 9, 2004, 10:00 A.M.

         The undersigned stockholder of Sylvan Inc. does hereby appoint Dennis
C. Zensen, Donald A. Smith and Fred Y. Bennitt, or a majority of them who are present at the meeting, as proxies of the undersigned to vote at Sylvan's special meeting of stockholders, to be held June 9, 2004, and at all adjournments thereof, all the shares of Sylvan's common stock which the undersigned may be entitled to vote on the matter set out on the reverse side of this card as described in the proxy statement and, at their discretion, only for matters presented at the meeting which were unknown to Sylvan a reasonable time before the solicitation.

         The shares represented by this proxy will be voted as directed by the stockholder. If no direction is given, such shares will be voted "FOR" the approval of the Agreement and Plan of Merger and for the merger.

                (CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE)


--------------------------------------------------------------------------------
                            ADDRESS CHANGE/COMMENTS
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                            - FOLD AND DETACH HERE -